Exhibit 99.1

                                                                  Execution Copy

                              AMENDED AND RESTATED

                               AGREEMENT AND PLAN

                               OF RECAPITALIZATION

                           dated as of April 10, 2001

                                      Among

                              HALLIBURTON COMPANY,

                            THE SELLER NAMED HEREIN,

                                       AND

                              DEG ACQUISITIONS, LLC

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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

Section 1.01.  Definitions.................................................2
Section 1.02.  Rules of Construction.......................................2

                                   ARTICLE II
                                SALE AND PURCHASE

Section 2.01.  Sale and Purchase of Securities.............................2
Section 2.02.  Sale and Purchase of BV Companies...........................4
Section 2.03.  Cash Consideration..........................................4
Section 2.04.  The Closings................................................4
Section 2.05.  Pre-Closing Transactions....................................5
Section 2.06.  Transactions at the First Closing...........................5
Section 2.07.  Transactions at the Second Closing..........................7
Section 2.08.  Adjustment of the Preliminary Purchase Price................8
Section 2.09.  Procedures for Calculating the Purchase Price Adjustment....9
Section 2.10.  Adjustments to Net Equity...................................11
Section 2.11.  Allocation of Purchase Price Adjustment.....................13
Section 2.12.  Amendments to Effect Recapitalization.......................13
Section 2.13.  Delayed Purchases...........................................13
Section 2.14.  Joint Ventures..............................................14

                                   ARTICLE III
     REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER INDUSTRIES

Section 3.01.  Organization and Qualification..............................15
Section 3.02.  Authorization of Agreement..................................15
Section 3.03.  Approvals...................................................16
Section 3.04.  No Violation................................................16
Section 3.05.  No Brokers..................................................16
Section 3.06.  Title to Securities.........................................17

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

Section 4.01.  Organization................................................17
Section 4.02.  Authorization of Agreement..................................17
Section 4.03.  Approvals...................................................18
Section 4.04.  No Violation................................................18
Section 4.05.  Title to Securities.........................................18


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE V
     REPRESENTATIONS AND WARRANTIES REGARDING MEMBERS OF THE COMPANY GROUPS

Section 5.01.  Organization; Subsidiaries..................................19
Section 5.02.  Organizational Documents; Authorization; No Violation.......20
Section 5.03.  Capitalization..............................................20
Section 5.04.  Title to Properties.........................................21
Section 5.05.  Financial Statements........................................22
Section 5.06.  Authorizations..............................................23
Section 5.07.  Compliance With Laws; Regulation of Businesses..............23
Section 5.08.  Taxes.......................................................24
Section 5.09.  Principal Contracts.........................................25
Section 5.10.  Employees...................................................26
Section 5.11.  Environmental Matters.......................................30
Section 5.12.  Litigation..................................................31
Section 5.13.  Material Adverse Changes....................................31
Section 5.14.  Customers and Suppliers.....................................31
Section 5.15.  Adequacy of Assets..........................................32
Section 5.16.  Full Disclosure.............................................32
Section 5.17.  Disclaimers.................................................32

                                   ARTICLE VI
                REPRESENTATIONS AND WARRANTIES REGARDING ACQUIROR

Section 6.01.  Organization and Qualification..............................33
Section 6.02.  Authorization of Agreement..................................33
Section 6.03.  Approvals...................................................33
Section 6.04.  No Violation................................................34
Section 6.05.  Commitment Letters..........................................34
Section 6.06.  No Brokers..................................................34
Section 6.07.  Transitory Merger Sub.......................................34

                                   ARTICLE VII
                 REPRESENTATIONS AND WARRANTIES REGARDING BUYERS

Section 7.01.  Organization................................................34
Section 7.02.  Authorization of Agreement..................................35
Section 7.03.  Approvals...................................................35
Section 7.04.  No Violation................................................35
Section 7.05.  Investment in Securities....................................35


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                  ARTICLE VIII
                             COVENANTS OF THE PARENT

Section 8.01.  Affirmative Covenants Regarding Operation of the
               Businesses..................................................36
Section 8.02.  Negative Covenants Regarding the Operation of the
               Businesses..................................................37
Section 8.03.  Access to Information.......................................40
Section 8.04.  Insurance Benefits..........................................41
Section 8.05.  Compliance with Competition Laws Applicable to Designated
               Regulatory Assets...........................................41
Section 8.06.  Covenant Not to Compete.....................................43
Section 8.07.  Nonsolicitation.............................................44
Section 8.08.  Accountants' Opinion and Consents...........................45
Section 8.09.  Financing...................................................45
Section 8.10.  Financial Statements........................................47
Section 8.11.  Assignments.................................................47
Section 8.12.  Release of Liens............................................47
Section 8.13.  Environmental Schedules.....................................47
Section 8.14.  Use of Dresser Name.........................................47

                                   ARTICLE IX
                            COVENANTS OF THE ACQUIROR

Section 9.01.  Confidentiality Agreement...................................48
Section 9.02.  Corporate Name..............................................48
Section 9.03.  Surety Arrangements.........................................48
Section 9.04.  Dresser Valve Division Contracts............................48

                                    ARTICLE X
                                MUTUAL COVENANTS

Section 10.01.  Cooperation................................................49
Section 10.02.  Ancillary Agreements.......................................51
Section 10.03.  Public Announcements.......................................51
Section 10.04.  Transfer Taxes.............................................52
Section 10.05.  Expenses...................................................52
Section 10.06.  Tax Matters................................................52
Section 10.07.  Offers to Employees........................................55
Section 10.08.  Related Party Contracts....................................56
Section 10.09.  Litigation Support.........................................56
Section 10.10.  Post-Closing Matters.......................................57

                                   ARTICLE XI
                           CONDITIONS TO FIRST CLOSING

Section 11.01.  Conditions to Obligations of Each Party Under This
                Agreement..................................................58


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Section 11.02.  Additional Conditions to the Parent's Obligations..........58
Section 11.03.  Additional Conditions to the Acquiror's Obligations........59

                                   ARTICLE XII
                                 INDEMNIFICATION

Section 12.01.  Survival of Representations, Warranties, Covenants and
                Agreements.................................................62
Section 12.02.  General Indemnification by the Parent......................63
Section 12.03.  General Indemnification by the Acquiror....................66
Section 12.04.  Procedures.................................................68
Section 12.05.  Special Environmental Indemnification Provisions...........70
Section 12.06.  Punitive Damages...........................................73
Section 12.07.  Failure of Acquiror to Close...............................73
Section 12.08.  No Right of Contribution...................................74
Section 12.09.  Specific Performance.......................................74
Section 12.10.  Sole Remedy................................................74

                                  ARTICLE XIII
                        TERMINATION, AMENDMENT AND WAIVER

Section 13.01.  Termination................................................74
Section 13.02.  Effect of Termination......................................75
Section 13.03.  Amendment..................................................75
Section 13.04.  Waiver.....................................................75

                                   ARTICLE XIV
                                  MISCELLANEOUS

Section 14.01.  Notices....................................................76
Section 14.02.  Headings...................................................77
Section 14.03.  Severability...............................................77
Section 14.04.  Entire Agreement...........................................78
Section 14.05.  Assignment.................................................78
Section 14.06.  Successors; Parties in Interest............................78
Section 14.07.  Failure or Indulgence Not Waiver; Remedies Cumulative......78
Section 14.08.  Disclosure Letters.........................................78
Section 14.09.  Governing Law..............................................78
Section 14.10.  Arbitration................................................79
Section 14.11.  Confidentiality Agreements.................................79
Section 14.12.  Counterparts...............................................79


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

ANNEXES

      Annex A       --     Definitions.
      Annex B       --     Reorganization (Components and Procedure).
      Annex C       --     List of the Seller, Buyers and BV Companies and BV
                           Allocable Purchase Price.
      Annex D       --     Allocation Procedures for Purchase Price Adjustment.

APPENDICES

      Appendix I    --     Form of Merger Agreement.
      Appendix II   --     Forms of Releases of Intercompany Indebtedness.
      Appendix III  --     Forms of Releases of Claims.
      Appendix IV   --     Form of Assignment of Name.
      Appendix V    --     Form of Highway 6 Lease Agreement.
      Appendix VI   --     Form of Employee Benefits Agreement.
      Appendix VII  --     Form of Transition Services Agreement.
      Appendix VIII --     Form of Stockholders' Agreement.
      Appendix IX   --     Form of Category 2A Purchase and Sale Agreement.
      Appendix X    --     Form of Opinion of Acquiror's Counsel.
      Appendix XI   --     Form of Opinion of Parent's Counsel.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

           AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF RECAPITALIZATION (this "Agreement") dated as of April 10, 2001, is by and among Halliburton Company, a Delaware corporation (the "Parent"), Dresser B.V., a Netherlands company and a wholly owned indirect Subsidiary of the Parent (the "Seller") and DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror"). This Agreement amends and restates in its entirety that certain Agreement and Plan of Recapitalization dated as of January 30, 2001 by and among the Parent, the Seller and the Acquiror, as amended by Amendatory Agreement No. 1 thereto, dated March 2001, and Amendatory Agreement No. 2 thereto, dated March 2001. References in this Agreement to the "date of this Agreement," or "the date hereof" shall refer to January 30, 2001.

                                R E C I T A L S:

      The Parent has determined to redeploy a significant portion of its assets. Accordingly, the Parent desires to sell, and the Acquiror has determined to purchase, certain interests in the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      In order to accomplish this transaction, the Parent will, in consultation with the Acquiror and in the manner set forth herein, prior to the First Closing effect the Reorganization described in Annex B of the various legal entities that comprise the Dresser Equipment Group.

      After giving effect to the Reorganization, (a) the Parent desires to cause Dresser Industries and DEGI to engage, and the Acquiror desires to engage, and to cause Transitory Merger Sub to engage, in the transactions contemplated by
Article II herein at the First Closing and (b) immediately following the First Closing, the Parent desires to cause the Seller to engage, and the Acquiror desires to cause the Buyers to engage, in the transactions contemplated by
Article II herein at the Second Closing.

      On March 28, 2001, DEGI changed its legal name from "Dresser Equipment Group, Inc." to "Dresser, Inc." References in this Agreement (including the exhibits, annexes and schedules hereto) to "Dresser Equipment Group, Inc." shall mean Dresser, Inc.

      NOW, THEREFORE, the parties hereto, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      Section 1.01. Definitions. Capitalized and other terms used in this Agreement are defined in Annex A attached hereto and are used herein with the meanings ascribed to them therein.

      Section 1.02. Rules of Construction.

      (a)   Unless the context otherwise requires, as used in this Agreement:
            (i) a term defined in Annex A has the meaning ascribed to it in Annex A; (ii) an accounting term not defined herein has the meaning ascribed to it in accordance with U.S. GAAP; (iii) "or" is not exclusive; (iv) "including" means "including without limitation;"
            (v) words in the singular include the plural and vice versa; (vi) words applicable to one gender shall be construed to apply to each gender; (vii) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement, including the Annexes and Appendices hereto; (viii) the terms "Article," "Section," "Annex" and "Appendix" shall refer to the specified Article, Section, Annex or Appendix of or to this Agreement; (ix) the term "Schedule" shall refer to the appropriate Schedule to the Parent's Disclosure Letter or the Acquiror's Disclosure Letter; and (x) the phrases "pursuant to," "as described in" and "subject to the terms of," when used with reference to a particular Section of this Agreement, or words of similar import, shall refer to such Section and to any Schedule of the Parent's Disclosure Letter or the Acquiror's Disclosure Letter referenced therein.

      (b) A reference to any Person includes such Person's successors and permitted assigns.

      (c) Any reference to "days" shall mean calendar days unless "Business Days" (as defined in Annex A) are expressly specified.

      (d) Each Annex and Appendix identified in this Agreement is incorporated herein by reference and made a part hereof for all purposes.

      (e) The Parent and the Acquiror, each represented by legal counsel, have each participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation should arise, this Agreement shall be construed as if drafted jointly by such parties and no presumption or burden of proof shall arise favoring or burdening any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                                   ARTICLE II

                                SALE AND PURCHASE

      Section 2.01. Sale and Purchase of Securities. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause DEGI and Dresser Industries to engage at the First Closing in the following transactions, and the Acquiror agrees to engage and to cause the Transitory Merger Sub to engage at the First Closing in the following transactions:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (a) The Acquiror shall purchase from Transitory Merger Sub, upon original issue, common stock of Transitory Merger Sub for cash in an amount in U.S. Dollars (which the Acquiror estimates will be approximately $400,000,000) equal to at least the Purchase Price, plus fees and expenses incurred by the Acquiror in connection with the transactions contemplated hereby (other than fees or discounts related to the Loan) less the Loan (the "Investment");

      (b) DEGI shall borrow an amount in cash in U.S. Dollars equal to at least $970,000,000 (nine hundred seventy million dollars) (the net proceeds to DEGI pursuant to this clause (b), being the "Loan"), comprised of (i) borrowings from a syndicate of Lenders on Terms contemplated by the Commitment Letter Term Sheet attached to the Bank Commitment Letter and (ii) the proceeds from the issuance of senior subordinated notes in a private placement of such notes or borrowings from a syndicate of Lenders on the Terms contemplated by the Commitment Letter Term Sheet attached to the Bridge Commitment Letter; and

      (c) The Acquiror and the Parent shall cause the merger (the "Merger") of Transitory Merger Sub with and into DEGI, which shall be the corporation surviving the Merger, to be effected through execution and delivery of the Merger Agreement and the filing thereof with the Secretary of State of Delaware, pursuant to which:

            (i) All the issued and outstanding capital stock of Transitory Merger Sub shall be converted into an aggregate number of shares of common stock of DEGI ("DEGI Common Stock") equal to
                  (i) the total number of shares of DEGI Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949;

            (ii)  subject to the provisions of clause (iii) of this subsection
                  (c), the number of shares of DEGI Common Stock owned by Dresser Industries equal to (i) the total number of shares of DEGI Common Stock outstanding immediately prior to the Merger multiplied by (ii) 0.949 shall be converted into the right to receive cash in an aggregate amount equal to (A) the DEGI Group Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by (B) a portion of the Purchase Price Adjustment determined in accordance with the Allocation Procedures (the "Merger Consideration") (with the balance of the shares of DEGI Common Stock owned by Dresser Industries to remain outstanding); and

            (iii) if any Management Shares are outstanding at the effective date of the Merger, then (A) the number of shares of DEGI Common Stock converted into the right to receive cash pursuant to clause (ii) of this subsection (c) shall be increased by a number equal to the number of Management Shares and (B) the consideration payable to Dresser


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  Industries in connection with the Merger shall be increased by the amount of the cash consideration received by DEGI against the issuance of such Management Shares.

      (d) Any Management Shares issued by DEGI prior to the First Closing shall be sold to management employees at a price per share not less than an amount equal to the Merger Consideration plus the BV Consideration divided by the number of shares of DEGI Common Stock to be converted by Dresser Industries in the Merger as determined pursuant to clause (ii) of subsection 2.01(c) before giving effect to clause (iii) of subsection 2.01(c).

      Section 2.02. Sale and Purchase of BV Companies. On the terms and subject to the conditions contained in this Agreement, the Parent agrees to cause the Seller to engage at the Second Closing in the following transactions, and the Acquiror agrees to cause each of the Buyers to engage at the Second Closing in the following transactions: The Seller shall assign to the appropriate Buyer as indicated on Annex C hereto, and such Buyer shall accept, the Equity Securities of the BV Company whose name is set forth next to the name of such Buyer on Annex C hereto. In consideration for such assignments, the Buyers shall pay to the Seller cash in U.S. Dollars in an aggregate amount equal to (a) the BV Preliminary Purchase Price Percentage times the Preliminary Purchase Price as adjusted by (b) a portion of the Purchase Price Adjustment determined in accordance with the Allocation Procedures (the "BV Consideration").

      Section 2.03. Cash Consideration.

      (a) The aggregate cash consideration to be paid to Dresser Industries and the Seller for engaging in the transactions contemplated by Sections 2.01 and 2.02 herein shall consist of the Purchase Price. The "Purchase Price" shall be equal to the Preliminary Purchase Price as adjusted by the Purchase Price Adjustment in accordance with Sections 2.08 and 2.09.

      (b) The parties hereto have agreed that the "Preliminary Purchase Price" shall be equal to (i) U.S. $1,309,111,797 (one billion three hundred nine million one hundred eleven thousand seven hundred ninety-seven dollars) less (ii) the amount which, when taken together with the aggregate consideration paid to acquire the Management Shares, equals 5.1% of the Equity of DEGI.

      Section 2.04. The Closings.

      (a) The transactions contemplated by Section 2.01 shall be consummated (the "First Closing") on the date and at the time and place determined pursuant to this subsection (a). The First Closing shall be held at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 on the Closing Date. The "Closing Date" shall be the fifteenth (15th) Business Day following the date on which the Closing Conditions (other than conditions that can be satisfied only by delivery of certificates or other documents at the Closings and where such delivery is in the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            control of a party hereto) have been fulfilled or waived. If such date is not a Business Day, then the Closing Date shall be the next succeeding Business Day.

      (b) Upon fulfillment or waiver of the Closing Conditions to which reference is made in subsection (a) of this Section, either the Parent or the Acquiror may give the other notice thereof (the "Closing Notice") and the date of receipt of such Closing Notice determined in accordance with Section 14.01 shall be the first Business Day of the time periods therein referenced.

      (c) Immediately following the First Closing, the transactions contemplated by Section 2.02 shall be consummated (the "Second Closing"). The Second Closing shall be held at the same location as the First Closing. The consummation of the Second Closing shall be a condition subsequent to the consummation of the First Closing, such that if the Second Closing shall not occur immediately following the First Closing either the Parent or the Acquiror shall be entitled to cause the rescission of the transactions consummated at the First Closing.

      Section 2.05. Pre-Closing Transactions.

      (a) Prior to the First Closing, the Parent shall effect the Reorganization described in Annex B. The Parent and the Acquiror shall cooperate with each other with respect to the implementation of the Reorganization described in Annex B, including actions involving filings with Governmental Authorities, the execution of agreements, transfer documents and similar instruments and the issuance of securities. If the Parent and the Acquiror consent in writing to any action that is inconsistent with the transactions described on Annex B hereto, then Annex B shall, automatically and without further action by the parties hereto, be deemed to have been amended to the extent necessary to permit such action.

      (b) The Parent shall prior to the First Closing cause the outstanding DEGI Common Stock to be subdivided pursuant to a stock split on a basis that is mutually satisfactory to the Acquiror and the Parent.

      (c) In any case in which the Reorganization, as the Reorganization may be amended as provided in subsection (a) of this Section 2.05 prior to the First Closing, requires that a member of a Company Group be "formed" or otherwise implies that it must be organized de novo, the parties hereto acknowledge that counsel to, or other representatives of, the Parent or the Acquiror may, in lieu of a legal entity organized de novo, use a previously formed legal entity "off the shelf" for such purpose ( herein called a "Shelf Entity").

      Section 2.06. Transactions at the First Closing. Subject to the terms and conditions of this Agreement, the Parent shall at the First Closing cause DEGI to do and perform the following actions and to deliver the following documents, and the Acquiror shall do and perform the following actions


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
and deliver the following documents. At the First Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed to occur simultaneously with each other event:

      (a)   Financial Transactions:

            (i) The Acquiror shall purchase from the Transitory Merger Sub upon original issue shares of common stock for cash in the amount of the Investment;

            (ii) DEGI shall execute and deliver the Loan Documents against the funding of the full amount of the Loan to DEGI by wire transfer of immediately available funds to the wire transfer address of DEGI provided in written instructions to the Acquiror not less than three (3) Business Days prior to the Closing Date; and

            (iii) the Parent and the Acquiror shall cause the Merger to be effected in accordance with subsection (c) of Section 2.01; provided, however, that the amount of cash to be paid to Dresser Industries pursuant to the Merger at the time of the First Closing (subject to adjustment pursuant to Sections 2.08 and 2.09) shall be an aggregate amount equal to the DEGI Group Preliminary Purchase Price Percentage times the Estimated Purchase Price. The consideration to be received by Dresser Industries pursuant to the Merger shall be paid to Dresser Industries by wire transfer of immediately available funds to the wire transfer address of Dresser Industries provided in written instructions by the Acquiror not less than three (3) Business Days prior to the Closing Date.

      (b) Ancillary Agreements. The parties to each Ancillary Agreement shall execute and deliver such Ancillary Agreement.

      (c) Intercompany Indebtedness. Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the DEGI Group or by any member of the DEGI Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the First Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.

      (d) The Parent shall at the First Closing execute, where appropriate, and deliver to the Acquiror the following documents:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            (i) A release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the DEGI Group with respect to the operation or conduct of the Businesses prior to the Closing Date;

            (ii)  A certificate in the form required by Treasury Regulation
                  Section 1.1445-2; and

            (iii) such other documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

      (e) The Acquiror shall at the First Closing execute, where appropriate, and deliver to the Parent such documents and instruments as shall evidence fulfillment or waiver of the Closing Conditions.

      Section 2.07. Transactions at the Second Closing. Subject to the terms of this Agreement and to the condition that the First Closing shall have been effected, the Parent shall cause the Seller at the Second Closing to do and perform the following actions and to deliver the following documents, and the Acquiror shall do and perform the following actions and cause the Buyers at the Second Closing to do and perform the following actions and to deliver the following documents. At the Second Closing, the following events shall occur, each event being (i) conditioned on the occurrence or waiver of each other event and (ii) deemed, except as otherwise provided in subsection (b) of this Section, to occur simultaneously with each other event:

      (a) The Parent shall cause the Seller to deliver, in the sequence provided on Annex C, to the appropriate Buyer the certificate or certificates evidencing the Equity Securities of the BV Companies to be sold by it at the Second Closing in accordance with Annex C, which certificates shall be duly endorsed for transfer or accompanied by duly executed stock transfer powers or other appropriate instruments of assignment and transfer in favor of the Buyer;

      (b) The Acquiror shall cause the Buyers to deliver or cause to be delivered to the Seller cash in the amount of the BV Preliminary Purchase Price Percentage times the Estimated Purchase Price. Such amount shall be paid in United States Dollars by wire transfer of immediately available funds to the wire transfer address of the Seller provided in written instructions by the Seller not less than three (3) Business Days prior to the Closing Date.

      (c) Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the BV Group or by any member of the BV Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            by the obligor or by release and forgiveness by the obligee pursuant to a written release, in form and substance substantially similar to the form thereof attached hereto as Appendix II, executed and delivered at the Second Closing. The Intercompany Indebtedness has not been reflected in the Initial Balance Sheet, and will not be reflected in the Estimated or Closing Balance Sheet, as an asset or liability and, consequently, shall have no effect on the calculation of the Purchase Price Adjustment hereunder.

      (d) The Parent shall at the Second Closing execute, where appropriate, and deliver to the Acquiror, a release, in form and substance substantially similar to the form thereof attached hereto as Appendix III, by the Parent on behalf of itself and the Parent Group of all claims that they may have against any member of the BV Group with respect to the operation or conduct of the Businesses prior to the Closing Date.

      Section 2.08. Adjustment of the Preliminary Purchase Price.

      (a) By no later than five (5) Business Days after the delivery of a Closing Notice, the Parent shall deliver to the Acquiror on a consolidated basis, (i) the balance sheet of the Businesses as of December 31, 2000 and the related statement of results of operations for the twelve months then ended (the "Year-End Financial Statements") and (ii) the balance sheet (the "Estimated Balance Sheet") as of the close of business on the last day of the most recently completed calendar month for which internal management financial statements are available (the "Estimated Balance Sheet Date") and the related statement of results of operations of the Businesses for the period beginning on January 1, 2001 and ending on the Estimated Balance Sheet Date (together with the Estimated Balance Sheet, the "Estimated Financial Statements"). The Year End Financial Statements and the Estimated Financial Statements shall be prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements. The Year End Financial Statements shall present fairly the financial position and the results of operations of the Businesses as of the date and for the period then ended and the Estimated Financial Statements shall, to the extent reasonably practicable in light of the purpose for which they were prepared and the time parameter provided in this subsection, present fairly the financial position and results of operations of the Businesses as of the date and for the period then ended.

      (b) The "Estimated Purchase Price" shall mean the Preliminary Purchase Price adjusted by the Estimated Purchase Price Adjustment. The Preliminary Purchase Price shall be increased by a positive Estimated Purchase Price Adjustment and decreased by a negative Estimated Purchase Price Adjustment.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (c) The "Estimated Purchase Price Adjustment" shall be an amount equal to the increase (positive) or decrease (negative) in the Net Equity as of the Initial Balance Sheet Date to the Estimated Balance Sheet Date, determined, in accordance with Section 2.10, by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Estimated Balance Sheet Date; provided, however, that, if the amount of such Estimated Purchase Price Adjustment is less than U.S. $10,000,000 (ten million dollars), whether positive or negative, the Estimated Purchase Price Adjustment shall be deemed to be $0.

      (d) For purposes of the determination of the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, Intercompany Indebtedness shall be classified and reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet neither as an asset nor a liability.

      Section 2.09. Procedures for Calculating the Purchase Price Adjustment.

      (a) Following the end of the calendar month in which the First Closing shall occur, the Acquiror shall cause to be prepared and delivered to the Parent, no later than ninety (90) days following the end of such month, on a consolidated basis, the Closing Financial Statements, prepared in accordance with U.S. GAAP applied consistently with the Initial Financial Statements which shall be certified by Arthur Andersen LLP as presenting fairly the financial position of the Businesses as of the Closing Date. Thereafter, the Acquiror shall promptly provide to the Parent such supporting work papers or other supporting information as may be reasonably requested by the Parent, including access to the work papers of Arthur Andersen LLP prepared in connection with the audit of the Initial Financial Statements and the audit of the Closing Financial Statements. To the extent that the judgment of management of the Businesses is relied upon for any estimate used to prepare the Closing Balance Sheet as required or permitted by U.S. GAAP, such judgment shall not differ in any material respect from the judgment relied upon for the same or any similar estimate used to prepare the Initial Financial Statements unless there has been a material change since the date of the Initial Financial Statements in the facts upon which such judgment is based.

      (b) If the Parent shall have any objections to the Closing Balance Sheet, the Parent shall within twenty (20) Business Days following receipt of the Closing Balance Sheet so notify the Acquiror, stating in reasonable detail the basis for any such objections; provided, however, that the only bases for objection shall be (i) non-compliance with the standards set forth in subsection (a) of this Section for the preparation of the Closing Balance Sheet and
            (ii) computational errors. If the Parent fails to notify the Acquiror of any such objections in writing within such twenty (20) Business Day period, the Parent shall be deemed to have concurred with the Closing Balance Sheet. Otherwise, following any such notification, the Acquiror and the Parent shall endeavor in good faith for a period not to exceed twenty (20) Business Days to resolve their differences (the "Differences"). If the parties are unable to resolve all


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            their Differences and have not agreed in writing to extend the resolution period, either the Parent or the Acquiror shall, if the aggregate amount of the unresolved Differences does not exceed U.S. $10 million, be entitled for a period of twenty (20) additional Business Days to request the Accounting Firm to resolve the unresolved Differences or, if the aggregate amount of the unresolved Differences exceeds $10 million, to apply for arbitration pursuant to the provisions of Section 14.10. If the parties are unable to resolve all their Differences but neither party shall apply to the Accounting Firm or for arbitration for resolution of the remaining Differences, the determinations set forth in the Closing Balance Sheet, as adjusted for those Differences that the parties were able to resolve, shall be deemed to be dispositive.

      (c) If either party shall request the Accounting Firm to resolve the unresolved Differences, both parties shall cooperate with the Accounting Firm and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The Accounting Firm shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection (a) of this Section or as soon thereafter as possible. Upon completion of its task, the Accounting Firm shall notify each party of its determination of the matters subject to the Differences, which determination shall be conclusive. The fees and expenses of the Accounting Firm shall be borne 50% by the Parent and 50% by the Acquiror.

      (d) If either party shall apply for arbitration to resolve the unresolved Differences, or if the Accounting Firm is unable to resolve the Differences, both parties shall cooperate with the arbitration tribunal and its representatives by providing access to all relevant Books and Records and access at reasonable times to personnel having relevant information. The arbitration tribunal shall be requested to use all reasonable efforts to resolve such Differences in favor of the Parent in their entirety or in favor of the Acquiror in their entirety within twenty (20) Business Days after the matter is referred to it on the basis of the standards set forth in subsection (a) of this Section or as soon thereafter as possible. The determination of the arbitration tribunal with respect to the Differences shall be conclusive. Unless differently awarded by the arbitration tribunal, the fees and expenses of arbitration shall be borne 50% by the Parent and 50% by the Acquiror.

      (e) The "Purchase Price Adjustment" shall mean an amount equal to the increase (positive) or decrease (negative) in the Net Equity of the Businesses from the Initial Balance Sheet Date to the Closing Date in accordance with Section 2.10, determined by comparing the amount of Net Equity as of the Initial Balance Sheet Date with the amount of Net Equity as of the Closing Date (based on the Closing Balance Sheet as finally determined pursuant to subsections (a) through (d) of this Section).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (f) The result obtained by subtracting the Estimated Purchase Price Adjustment from the Purchase Price Adjustment is referred to as the "Post-Closing Payment Amount." The Post-Closing Payment Amount shall be paid by the Acquiror to the Parent if it is positive or by the Parent to the Acquiror if it is negative, in cash in United States Dollars, by wire transfer of immediately available funds to the wire transfer address of the Acquiror provided in written instructions to the Parent or to the wire transfer address of the Parent provided in written instructions to the Acquiror, as appropriate, on the third
            (3rd) Business Day following the date on which the procedures in this Section 2.09 have been completed. The Post-Closing Payment Amount shall bear simple interest at the lowest interest rate applicable under the revolving credit agreement referred to in the Commitment Letter Term Sheets from the Closing Date to the date of such payment, inclusive.

      (g) If, notwithstanding the representations and warranties set forth in subsection (a) of Section 5.05 herein, it shall be determined that the Initial Financial Statements were not in fact prepared in accordance with U.S. GAAP, the Closing Financial Statements prepared pursuant to subsection (a) of Section 2.09 need not be prepared consistently with the Initial Financial Statements to the extent and only to the extent that such Initial Financial Statements were not prepared in accordance with U.S. GAAP. If the Closing Financial Statements are not prepared consistently with the Initial Financial Statements pursuant to this subsection (g) of Section 2.09 and such inconsistency results in a decrease in the amount of the Purchase Price Adjustment, any indemnification to be paid by the Parent to the Acquiror with respect to any such breach of the representations and warranties in Section 5.05 that caused the Purchase Price Adjustment shall be reduced by the amount of such decrease.

      Section 2.10. Adjustments to Net Equity. In determining the Estimated Purchase Price Adjustment and the Purchase Price Adjustment pursuant to Sections
2.08 and 2.09, the Net Equity reflected in the Initial Balance Sheet, the Estimated Balance Sheet and the Closing Balance Sheet shall be adjusted as follows:

      (a) Solely for the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, the Net Equity reflected in each of such Balance Sheets shall be adjusted to exclude the following assets and liabilities in order that these assets and liabilities shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price
            Adjustment: (i) The Highway 6 Real Property; (ii) the accumulated projected benefit obligation for the postretirement medical and life benefits; (iii) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No. 164); (iv) reserves for uninsured litigation; and (v) the self-insurance reserves for workers' compensation, general liability, product liability and automobile liability. For the purpose of clarity of identification of the foregoing items, the amounts reflected on, or missing from, the Initial Balance Sheet for each of the above listed items is as follows: (A) Real Property subject to the Highway 6
            Deed: $12.4 million, (B) the accumulated projected benefit obligation for the post-retirement medical and life


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            benefits: $128.3 million, (C) assets transferred in excess of liabilities assumed of the DICON defined benefit retirement plan (Plan No. 164): $9.0 million, (D) reserves for uninsured litigation:
            $10 million, and (E) the self-insurance reserves, including case reserves and IBNR, for workers' compensation, general liability, product liability and automobile liability: $21.7 million.

      (b) The Initial Balance Sheet includes an asset in the amount of $14,708,000 (fourteen million seven hundred and eight thousand dollars) representing the assets in excess of liabilities of the Dresser Canada Retirement Income Plan. This $14,708,000 asset is not an asset of a member of a Company Group and should not have been included in the Initial Financial Statements. In computing Net Equity at the Initial Balance Sheet Date, the Net Equity shall be reduced by $14,708,000, but this reduction shall not be made to the Net Equity to be determined as of either the Estimated Balance Sheet Date or the Closing Balance Sheet Date. The Parent shall not be entitled to make further adjustments to Net Equity reflected in the Initial Balance Sheet (other than those adjustments identified in this Agreement) after the date hereof. If it is determined by the Acquiror during the period from the date hereof to the date on which the Closing Balance Sheet is delivered to the Parent that any liabilities reflected in the Initial Balance Sheet are not liabilities of a member of a Company Group or that any assets of a member of a Company Group are not reflected in the Initial Balance Sheet, then the Net Equity determined by reference to the Initial Balance Sheet shall be increased to exclude such liabilities or to include such assets up to $14,780,000 in order that they shall have no effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment.

      (c) No adjustments will be recorded in the Estimated Balance Sheet or the Closing Balance Sheet related to the allocation of the purchase price in connection with the acquisition of NIMCO.

      (d) Solelyfor the purpose of determining Net Equity in calculating the Estimated Purchase Price Adjustment and the Purchase Price Adjustment, cash and cash equivalents (net of the aggregate amount of (i) outstanding checks and overdrafts drawn on bank accounts of all members of the Company Groups and (ii) any notes payable by any member of either Company Group) ("Net Cash") shall be deemed to be $11.5 million on the Initial Balance Sheet notwithstanding the $23 million in Net Cash actually reflected in the Initial Balance Sheet. No adjustment shall be made to the actual Net Cash on the Estimated Balance Sheet or Closing Balance Sheet.

      (e) To the extent that Net Cash reflected in the Estimated Balance Sheet or Closing Balance Sheet exceeds $11.5 million in compliance with
            Section 11.03 (f), such excess will contribute positively to any Purchase Price Adjustment calculation to the benefit of the Parent.

      No other adjustments will be made to the Net Equity reflected in each of the Initial Balance Sheet, the Estimated Balance Sheet or the Closing Balance Sheet for the purpose of computing the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Estimated Purchase Price Adjustments or the Purchase Price Adjustment. Accordingly, any changes in the amounts of other assets or liabilities reflected in the Estimated Balance Sheet or the Closing Balance Sheet as compared with the Initial Balance Sheet will have an effect on the Estimated Purchase Price Adjustment or the Purchase Price Adjustment or both.

      Section 2.11. Allocation of Purchase Price Adjustment. The Purchase Price Adjustment shall be allocated among Dresser Industries and the Seller in accordance with the Allocation Procedures of Annex D. Dresser Industries and the Seller shall be deemed to hold that portion of the Purchase Price Adjustment that it has theretofore received in constructive trust pending allocation of the entire Purchase Price Adjustment in accordance with such Allocation Procedures. Upon completion of the allocation, Dresser Industries and the Seller shall make such payments of cash in U.S. Dollars as shall be necessary to give effect to the allocation and the Parent shall, promptly after completion of the allocation, provide to the Acquiror a copy of the allocation, together with evidence, reasonably satisfactory to the Acquiror, of such payments.

      Section 2.12. Amendments to Effect Recapitalization. The parties acknowledge that certain amendments to the structure of the transactions contemplated hereby may be necessary in order to record such transactions as a Recapitalization for financial reporting purposes, as well as amendments to provide for the adjustment of the Purchase Price to account for the retention of equity by the Parent and the rollover of management equity, and the parties shall cooperate in good faith to effect such amendments.

      Section 2.13. Delayed Purchases. Notwithstanding any provisions to the contrary herein,

      (a) If at the time of the First Closing any of the Category 2A Requirements applicable to the First Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the DEGI Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the First Closing, the Parent shall (A), if the assets subject to delayed purchase have not theretofore been transferred to the DEGI Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the DEGI Group, cause the appropriate member of the DEGI Group to transfer such Equity Securities to a member of the Parent Group;
            (ii) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter; (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (a) shall be disregarded; and
            (iv) at the First Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (b) If at the time of the Second Closing any of the Category 2A Requirements applicable to the Second Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the Equity Securities of the BV Group member located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied; provided that the Acquiror shall have given written notice to the Parent of such election no later than ten (10) Business Days prior to the Closing Date. In such event, (i) prior to the Second Closing, the Parent shall (A), if the assets subject to delayed purchase have not theretofore been transferred to the BV Group, cause a Retained Subsidiary to retain such assets or, if the assets subject to delayed purchase have theretofore been transferred to the BV Group, cause the appropriate member of the BV Group to transfer such Equity Securities to a member of the Parent Group;
            (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such Equity Securities on Schedule 2.13 to the Parent's Disclosure Letter; (iii) for any determination of Net Equity, the transfer of such Equity Securities pursuant to this subsection (b) shall be disregarded; and (iv) at the Second Closing, the Acquiror shall execute and deliver to the Parent a Purchase and Sale Agreement, in form and substance substantially similar to the form thereof attached hereto as Appendix IX.

      (c) If the Equity Securities of any member of the DEGI Group or the BV Group are subject to delayed purchase pursuant to subsection (a) or
            (b) of this Section 2.13 and the operations of such member are conducted in more than one jurisdiction, the Parent and the Acquiror shall cooperate in amending Annex B to preserve the assets of such member that are located in any jurisdiction other than the Category 2A Jurisdiction resulting in the delayed purchase.

      Section 2.14. Joint Ventures.

      (a) If prior to the First Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any DEGI Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the DEGI Joint Venture owned indirectly by DEGI (giving effect to the Reorganization), (B) failed to waive any such rights or (C) failed to provide a required consent and (ii) consummation of the transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then (x) such DEGI Joint Venture shall be deemed not to be a member of the DEGI Group; (y) the Preliminary Purchase Price and the Merger Consideration shall be reduced by the dollar amount allocated to such DEGI Joint Venture on Schedule 2.14 to the Parent's Disclosure Letter; and (z) for any determination of Net Equity, such DEGI Joint Venture shall be disregarded.

      (b) If prior to the Second Closing, a third Person has, with respect to its rights under any Contractual Transfer Restrictions relating to any BV Joint Venture, (i) (A) exercised a right to acquire the Equity Securities of the BV Joint Venture owned indirectly by a BV Company (giving effect to the Reorganization), (B) failed to waive any such rights or (C) failed to provide a required consent and (ii) consummation of the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            transactions contemplated hereby would violate the terms of such Contractual Transfer Restriction, then (x) such BV Joint Venture shall be deemed not to be a member of the BV Group; (ii) the Preliminary Purchase Price and the BV Consideration shall be reduced by the dollar amount allocated to such BV Joint Venture on Schedule
            2.14 to the Parent's Disclosure Letter; and (iii) for any determination of Net Equity, such BV Joint Venture shall be disregarded.

                                   ARTICLE III

     REPRESENTATIONS AND WARRANTIES REGARDING PARENT AND DRESSER INDUSTRIES

      Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent represents and warrants to the Acquiror that:

      Section 3.01. Organization and Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Parent is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to perform its obligations under this Agreement or any Ancillary Agreement. Dresser Industries is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to affect materially and adversely the Parent's ability to cause Dresser Industries to consummate the transactions contemplated under this Agreement or any Ancillary Agreement.

      Section 3.02. Authorization of Agreement. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Parent of this Agreement and each of the Ancillary Agreements to which it will be a party and the performance by the Parent of its obligations hereunder and thereunder have been duly and validly authorized by all requisite corporate action on the part of the Parent. No vote of, or consent by, the holders of any class or series of capital stock or voting debt issued by the Parent is necessary to authorize the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will be a party or the performance by the Parent of its obligations hereunder or thereunder. This Agreement has been, and each Ancillary Agreement to which the Parent will be a party will at the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

First Closing have been, duly executed and delivered by the Parent and (assuming due authorization, execution and delivery hereof by the Acquiror and thereof by each other party thereto) constitutes or, in the case of each such Ancillary Agreement, will at the First Closing constitute the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

      Section 3.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and
(c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Parent or any of its Affiliates (excluding the Seller and the members of the Company Groups) to permit the Parent to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to permit the Parent to consummate the transactions contemplated hereby or thereby.

      Section 3.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 3.03, neither the execution and delivery by the Parent of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Parent of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under
(i) any Legal Requirement applicable to the Parent or Dresser Industries, (ii) the Organizational Documents of the Parent or Dresser Industries, or (iii) any contract or agreement to which the Parent or Dresser Industries is a party or by which the Parent or Dresser Industries or any of their properties or assets is bound (including any provision thereof requiring any Third Person Consents) or
(b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Parent from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

      Section 3.05. No Brokers. No broker, finder or investment banker (other than Morgan Stanley Dean Witter Incorporated) is entitled to any brokerage, finder's or investment banking fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent or its Affiliates. All fees and expenses of the Parent and its Affiliates incurred pursuant to the engagement of Morgan Stanley Dean Witter Incorporated will be discharged by the Parent.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      Section 3.06. Title to Securities. Dresser Industries has, or after giving effect to the Reorganization will have, directly or indirectly, good title to the Equity Securities of each member of the DEGI Group indicated as owned, directly or indirectly, by DEGI on Schedule 5.03(a) to the Parent's Disclosure Letter, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of the Parent or any of its Subsidiaries obligating Dresser Industries (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such member of the DEGI Group or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such member of the DEGI Group. Upon consummation of the transactions contemplated hereby, the Acquiror will acquire good title to such Equity Securities to be acquired by Acquiror hereunder directly or indirectly, free and clear of any such Liens (other than any created by the Acquiror).

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES REGARDING THE SELLER

      Except as set forth in the Parent's Disclosure Letter and subject to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

      Section 4.01. Organization. The Seller is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Seller is duly qualified to do business as a foreign corporation and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary in order for the Seller to perform this Agreement and any Ancillary Agreement to which it is a party in all material respects.

      Section 4.02. Authorization of Agreement. The Seller has all requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Seller of this Agreement and each Ancillary Agreement to which it will be a party and the performance by the Seller of its obligations hereunder and thereunder have been duly and validly authorized by all requisite organizational action on the part of the Seller and, to the extent required by Law, Regulation or the Seller's Organizational Documents, by the holder of the Seller's Equity Securities. This Agreement has been, and any Ancillary Agreement to which it will be a party will at the Second Closing have been, duly executed and delivered by the Seller and (assuming due authorization, execution and delivery hereof by the Acquiror and of any Ancillary Agreement by each Buyer) constitutes or, in the case of any such Ancillary Agreement, will at the Second Closing constitute the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or under applicable legal codes).

      Section 4.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and
(c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses, no filing or registration with, no waiting period imposed by, and no Authorization of, any Court or Governmental Authority is required under any Legal Requirement applicable to the Seller to permit the Seller to execute, deliver or perform this Agreement or any Ancillary Agreement to which it will be a party or to consummate the transactions contemplated hereby.

      Section 4.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 4.03, neither the execution and delivery by the Seller of this Agreement or any Ancillary Agreement to which it will be a party nor the performance by the Seller of its obligations hereunder or thereunder will (a) violate or breach the terms of or cause a default or give rise to any rights under (i) any Legal Requirement applicable to the Seller, or (ii) the Organizational Documents of the Seller, or (iii) any contract or agreement to which such Seller is a party or by which it or any of its properties or assets is bound (including any provisions thereof requiring any Third Person Consents) or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except in any such case for any matters described in clauses (a)(i) and (a)(iii) of this Section that could not reasonably be expected, individually or in the aggregate, to prevent the Seller from performing this Agreement or any Ancillary Agreement to which it will be a party in all material respects or to have a Material Adverse Effect on the Businesses.

      Section 4.05. Title to Securities. The Seller has, or after giving effect to the Reorganization will have, good title to the Equity Securities of each BV Company to be sold by the Seller hereunder as provided on Annex C, free and clear of any Liens, and there are no contracts, agreements, commitments or arrangements of any Person obligating the Seller (other than pursuant to this Agreement and the Reorganization) to sell or to offer to sell any Equity Securities of any such BV Company or to purchase or acquire, or to offer to purchase or acquire, any outstanding Equity Securities of any such BV Company. Upon consummation of the transactions contemplated hereby, each Buyer will acquire good title to the Securities to be purchased by such Buyer hereunder as provided on Annex B, free and clear of any such Liens (other than any created by the Acquiror or such Buyer).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES REGARDING
                          MEMBERS OF THE COMPANY GROUPS

      Except for the representations and warranties set forth in Sections 5.01, 5.02, and 5.03, to the extent that any of the representations and warranties set forth in this Article V is made with respect to any member of a Company Group that is a Non-Controlled Entity, the representation and warranty is qualified as being given only to the Knowledge of the Parent. Each of the representations and warranties contained in this Article V, other than those made in subsection (b) of Section 5.02 but including those that are made only as of the date hereof, gives effect to the Reorganization as if the Reorganization had been effected on the date of this Agreement. Subject to the preceding provisions of this Article V, to the matters set forth in the Parent's Disclosure Letter and to the limitations set forth in Section 12.01, the Parent and the Seller, jointly and severally, represent and warrant to the Acquiror that:

      Section 5.01. Organization; Subsidiaries.

      (a) Each member of each Company Group is a legal entity duly organized, validly existing and in good standing (in those jurisdictions in which the concept of good standing is applicable) under the Laws of its jurisdiction of incorporation or organization and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, other than any matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Each member of each Company Group is duly qualified to do business as a foreign corporation or entity and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where any such failure to be so qualified or in good standing, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the Businesses. Schedule 5.01 of the Parent's Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of the members of each Company Group, together with (a) a specification of the nature of the legal organization of each such entity, (b) the jurisdiction of incorporation or other organization of each such entity, (c) the magnitude (expressed as a percentage of the aggregate ordinary voting power of all outstanding Equity Securities of such legal entity) of the direct or indirect equity investment of the Parent (and, if different, the economic interest) in each such entity and
            (d) the identity of the Business to be conducted by each member of each Company Group after giving effect to the Reorganization.

      (b) To the extent that any member of a Company Group constitutes a "Shelf Entity" in accordance with subsection (c) of Section 2.05, such Shelf Entity, immediately prior to the time it became a member of a Company Group (i) was not a party to, and had no liability or obligation under, any executory contract or agreement, whether written


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            or oral, and (ii) had no assets or other liabilities or obligations (whether accrued, absolute or otherwise).

      Section 5.02. Organizational Documents; Authorization; No Violation.

      (a) The Parent has heretofore made available to the Acquiror complete and correct copies of the Organizational Documents, in each case as amended or restated to the date hereof, of each member of each Company Group. None of the members of either Company Group is in violation of any of the provisions of its Organizational Documents, except for any such violations that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

      (b) At the time of the Reorganization, each member of each Company Group will, to the extent required, have all requisite organizational power and authority to consummate the Reorganization and the other transactions contemplated to be consummated by it by this Agreement, and the consummation of the Reorganization and such other transactions will have been, to the extent required, duly and validly authorized by all requisite company action on the part of each such entity.

      (c) The consummation of the Reorganization and the other transactions contemplated by this Agreement will not (i) violate or breach the terms of or cause a default or give rise to rights under any Contractual Transfer Restrictions under (A) any Legal Requirement applicable to any member of either Company Group, (B) the Organizational Documents of any member of either Company Group or
            (C) any contract or agreement to which any member of either Company Group is a party or by which it or its properties or assets are bound (including any provision thereof requiring any Third Person Consent) or (ii), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (i) of this subsection (c), except for any matters described in clauses (A) and (C) of clause (i) of this subsection (c) that could not reasonably be expected, individually or in the aggregate, to prevent any member of either Company Group from consummating the Reorganization or the other transactions contemplated by this Agreement in all material respects or to have a Material Adverse Effect on the Businesses.

      Section 5.03. Capitalization.

      (a) The authorized Equity Securities of each member of each Company Group, the total outstanding Equity Securities of each such Company Group member and the name of the record holders of all the outstanding Equity Securities of each such Company Group member, in each case as of the date of this Agreement, are as set forth in
            Schedule 5.03(a) of the Parent's Disclosure Letter.

      (b) No Equity Securities of any member of either Company Group are reserved for issuance, and there are no outstanding options, warrants, calls, pre-emptive rights,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member to offer, sell, issue or grant any of its Equity Securities or to redeem, purchase or acquire, or offer to purchase or acquire, any of its outstanding Equity Securities.

      (c) Except as required by this Agreement and the Reorganization, there are no options, warrants, calls, pre-emptive rights, subscriptions or other rights, contracts, agreements, commitments or arrangements obligating any such Company Group member (A) to offer, sell, issue, grant, pledge, dispose of or encumber any Equity Securities of any other Company Group member or (B) to purchase or acquire, or offer to purchase or acquire, any outstanding Equity Securities of any other Company Group member or (C) to grant any Lien on any outstanding Equity Securities of any other Company Group member.

      (d) All the issued and outstanding Equity Securities of each member of each Company Group that are owned directly or indirectly by the Parent have been duly authorized and are validly issued and, with respect to capital stock, are fully paid and nonassessable. All such issued and outstanding Equity Securities that are owned directly or indirectly by the Parent are owned free and clear of all Liens.

      (e) Except for matters contemplated by this Agreement or the Ancillary Agreements and for revocable proxies, if any, granted by any member of either Company Group with respect to the capital stock of another Company Group member, there are no voting trusts, proxies or other agreements, commitments or understandings of any character to which any member of either Company Group is a party or by which it is bound with respect to the voting of any Equity Securities of any Company Group member.

      Section 5.04. Title to Properties.

      (a) Schedule 5.04(a)(i) sets forth all of the Real Property owned by any member of either Company Group and Schedule 5.04(a)(ii) sets forth all of the Real Property leased by any member of either Company Group other than any such leased Real Property that is not individually or in the aggregate Material to the Businesses. The appropriate member of each Company Group has (i) good and marketable title to all of the Real Property marked as "designated" (the "Designated Real Property") on Schedule 5.04(a)(i) to the Parent's Disclosure Letter and (ii) good and defensible title to the other properties reflected in the Initial Financial Statements (other than, in the case of this clause (ii), (A) any properties sold or otherwise disposed of in the ordinary course of business since the Initial Balance Sheet Date, and (B) any properties that are not material to the Businesses) free and clear of Liens, other than (X) Liens securing debt, the existence of which is reflected in the Initial Financial Statements, (Y) Permitted Encumbrances and (Z) Liens that are not, individually or in the aggregate, Material to the Businesses. The appropriate member of each Company Group holds under valid lease agreements (i) all Material Real Property reflected in Schedule 5.04(a)(ii) to the Parent's Disclosure Letter and (ii) all other


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            properties reflected in the Initial Financial Statements as being held under capitalized leases or operating leases and enjoys peaceful and undisturbed possession of such properties under such leases, other than, in the case of clause (ii), (A) any properties as to which such leases have terminated in the ordinary course of business since the Initial Balance Sheet Date without any liability of such Company Group member party thereto that is Material to the Businesses and (B) any properties that are not, individually or in the aggregate, Material to the Businesses. Each such lease is valid and enforceable against the Company Group member party thereto and, to the Knowledge of the Parent, each other party thereto, in accordance with its terms and there is not under any such lease any existing default by the Company Group member party thereto or, to the Knowledge of the Parent, any other party thereto, or any condition, event or act which, with notice or lapse of time or action of a third Person, would constitute such a default, except in each case for matters that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. Neither the Parent, the Seller nor any Company Group member has received any written notification of any adverse claim to the title to any properties owned by such Company Group member or with respect to any lease under which any properties are held by it, other than any claims that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

      (b) Schedule 5.04(b) to the Parent's Disclosure Letter sets forth, as of the date hereof, to the extent material to a Business, all Intellectual Property owned by or registered in the name of any member of either Company Group or in which any such entity has any rights including the name of the Company Group member in whose name such Intellectual Property is registered or which has such rights and the Business to which such Intellectual Property relates. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, as of the date hereof the members of the Company Groups own, or have the valid right to use, all of the Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect on the Businesses, after giving effect to the Reorganization, the members of the Company Groups which conduct each Business will own, or have the valid right to use, all of the Intellectual Property used in such Business.

      Section 5.05. Financial Statements.

      (a) The Initial Financial Statements (i) are attached as Schedule 5.05 to the Parent's Disclosure Letter, (ii) have been prepared in accordance with U.S. GAAP consistently applied, (iii) fairly present the combined financial position of the Businesses as of the respective dates thereof and the combined results of operations of the Businesses for the periods indicated and (iv) reflect all material "loss contingencies" as determined under Statement of Financial Accounting Standards No. 5 other than those for which, at the time of preparation of the Initial Financial Statements, the members of the Parent Group were expected to be responsible after giving effect to the transactions contemplated hereby.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (b) There exist no liabilities, obligations or commitments, whether direct or indirect, absolute or contingent, of the members of either Company Group that are Material to the Businesses and that would be required to be reflected or reserved for under U.S. GAAP in an historical combined balance sheet of the members of the Company Groups, other than (i) liabilities or obligations that are reflected or reserved for in the Initial Financial Statements, (ii) liabilities or obligations excluded from the Initial Financial Statements as described in note 2 to such Initial Financial Statements, (iii) liabilities or obligations incurred in the ordinary course of business of the Businesses since the Initial Balance Sheet Date and (iv) liabilities or obligations incurred since the Initial Balance Sheet Date of the nature of liabilities that may be incurred after the date of this Agreement pursuant to subsection (b) of Section 8.02. None of the liabilities described in clauses (iii) and (iv) of the preceding sentence has or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Businesses.

      (c) The books, records and accounts of the members of the Company Groups, in reasonable detail, accurately and fairly reflect in the aggregate the transactions and dispositions of the assets of the Businesses. No member of either Company Group has engaged in any Material transaction, maintained any Material bank account or used any Material corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained Books and Records of such member of either Company Group.

      (d) The notes to the Initial Financial Statements fairly reflect in all material respects all transactions between or among any member of either Company Group and any Affiliate thereof (other than transactions solely between or among the members of the Company Groups).

      Section 5.06. Authorizations. Each member of each Company Group has obtained all Authorizations that are necessary to carry on the Business related thereto as currently conducted, except for any such Authorizations that its failure to possess, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. Each such Authorization (i) is in full force and effect, (ii) has not been violated in any respect and (iii) is not subject to any suspension, revocation or cancellation, other than for matters, in any such case, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses. There is no action, proceeding or investigation pending or, to the Knowledge of the Parent, threatened regarding suspension, revocation or cancellation of any of such Authorizations, except in any circumstances in which the suspension, revocation or cancellation of such Authorizations could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses.

      Section 5.07. Compliance With Laws; Regulation of Businesses. Each member of each Company Group is and, to the extent that any noncompliance could reasonably be expected to have current consequences, has been in compliance with all applicable Laws and Regulations and any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Orders applicable to any such entity, other than Environmental Laws and, to the extent applicable to the execution, delivery and performance of this Agreement, foreign competition Laws and except such events of noncompliance or defaults that, individually or, with respect to multiple events of noncompliance or defaults arising out of the same facts or circumstances, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. To the Knowledge of the Parent, each member of each Company Group has at all times been in compliance with, and continues to comply with, the Foreign Corrupt Practices Act of 1977, as amended.

      Section 5.08. Taxes. Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Businesses:

      (a) (i) all Tax Returns that were required to be filed by or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items ("Tax Items") required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return are true, correct and complete insofar as such items are related to or affect a member of a Company Group, (iii) all Taxes shown as due on each such Tax Return have been timely paid in full insofar as such Taxes are related to or affect a member of a Company Group, (iv) insofar as such items are related to or affect a member of a Company Group, no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax and (v) all Tax withholding and deposit requirements imposed on or with respect to any member of a Company Group, or any member of the Parent Group insofar as it affects any member of a Company Group, have been satisfied in full in all respects;

      (b) no member of a Company Group (or the Parent Group insofar as it affects any member of a Company Group) has in force any waiver of any statute of limitations in respect of Taxes or any extension of time with respect to a Tax assessment or deficiency;

      (c) there are no pending Tax audits or examinations and no proposed deficiencies or other claims for unpaid Taxes of any member of a Company Group for which written notice has been received;

      (d) Schedule 5.08(d) to the Parent's Disclosure Letter contains a list as of the date hereof of (i) all tax allocation or sharing agreements to which any member of either Company Group is a party and (ii) each member of a Company Group that has any liability for the Taxes of any other Person (other than members of its respective Company Group) under United States Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law);

      (e) the aggregate unpaid Taxes of all members of the Company Groups (computed with respect to each such member on the basis of the income, operations and activities of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            such member through the Closing Date as if the applicable taxable year of such member ended on the Closing Date) did not, as of the date of the Closing, exceed the amounts reserved for Tax liability (as distinguished from any reserve for deferred taxes established to reflect timing differences between book and tax income) in the reserve for Taxes set forth on the face of (rather than in any notes to) the Closing Financial Statements;

      (f) none of the assets of any member of any Company Group is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

      (g) none of the assets of any member of any Company Group directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code;

      (h) none of the assets of any member of any Company Group is "tax-exempt use property" within the meaning of Section 168(h) of the Code;

      (i) each member of each Company Group that is not a corporation is properly classified for United States federal income tax purposes as a partnership or a disregarded entity, and not as an association or publicly traded partnership taxable as a corporation. No member of a Company Group is a party to any joint venture, partnership, limited liability company agreement, or other arrangement or contract that could be treated as a partnership for federal income tax purposes;

      (j) the Parent is the common parent of the affiliated group within the meaning of Section 1504(a) of the Code that includes Dresser Industries and each member of the DEGI Group that is a domestic corporation;

      (k) the Parent is eligible to make an election under Section 338(h)(10) of the Code (and any comparable election under state, local or foreign tax law) with respect to each member of each Company Group that is a domestic corporation; and

      (l) no claim has been made by a jurisdiction where any member of any Company Group does not file Tax Returns or otherwise comply with local taxation requirements (e.g., through a withholding tax regime) that such member is or may be subject to taxation in that jurisdiction.

      Section 5.09. Principal Contracts.

      (a) Schedule 5.09(a) to the Parent's Disclosure Letter contains a list as of the date hereof of all Principal Contracts, other than Related Party Contracts and Surety Arrangements, including the name of the Company Group member that is a party thereto and the Business to which each such Principal Contract relates. Each such Principal Contract is in full force and effect, and neither the member or members of either Company Group party


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            thereto nor, to the Knowledge of Parent, any other party thereto, has failed to perform its obligations thereunder to date, other than any failure of a Principal Contract to be in full force and effect or of any nonperformance thereof that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Businesses. To the Knowledge of the Parent, no party to any such Principal Contract has given or received any notice of cancellation or termination of such Principal Contract.

      (b) Schedule 5.09(b) to the Parent's Disclosure Letter contains a list as of the date hereof of all Principal Contracts that are Related Party Contracts, including the name of each Company Group member that is a party thereto and the Business to which each such Related Party Contract relates, and identifies each Retained Subsidiary of the Parent that is the party to each such Related Party Contract. Each Related Party Contract is in full force and effect and each party thereto has performed its obligations thereunder to date.

      (c) Schedule 5.09(c) to the Parent's Disclosure Letter contains a list as of the date hereof of all Surety Arrangements, including the name of each Company Group member that is a beneficiary thereof and the Business to which the Surety Arrangement relates, and identifies each surety in such arrangement, whether that be the Parent or a Retained Subsidiary. To the Knowledge of the Parent, all such Surety Arrangements are in full force and effect, no Parent or Retained Subsidiary is in default thereunder and no party to any Surety Arrangement has given or received any notice of cancellation or termination of any Surety Arrangement.

      Section 5.10. Employees.

      (a) Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses, (i) no collective bargaining or similar agreement is being negotiated by any member of either Company Group, (ii) there is no pending or, to the Knowledge of the Parent, threatened labor dispute, strike, slowdown, lockout or work stoppage against any member of either Company Group, (iii) none of the members of the Company Groups is a party to or bound by any collective bargaining or similar agreement with any union or work rules or practices agreed to with any labor organization or employee association applicable to employees of any member of either Company Group, (iv) none of the employees of any member of either Company Group is represented by any labor organization and, to the Knowledge of the Parent, there are no current union organizing activities among the employees of any member of either Company Group and (v), to the Knowledge of the Parent, no member of either Company Group is engaged in any unfair labor practice in connection with the operation of the related Business, which unfair labor practice is actionable under applicable Laws and Regulations. Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses, since January 1, 1998, none of the members of either Company Group has (A), without fully complying with the notice and other requirements of the WARN Act, effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any such Company Group member covered by the WARN Act or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            employment or facility of any such Company Group member covered by the WARN Act; or (B) engaged in layoffs or employment terminations sufficient to imply application of any foreign, state or local Laws or Regulations relating to plant closing or mass layoffs and requiring notice to employees in the event thereof without complying with such Laws and Regulations.

      (b) Schedule 5.10(b) to the Parent's Disclosure Letter sets forth as of the date hereof a true and complete list of the Significant Benefit Plans. Schedule 5.10(b) to the Parent's Disclosure Letter also identifies which of the Significant Benefit Plans constitute Parent Benefit Plans. The Parent has made available to the Acquiror copies of all Significant Benefit Plans and, for each such Significant Benefit Plan, copies of (i) the most recent annual report (if any) required to be filed with an applicable Governmental Authority, (ii) a copy of the most recent actuarial report and valuation of the assets and liabilities subject thereto to the extent that any such report or valuation is required to be prepared by applicable Laws and Regulations, (iii) a copy of the organizational documents relating to any funding vehicle established thereunder and a copy of the summary plan description (if any) therefor, (iv) where applicable, the most recent determination letter issued by the Internal Revenue Service, (v) a complete description of any unwritten Significant Benefit Plans, and (vi) summary plan descriptions, summaries of material modifications, and any other material communications distributed to participants. Except for the Parent Benefit Plans, no Person that is not a member of a Company Group is a participating employer or sponsor of any Significant Benefit Plan. The Parent has made available to the Acquiror copies of any retention agreements with any management employees of any member of either Company Group that were executed in contemplation of the transactions that are the subject of this Agreement.

      (c) Except for matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the
            Businesses:

            (i) no Benefit Plan is subject to section 412 of the Code, section 302 of ERISA or Title IV of ERISA, and each Benefit Plan intended to be qualified under section 401(a) of the Code (A) satisfies in form the requirements of such section except to the extent amendments are not required by law to be made until a date after the Closing Date and (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status;

            (ii) each Benefit Plan has been operated and administered in compliance with its governing documents and all applicable Legal Requirements;


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            (iii) each member of each Company Group has performed all
                  obligations, whether arising by Legal Requirement or by contract, required to be performed by it in connection with the Benefit Plans;

            (iv) there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of the Parent, threatened against, or with respect to, any of the Benefit Plans or their assets;

            (v) all contributions required to be made to the Benefit Plans pursuant to their terms and the provisions of all applicable Legal Requirements have been timely made;

            (vi) other than routine applications, filings and amendments and modifications, there is no matter pending with respect to any of the Benefit Plans before any Governmental Authority;

            (vii) each member of each Company Group is in substantial compliance with all applicable Legal Requirements mandating benefits for their employees;

           (viii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (except as otherwise provided in this Agreement or pursuant to the terms of a Benefit Plan as in effect on the date of this Agreement) (A) require any member of either Company Group to make a larger contribution to, or pay greater benefits or accelerate vesting or other rights or provide other rights under, any Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (B) create or give rise to any additional vested rights or service credits or accruals under any such Benefit Plan;

            (ix) in connection with the consummation of the transactions contemplated by this Agreement, no payment of money or other property, acceleration of benefits or provision of other rights has been or could be made under this Agreement, any Ancillary Agreement, any Benefit Plan or otherwise that would be reasonably likely to be nondeductible for United States federal income tax purposes by any member of either Company Group that is a United States person (within the meaning of section 7701(a)(30) of the Code) solely by virtue of section 162(m) or section 280G of the Code or that would be reasonably likely to be an "excess parachute payment" pursuant to Section 280G of the Code or that would be an "excess parachute payment," but for the application of Section 280G(b)(5) of the Code;

            (x) to the Knowledge of the Parent neither any member of either Company Group nor any fiduciary of any Benefit Plan has engaged in any transaction in violation of Sections 404 or 406 of ERISA or any non-exempt "prohibited transaction" as defined in Section 4975(c)(i) of the Code, or has otherwise


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  violated the provisions of Part 4 of Title I, Subtitle B of ERISA, and, to the Knowledge of the Parent, no member of either Company Group has knowingly participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any fiduciary of a Benefit Plan (or other employee benefit plan subject to ERISA) and, to the Knowledge of the Parent, no member of either Company Group has been assessed any civil penalty under
                  Section 502(a) of ERISA of a material amount which has not been paid in full or accrued as a liability in the financial statements;

            (xi) except pursuant to one or more of those Significant Benefit Plans set forth on Schedule 5.10(b) to the Parent's Disclosure Letter, none of the Parent, either Company Group, or any Benefit Plan has any present or future obligation to provide any benefits to or make any payment with respect to any current or former employee, director, officer, consultant or agent of any Company Group pursuant to any Significant Benefit Plan that is a retiree medical benefit plan or other retiree welfare plan and no condition exists that would prevent the Parent or either Company Group from amending or terminating any such plan;

            (xii) to the Knowledge of the Parent, each Benefit Plan that is a
                  "group health plan" has been operated in all Material respects in compliance with the provisions of Part 6 of Title I, Subtitle B;

           (xiii) to the Knowledge of the Parent, neither the Parent nor any member of either Company Group nor any ERISA Affiliate has announced, proposed, or agreed to any changes to any Benefit Plan that would cause an increase in benefits (or the creation of new benefits) under any such Benefit Plan or that would cause a material increase in the cost of maintaining such Benefit Plan with respect to a Company Group; and

            (xiv) to the Knowledge of the Parent, each Benefit Plan that covers current or former employees, directors, officers or consultants and that is not subject to ERISA and the Code has been maintained in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations (including any special provisions relating to the tax status of contributions to, earnings of or distributions from such Benefit Plans where each such Benefit Plan was intended to have tax status) and has been maintained in good standing with applicable statutes, orders, rules and regulations (including any special provisions relating to the tax status of contributions to, earnings of or distributions from such Benefit Plans where each such Benefit Plan was intended to have tax status) and has been maintained in good standing with applicable regulatory authorities.

      (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability of the Parent or any of its ERISA Affiliates that could reasonably be expected to become a liability of any member of either Company


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            Group following the First Closing. No liability under Title IV of ERISA (including liabilities pursuant to Sections 4064, 4069 or 4204 of ERISA) has been incurred by any member of either Company Group since the effective date of ERISA that has not been satisfied in full and no such liability is reasonably expected to arise with respect to any member of either Company Group. To the extent that the representation in the preceding sentence applies to any section of ERISA pursuant to which either Controlled Group could have liability with respect to an ERISA Affiliate, it is made not only with respect to the Benefit Plans but also with respect to any employee benefit plan subject to Title IV of ERISA to which any member of either Company Group or any ERISA Affiliate made, or was required to make, contributions during the six-year period preceding the date of this Agreement. The Pension Benefit Guaranty Corporation has not instituted proceedings pursuant to section 4042 of ERISA to terminate any of the Benefit Plans subject to Title IV of ERISA or, to the Knowledge of the Parent, any plan maintained by any other entity that would be considered a single employer with any member of either Company Group pursuant to section 4001(b)(1) of ERISA. As to any Benefit Plan subject to Title IV of ERISA, there has been no "reportable event" (as defined in Section 4043(c) of ERISA and the regulations under such section and for which the disclosure requirements of Regulation section 4043.1 et. seq., promulgated by the Pension Benefit Guaranty Corporation, have not been waived) and no member of the Company Groups nor Parent nor any ERISA Affiliate is subject to Section 4043(b) of ERISA and no analogous event has occurred under applicable foreign law. Within the past six years, neither any Benefit Plan nor any other plan maintained by any entity that would be considered a single employer with any member of either Company Group pursuant to section 4001(b)(1) of ERISA is or was a "multiemployer plan" (as such term is defined in section 3(37) of ERISA).

      Section 5.11. Environmental Matters. Notwithstanding anything to the contrary in this Article V or in any other section of this Agreement, the representations and warranties set forth in this Section 5.11 are the only representations and warranties thereof of the Parent in any way relating to environmental matters, including the Environmental Laws, Authorizations under any Environmental Laws and Hazardous Materials, and the remaining representations and warranties in this Agreement shall be construed not to apply to such matters. Employee health and safety matters are covered by Section 5.07. Except for matters that could not reasonably be expected to have a Material Adverse Effect on the Businesses, Schedule 5.11 to the Parent's Disclosure Letter sets forth:

      (a) to the Knowledge of the Parent, all Hazardous Materials Contamination on, about or under the Real Property as of the date of this Agreement;

      (b) to the Knowledge of the Parent, all Environmental Compliance Matters related to the Businesses as of the date of this Agreement;

      (c) all existing, pending or, to the Knowledge of the Parent, threatened actions, suits, investigations, CERCLA potentially responsible party notices, inquiries and proceedings by or before any Court or Governmental Authority under any applicable


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            Environmental Laws as of the date of this Agreement against any member of either Company Group; and

      (d) Schedule 5.11 to the Parent's Disclosure Letter includes a listing of all the environmental site assessment reports prepared in connection with the transactions contemplated hereby, all of which have heretofore been delivered to the Acquiror.

      Section 5.12. Litigation. There are no actions, suits, arbitrations, proceedings or investigations pending or, to the Knowledge of the Parent, threatened against the Parent, the Seller or any member of either Company Group, including any involving a claim for indemnification pursuant to any statute, Organizational Document or contract relating to any other action, suit, arbitration, proceeding or investigation, in or before any Court or before or by any Governmental Authority, except actions, suits, proceedings or investigations as disclosed in the Parent's Disclosure Letter pursuant to Section 5.07, 5.10 or
5.11 or that, individually or, with respect to multiple actions, suits or proceedings that allege similar theories of recovery based on the same or substantially the same facts or occurrences, in the aggregate, could not reasonably be expected, in the case of any member of either Company Group, to have a Material Adverse Effect on the Businesses or, in the case of any of the Parent or the Seller, to prevent, enjoin or delay materially the performance of this Agreement, and the Parent has no Knowledge of any facts which could give rise to any such action, suit, arbitration, proceeding or investigation. Neither the Parent nor the Seller nor any member of either Company Group is subject to any judgment, injunction, order, ruling or decree that could reasonably be expected, individually or in the aggregate, in the case of any member of either Company Group, to have a Material Adverse Effect on the Businesses or, in the case of the Parent or the Seller, to prevent or enjoin or delay materially the performance of this Agreement.

      Section 5.13. Material Adverse Changes.

      (a) Since the Initial Balance Sheet Date, no event, condition or circumstance has occurred resulting in any change in or effect on any Business (except for (i) such changes or effects resulting from changes in general economic, regulatory or political conditions (including foreign exchange rate movements or devaluations), (ii) such changes or effects affecting generally the industry in which such Business participates and (iii) any such changes or effects disclosed in the Parent's Disclosure Letter pursuant to any other representation or warranty contained in this Article V) that has had or could reasonably be expected to constitute or have a Material Adverse Effect on the Businesses.

      (b) During the period from the Initial Balance Sheet Date to the date of this Agreement, no member of either Company Group has engaged in any conduct that is proscribed during the period from the date of this Agreement to the Closing Date by clauses (i) through (xvi) of subsection (b) of Section 8.02.

      Section 5.14. Customers and Suppliers. Schedule 5.14 to the Parent's Disclosure Letter sets forth a true and correct list of (a) the 20 largest customers of each Business, in terms of sales during each of the fiscal years ended December 31, 1999 and 2000, setting forth the total sales to each such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
customer during such period and (b) the 10 largest suppliers of each Business, in terms of purchases during each of the fiscal years ended December 31, 1999 and 2000, setting forth for each such supplier the total purchases from each such supplier during such period. Since the Initial Balance Sheet Date, to the Knowledge of the Parent, there has not been any change in the business relationship of the relevant members of either Company Group with any customer or supplier named in Schedule 5.14 to the Parent's Disclosure Letter that could reasonably be expected to have a Material Adverse Effect on the Businesses.

      Section 5.15. Adequacy of Assets. The assets and properties of the members of the Company Groups constitute all of the assets, rights and properties that are necessary for the conduct of the Businesses as now conducted.

      Section 5.16. Full Disclosure. The Acquiror shall be entitled to rely upon, and shall not be deemed to have knowledge of facts other than those set forth in, the representations and warranties of the Parent and the Seller made in this Agreement (including the Schedules to the Parent's Disclosure Letter related hereto) and in the certificates delivered by or on behalf of the Parent and the Seller confirming the accuracy of such representations and warranties and pursuant to any disclosures in writing made to the Acquiror pursuant to
Section 12.02(c).

      Section 5.17. Disclaimers. THE ACQUIROR ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT THE PARENT HAS NOT MADE, AND THE PARENT HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND THE ACQUIROR HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO, AND THE ACQUIROR HEREBY EXPRESSLY WAIVES AND RELINQUISHES ANY AND ALL RIGHTS, CLAIMS AND CAUSES OF ACTION AGAINST THE PARENT AND ITS REPRESENTATIVES IN CONNECTION WITH, THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL), HERETOFORE FURNISHED TO THE ACQUIROR AND ITS REPRESENTATIVES BY OR ON BEHALF OF THE PARENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE PARENT EXPRESSLY DISCLAIMS AND NEGATES, AND THE ACQUIROR HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT AND FIXTURES CONSTITUTING A PART OF THE ASSETS OWNED OR OPERATED BY THE BUSINESSES, (I) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (II) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (III) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(IV) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE LEGAL REQUIREMENTS TO CLAIM DIMINUTION OF CONSIDERATION, (V) ANY CLAIMS BY ACQUIROR FOR DAMAGES BECAUSE OF ANY LATENT OR PATENT DEFECTS OR OTHER DEFECTS, WHETHER KNOWN OR UNKNOWN AND (VI) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LEGAL REQUIREMENTS; IT BEING THE EXPRESS INTENTION OF THE PARENT AND THE ACQUIROR THAT, EXCEPT AS EXPRESSLY PROVIDED ELSEWHERE IN THIS AGREEMENT, THE TANGIBLE PROPERTY, INCLUDING REAL PROPERTY, IMMOVABLES, PERSONAL PROPERTY, MOVABLES, EQUIPMENT AND FIXTURES OWNED BY OR IN THE POSSESSION OF THE SELLER OR ANY MEMBER OF EITHER COMPANY GROUP ARE TO BE CONVEYED IN THEIR THEN PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS. THE PARENT AND THE ACQUIROR AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LEGAL REQUIREMENTS TO


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS."

                                   ARTICLE VI

                REPRESENTATIONS AND WARRANTIES REGARDING ACQUIROR

      Subject to the matters set forth in the Acquiror's Disclosure Letter and to the limitations set forth in Section 12.01, the Acquiror represents and warrants to the Parent that:

      Section 6.01. Organization and Qualification. The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Acquiror is duly qualified to do business as a foreign company and is in good standing (in those jurisdictions in which the concept of good standing is applicable) in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to prevent the Acquiror from performing this Agreement and each Ancillary Agreement in all material respects.

      Section 6.02. Authorization of Agreement. The Acquiror has all requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Acquiror of this Agreement and each of the Ancillary Agreements and the performance by the Acquiror of its obligations hereunder and thereunder have been duly and validly authorized by all requisite company action on the part of the Acquiror. This Agreement has been, and each Ancillary Agreement will at the First Closing have been, duly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery hereof by the Parent and thereof by each other party thereto) constitutes or, in the case of the Ancillary Agreements, will at the First Closing constitute the legal, valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms, except as enforcement hereof or thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity, at law or under applicable legal codes).

      Section 6.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and
(c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent the Acquiror from performing this Agreement or the Ancillary Agreements in all material respects, no filing or registration with, no waiting period imposed by, and no Authorization of, any Governmental Authority is required under any Legal Requirement applicable to the Acquiror to permit the Acquiror to execute, deliver or perform this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      Section 6.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, each Court and Governmental Authority indicated as required pursuant to Section 6.03, neither the execution and delivery by the Acquiror of this Agreement or any Ancillary Agreement nor the performance by the Acquiror of its obligations hereunder or thereunder will
(a) violate or breach the terms of or cause a default under (i) any Legal Requirement applicable to the Acquiror, (ii) the Organizational Documents of the Acquiror or (iii) any contract or agreement to which the Acquiror or any of its Subsidiaries is a party or by which it or any of its properties or assets is bound (including any provision thereof requiring any Third Person Consent) or
(b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section, except for any matters described in this Section that could not reasonably be expected to prevent the Acquiror from performing this Agreement and the Ancillary Agreements in all material respects.

      Section 6.05. Commitment Letters. The Acquiror has delivered to the Parent true and complete copies of the Commitment Letters. The Commitment Letters have not been amended or modified and are in full force and effect.

      Section 6.06. No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or investment banking fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Acquiror.

      Section 6.07. Transitory Merger Sub. Transitory Merger Sub is not and has never been a party to any material agreements and has not conducted any activities other than in connection with its organization, the negotiation and execution of the Merger Agreement, the Loan, the Investment and the consummation of the transactions contemplated hereby. Transitory Merger Sub has no Subsidiaries.

                                   ARTICLE VII

                 REPRESENTATIONS AND WARRANTIES REGARDING BUYERS

      Each of the representations and warranties contained in this Article VII gives effect to the Reorganization as if the Reorganization had been effected on the date of this Agreement. Subject to the limitations set forth in Section 12.01, each of the Parent and the Acquiror represents and warrants to the other as of the Second Closing that:

      Section 7.01. Organization. Each Buyer is a legal entity duly organized, validly existing and in good standing (if the concept of good standing is applicable in that jurisdiction) under the Laws of its jurisdiction of incorporation or organization, and has all requisite organizational power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      Section 7.02. Authorization of Agreement. Each Buyer has all requisite organizational power and authority to execute and deliver the Ancillary Agreements, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each Buyer of each Ancillary Agreement to which it is a party and the performance by such Buyer of its obligations thereunder have been duly and validly authorized by all requisite organizational action on the part of such Buyer and, to the extent required by Law, Regulation or such Buyer's Organizational Documents, by the holder or holders of such Buyer's Equity Securities. Each Ancillary Agreement to which it is a party will at the Second Closing have been duly executed and delivered by each Buyer and (assuming due authorization, execution and delivery thereof by each other party thereto) at the Second Closing each Ancillary Agreement to which it is a party will constitute the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity, at law or under applicable legal codes).

      Section 7.03. Approvals. Except for (a) such filings and approvals as may be required under the HSR Act, (b) other Regulatory Transfer Restrictions and
(c) applicable Legal Requirements, if any, noncompliance with which, in the case of clause (c), could not reasonably be expected, individually or in the aggregate, to prevent any Buyer from performing any Ancillary Agreement to which it is a party in all material respects, no filing or registration with, no waiting period imposed by and no Authorization of, any Governmental Authority or Court is required under any Legal Requirement applicable to such Buyer to permit such Buyer to execute, deliver or perform each Ancillary Agreement to which it is a party or to consummate the transactions contemplated thereby.

      Section 7.04. No Violation. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all Authorizations of, any Court or Governmental Authority indicated as required pursuant to Section 7.03, neither the execution and delivery by any Buyer of any Ancillary Agreement to which it is a party nor the performance by the Buyer of its obligations thereunder will (a) violate or breach the terms of or cause a default under (i) any Legal Requirement applicable to such Buyer, (ii) the Organizational Documents of such Buyer or
(iii) any contract or agreement to which such Buyer is a party or by which it or any of its properties or assets is bound or (b), with the passage of time, the giving of notice or the taking of any action by a third Person, have any of the effects set forth in clause (a) of this Section 7.04, except in any such case for any matters described in this Section 7.04 that could not reasonably be expected to prevent such Buyer from performing each Ancillary Agreement to which it is a party in all material respects.

      Section 7.05. Investment in Securities. Each Buyer is acquiring the Securities to be purchased by it for its own account and not with a view to a distribution thereof within the meaning of that term as used in the U.S. Securities Act of 1933 (the "Securities Act").


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                  ARTICLE VIII

                             COVENANTS OF THE PARENT

      Section 8.01. Affirmative Covenants Regarding Operation of the Businesses.

      (a) The Parent and the Seller, jointly and severally, hereby covenant and agree that, from the date hereof to the Closing Date, except as set forth in Schedule 8.01(a) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement or as approved in writing by the Acquiror, they will cause each member of each Company Group (other than any Non-Controlled Entity):

            (i) to operate in the usual and ordinary course consistent with past practices;

            (ii) to use all commercially reasonable efforts to preserve substantially intact its business organization and goodwill, to maintain its rights, privileges and immunities, to retain the services of its key employees (subject to work force requirements and compliance with the Parent's normal employee policies), to perform in all material respects the Principal Contracts to which it is a party and to maintain its relationships with its customers, regulators, and suppliers;

            (iii) to use all commercially reasonable efforts consistent with past practice to maintain and to keep its properties and assets in as good repair and condition as at present, ordinary wear and tear excepted, and to maintain supplies and inventories in quantities consistent with past practice;

            (iv) to use all commercially reasonable efforts to maintain in full force and effect insurance, performance bonds, bank guarantees and letters of credit to the extent consistent with the ordinary course of business consistent with past practice;

            (v) to use all commercially reasonable efforts to maintain in full force and effect all existing Authorizations pursuant to which they operate and to obtain timely any additional Authorizations or renewals thereof to the extent Material to its ongoing operations; and

            (vi) to comply in all Material respects with all applicable Legal Requirements;

      except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses.

      (b) The Parent and the Seller, jointly and severally, agree that, from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement or as approved in writing by the Acquiror, they will use all commercially reasonable


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            efforts to cause each Non-Controlled Entity to conduct its business affairs in accordance with the provisions of clauses (i) through
            (vi), inclusive, of subsection (a) of this Section, except for any matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Businesses. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

      Section 8.02. Negative Covenants Regarding the Operation of the
Businesses.

      (a) The Parent and the Seller, jointly and severally, covenant and agree that, except as set forth in Schedule 8.02(a) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement (including the Reorganization), or as approved in writing by the Acquiror, from the date of this Agreement until the Closing Date, they will not directly or indirectly through any of their Affiliates offer, issue, sell, transfer or otherwise dispose of, or grant any Lien with respect to, any Equity Securities of any member of either Company Group or authorize any of the foregoing.

      (b) The Parent and the Seller, jointly and severally, covenant and agree that, except as set forth in Schedule 8.02(b) to the Parent's Disclosure Letter, as otherwise contemplated by this Agreement (including the Reorganization), or as approved in writing by the Acquiror, from the date of this Agreement until the Closing Date, they will not permit any member of a Company Group (other than any Non-Controlled Entity) to do any of the following:

            (i) (A) increase Significantly the compensation payable to or to become payable to any director or officer named in Schedule 8.02(b)(i) to the Parent's Disclosure Letter, (B) except as otherwise provided in clause (ii) of this subsection (b), grant any severance or termination pay, (C) amend or take any other actions to increase Significantly the amount of, or accelerate the payment or vesting of, any benefit under any Benefit Plan or (D) contribute, transfer or otherwise provide any Significant amount of cash, securities or other property to any grantee, trust, escrow or other arrangement that has the effect of providing or setting aside assets for benefits payable pursuant to any termination, severance or other change in control agreement; except (x) pursuant to the terms of any Principal Contract of any member of a Company Group or any Benefit Plan, contract, agreement or other legal obligation existing at the Initial Balance Sheet Date or (y) in the case of severance or termination payments, pursuant to the severance policy of any member of a Company Group existing at the Initial Balance Sheet Date the terms of which are usual and customary for similarly situated entities or any Benefit Plan, contract, agreement or other legal obligation existing at the Initial Balance Sheet Date;

            (ii) (A) enter into any employment or severance agreement with any director or executive officer of any member of either Company Group, either


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  individually or as part of a class of similarly situated persons, or (B) establish, adopt or enter into any new Benefit Plan; except employment and severance agreements and Benefit Plans for the benefit of any newly employed or promoted officers or employees, in which case the terms of such agreements and Benefit Plans shall be reasonably consistent with those existing at the Initial Balance Sheet Date, and except Benefit Plans relating to health and life insurance benefits established or adopted in the ordinary course of business consistent with past practice;

            (iii) (A) redeem, purchase or acquire, or offer to purchase or acquire, any of its outstanding Equity Securities or those of any other member of a Company Group, (B) effect any reorganization, liquidation, dissolution, merger, consolidation, restructuring or recapitalization, (C) split, combine or reclassify any of its capital stock or other Equity Securities or (D) declare, set aside or pay any dividend on or make any other distribution in respect of its capital stock or other Equity Securities, except (X) dividends or distribution of cash by DEGI to Dresser Industries in excess of the cash requirements set forth in subsection (f) of Section 11.03 and
                  (Y) dividends by any direct or indirect wholly owned Subsidiary of DEGI or any BV Company to DEGI or such BV Company or to any other direct or indirect wholly owned Subsidiary of DEGI or such BV Company;

            (iv) offer, sell, issue or grant, or authorize the offering, sale, issuance or grant of, any of its capital stock or other Equity Securities;

            (v) acquire on behalf of any member of either Company Group, whether by purchasing an equity interest or otherwise, any business or any corporation, partnership, association or other business organization or division thereof other than any such acquisition transaction that is not Material to the Businesses;

            (vi) acquire or construct for its account or that of any other member of either Company Group any assets or properties other than (A) any assets and properties that are not Material to the Businesses, (B) assets and properties acquired or constructed by making capital expenditures approved prior to the date hereof and (C) the acquisition of assets from suppliers or vendors in the ordinary course of business and consistent with past practice;

            (vii) make any significant loan, advance or capital contribution to, or any significant investment in, any Person other than a direct or indirect wholly owned Subsidiary of DEGI or any BV Company;

           (viii) sell, lease, license, exchange or otherwise dispose of (including any disposition through any permitted lapse of any Intellectual Property rights), or grant any Lien with respect to, any of its assets, except for dispositions of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  assets and inventories in the ordinary course of business consistent with past practice and purchase money Liens incurred in connection with the original acquisition of assets secured by such assets;

            (ix)  adopt any amendments to its Organizational Documents;

            (x) (A) make any change in any of its methods of accounting in effect at the Initial Balance Sheet Date, except as may be required to comply with U.S. GAAP, or seek any regulations or rulings from any Governmental Authority regarding the same,
                  (B) make or rescind any election relating to any Taxes (other than any election that must be made periodically and that is made consistent with past practice) or change any of its methods of reporting income or deductions for income tax purposes from such methods adopted and currently in effect prior to the date of this Agreement, except as may be required by Law, or (C) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except, in each case, as may be required by Law or for matters that could not reasonably be expected to be adverse and Significant;

            (xi) incur any obligations for borrowed money or purchase money indebtedness, whether or not evidenced by a note, bond, debenture or similar instrument, except Intercompany Indebtedness, purchase money indebtedness as to which Liens may be granted pursuant to clause (viii) of this subsection
                  (b), drawings under credit lines existing at the date of this Agreement and borrowings evidenced by obligations having a term of up to five years issued in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingent, or otherwise) for any Significant obligations of any Person (other than a direct or indirect wholly owned Subsidiary of DEGI or any BV Company);

            (xii) (A) except in connection with the elimination or satisfaction of a Contractual Transfer Restriction required in order to consummate the Reorganization, pay, repay, discharge, purchase, repurchase or satisfy any other obligation for a Significant amount of indebtedness for borrowed money owed by it or any other member of either Company Group except in accordance with its scheduled maturities; or (B) modify the terms of any obligation for a Significant amount of indebtedness for borrowed money owed by it or any member of either Company Group, other than modifications of short term debt that are not, in the aggregate, Material;

           (xiii) exclusive of those subject to clause (xii) of this subsection and other than with respect to Intercompany Indebtedness, pay, prepay, discharge, or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) that are Material to the Businesses, other


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  than in the ordinary course of business consistent with past practice (including the payment of final and unappealable judgments);

            (xiv) enter into any new Related Party Contract or any Principal
                  Contract with any third Person, other than any distributorship or sales representation agreement entered into in the ordinary course of business, that provides that third Person with an exclusive arrangement relating to a particular line of business or geographic area;

            (xv) initiate any proceeding before any federal, national, state, regional or local regulatory agency in any country (other than with respect to any Regulatory Transfer Restriction required by any applicable Law, Regulation or Order), which proceeding could reasonably be expected to have a Material Adverse Effect on the Businesses except for proceedings related to Taxes undertaken in the ordinary course of business with respect to submitting or perfecting a claim for refund or defending or preserving rights with respect to an assessed deficiency; or

            (xvi) agree to do any of the foregoing.

      (c) The Parent and the Seller, jointly and severally, hereby covenant and agree that, prior to the Closing Date, except as otherwise expressly contemplated by this Agreement or as approved in writing by the Acquiror, they will use all commercially reasonable efforts consistent with their fiduciary obligations, if any, to prevent each Non-Controlled Entity from taking any of the actions contemplated by clauses (i) through (xvi) of subsection (b) of this Section. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

      Section 8.03. Access to Information.

      (a) Subject to any limitations on disclosures to which the Parent and the Acquiror agreed in the Confidentiality Agreement, the Parent shall, prior to the Closing Date, cause each member of each Company Group (or, in the case of any Company Group member that is a Non-Controlled Entity, use commercially reasonable efforts to cause such Non-Controlled Entity) (i) to afford to the Acquiror and its Representatives access, at reasonable times upon reasonable prior notice, to the officers, employees, agents, properties, offices and other facilities of the Company Group member and to its Books and Records and (ii) to furnish promptly to the Acquiror and its Representatives such information concerning the properties, contracts, records and personnel (including financial, operating and other data and information) related to the Businesses as may be reasonably requested, from time to time, by or on behalf of the Acquiror; provided, that Acquiror's Representatives (i) comply with the provisions of the Confidentiality Agreement, (ii) comply with all applicable safety and other rules of conduct of such offices and facilities and (iii) do


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            not unreasonably interfere with the operation of such offices or facilities or the personnel involved. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities is under the direct or indirect control of the Parent.

      (b) Subject to any limitations on disclosures to which the Parent and the Acquiror agreed in the Confidentiality Agreement, the Parent shall, at any time following the issuance of a press release or similar disclosure announcing the execution of this Agreement and prior to the Closing Date, cause each member of each Company Group to afford to the Acquiror and its Representatives access, at reasonable times and upon reasonable prior notice, to the customers and suppliers of such Company Group member.

      (c) All information provided to the Acquiror and the Acquiror's Representatives pursuant to the Parent's Disclosure Letter and otherwise pursuant to subsection (a) of this Section shall be deemed to be "Evaluation Material" as that term is defined in the Confidentiality Agreement but subject to the exclusions and exceptions described therein.

      Section 8.04. Insurance Benefits. If, with respect to any of the Assumed Obligations or, to the extent that the Acquiror is not then entitled to indemnification therefor pursuant to Article XII, any of the Excluded Liabilities, the Parent has prior to the Closing Date carried one or more policies of insurance for the benefit of a member of a Company Group that may provide coverage for such Assumed Obligation, then after the Closing Date the Parent shall assist the Acquiror and its relevant Subsidiary in making a claim for the benefits of such insurance; provided, however, that the Parent shall have no liability with respect to the success or failure of such claim. Neither the Acquiror nor, following the Closing Date, any Subsidiary of the Acquiror shall have any rights as provided in this Section 8.04 with regard to any insurance policies of the Parent that are in effect self insurance, such as retrospectively rated, deductible or captive reinsured policies.

      Section 8.05. Compliance with Competition Laws Applicable to Designated Regulatory Assets.

      (a)   Subject to the Acquiror's compliance with subsection (a) of Section
            10.01 and the satisfaction of the conditions contained in subsection
            (b) of this Section, at any time after the Closing Date and prior to the second anniversary of the Closing Date, the Acquiror may elect to require, by giving notice to the Parent of such election, the Parent or, if the Parent so desires, an Affiliate of the Parent to repurchase any Designated Regulatory Assets for cash consideration equal to the value allocated to such Designated Regulatory Assets in the column entitled "Allocated Dollar Amount" in Schedule 2.13 to the Parent's Disclosure Letter within 90 days after the receipt of such notice by the Parent, and the Parent or, at the election of the Parent, an Affiliate of the Parent shall purchase such Designated Regulatory Assets for such cash consideration within such period. To the extent that an amount set forth in Schedule 2.13 to the Parent's Disclosure Letter becomes the purchase price for any such entity as a Designated Regulatory Asset, such amount shall be reduced by the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            amount of any payment by the Parent to the Acquiror under Article XII directly related to such entity.

      (b) It shall be a condition to the Acquiror's right to exercise the option with respect to any Designated Regulatory Assets as provided in subsection (a) of this Section that:

            (i) such assets became Designated Regulatory Assets no more than 90 days prior to the exercise of such option;

            (ii) such Designated Regulatory Assets shall be transferred to the Parent or an Affiliate of the Parent, as applicable, free and clear of all Liens (other than Liens in existence immediately prior to the Closing) and shall not be subject to an aggregate amount of liabilities materially in excess of the aggregate liabilities to which such Designated Regulatory Assets were subject immediately prior to the Closing;

            (iii) the Acquiror shall agree, for a period of five years from the date of the transfer of such Designated Regulatory Assets to the Parent or an Affiliate of the Parent, to provide or cause to be provided to or to purchase or cause to be purchased from, as the case may be, the Parent or an Affiliate of the Parent, as applicable, such quantity and quality of products, components, spare parts and services as the other operations of the Businesses have historically provided to, or purchased from, as the case may be, such Designated Regulatory Assets at the applicable Adjusted Price for such product, component, spare part or service and

            (iv) at the dates of exercise of the option and at the date of transfer of such Designated Regulatory Assets, the Acquiror shall represent and warrant to the Parent or an Affiliate of the Parent, as applicable, that the matters set forth in clauses (i) and (ii) of this subsection (b) are true and correct and that since the Closing Date, the Acquiror or any other Person owning, operating or managing such Designated Regulatory Assets has, in all Material respects:

                  (A) operated such Designated Regulatory Assets in the usual and ordinary course consistent with past practices;

                  (B) used all commercially reasonable efforts to preserve substantially intact the business organization and goodwill, if any, associated with such Designated Regulatory Assets, to maintain the rights, privileges and immunities, if any, of such Designated Regulatory Assets, to retain the services of any key employees of such Designated Regulatory Assets, to perform in all material respects the material contracts and agreements relating to such Designated Regulatory Assets and to maintain the relationships with customers, regulators and suppliers of such Designated Regulatory Assets;


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                  (C) used all commercially reasonable efforts consistent with past practice to maintain and to keep such Designated Regulatory Assets in as good repair and condition as at the Closing Date, ordinary wear and tear excepted, and to maintain supplies and inventories of such Designated Regulatory Assets in quantities consistent with past practice;

                  (D) used all commercially reasonable efforts to maintain in full force and effect insurance, performance bonds, bank guarantees and letters of credit on behalf of or with respect to such Designated Regulatory Assets to the extent consistent with the ordinary course of business consistent with past practice;

                  (E) used all commercially reasonable efforts to maintain in full force and effect all existing Authorizations pursuant to which such Designated Regulatory Assets operate and to obtain timely any additional Authorizations or renewals thereof to the extent material to the ongoing operations of such Designated Regulatory Assets; and

                  (F) complied with all Legal Requirements applicable to such Designated Regulatory Assets.

      (c) The Acquiror shall have 60 days from and after the repurchase by a member of the Parent Group of Designated Regulatory Assets under subsection (a) of this Section 8.05 to present the Parent with a reasonably viable plan pursuant to which (i) one or more members of a Company Group would again purchase all or a portion of such Designated Regulatory Assets or (ii) such member or members of a Company Group would enter into a contractual relationship with one or more Subsidiaries of the Parent that would provide to the Parent and the Acquiror approximately the same economic benefits and obligations as such a purchase of all or a portion of the Designated Regulatory Assets which plan (x) is reasonably likely to be acceptable to all Governmental Authorities having jurisdiction over such Designated Regulatory Assets and (y) may be accomplished in no more than 24 months from the date of repurchase by the member of the Parent Group. The Parent and the Acquiror agree to negotiate in good faith and pursue such plan on commercially reasonable terms so long as it is practicable to do so but in any event no longer than 90 days.

      Section 8.06. Covenant Not to Compete. For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date, the Parent, the Seller and their respective Subsidiaries (whether now existing or hereafter acquired or created and for so long as the Seller and such Subsidiaries remain as Subsidiaries of the Parent) shall not directly or indirectly engage in any geographical area in any business of the same type as that conducted by any of the Businesses as of the Closing Date in that geographical area (a "Competing Business"); provided, however, that the foregoing shall not prohibit (a) the ownership by the Parent, the Seller or any of their respective Subsidiaries (whether now existing or hereafter acquired or created) of less than 5% of the outstanding stock of any publicly-traded corporation engaged in a Competing Business, (b) activities


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
by the Parent, the Seller or their respective Affiliates that were existing activities of the Parent, the Seller or their respective Affiliates as of the Closing Date other than activities of the Businesses, (c) providing services similar to the services provided by the Businesses to only the Parent, the Seller and their Affiliates, provided, that the Parent and the Seller hereby represent that the Parent, the Seller or any Affiliate thereof does not, as of the date hereof or as of the Closing Date, have any current intention of providing any such services, (d) the acquisition of the Parent, the Seller or any of their Affiliates by a third party whose operations involve a Competing Business, (e) the acquisition by the Parent, the Seller or any of their Affiliates of a third party which engages in a Competing Business, provided that the primary purpose of any such acquisition referred to in this clause (e) is not the acquisition of such Competing Businesses, and provided further that such Competing Business referred to in this clause (e) either (i), together with the revenues for any prior acquisition exempted from the provisions of this Section
8.06 by this clause (e)(i), accounts for less than U.S. $50,000,000 in revenues for the last fiscal year of such third party for which financial statements are available or (ii) is divested by the Acquiror within 270 days from the date it is acquired or (f) the Parent or any of its Affiliates acquiring any Designated Regulatory Assets pursuant to subsection (a) of Section 8.05; provided, however, that if significant progress has been made and is continuing with respect to such divestiture by the end of such period, the period shall be extended at the request of the Parent for an additional ninety (90) days. If the final judgment of a Court of competent jurisdiction declares that any term or provision of this
Section 8.06 is invalid or unenforceable, the parties agree that the Court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid and unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The Parent and the Seller acknowledge that the provisions of this Section 8.06 are reasonable in time and scope and necessary to protect the legitimate interests of the Acquiror and each Buyer and that any violation of this Section 8.06 will result in irreparable injury to the Acquiror, each Buyer and to the Businesses, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such violation would not be reasonable or adequate compensation to the Acquiror, the Buyers and the Businesses. Accordingly, the Parent and the Seller agree that, if any of them or any of their Subsidiaries (whether now existing or hereafter acquired or created) violates this Section 8.06, the Acquiror, any of the Buyers and the members of each Company Group (following consummation of the transactions contemplated hereby) shall be entitled, in addition to any other remedy that may be available at law or in equity, to specific performance and injunctive relief, without posting bond or other security and without the necessity of proving actual damages.

      Section 8.07. Nonsolicitation. The Parent hereby covenants and agrees that, prior to the Closing Date, the Parent shall not and shall not permit the Seller or any member of either Company Group, (whether directly or indirectly through its officers, directors, advisors, agents or other intermediaries) to
(i) solicit, initiate or take any action to facilitate the submission of inquiries, proposals or offers from any Person or group relating to (A) any acquisition or purchase of any portion of any Business or any Securities, (B) any merger, consolidation, recapitalization, sale of all or substantially all of the assets, liquidation, dissolution or similar transaction involving any member of either Company Group other than in connection with the Reorganization or transactions


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
contemplated by this Agreement or (C) any other transaction that, if agreed to by the Parent or any of its Subsidiaries, would contractually prohibit the Parent or the Seller from consummating all or any part of the transactions contemplated by this Agreement (each such transaction described in clauses (A), (B) and (C) being referred to herein as an "Acquisition Proposal"), or agree to or endorse any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations regarding any of the foregoing, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person (other than any Buyer) to do or seek any of the foregoing. The Parent shall, and shall cause the Seller and each member of both Company Groups immediately (i) to cease and cause its officers, directors, advisors, agents and other intermediaries to cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and (ii) to provide written notification to the Acquiror of any submissions, proposals, offers or inquiries relating to an Acquisition Proposal made prior to the Closing Date but shall not be required to disclose the contents of such proposal or the identity of the bidder. The Parent and the Seller hereby represent that they are not now engaged in discussions or negotiations with any party other than Acquiror with respect to any Acquisition Proposal. After the Closing Date, the Parent shall provide the Acquiror with copies of all written submissions, proposals, offers and inquiries relating to Acquisition Proposals except to the extent that the provisions of such information would violate any contractual obligation of the Parent or its Retained Subsidiaries.

      Section 8.08 Accountants' Opinion and Consents. The Parent shall use all commercially reasonable efforts to cause Arthur Andersen LLP to provide the Acquiror, at the Acquiror's expense, with all opinions and consents (including audit reports) with respect to the consolidated financial statements of the Businesses necessary for inclusion in any offering memoranda prepared in connection with any offering of securities pursuant to Rule 144A promulgated under the Securities Act, or for the completion of filings with the SEC under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), until such time as such financial statements, opinions and consents are no longer required to be included in such filings by the Securities Act, the Securities Exchange Act or the rules and regulations promulgated thereunder.

      Section 8.09. Financing.

      (a) Subject to subsection (b) of this Section 8.09, prior to the Closing Date, the Parent agrees to use all commercially reasonable efforts to provide, and to cause the Seller and each member of each Company Group, their advisers and the personnel of each member of each Company Group to provide, all necessary cooperation in connection with the arrangement of any financing that is to be consummated contemporaneously with the First Closing or within twelve months after the Closing Date in respect of the transactions contemplated by this Agreement, including participation in meetings, due diligence sessions, road shows, the preparation of offering memoranda, private placement memoranda, prospectuses and similar documents ("Offering Documents"), completion of a 2000 year-end audit, the execution and delivery of any commitment letters, underwriting or placement agreements, pledge and security documents, other definitive financing documents, or other requested certificates or documents, including a certificate of the chief financial officer of each member of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            each Company Group with respect to solvency matters, comfort letters of accountants and legal opinions as may be reasonably requested by the Acquiror, provided, however, that the advisors and personnel of the Parent shall not be required to participate in meetings, due diligence sessions, or road shows after the six month anniversary of the Closing Date.

      (b) The Acquiror agrees that it will provide the Parent with a reasonable opportunity to review each Offering Document and that it will not, and will cause its Affiliates and its and their agents, advisors, underwriters and placement agents to not, distribute such Offering Document to any investor or potential investor in any of the securities offered or to be offered pursuant to such Offering Document without obtaining the prior written approval of the Parent (which approval shall not be unreasonably withheld) of all information contained in such Offering Document that relates in any way to the Businesses.

      (c) The Parent shall cooperate and shall cause the Seller and each member of each Company Group to cooperate with any reasonable requests of the Acquiror or the SEC related to the recording of the transaction contemplated hereby as a Recapitalization for financial reporting purposes, including assisting the Acquiror and its Affiliates with any presentation to the SEC with regard to such recording. Unless otherwise required by Law or by any pronouncement of the SEC or by any authoritative accounting association after the Closing Date, the Parent agrees that it will not report the transaction contemplated hereby for financial accounting or other public disclosure purposes in a manner inconsistent with such recording.

      (d) The Acquiror agrees to reimburse the Parent promptly for all reasonable costs and expenses incurred by the Parent or any of its Affiliates in connection with the Parent's obligations under this
            Section 8.09.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      Section 8.10. Financial Statements.

      (a) From the date hereof to the Closing Date, the Parent shall provide the Acquiror with (i) monthly management reports on the Businesses,
            (ii) an unaudited consolidated balance sheet of the Businesses and the related consolidated statements of operations of the Businesses for each calendar month within 20 days after the end of such calendar month and (iii) any other financial reports prepared routinely by management of the Company Groups.

      (b) The Parent shall use all commercially reasonable efforts to provide to the Acquiror, on or before February 28, 2001, consolidated statements of assets contemplated for sale and liabilities expected to be transferred of the Dresser Equipment Group as of December 31, 2000 and December 31, 1999 and the related consolidated statements of revenues and expenses and cash flows for the years ended December 31, 2000, 1999 and 1998, each prepared in accordance with U.S. GAAP (including the related notes thereto) and audited by Arthur Andersen, LLP.

      Section 8.11. Assignments. To the extent that any assets listed in the Parent's Disclosure Letter or that are otherwise Material to the Businesses are not held by a member of any Company Group, the Parent shall, prior to the Closing, effect the assignment of such assets to a member of a Company Group designated by the Acquiror. To the extent that time does not permit proper recordation of such assignments, as for example in the case of certain assignments of Intellectual Property, the Parent shall cause the assignment of beneficial title to be effected prior to the Closings and, subsequent to the Closings, will provide such assistance and cooperation as necessary to effect recordable assignments of such assets.

      Section 8.12. Release of Liens. To the extent that any Liens exist with respect to any assets and properties of any member of the Company Groups securing debt of any member of the Parent Group, the Parent agrees to use all commercially reasonable efforts to cause such Liens, to the extent they attach to such assets and/or properties, to be released as soon as practicable.

      Section 8.13. Environmental Schedules. The Parent agrees that the Parent will prepare and deliver to the Acquiror at the First Closing a revised Schedule
5.11 to the Parent's Disclosure Letter to set forth all matters described in clause (a), (c) and (e) of the definition of Indemnifiable Environmental Matters as of the Closing Date, which Schedule 5.11 shall (a) constitute a representation and warranty, which shall survive until the fifth anniversary of the Closing Date, as to such matters as of the Closing Date subject to the provisions of clause (i) of subsection (a) of Section 12.02 and (ii) govern the matters subject to indemnification pursuant to the provisions of Article XII as that Article applies to such Indemnifiable Environmental Matters.

      Section 8.14. Use of Dresser Name. Prior the Closing, the Parent agrees that it will not directly or indirectly organize any new Subsidiary, or rename any existing Subsidiary, using the name Dresser or any variation thereof.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                   ARTICLE IX

                            COVENANTS OF THE ACQUIROR

      Section 9.01. Confidentiality Agreement. The parties hereto hereby incorporate by reference the provisions of paragraphs 1 to 3, inclusive, and 8 to 11, inclusive of the Confidentiality Agreement (including any addenda thereto).

      Section 9.02. Corporate Name. Neither the Acquiror nor any Buyer shall acquire, and no member of either Company Group shall acquire or retain, any rights to the name "Halliburton" (or any variation thereof) or any trademarks, trade names or symbols related thereto. The Acquiror shall, as soon as reasonably practicable after the Closing Date (and in any event, within 60 days thereafter), cause each member of each Company Group to amend its Organizational Documents to the extent necessary to remove the "Halliburton" name (and any variations thereof) from the name of such company and to remove all trademarks, trade names, logos and symbols related to such name from the properties and assets (including all signs) of the members of the Company Groups.

      Section 9.03. Surety Arrangements. The Acquiror acknowledges the list of Surety Arrangements set forth on Schedule 5.09(c) to the Parent's Disclosure Letter. The Acquiror agrees to use all commercially reasonable efforts prior to the Closing Date to substitute the credit of the Acquiror or a Subsidiary of the Acquiror for that of the Parent or the Retained Subsidiary of the Parent in each such Surety Arrangement, such substitution to take effect at the First Closing. The Acquiror agrees that it will, from and after the Closing Date, indemnify and hold the Parent and each Retained Subsidiary harmless from and against any and all losses, claims and damages arising from any Surety Arrangement extant at the First Closing and, to the extent that the Acquiror is not able to effect such a substitution prior to the Closing Date, the Acquiror also agrees (a) to continue to use, and to cause each Buyer to use, its commercially reasonable efforts thereafter to effect such a substitution with respect to each Surety Arrangement and (b) to provide to the Parent at the First Closing a letter of credit issued by a responsible commercial bank reasonably acceptable to the Parent against which the Parent and the Retained Subsidiaries may draw to the extent of any loss or damage they may incur or suffer as a result of being required to perform any obligations under any Surety Arrangements from and after the Closing Date.

      Section 9.04. Dresser Valve Division Contracts. From and after the Closing Date, the Acquiror shall cause its Subsidiaries engaged in the Dresser Valve Division Business to use their commercially reasonable efforts to amend the executory alliance contracts, master purchase agreements and purchase orders of the Dresser Valve Division Business that do not contain any provision expressly prohibiting awards of consequential damages as a partial remedy for breach of such contract to include such a provision prior to the first renewal or extension thereof.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                    ARTICLE X

                                MUTUAL COVENANTS

      Section 10.01. Cooperation. The covenants in this Section 10.01 shall apply to the parties hereto from and after the date of this Agreement:

      (a) Each of the Parent and the Acquiror shall use, and shall cause each of its respective Affiliates to use, all commercially reasonable efforts (i) to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things that, in either case, are necessary, proper or advisable under applicable Legal Requirements (other than foreign competition Laws except those of the Category 1, 2A and 2B Jurisdictions) or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) subject to the provisions of clause (iii) of this subsection (a), to obtain from any Governmental Authorities and Courts any Authorizations or Orders required to be obtained by the Parent or the Acquiror or any of their Affiliates in connection with the authorization, execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and (iii) to make all necessary filings as expeditiously as reasonably practicable, and thereafter to make promptly any other required submissions, with respect to this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby required under the HSR Act, any foreign competition Laws of a Category 1 Jurisdiction, a Category 2A Jurisdiction or a Category 2B Jurisdiction that are applicable to the transactions contemplated by this Agreement and any other applicable Legal Requirements (other than foreign competition Laws). With respect to the Laws of the Covered Jurisdictions, the Parent and the Acquiror shall furnish or cause to be furnished all information required for any application or other filing to be made pursuant to any such Laws or any applicable Regulations in connection with the transactions contemplated by this Agreement.

      (b) Each of the Parent and the Acquiror shall timely give or cause to be given any notices to third Persons, and use, and cause its respective Affiliates to use, commercially reasonable efforts to obtain any Third Person Consents (i) necessary, proper or advisable for Parent or the Acquiror, as the case may be, to consummate the transactions contemplated by this Agreement or to satisfy any of the Closing Conditions, (ii) in the case of the Parent and its Affiliates, otherwise required under any Principal Contracts in connection with the consummation of the transactions contemplated hereby or (iii) in the case of the Parent and its Affiliates, required in order to prevent a Material Adverse Effect on the Businesses from occurring prior to or after the Closing Date; provided, however, that, with respect to Third Person Consents set forth on Schedule 5.02(c), the Parent shall use, and cause its Affiliates to use, efforts that are deemed customary and usual in the jurisdiction in which any such Third Person Consent is required to obtain any such Third Person Consent; provided, further, that the Parent shall not be required to expend an amount of money


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            that would be unreasonable in light of local custom and practice in order to obtain any such Third Person Consent. The Parent and Acquiror shall cooperate with each other in connection with the giving of all such notices and the preparation of all consent or waiver requests or agreement amendments. The Parent and the Acquiror shall cooperate with each other in providing copies of all such documents to the other party and its advisors, and, if requested, shall accept all reasonable additions, deletions or changes suggested in connection therewith. The Parent and Acquiror shall furnish or cause to be furnished all information requested by the other party in connection with this subsection (b).

      (c) Each of the Parent and the Acquiror shall give, and shall cause its Affiliates to give, prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated hereby, (ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated hereby, (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving or otherwise affecting the Parent, the Acquiror or any member of a Company Group that relate to the consummation of the transactions contemplated hereby and (iv) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely (A) to cause any Closing Condition relating to the obligations of the other party not to be satisfied, (B) to cause a breach of the covenants of such party under this Agreement or (C) to delay or impede the ability of either the Parent or the Acquiror to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein. No delivery of any notice pursuant to clause (iv) of this subsection (c) shall cure any breach of any representation or warranty of the party giving such notice contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

      (d) Each of the Parent and the Acquiror agree to cooperate and to use, and to cause their Affiliates to cooperate and to use, all commercially reasonable efforts, vigorously to contest and to resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) of any Court or Governmental Authority that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including the vigorous pursuit of all available avenues of administrative and judicial appeal and all available legislative action. Each of the Parent and the Acquiror also agree to use all commercially reasonable efforts to take, or to cause to be taken, any and all actions, including the disposition (by the Acquiror) or retention (by the Parent) of assets or the withdrawal from doing business in particular jurisdictions, required by any Court or Governmental Authority as a condition to the granting of any Authorization or Order necessary for the consummation of the transactions contemplated hereby or as may be required to avoid, lift, vacate or reverse any legislative, administrative or judicial


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            action to the extent that such action would otherwise cause any condition to the First Closing not to be satisfied or would restrict, prevent or prohibit the consummation of the transactions contemplated hereby; provided, however, that in no event shall the Parent be required to take, or cause to be taken, any action that could reasonably be expected to have a Material Adverse Effect on the Parent or on the Businesses or shall the Acquiror be required to take, or cause to be taken, any action that could reasonably be expected to have a Material Adverse Effect on the Acquiror or on the Businesses.

      (e) The Parent shall use its commercially reasonable efforts consistent with its fiduciary obligations to cause any Non-Controlled Entity in which it has a direct or indirect ownership interest to take action consistent with its other obligations under this Section 10.01 including (i), where appropriate, voting, directly or indirectly, the Equity Securities owned by it directly or indirectly in such Non-Controlled Entity in a manner consistent with such obligations and (ii) instructing each director or similar official of such Non-Controlled Entity appointed, directly or indirectly, by it to act in a manner consistent with such obligations so long as any such action does not violate such director's or official's fiduciary duties. In this regard, the Acquiror acknowledges that none of the Non-Controlled Entities in which the Parent has a direct or indirect ownership interest is under the direct or indirect control of the Parent.

      (f) Nothing in this Section 10.01 shall be deemed to require divestiture of any securities or other assets owned prior to the Closing Date by the Acquiror, any direct or indirect holder of Equity Securities in the Acquiror or any Affiliate of the foregoing Persons.

      Section 10.02. Ancillary Agreements. The Parent and the Acquiror agree to execute and deliver at the First Closing:

            (i)   the Merger Agreement;

            (ii)  the Assignment of Name;

            (iii) the Highway 6 Lease Agreement;

            (iv)  the Employee Benefits Agreement;

            (v)   the Transition Services Agreement; and

            (vi)  the Stockholders' Agreement.

      Section 10.03. Public Announcements. Promptly following the execution and delivery of this Agreement, the Parent and the Acquiror shall issue concurrent press releases with respect to the subject matter of this Agreement. Pending the Closing Date, the Acquiror and the Parent shall consult with, and obtain the prior approval of, the other, which shall not be unreasonably withheld,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
before issuing any other press release or otherwise making any public statements with respect to the transactions contemplated hereby. Neither the Parent nor the Acquiror shall permit any of its Affiliates to make any press release or public statement with respect to the transactions contemplated hereby. Notwithstanding the foregoing, this Section shall not preclude any party from issuing such press releases, making such other public statements or making such filings with or applications to Governmental Authorities, including a filing of a Current Report on Form 8-K by the Parent with the SEC with respect to the transactions contemplated hereby, as such party in good faith believes to be required under applicable Legal Requirements.

      Section 10.04. Transfer Taxes. The Parent and the Acquiror shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer, sales, use, and stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable as a direct result of the transactions contemplated hereby ("Transfer Taxes"). The Transfer Taxes that become payable as a result of the transfers included in the Reorganization and as a result of the sale of the Securities shall be paid 50% by the Acquiror and 50% by the Parent.

      Section 10.05. Expenses. Except as otherwise expressly provided herein, all costs and expenses incurred by the Parent in connection with this Agreement and the transactions contemplated hereby shall be paid by the Parent, and all costs and expenses incurred by the Acquiror in connection with this Agreement and the transactions contemplated hereby shall be paid by the Acquiror. Notwithstanding the foregoing, the Acquiror shall be responsible for and shall pay or reimburse the Parent for (i) all expenses incurred in connection with steps I-7, I-8, I-9, I-10, I-12, I-13, II-1, II-10, III-1, IV-1, IV-3, V-1,
V-2A, V-4, V-6, V-11, V-16, V-19, V-27 and V29 in the Reorganization described in Annex B and any actions taken at the direction of the Acquiror or any individual that the Acquiror has identified in written notice to the Parent and
(ii) any Taxes that would not have been incurred but for such actions and steps. For the avoidance of doubt all costs incurred in the formation of DI France S.A.S. are the responsibility of the Acquiror and all costs incurred in the formation of DI Singapore Pte Ltd. are the responsibility of Parent. Notwithstanding the foregoing, the Parent shall be responsible for, and shall pay or reimburse the Acquiror for, the expenses incurred as a result of recording assignments of Intellectual Property and Real Property pursuant to
Section 8.11, whether prior to or after the Closings.

      Section 10.06. Tax Matters.

      (a) Within 240 days after the Closing Date, the Acquiror in its sole discretion may cause to be made a timely and effective election under section 338(g) of the Code (a "Section 338 Election") with respect to a qualified stock purchase (within the meaning of Section 338 of the Code) of any member of a Company Group that is a foreign corporation.

      (b) The Acquiror shall indemnify and hold harmless the Parent and each member of the affiliated group of which the Parent is the common parent (within the meaning of section 1504 of the Code) from and against any United States federal or state income or franchise Tax Consequence arising solely by reason of any Section 338 Election


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            made. A "Tax Consequence" shall include (by way of example and not limitation) a reduction in or change in characterization of available foreign taxes under sections 901 or 902 of the Code.

      (c)   The Parent and the Acquiror shall make a joint election under section 338(h)(10) of the Code and any similar election under the applicable income tax law of any state or political subdivision of the United States (collectively, the "Section 338(h)(10) Elections") with respect to the Acquiror's purchase of the Securities of DEGI and any deemed purchase of the Securities of any Subsidiary of DEGI that is a domestic corporation within the meaning of Section 7701 of the Code. The Acquiror shall prepare and submit to the Parent a proposed allocation of the aggregate deemed sales price (as defined in Treasury Regulation Section 1.338-4T) for each member of the DEGI Group among the assets of each such member as soon as practicable but not later than 240 days after the Closing Date. The Parent shall approve and agree to the proposed allocation unless the Parent reasonably determines that the proposed allocation is improper. Neither the Acquiror nor the Parent shall take any action inconsistent with, or fail to take any action necessary for, the validity of the Section 338(h)(10) Elections, and, if an allocation schedule is agreed to by the Acquiror and the Parent, the Acquiror and the Parent shall adopt and utilize the asset values as determined on the allocation schedule for the purpose of all Tax Returns filed by them unless otherwise required by applicable law. Not later than 240 days after the Closing Date, the Acquiror shall prepare and deliver to the Parent an Internal Revenue Service Form 8023 and any similar form under applicable state income tax law (the "Forms") with respect to the Section 338(h)(10) Elections, together with any completed schedules required to be attached thereto, which Forms shall have been duly executed by an authorized person for the Acquiror. The Parent shall cause the Forms to be duly executed by an authorized person for the Parent and shall provide an executed copy of the Forms to the Acquiror, whereupon each shall duly and timely file the Forms as prescribed by Treasury Regulation 1.338(h)(10)-1T or the corresponding provisions of the applicable income tax law of any state or political subdivision of the United States. Each such executed Form provided to the Parent shall be accompanied by a certificate of the secretary of the Acquiror that documents the authority of the signatory to make the Section 338(h)(10) Election.

      (d) The Parent shall cause to be included in the consolidated U.S. federal income Tax Returns (and the U.S. state income Tax Returns of any U.S. state that permits consolidated, combined or unitary income Tax Returns, if any) of the affiliated group of corporations of which the Parent is the common parent corporation for all periods ending on or before the Closing Date, all Tax Items of each member of each Company Group that are required to be included therein, shall cause such Tax Returns to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund) of all Taxes due with respect to the periods covered by such Tax Returns. To the extent permitted by law or administrative practice, (A) the taxable year of DEGI and each of its Subsidiaries (after reflecting the Reorganization) that is a domestic corporation that includes the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            Closing Date shall be treated as closing on (and including) the Closing Date and (B) all transactions occurring on the Closing Date but after the Closings shall have occurred shall be reported on the Acquiror's consolidated United States federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) and shall be similarly reported on other Tax Returns of the Acquiror or its Affiliates.

      (e) With respect to all Tax Returns required to be filed after the Closing Date by or with respect to any member of a Company Group other than those Tax Returns described in subsection (d) of this Section, the Acquiror shall cause each such Tax Return to be prepared, shall cause to be included in each such Tax Return all Tax Items required to be included therein, shall cause each such Tax Return to be timely filed with the appropriate taxing authorities, and shall be responsible for the timely payment (and entitled to any refund or credit) of all Taxes due with respect to the period covered by each such Tax Return. Any Tax Return to be prepared pursuant to the provisions of this subsection (e) with respect to a taxable year that includes any period on or before the Closing Date shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by changes in law or fact.

      (f) With respect to all Tax Returns filed by or with respect to any member of a Company Group on or prior to the Closing Date, the Parent shall be responsible for the payment of all Taxes and shall be entitled to all refunds or credits of any Taxes attributable to the periods covered by such Tax Returns and shall have the right, at its sole cost and expense, to control the defense, prosecution, settlement or compromise of any proceeding involving any such Tax Return or the period covered thereby, and the Acquiror shall take such action in connection with any such proceeding as the Parent shall request from time to time, including the selection of counsel and experts and the execution of powers of attorney; provided, however, that if Acquiror or any member of a Company Group would bear any liability for Taxes at issue in such proceeding for which Acquiror would not be indemnified pursuant to Article XII, or if Acquiror or any member of a Company Group would be bound by the results of such proceeding for Tax periods (or portions thereof) beginning after the Closing Date, then (i) the Acquiror may also participate in such proceeding at its own expense and (ii) neither party may settle any such proceeding without the written consent of the other party (which consent shall not be unreasonably withheld). The Parent shall give written notice to the Acquiror of, and the Acquiror shall, and shall cause each member of a Company Group to, give written notice to the Parent, of its receipt of any notice of any audit, examination, claim or assessment for any Tax which could result in any such proceeding, within 20 Business Days after the receipt of such notice. Failure of the Acquiror or any BV Company or Subsidiary to give the Parent written notice of any such audit, examination, or assessment within such 20 Business Day period shall cause the provisions of Article XII to be inapplicable to any Losses realized with respect to such Tax but only to the extent Parent was actually prejudiced by such failure.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (g) The Acquiror and the Parent shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 10.06 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such proceeding and making employees (including employees of any member of a Company Group) available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Acquiror and the Parent agree (i) to retain all Books and Records with respect to Tax matters pertinent to the any member of a Company Group relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Acquiror or the Parent, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such Books and Records and, if the other party so requests, the Acquiror or the Parent, as the case may be, shall allow the other party to take possession of such Books and Records. The Acquiror and the Parent further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). The Acquiror and the Parent further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to
            Section 6043 of the Code and the Treasury Regulations promulgated thereunder.

      Section 10.07. Offers to Employees.

      (a) The Parent has listed in Schedule 10.07(a) to the Parent's Disclosure Letter the names and positions of certain of those employees of the Parent or one of the Retained Subsidiaries that have been seconded to members of the Company Groups. The Acquiror agrees that, pending the Closing Date and for a period of six (6) months thereafter, neither the Acquiror nor any of its Subsidiaries, including the Buyers and (after the Closing Date) their Subsidiaries, will make any offer of employment or solicit any request for employment to or from any of the employees so listed, except (i) for any such employees included in an agreed list contained in a letter of even date herewith from the Parent to the Acquiror or (ii) with the prior written consent of the Parent. For purposes of the preceding sentence, the term "employment" shall include an employee/employer relationship and/or a consulting relationship.

      (b) The Parent and the Acquiror shall, and shall cause their respective Subsidiaries to, use reasonable efforts to cause each individual listed on Schedule 10.07(b) to enter into an employment agreement with a member of a Company Group on terms reasonably satisfactory to the Acquiror. In this regard, the Acquiror agrees to offer


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            terms of employment to such individuals that are as good or better than their existing terms of employment taken in the aggregate for each employee.

      Section 10.08. Related Party Contracts. Schedule 5.09(b) to the Parent's Disclosure Letter provides a complete and accurate list of the Related Party Contracts. To the extent that the Parent controls the parties to such Related Party Contracts, the Parent agrees to cause such parties to terminate each such Related Party Contract specified in Schedule 5.09(b) to the Parent's Disclosure Letter prior to the Closing, such Related Party Contracts to be replaced by the Transition Services Agreement and the Highway 6 Deed and the Highway 6 Lease. Any contract that is between any member of the Parent Group and any member of the Company Group but does not constitute a Principal Contract shall terminate at the Closing.

      Section 10.09 Litigation Support.

      (a) If and for so long as the Acquiror, any Buyer or any member of either Company Group is actively contesting or defending against any charge, complaint, claim or demand (a "Claim") or any action, suit, proceeding, investigation or hearing (an "Action") based thereon in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any member of either Company Group, the Parent and the Seller shall, if neither the Parent nor any of its Subsidiaries is a party to or involved in such Claim or Action, reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make reasonably available their personnel and provide such testimony and reasonable access to their Books and Records as shall be necessary in connection with the contest or defense, the out-of-pocket expense of which shall be for the account of the contesting or defending party. The covenant contained in this subsection (a) shall not apply to any matter that is subject to the indemnification obligations of the parties under Article XII, other than a Proceeding as to which an Indemnifying Party has assumed the legal defense in accordance with subsection (d) of Section 12.04 or under Section 12.05.

      (b) If and for so long as the Parent, the Seller or any of their respective Affiliates is actively contesting or defending against any Claim or Action based thereon in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving any of the Businesses, the Acquiror, each Buyer and each member of each Company Group shall, if neither the Acquiror nor any of its Subsidiaries is a party to or involved in such Claim or Action, reasonably cooperate with the contesting or defending party and its counsel in the contest or defense, make reasonably available their personnel and provide such testimony and reasonable access to their Books and Records as shall be necessary in connection with the contest or defense, the out-of-pocket expense of which shall be for the account of the contesting or defending party. The covenant contained in this subsection (b) shall not apply to any matter that is subject to the indemnification


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
            obligations of the parties under Article XII, other than a
            Proceeding as to which an Indemnifying Party has assumed the legal defense in accordance with subsection (d) of Section 12.04 or under
            Section 12.05.

      Section 10.10. Post-Closing Matters.

      (a) From and after the Closing Date, each party hereto agrees to execute such further instruments or documents as any other party may from time to time reasonably request in order to confirm or carry out the transactions contemplated by this Agreement; provided, however, that no such instrument or document shall increase a party's liability beyond that contemplated hereby.

      (b) From and after the Closing Date, the Acquiror and each Buyer shall cause each member of each Company Group (other than any Non-Controlled Entity), and shall use all commercially reasonable efforts to cause each Non-Controlled Entity, to maintain copies of all Books and Records in the possession of such members of the Company Groups and the Non-Controlled Entities at the Closing Date and shall prevent such members of the Company Groups, and shall use all commercially reasonable efforts to prevent each Non-Controlled Entity, from destroying any of such Books and Records for a period of six years following the Closing Date or, to the extent applicable, the period specified in clause (i) of subsection 10.06(g). During the period of retention of such Books and Records, the Acquiror and the Buyers shall cause such members of each Company Group, and shall use all commercially reasonable efforts to cause each Non-Controlled Entity, (i) to grant to the Parent or the appropriate Seller and its Representatives reasonable cooperation, access and staff assistance at all reasonable times and upon reasonable notice to all of such Books and Records of such entities relating to the period prior to the Closing Date (including workpapers and correspondence with taxing authorities) that are not otherwise protected by legal privilege, (ii) to afford the Parent or the appropriate Seller and its Representatives the right, at the Parent's expense, to take extracts therefrom and to make copies thereof and (iii) to have access to the employees of the members of the Company Groups, all to the extent reasonably necessary or appropriate for general business purposes, including the preparation of tax returns and the handling of tax audits, disputes and litigation; provided, however, that such requested cooperation, access and assistance shall not unreasonably interfere with the normal operations of the Businesses. In this regard, the Parent acknowledges that the Non-Controlled Entities will not be under the direct or indirect control of the Acquiror.

      (c) To the extent that the Acquiror shall, directly or indirectly, sell or otherwise transfer its interests in any member of either Company Group subsequent to the Closing Date, the Acquiror agrees to use all reasonable efforts to obtain from the transferee of such interests an obligation to comply with the provisions of subsection (b) of this Section, which obligation shall be enforceable by the Parent as a third party beneficiary.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                   ARTICLE XI

                           CONDITIONS TO FIRST CLOSING

      Section 11.01. Conditions to Obligations of Each Party Under This Agreement. The respective obligations of the Parent and the Acquiror to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the parties hereto, in whole or in part, to the extent permitted by applicable Law:

      (a) No Governmental Authority or Court shall, following the date of this Agreement, have enacted, issued, promulgated, enforced or entered any Legal Requirement (other than any Legal Requirement constituting or under foreign competition Laws) (whether temporary, preliminary or permanent) that is in effect and prohibits or renders illegal the transactions contemplated hereby in a manner that is Material and adverse to the Parent, the Acquiror or the Businesses.

      (b) The waiting period under the HSR Act shall have expired or been terminated and all Category 1 Requirements shall have been satisfied.

      (c) The parties hereto shall have obtained each Authorization required under any applicable Regulatory Transfer Restriction (other than any foreign competition Laws) required for consummation of all or any part of the transactions contemplated hereby.

      (d)   The Reorganization shall have been effected.

      (e) The Parent shall have obtained each Third Person Consent listed on Schedules 3.03 and 4.03 of the Parent's Disclosure Letter, and the Acquiror shall have obtained each Third Party Consent listed on
            Schedule 6.03 to the Acquiror's Disclosure Letter.

      (f) The Releases of Intercompany Indebtedness shall have been executed and delivered as required by subsection (c) of Section 2.06.

      Section 11.02. Additional Conditions to the Parent's Obligations. The obligations of the Parent to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the Parent, in whole or in part, to the extent permitted by applicable Law:

      (a) Each of the representations and warranties of the Acquiror contained in this Agreement that is qualified as to Materiality shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all Material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such representations or warranties were made as of a specified date,


                               HALLIBURTON COMPANY
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                                       58
            in which event such representations and warranties shall continue on the Closing Date to have been true and correct at and as of such specified date). The Parent shall have received a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

      (b) The Acquiror shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to Closing Date. The Parent shall have received a certificate of the Chief Executive Officer or the President and the Chief Financial Officer of the Acquiror, dated the Closing Date, to such effect.

      (c) The Acquiror, the Transitory Merger Sub or another Subsidiary of the Acquiror, as appropriate, shall have executed and delivered the Ancillary Agreements.

      (d) No action, suit, arbitration or investigation (other than any action, suit, arbitration or investigation disclosed in the Parent's Disclosure Letter) shall be pending or threatened in writing against any member of the Parent Group that is based on or arises out of the transactions contemplated by this Agreement by:

            (i) any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the Parent Group and the success of which on the merits is at least "reasonably possible" as that term is used in Financial Accounting Standards Board's Statement of Accounting Standards No. 5 ("FAS No. 5"); or

            (ii) any third Person who claims damages that are Material and the success of which on the merits is at least "reasonably possible" as that term is used in FAS No. 5.

      (e) The Parent shall have received an opinion from outside counsel (which may consist of opinions from more than one outside counsel) to the Acquiror, dated the Closing Date and in form and substance substantially similar to the form thereof attached hereto as Appendix X.

      Section 11.03. Additional Conditions to the Acquiror's Obligations. The obligations of the Acquiror to effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the First Closing of the following conditions, any or all of which may be waived by the Acquiror, in whole or in part, to the extent permitted by applicable Law:

      (a)   (i)   Each of the representations and warranties of the Parent
                  and the Seller contained in this Agreement that is qualified as to Materiality shall be true and correct in all respects, and each of such representations and warranties that is not so qualified shall be true and correct in all Material respects, as of the date of this Agreement and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  representations or warranties were made as of a specified date, in which event such representations and warranties shall continue on the Closing Date to have been true and correct at and as of such specified date). The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Parent, dated the Closing Date, to such effect.

            (ii) All of the representations and warranties of the Parent and the Seller contained in this Agreement shall be true and correct at and as of the Closing Date as though made again on and as of the Closing Date (except to the extent that any such representations or warranties were made as of a specified date, in which event such representations and warranties shall continue on the Closing Date to have been true and correct as of such specified date), except where any untruth and incorrectness of such representations and warranties could not, singly or in the aggregate, be reasonably expected to have an adverse effect measured in monetary terms of U.S. $50,000,000 or more. Solely for purposes of determining the monetary effect to which reference is made in the next preceding sentence of this clause (ii) of this subsection (a), the representations and warranties of the Parent and the Seller contained in this Agreement shall be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material," "Materially, "Material Adverse Effect," and similar terms and phrases (including references to the dollar thresholds therein) shall be deemed to be deleted therefrom.

      (b) The Parent and the Seller shall have performed or complied in all Material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to Closing Date. The Acquiror shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Parent and the Seller, dated the Closing Date, to such effect.

      (c) None of the Authorizations required in order to consummate the transactions contemplated by this Agreement are subject to any conditions that, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect on the Acquiror or the Businesses.

      (d) The Parent or a Retained Subsidiary, as appropriate, shall have executed and delivered each of the Ancillary Agreements.

      (e) No action, suit, arbitration or investigation (other than any action, suit, arbitration or investigation disclosed in the Parent's Disclosure Letter) shall be pending or threatened in writing against any member of either Company Group by:

            (i) any Governmental Authority that could reasonably be expected to have a Material Adverse Effect on the Businesses and the success of which on its merits is at least "reasonably possible" as that term is used in FAS No. 5; or


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            (ii) any third Person who claims damages that are Material and the success of which on the merits is at least "reasonably possible" as that term is used in FAS No. 5.

      (f) After giving effect to the forgiveness of Intercompany Indebtedness contemplated by subsection (c) of Section 2.06 and subsection (c) of
            Section 2.07, the members of the Company Groups at the First Closing shall in the aggregate have not less than U.S. $30,000,000 (thirty million dollars) in cash and cash equivalents (net of the aggregate amount of (i) outstanding checks and overdrafts drawn on bank accounts of all members of the Company Groups and (ii) any notes payable by any member of either Company Group) and the Acquiror shall have received a certificate from the Chief Financial Officer of the Parent to such effect.

      (g) The Acquiror shall have obtained an aggregate of U.S. $970 million of debt financing from the lenders referred to in the Commitment Letters on the terms and structure contemplated by the Commitment Letter Term Sheets attached to the Commitment Letters.

      (h) A member of a Company Group shall have entered into an employment agreement with at least 23 out of the 35 people listed on Schedule 10.07(b) to the Parent's Disclosure Letter on terms reasonably satisfactory to the Acquiror, and such employment agreements shall remain in full force and effect on the Closing Date and shall not have been amended, modified or restated without the consent of the Acquiror.

      (i) No authoritative pronouncement shall have been issued subsequent to the date of this Agreement by the SEC or by a self regulatory board of the U.S. accounting profession that would prohibit the Acquiror from (A) recording the transactions contemplated by this Agreement as a Recapitalization for financial reporting purposes or (B) restructuring such transactions in a manner that would preserve the economic effects of recording such transactions as a Recapitalization for financial reporting purposes.

      (j) The Parent shall have executed and delivered to the Acquiror the Release contemplated by clause (i) of subsection 2.06(d) and the Parent shall have prepared, executed and delivered to the Acquiror the tax certificate referenced in clause (ii) of subsection 2.06(d).

      (k) The Parent shall have executed and delivered to the Acquiror the Highway 6 Deed.

      (l) The Acquiror shall have received an opinion from outside counsel (which may consist of opinions from more than one outside counsel) to the Parent, dated the Closing Date and in form and substance substantially similar to the form thereof attached hereto as Appendix XI.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      (m) The Acquiror shall have received the financial statements referred to in Section 8.10(b) prior to the First Closing.

                                   ARTICLE XII

                                 INDEMNIFICATION

      Section 12.01. Survival of Representations, Warranties, Covenants and Agreements.

      (a) Except as set forth in subsection (b) of this Section, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

      (b)   (i)   The representations and warranties of the Parent contained in
                  Articles III and IV and in Sections 5.01, 5.02 and 5.03 and those of the Acquiror contained in Article VI shall survive the Closings and any investigation by the parties with respect thereto without contractual restriction, but the representations and warranties of the Parent and the Acquiror contained in Article VII shall terminate at the Closing and be of no further force or effect.

            (ii)  The representations and warranties of the Parent contained in
                  Article V (other than those in Sections 5.01, 5.02, 5.03, 5.08, 5.10, 5.11 and 5.12) shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the date that is 90 days following the completion of an audit of the Businesses or portions thereof for the calendar year in which the Closing Date shall occur (but in any event no later than June 30, 2002).

            (iii) The representations and warranties of the Parent contained in
                  Section 5.10 and Section 5.08 shall survive the Closings and any investigation by the parties with respect thereto until the expiration of the applicable statute of limitations (including extensions thereof) plus 90 days.

            (iv)  The representations and warranties of the Parent contained in
                  Section 5.11 shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the fifth anniversary of the Closing Date.

            (v)   The representations and warranties of the Parent contained in
                  Section 5.12 shall survive the Closings and any investigation by the parties with respect thereto, but shall terminate and be of no further force or effect on the third anniversary of the Closing Date.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            (vi) Notwithstanding any of the foregoing clauses of this subsection (b), any such representation or warranty as to which a bona fide claim relating thereto is asserted in writing (which states with specificity the basis therefor) in accordance with Section 12.04 or Section 12.05 during such applicable survival period shall, with respect only to such claim, continue in force and effect beyond such applicable survival period pending resolution of the claim. The covenants and agreements in this Article XII shall survive the Closings and shall remain in full force and effect for such period as is necessary to resolve any bona fide claim made with respect to any representation or warranty contained in this Agreement during the survival period thereof. The remaining covenants and agreements of the parties hereto contained in this Agreement shall survive the Closings without any contractual limitation on the period of survival.

      Section 12.02. General Indemnification by the Parent.

      (a) If the transactions contemplated hereby to occur at the Closings are effected and subject to the provisions of subsection (b) of Section 12.01, the Parent and the Seller, jointly and severally, hereby agree (each, in such capacity, an "Indemnifying Party"), from and after the Closing Date, to indemnify and hold harmless the Acquiror, the Buyers, their Affiliates and the directors, officers and employees of such Persons (each, in such capacity, an "Indemnified Party") against any losses, claims, demands, damages, judgments, settlements, liabilities, charges and deficiencies, in each case whether arising out of third party claims or otherwise, and any reasonable legal or other expenses incurred in connection with investigating or defending against the foregoing (collectively, "Losses") that such Indemnified Party shall actually incur, to the extent that such Losses (or actions, suits or proceedings in respect thereof and any appeals therefrom ("Proceedings")):

            (i) arise out of or result from the untruth or breach of any representation or warranty made in Article III, IV or V for the benefit of the Acquiror; or

            (ii) arise out of or result from the nonperformance in accordance with its terms of any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party; or

            (iii) arise out of or result from the nonpayment or nonperformance of any Excluded Liability; or

            (iv) arise out of any Taxes payable as a result of the transactions contemplated by the Reorganization other than in connection with the steps listed in, and actions contemplated by, Section 10.05; provided, however, that the Parent shall be entitled to any net refunds of any such Taxes (including interest thereon);


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

            (v) arise out of or result from any Indemnifiable Environmental Matter to the extent that the Acquiror has given notice to the Parent of any claim for indemnification pursuant to Section 12.04(a) prior to the fifth anniversary of the Closing Date; provided, however, that the Indemnifying Parties shall not be obligated to indemnify any Indemnified Party for that portion of any Losses described in clause (a), (c) or (e) of the definition of "Indemnifiable Environmental Matters" that are incurred by an Indemnified Party as a result of its own negligence; or

            (vi) arise out of the failure to obtain any Third Person Consent that continues at the Closing Date to be required under any Agreement identified on Schedule 5.02(c) to the Parent's Disclosure Letter.

            Notwithstanding the foregoing, the Indemnifying Party shall be liable to the Indemnified Party under this Section 12.02 only if and to the extent that the amount of Losses incurred by the Indemnified Party exceeds U.S. $15,000,000 (fifteen million dollars) in the aggregate (the "Deductible Amount"); provided, however, that:

                  (A)   no Loss subject to indemnification pursuant to clause
                        (a), (c) or (e) of the definition of Indemnifiable Environmental Matters, no Loss subject to indemnification for breach of Section 5.11 pursuant to
                        Section 12.02(a)(i), and no Loss subject to indemnification as an Excluded Liability shall be subject to nor counted toward the Deductible Amount;

                  (B) no Loss or aggregation of similar Losses based on the same or substantially similar facts and circumstances shall be subject to indemnification pursuant to clause
                        (i) of subsection (a) of Section 12.02 unless it involves more than (1) U.S. $500,000 (five hundred thousand dollars), in the case of any such Loss or Losses based on facts and circumstances of which officers of the Parent listed on Schedule 12.02(a)(B) to the Parent's Disclosure Letter had no actual knowledge on the date of this Agreement or (2) U.S. $100,000 (one hundred thousand dollars) in the case of any such Loss or Losses based on facts and circumstances of which officers of the Parent listed on Schedule 12.02(a)(B) to the Parent's Disclosure Letter had actual knowledge on the date of this Agreement;

                  (C) the amount of such Losses that are subject to indemnification hereunder shall not exceed U.S.$950,000,000; and

                  (D) the Losses incurred by an Indemnified Party shall, for purposes of determining the maximum amount or threshold level thereof in accordance with this sentence and otherwise with respect to the obligations of the Indemnifying Parties hereunder, be offset by (i) the proceeds of any insurance received directly or indirectly by the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                        Indemnified Party with respect thereto and (ii) the amount of any income tax benefit actually realized by the Indemnified Party with respect thereto.

            For purposes of clause (i) of this subsection (a), the representations and warranties of the Parent contained in this Agreement shall, except for each instance in which a representation and warranty regarding the completeness or accuracy of a list or Schedule to the Parent's Disclosure Letter is qualified as to materiality, be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material", "Materially," "Material Adverse Effect" and similar terms and phrases (including references to dollar thresholds therein) shall be deemed to be deleted therefrom.

      (b) Notwithstanding anything to the contrary in this Agreement, the liability of the Parent as an Indemnifying Party under this Agreement shall also be limited as follows:

            (i) The amount payable by the Parent in respect of any Losses incurred by an entity partially owned, directly or indirectly, by an Indemnified Party shall be determined by multiplying the total amount that would otherwise be payable in respect of such Losses by a percentage equal to the percentage of the Equity Securities of such entity transferred to the Acquiror, directly or indirectly, pursuant to this Agreement.

            (ii) The Parent shall not be liable for any Losses resulting from a breach of any of the representations and warranties set forth in Articles III, IV or V of this Agreement to the extent that:

                  (A) the liability for such breach occurs or is increased as a result of the adoption or imposition of any Law, Regulation or Order not in force at the date of this Agreement or as a result of any increase in rates of taxation after the date of this Agreement; or

                  (B) the Losses would not have arisen but for a change in accounting policy or practice of the Acquiror or any member of the Company Groups after the Closing Date (other than changes required for any such accounting policy or practice to comply with U.S. GAAP as in effect on the Closing Date).

            (iii) The Parent shall be liable for any Loss resulting from a breach of any of the representations and warranties set forth in Section 5.08 only if and to the extent that such Loss is not offset by a deferred Tax asset that would properly be reflected in the Closing Financial Statements. Notwithstanding the foregoing, if the amount of such Loss exceeds $20.0 million, the amount of such Loss shall only be offset by the present value of any such deferred Tax asset, which present value shall be determined (A) using a discount rate equal to DEGI's average cost of capital at the date of the Loss and (B) on the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                  assumption that the corresponding Tax benefit is utilized as soon as possible and at the maximum rate of Tax under applicable Laws, without regard to any limitations arising from any Tax attributes of the taxpayer.

            (iv) The Parent shall not be liable for any Loss incurred by the Acquiror, the Buyers or any member of either Company Group that arises out of or results from the implementation of the steps of the Reorganization referred to in the last sentence of Section 10.05 or from any action taken at the direction of the Acquiror or any individual that the Acquiror had identified in written notice to the Parent.

      (c) Notwithstanding anything herein to the contrary, to the extent that the Acquiror waives satisfaction of one or more conditions set forth in subsection (a) or (b) of Section 11.03, which conditions were not satisfied due to one or more events, conditions or circumstances that occurred after the date of this Agreement and that were specifically disclosed in writing to the Acquiror prior to the Closing Date, the Parent shall not have any liability hereunder for such matter or matters to the extent so disclosed.

      (d) The procedures set forth in Section 12.04 shall govern the disposition of claims for indemnification brought pursuant to this
            Section 12.02 except that any claim for indemnification regarding an Indemnifiable Environmental Matter shall, in addition, be subject the provisions of Section 12.05. In the event of a conflict between the provisions of Section 12.04 and Section 12.05, the provisions of the latter shall govern.

      Section 12.03. General Indemnification by the Acquiror.

      (a) If the transactions contemplated hereby to occur at the Closings are effected and subject to the provisions of subsection (b) of Section 12.01, the Acquiror hereby agrees (in such capacity, an "Indemnifying Party"), from and after the Closing Date, to indemnify and hold harmless the Parent and the Seller, their Affiliates, directors, officers and employees (in such capacity, an "Indemnified Party") against any Losses that such Indemnified Party shall actually incur, to the extent that such Losses (or Proceedings):

            (i) arise out of or result from the untruth or breach of any representation or warranty made in Article VI for the benefit of the Parent; or

            (ii) arise out of or result from the nonperformance in accordance with its terms of any covenant or agreement made herein for the benefit of the Indemnified Party by the Indemnifying Party; or

            (iii) arise out of or result from any acts or omissions to act after the Closing Date by any Buyer or any member of either Company Group hereunder; or


                               HALLIBURTON COMPANY
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                                       66

            (iv) arise out of or result from the nonpayment or nonperformance of any of the Assumed Obligations; or

            (v) arise out of or result from the implementation of the steps of the Reorganization referred to in the last sentence of Section
                  10.05 or from any actions taken at the direction of the Acquiror or any individual that the Acquiror has identified in written notice to the Parent; or

            (vi) arise out of or result from any matter set forth in clause (i) through (vii), inclusive, of subsection (d) of Section 12.05 arising after the Closing Date.

            Notwithstanding the foregoing, the Indemnifying Party shall be liable to the Indemnified Party under this Section 12.03 only in the event and to the extent that the amount of Losses incurred by the Indemnified Party exceeds the Deductible Amount; provided, however, that:

                  (A)   no Loss subject to indemnification pursuant to clause
                        (iii) or (iv) of this Section shall be subject to or counted toward the Deductible Amount;

                  (B) the amount of such Losses that are subject to indemnification hereunder shall not exceed $950,000,000 (nine hundred fifty million dollars); and

                  (C) the Losses incurred by an Indemnified Party shall, for purposes of determining the maximum amount or threshold level thereof in accordance with this sentence and otherwise with respect to the obligations of the Indemnifying Parties hereunder, be offset by (i) the proceeds of any insurance received directly or indirectly by the Indemnified Party with respect thereto and (ii) the amount of any income tax benefit actually realized by the Indemnified Party with respect thereto.

            For purposes of clause (i) of this subsection (a), the representations and warranties of the Acquiror contained in this Agreement shall, except for each instance in which a representation and warranty regarding the completeness or accuracy of a list or Schedule to the Acquiror's Disclosure Letter is qualified as to materiality, be deemed to have been made without any qualification as to materiality and, accordingly, all references in such representations and warranties to "Material", "Materially," "Material Adverse Effect" and similar terms and phrases (including references to dollar thresholds therein) shall be deemed to be deleted therefrom.

      (b) Notwithstanding anything to the contrary in this Agreement, the Acquiror shall not be liable for any Losses resulting from a breach of any of the representations and warranties set forth in Article VI of this Agreement to the extent that the liability for


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

            such breach occurs or is increased as a result of the adoption or imposition of any Law, Regulation or Order not in force at the date of this Agreement or as a result of any increase in rates of taxation after the date of this Agreement.

      (c) Notwithstanding anything herein to the contrary, to the extent that the Parent waives satisfaction of one or more conditions set forth in subsection (a) or (b) of Section 11.02, which conditions were not satisfied due to one or more events, conditions or circumstances that occurred after the date of this Agreement and that were specifically disclosed in writing to the Parent prior to the Closing Date, the Acquiror shall not have any liability hereunder for such matter or matters to the extent so disclosed.

      (d) The procedures set forth in Section 12.04 shall govern the disposition of claims for indemnification brought pursuant to this
            Section 12.03.

      Section 12.04. Procedures.

      (a) Promptly after (i) discovery by an Indemnified Party hereunder of a Loss or (ii) receipt by the Indemnified Party of notice of the commencement of any Proceeding, in each case, against which it believes it is indemnified under this Article, the Indemnified Party shall, if a claim in respect thereto is to be made against the Indemnifying Party under this Article, notify the Indemnifying Party in writing of the discovery or commencement thereof (the "Indemnification Notice"); provided, however, that the omission so to notify the Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Party to the extent that the Indemnifying Party is not prejudiced by such omission; and provided, further, that with respect to any Loss or Proceeding in existence on the Closing Date with respect to an Excluded Liability or with respect to any Indemnifiable Environmental Matter to which reference is made in clause (a), (c) or (e) of the definitions of that term, the Acquiror shall be deemed to have given notice thereof to the Parent pursuant to this subsection (a) and the Parent shall be deemed to have responded to such notice in accordance with clause
            (ii) of subsection (b) of this Section, all effective as of the Closing Date.

      (b) The Indemnifying Party shall, within thirty (30) days after receipt of an Indemnification Notice, either (i) in writing acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding and pay the Indemnified Party the amount of such Loss or the amount in controversy in such Proceeding in cash in immediately available funds (or establish by agreement with the Indemnified Party an alternative payment arrangement), (ii) in writing acknowledge liability, as between the Indemnifying Party and the Indemnified Party, for such Loss or the amount in controversy in such Proceeding but disavow the validity of the Loss or Proceeding or the amount thereof and, in the case of a Proceeding to the extent that it shall so desire in accordance with subsection (d) of this Section, assume the legal defense


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            thereof or (iii) in writing object (or reserve the right to object until additional information is obtained) to the claim for indemnification or the amount thereof and set forth the grounds therefor in reasonable detail. If the Indemnifying Party does not respond to the Indemnified Party as provided in this subsection within such thirty (30) day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim in accordance with clause (i) of this subsection and the Indemnified Party may exercise any and all of its rights under applicable Law to collect such amount.

      (c) An Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding in respect of which indemnification or contribution is sought hereunder. If the Indemnifying Party has responded to the Indemnified Party pursuant to clause (i) of subsection (b) of this Section, the Indemnified Party may settle or compromise or consent to the entry of any judgment with respect to the Proceeding that was the subject of notice to the Indemnifying Party pursuant to subsection (b) of this Section without the consent of the Indemnifying Party (but no such settlement, compromise or consent shall increase the indemnification obligation of the Indemnifying Party to which it has consented pursuant to clause (i) of subsection
            (b) of this Section). Except as otherwise provided in the immediately preceding sentence and in subsection (d) of this Section, an Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Proceeding, but, if such Proceeding is settled or compromised or if there is entered any judgment with respect to any such Proceeding, in either case with the consent of the Indemnifying Party, or if there be a final judgment for the plaintiff in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless any Indemnified Party from and against any Loss by reason of such settlement, compromise or judgment in accordance with the other provisions of this Article XII.

      (d) If a Proceeding shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof in accordance with subsection (a) of this Section, the Indemnifying Party shall, if it shall have responded to such notice in accordance with clause (ii) of subsection (b) of this Section, be entitled to assume the legal defense thereof at the expense of the Indemnifying Party with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Indemnifying Party or (ii) the Indemnifying Party shall have failed to assume the defense of such action or (iii) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by such


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

            counsel that there is one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party. In any such case, the Indemnifying Party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Indemnified Party. Except as aforesaid, after notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or such action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section for any attorney's fees or other expenses (except reasonable costs of investigation) subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party does not assume the defense of a Proceeding as to which it has acknowledged liability, as between itself and the Indemnified Party, pursuant to clause (ii) of subsection (b) of this Section, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and expenses and reasonable out-of-pocket expenses incurred in the defense thereof and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party.

      (e) In the case of a Loss as to which the Indemnifying Party shall have responded pursuant to clause (iii) of subsection (b) above, the parties shall attempt in good faith to resolve their differences for a period of sixty (60) days following receipt by the Indemnified Party of the response of the Indemnifying Party pursuant to subsection (b) above and, if the parties are unable to resolve their differences within such period, the Indemnified Party may submit the matter to arbitration in accordance with the provisions of Section 14.10.

      Section 12.05. Special Environmental Indemnification Provisions.

      (a) The Parent shall have the sole and exclusive right to control the defense, response, proceedings, settlement and resolution of any Indemnifiable Environmental Matters, including any investigations, removals, remediations, response actions, enforcement actions or administrative proceedings; provided that the Parent shall not agree to any response, settlement or resolution that unreasonably interferes with any operations of the Business. The Acquiror shall cooperate in all reasonable ways with the Parent in the defense, contest, settlement of or prosecution of any Indemnifiable Environmental Matters.

      (b) With respect to any Indemnifiable Environmental Matters that require corrective actions, the Parent's indemnification obligations under clause (v) of subsection (a) of Section 12.02 shall be applicable to any investigation, removal, remediation or other response action ("Environmental Activities") only if and to the extent the conditions giving rise to such matter require reporting to a Governmental Authority and require corrective action under applicable Environmental Laws or, if such conditions were known to a Governmental Authority having jurisdiction over the


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            matter, the Governmental Authority would be entitled to bring an enforcement action to require the Environmental Activities, but then only to the extent necessary to bring the appropriate member of a Company Group into compliance with the requirements of applicable Environmental Laws in effect as of the Closing Date. (The Acquiror shall be responsible for any additional Environmental Activities which may be required by Environmental Laws enacted or adopted after the Closing Date.) The Parent, in its sole discretion, shall determine the applicable cleanup standard for Covered Known Hazardous Materials Contamination and Unknown Hazardous Materials Contamination that are Indemnifiable Environmental Matters, in consultation with the Agency. Neither the Acquiror, any Buyer nor any member of a Company Group may use the properties of any member of any Company Group for any residential, health care, childcare or school purposes. The Acquiror acknowledges and agrees that any title transfer documents relating to the Real Property delivered to the Acquiror may contain restrictions on the use of the Real Properties. The Acquiror further agrees and binds itself to execute and file any and all documents restricting the use of the properties of the members of the Company Groups as may be required in connection with the Environmental Activities. Notwithstanding anything in this
            Section 12.05 to the contrary, no cleanup standards, use restrictions or institutional controls shall be required that unreasonably interfere with any operations of the Business. The Acquiror shall not encourage or invite any Agency to require any Environmental Activities or enforcement action; provided, however, that the Acquiror may cause the Buyers and the members of the Company Groups to comply with all applicable Environmental Laws in the use, ownership or occupation of the Real Property or the operations of the Businesses.

      (c) The Acquiror acknowledges that, prior to the Closing Date, the Parent may have initiated Environmental Activities as a result of the Parent's obligation to applicable Agencies, and that such Environmental Activities may continue after the Closing Date. The Acquiror further acknowledges that any Environmental Activities conducted after the Closing Date in accordance with this Section
            12.05 or continued from Environmental Activities prior to the Closing Date may involve the filing of land use and deed restrictions, institutional and engineering controls, groundwater use restrictions, soil management requirements, access and easement rights, and restrictive covenants (including a prohibition against installation of water wells on the properties of the members of the Company Groups). The Acquiror shall at all times cooperate with the Parent in obtaining and maintaining any necessary documents, permits or conditions, and the Acquiror shall not take any action in contravention of such land use or deed restrictions or other requirements. The Acquiror further acknowledges that the Parent's environmental obligations hereunder may include sampling and excavating soil, the sampling, operation and maintenance of groundwater monitoring and recovery wells, associated piping, groundwater pumping and treatment equipment and other facilities or equipment. The Acquiror shall, without further compensation, costs or fees to the Parent, grant and provide, after reasonable advance notice, all necessary access to the Parent, the Parent's employees, agents, contractors, subcontractors, representatives and Agency


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

            representatives to enter onto the properties of the members of the Company Groups after the Closing Date to undertake any Environmental Activities. The Parent's rights of access to use the properties of the members of the Company Groups are non-exclusive and shall endure as long as is necessary to complete the Environmental Activities. The Parent shall, to the extent practicable and consistent with sound investigation and remediation practices, undertake the Environmental Activities in a manner that will not unreasonably interfere with the use of the properties of the members of either of the Company Groups and shall indemnify and hold harmless the Acquiror against any Losses arising out of such rights of access except for any such Losses that arise out of or result from the negligence of the Acquiror or any Persons acting on its behalf. The Acquiror shall cause the Buyers and the members of the Company Groups to take all necessary precautions to avoid any damage to or loss of any equipment or facilities placed on the properties of the members of the Company Groups by the Parent as part of the Environmental Activities, and shall pay for all damages to or loss of such equipment or facilities resulting from any negligent acts or omissions of the Buyers or members of the Company Groups, or their ownership, use or occupancy of their properties.

      (d) The Parent's indemnity obligations with respect to Indemnifiable Environmental Matters under clause (v) of subsection (a) of Section
            12.02 shall not apply to any Losses: (i) caused by the Acquiror's inspection of the properties of the members of the Company Groups;
            (ii) arising from the use or occupancy of the properties of the members of the Company Groups by the Acquiror or any of its Affiliates prior to the Closing Date; (iii) with respect to any Indemnified Environmental Matter known to Acquiror, arising from, caused by, or exacerbated by the use, occupancy or ownership of the Real Property or the operation of the Businesses or omissions of the Acquiror after the first anniversary of Acquiror gaining such knowledge, (iv) arising after the expiration of any applicable indemnity period, (v) based on Hazardous Materials Contamination, Environmental Compliance Matters or other conditions that did not exist as of the Closing Date; (vi) that constitute Known Hazardous Materials Contamination that is not Covered Known Hazardous Materials Contamination; (vii) incurred in connection with the management, removal or abatement of asbestos-containing material from any structure or equipment during any demolition or renovation of any facility or structure after the Closing Date; or (viii) arising from the migration of Hazardous Materials or Hazardous Materials Contamination onto the Real Property of any members of any of the Company Groups from an offsite source. The Parent, may at its own cost and option, participate in the defense of any such claim.

      (e) Except as set forth in this Article XII, the Acquiror unconditionally releases the Parent from any and all Losses arising out of or resulting from any Hazardous Materials or Hazardous Materials Contamination, Environmental Compliance Matters or related environmental conditions (including Known Hazardous Materials Contamination, Unknown Hazardous Materials Contamination Known Environmental Compliance Matters, Unknown Environmental Compliance Matters


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

            and Indemnifiable Environmental Matters, regardless of how or when discovered). Provided that the Parent is in material compliance with its obligations under this Article XII, the Acquiror hereby covenants and agrees that neither the Acquiror nor any Affiliate under its control will file suit or name the Parent or any of its Affiliates in any lawsuit arising from any of the foregoing. The Acquiror understands and expressly agrees that releases set forth in this Section:

            (i) shall constitute releases of liability under all applicable Environmental Laws, including the United States Comprehensive Environmental Response, Compensation and Liability Act, as currently in effect, the United States Resource Conservation Recovery Act, as currently in effect, and any similar or equivalent laws in the jurisdiction of any Governmental Authority in which any properties of any member of a Company Group are located;

            (ii)  shall constitute an assumption of future liabilities;

            (iii) are made with the knowledge of the prior commercial or industrial use of the properties of the members of the Company Groups and the possible presence of Hazardous Materials on such properties; and

            (iv) are supported by separate consideration, the receipt and sufficiency of which are expressly acknowledged and confessed by the Acquiror.

      Section 12.06. Punitive Damages. Neither party to this Agreement nor any of its Affiliates or Representatives shall be liable to any other party hereto or any of its Affiliates or Representatives for claims for punitive, special, exemplary or incidental damages, regardless of whether a claim is based on contract, tort (including negligence), strict liability, violation of any applicable deceptive trade practices act or similar Law or any other legal or equitable principle. No party shall be entitled to rescission of this Agreement as a result of breach of any other party's representations, warranties, covenants or agreements, or for any other matter.

      Section 12.07. Failure of Acquiror to Close. The Parent and the Acquiror have agreed that if the Acquiror shall fail to consummate the transactions contemplated hereby for any reason under its control that does not confer upon the Acquiror a right to terminate this Agreement under Section 13.01, the Acquiror shall pay to the Parent, on or before the fifth (5th) Business Day following the date on which the Acquiror failed to consummate such transactions in violation of the terms of this Agreement or, if such date is not determinable, the Termination Date, an amount in cash in U.S. Dollars equal to $20 million less professional fees and expenses incurred on behalf of the Acquiror prior to, on or after the date hereof by wire transfer of immediately available funds to the wire transfer address of Parent provided in written instructions to the Acquiror. Such amount shall be deemed to be liquidated damages and, in that regard, it is expressly stipulated by the parties that the actual amount of any damages resulting from the Acquiror's failure to complete the transactions contemplated by this Agreement would be difficult if not impossible to determine accurately because of the unique nature of this Agreement, the unique nature of the Securities, the uncertainties of the relevant markets in which the Businesses operate and differences of opinion with respect to such


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

matters, and that the liquidated damages provided for herein are a reasonable estimate by the parties of such damages.

      Section 12.08. No Right of Contribution. After the Closing Date, no member of either Company Group shall be obligated to indemnify either the Acquiror, any Buyer, the Parent or the Seller on account of the breach of any representation or warranty or the nonfulfillment of any covenant or agreement of the Parent or the Seller; and neither Parent nor the Seller shall have any right of contribution against any member of either Company Group for any such breach or nonfulfillment.

      Section 12.09. Specific Performance. The Parent hereby agrees that irreparable damage would occur to the Acquiror if the Parent failed to consummate the transactions contemplated hereby in accordance with the terms of this Agreement, and, accordingly, the Parent and the Acquiror agree that the Acquiror shall be entitled to enforce specifically the performance of the transactions contemplated hereby in the United States federal court for the Southern District of New York or in any other court having jurisdiction without posting bond or other security, this being in addition to any other remedy to which it is entitled at law or in equity.

      Section 12.10. Sole Remedy. From and after the Closing Date, the provisions of this Article XII shall, except as provided in subsection 2.09(g), be the sole and exclusive remedy of each party hereto for (i) any breach of the other party's representations or warranties contained in this Agreement or (ii) any breach of the other party's covenants or agreements contained in this Agreement (other than any covenant or agreement to be performed after the Closing Date).

                                  ARTICLE XIII

                        TERMINATION, AMENDMENT AND WAIVER

      Section 13.01. Termination. This Agreement may be terminated at any time prior to the Closing Date:

      (a)   by mutual written consent of the Parent and the Acquiror;

      (b) by the Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Acquiror set forth in this Agreement or if any representation or warranty of the Acquiror shall have become untrue, in either case, such that the conditions set forth in subsection (a) or (b) of Section 11.02 would not be satisfied (a "Terminating Acquiror Breach"); provided, however, that, if such Terminating Acquiror Breach is curable by the Acquiror through the exercise of its reasonable efforts and for so long as the Acquiror continues to exercise such reasonable efforts, the Parent may not terminate this Agreement under this subsection (b) until September 30, 2001;

      (c) by the Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement or if any


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

            representation or warranty of the Parent shall have become untrue, in either case, such that the conditions set forth in subsection (a) or (b) of Section 11.03 would not be satisfied (a "Terminating Parent Breach"); provided, however, that, if such Terminating Parent Breach is curable by the Parent through the exercise of its reasonable efforts and for so long as the Parent continues to exercise such reasonable efforts, the Acquiror may not terminate this Agreement under this subsection (c) until September 30, 2001;

      (d) by either the Parent or the Acquiror, if the Closing Date contemplated hereby shall not have occurred on or before June 30, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this subsection (d) shall not be available to either Party whose failure to fulfill any obligation under this Agreement has been, directly or indirectly, the cause of, or resulted in, the failure of the Closing Date to occur on or before such date; provided, further, that, if on the Termination Date the conditions to the First Closing set forth in subsection (b) or (c) of Section 11.01 shall not have been fulfilled but all other conditions to the First Closing have been fulfilled or are capable of being fulfilled, then the Termination Date shall be extended to September 30, 2001.

      The right of any party hereto to terminate this Agreement pursuant to this
Section 13.01 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their Representatives, whether prior to or after the execution of this Agreement.

      Section 13.02. Effect of Termination. If terminated pursuant to Section 13.01, this Agreement shall, except for Sections 9.01, 10.05, 10.07(a), 12.06,
12.07 and 12.09 of this Agreement, forthwith become void and (i) there shall be no liability on the part of the Parent, the Seller, the Acquiror or any of their respective officers or directors to any other party and (ii) all rights and obligations of any party hereto shall cease; provided, however, that nothing herein shall relieve the Parent, the Seller or the Acquiror from liability for any misrepresentation of any representation and warranty or breach of any covenant or agreement under this Agreement occurring prior to the date of such termination.

      Section 13.03. Amendment. This Agreement may not be amended except by an instrument in writing authorized by the Parent, the Seller and the Acquiror and signed by the Parent, the Seller and the Acquiror.

      Section 13.04. Waiver. Either the Parent or the Acquiror hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


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

                                   ARTICLE XIV

                                  MISCELLANEOUS

      Section 14.01. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

      If to the Parent, to:

            Halliburton Company
            4100 Clinton Drive
            Houston, Texas 77020
            Attention: Gary V. Morris
                  Executive Vice President
                  and Chief Financial Officer
            Telephone: 713/676-4189
            Telecopier: 713/676-7799

      Copy to:

            Lester L. Coleman
            Executive Vice President
            and General Counsel
            Halliburton Company
            3600 Lincoln Plaza
            500 North Akard
            Dallas, Texas 75201-3391
            Telephone: 214/978-2634
            Telecopier: 214/978-2658

      If to the Acquiror, to:

            c/o First Reserve Corporation
            411 West Putnam Avenue
            Greenwich, CT 06830
            Attention: William Macaulay
            Telephone: (203) 625-2500
            Telecopier: (203) 661-6729


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

            Copy to:

            Tom Denison
            First Reserve Corporation
            1801 California Street, #4110
            Denver, CO 80202
            Telephone: (303) 382-1271
            Telecopier: (303) 382-1275

            and to:

            Odyssey Investment Partners, LLC
            280 Park Avenue
            West Tower, 38th Floor
            New York, NY 10017
            Attention: Paul Barnett
            Telephone: (212) 351-7900
            Telecopier: (212) 351-7925

      Copy to:

            Latham & Watkins
            885 Third Avenue
            New York, NY  10022
            Attention: Robert Kennedy
            Telephone: (212) 906-1200
            Telecopier: (212) 751-4864

or to such other address or telecopier number as the Parent or the Acquiror may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier number of the addressee. Notice given by mail as set out above shall be deemed to be delivered on the fifth Business Day following deposit in the U.S. mail.

      Section 14.02. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 14.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      Section 14.04. Entire Agreement. This Agreement (together with the Ancillary Agreements, the Annexes and Appendices hereto, the Parent's Disclosure Letter and the Acquiror's Disclosure Letter) constitutes the entire agreement of the parties, and supersedes all prior agreements, deliveries, disclosures and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

      Section 14.05. Assignment. Without the prior written consent of the other party hereto, the rights and obligations of a party hereto under this Agreement may not be assigned except by operation of Law; provided, however, that the Acquiror may (i) assign its rights and obligations hereunder without the consent of any other party hereto to any wholly owned Subsidiary of the Acquiror, in which event the Acquiror shall remain liable for all of its obligations under this Agreement, and the assignee shall, together with the Acquiror, be jointly and severally liable for such obligations and (ii) assign as collateral its rights and obligations hereunder without the consent of any other party hereto to the Lenders referred to in the Commitment Letters or a collateral agent acting on their behalf.

      Section 14.06. Successors; Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      Section 14.07. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Except as set forth in Section 12.10, all rights and remedies existing under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available.

      Section 14.08. Disclosure Letters. Each of the Parent's Disclosure Letter and the Acquiror's Disclosure Letter have been arranged in paragraphs or schedules corresponding to the relevant Sections of this Agreement. Any matter disclosed by the Parent in the Parent's Disclosure Letter or by the Acquiror in the Acquiror's Disclosure Letter pursuant to any Section of this Agreement shall be deemed to have been disclosed by such party for purposes of each other Section of this Agreement to which such disclosure would reasonably relate.

      Section 14.09. Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Any judicial proceeding brought against any of the parties hereto with respect to this Agreement shall be brought in the United States District Court for the Southern District of New York sitting in New York County and any appellate court of that District Court irrespective of where such party may be located


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

      Section 14.10. Arbitration. Any dispute referenced in subsection (b) of
Section 2.09 or in subsection (e) of Section 12.04 shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1 -14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The selection shall be made as follows: one by the Parent, one by the Acquiror and one by the two so selected, provided, however, that only the third arbitrator shall be required to be neutral. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive or consequential damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable Law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. Unless differently awarded by the arbitration tribunal, the fees and expenses of the arbitrators shall be paid 50% by the Acquiror and 50% by the Parent. The arbitration award may be enforced in any court having jurisdiction over the parties and the subject matter of the arbitration. The arbitration shall be held in New York, New York.

      Section 14.11. Confidentiality Agreements. The Parent agrees that, until the second anniversary of the Closing Date, it will not terminate, or waive any provision of, any confidentiality agreement relating to information regarding any of the Businesses entered into at any time during the period of two years immediately preceding the date of this Agreement.

      Section 14.12. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       PARENT

                                       HALLIBURTON COMPANY

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       ACQUIROR

                                       DEG ACQUISITIONS, LLC

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       SELLER

                                       DRESSER B.V.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION

                                                                         ANNEX A

                                   DEFINITIONS

      "AAA" shall have the meaning ascribed to such term in Section 14.10.

      "AAA Rules" shall have the meaning ascribed to such term in Section 14.10.

      "Accounting Firm" shall mean Ernst & Young LLP, independent public accountants, Houston office.

      "Acquiror" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

      "Acquiror's Disclosure Letter" shall mean that letter, together with the associated schedules, of even date herewith from the Acquiror to the Parent setting forth, as required hereby, the information called for herein and the discrepancies from the representations, warranties and covenants of the Acquiror contained herein.

      "Action" shall have the meaning ascribed to such term in subsection (a) of
Section 10.09.

      "Adjusted Price" with respect to a particular product, component, spare part or service supplied or rendered by the Businesses to any Designated Regulatory Assets transferred to Parent pursuant to Section 8.05 shall mean the price of such product, component, spare part or service on the date of such transfer subject to such "cost of living" adjustments as are fair and reasonable under the circumstances.

      "Affiliate" shall mean a Person controlling, controlled by or under common control with another Person. For this purpose, control shall mean the ability to direct the management and affairs of a Person, whether through ownership of securities, by contract or otherwise.

      "Agency" shall mean any Governmental Authority entitled and empowered to administer and enforce Environmental Laws.

      "Agreement" shall have the meaning ascribed to such term in the introductory paragraph of this instrument.

      "Allocation Procedures" shall mean the procedures for allocation of the Purchase Price Adjustment set forth on Annex D.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                     ANNEX A

      "Ancillary Agreements" shall mean the Merger Agreement, the Assignment of Name, the Highway 6 Lease Agreement, the Employee Benefits Agreement, the Transition Services Agreement and the Stockholders' Agreement.

      "Acquisition Proposal" shall have the meaning ascribed to such term in
Section 8.07.

      "Asbestos Liability Claim" shall mean any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand giving rise to any liability or obligation (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability or negligence, in respect of the exposure of any Person of any of the Businesses to asbestos or in respect of any product containing asbestos manufactured and sold or distributed by the Businesses. Asbestos Liability Claim shall not include any Indemnifiable Environmental Matter.

      "Assignment of Name" shall mean an Assignment of Name between the Parent and the Acquiror dated the Closing Date with respect to the use of the Dresser name in form and substance substantially similar to the form thereof attached hereto as Appendix IV.

      "Assumed Contracts" shall mean all agreements and contracts, including all indentures, mortgages, deeds of trust, chattel mortgages, conditional sales agreements, supply contracts, sales contracts, purchase orders, real property leases, equipment and vehicle leases, distribution agreements, joint venture agreements, collective bargaining agreements and employment agreements, all as the same may exist from time to time, to which any member of a Company Group is a party or by which it is bound. The Assumed Contracts shall include (A) the Principal Contracts, and (B) any Principal Contracts to which any member of a Company Group shall become a party subsequent to the date hereof to the extent such Principal Contracts are entered into in accordance with this Agreement and are in effect as of the Closing Date.

      "Assumed Obligations" shall mean all debts, liabilities, taxes and obligations, contractual and otherwise, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, of any member of a Company Group, except Excluded Liabilities and any other such debts, liabilities, taxes and obligations with respect to which the Acquiror, the Buyers, their Affiliates and the directors, officers and employees of such Persons are entitled to indemnification pursuant to Article XII. Subject to the foregoing, the Assumed Obligations shall include those of each member of each Company Group (i) that were reflected in the Initial Financial Statements (except to the extent such liabilities are excluded from the determination of Net Equity pursuant to subsection (a) of Section 2.10), (ii) that were accrued in the ordinary course of business of the Businesses conducted in accordance with past practice during the period from the Initial Balance Sheet Date to the Closing Date, (iii) that constitute contingent liabilities that arise out of or are based on events occurring on or before the Closing Date, (iv) that constitute the obligations of any member of a Company Group under Assumed Contracts or (v) that constitute obligations assumed by DEGI pursuant to the General Indenture between DEGI and Dresser Industries, a copy of which is provided in Schedule A-1 to the Parent's Disclosure Letter. Notwithstanding the foregoing, the Assumed Obligations shall not include (x) any such obligations and liabilities that


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-2
constitute federal, state, local and foreign income, sales, use, property and other taxes, the disposition of which is governed by the provisions of Section
10.06 herein, and (y) any such obligations and liabilities other than those included in clauses (i) and (ii) above that relate to the Benefit Plans, the disposition of which is governed by the Employee Benefit Agreement.

      "Authorization" shall mean any franchise, permit, license, authorization, order, certificate, registration or other consent or approval granted or required by any Court or Governmental Authority.

      "Bank Commitment Letter" shall mean the Senior Bank Commitment Letter dated January 30, 2001 to DEG Acquisitions, LLC from Morgan Stanley Senior Funding Inc. and Credit Suisse First Boston.

      "Benefit Plan" shall mean any pension, profit sharing, retirement, life, health, unemployment, accident, disability, stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, other stock-based, severance, employment, change-in-control, deferred compensation, bonus or incentive compensation plan, agreement, program or policy (whether written or oral) sponsored, maintained or contributed to by any member of either Company Group for the benefit of or pursuant to which any Company Group member could have liability with respect to any of their present or former directors, officers, employees, agents, consultants or other similar representatives; provided, however, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice and local custom, including wage, vacation, holiday and sick or other leave policies, (b) programs mandated by applicable Law and (c) directors' and officers' liability insurance.

      "Books and Records" shall mean all books and records of a Person relating to that Person's business, operations and activities, including all general and other ledgers, records of corporate or organizational proceedings, tax records, financial statements, documents of title to real/immovable and personal/movable property, personnel records, salary and wage records, production records, inventory records, sales documentation, correspondence, customer lists, employment records and contracts and agreements to which such Person is a party or by which it is bound, as well as related computer programs and files.

      "Bridge Commitment Letter" shall mean the Bridge Commitment Letter dated January 30, 2001 to DEG Acquisitions, LLC from Morgan Stanley Senior Funding, Inc. and Credit Suisse First Boston.

      "Business" shall mean any of (i) the Dresser Valve Business, (ii) the Dresser Wayne Business, (iii) the Dresser Waukesha Business and (iv) the Dresser Instrument - DMD - Roots Business; provided, however, the term "Business" shall not include any Discontinued Product or Service Line. The term "Businesses" shall mean all the Businesses, taken as a whole.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-3

      "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in the City of New York, New York are authorized by Law to close.

      "Buyers" shall mean the companies identified as such in Annex C.

      "BV Allocable Purchase Price" shall mean the portion of the Preliminary Purchase Price allocated to the BV Companies as set forth on Annex C.

      "BV Companies" shall mean the companies identified as such in Annex C.

      "BV Group" shall mean, after giving effect to the Reorganization, each of the BV Companies and their respective Subsidiaries and Non-Controlled Entities, each of which is a "member" of the BV Group.

      "BV Joint Venture" shall mean each of the following entities:

            Penaga Grove Sdn. Bhd.
            Dresser Tankanlagen GmbH & Co. Service KG

      "BV Preliminary Purchase Price Percentage" shall mean the BV Allocable Purchase Price divided by the Preliminary Purchase Price.

      "Category 1 Jurisdictions" shall mean the countries identified as such on
Schedule 2.13 to the Parent's Disclosure Letter.

      "Category 2A Jurisdictions" shall mean the countries identified as such on
Schedule 2.13 to the Parent's Disclosure Letter.

      "Category 2B Jurisdictions" shall mean the countries identified as such on
Schedule 2.13 to the Parent's Disclosure Letter.

      "Category 3 Jurisdictions" shall mean the countries identified as such on
Schedule 2.13 to the Parent's Disclosure Letter.

      "Category 1 Requirements" shall mean the expiration or termination of any waiting period required under, any authorization required by or any other Legal Requirement of the competition Laws of each Category 1 Jurisdiction with respect to the transactions contemplated hereby.

      "Category 2A Requirements" shall mean the expiration or termination of any waiting period required under, any authorization required by or any other Legal Requirement of the competition Laws of each Category 2A Jurisdiction with respect to the transactions contemplated hereby.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-4

      "Category 2B Requirements" shall mean the expiration or termination of any waiting period required under, any authorization required by or any other Legal Requirement of the competition Laws of each Category 2B Jurisdiction with respect to the transactions contemplated hereby.

      "Claim" shall have the meaning ascribed to such term in subsection (a) of
Section 10.09.

      "Closing Balance Sheet" shall mean the audited consolidated balance sheets of the Businesses included in the Closing Financial Statements.

      "Closing Conditions" shall mean those conditions to the First Closing of the transactions contemplated hereby contained in Article XI.

      "Closing Date" shall have the meaning ascribed to such term in subsection
(a) of Section 2.04.

      "Closing Financial Statements" shall mean the consolidated balance sheet of the Businesses as of the Closing Date and the consolidated statements of results of their operations for the interim period then ended, together with the notes thereto, all prepared by the Acquiror in accordance with U.S. GAAP consistently applied with the principles used in connection with the Initial Financial Statements and audited by Arthur Andersen LLP as set forth in their report with respect thereto.

      "Closing Notice" shall have the meaning ascribed to such term in subsection (b) of Section 2.04.

      "Closings" shall mean both the First Closing and the Second Closing.

      "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

      "Commitment Letters" shall mean the Bank Commitment Letter and the Bridge Commitment Letter.

      "Commitment Letter Term Sheets" means those certain term sheets attached as Exhibits to the Commitment Letter(s).

      "Company Group" shall mean the DEGI Group or the BV Group.

      "Competing Business" shall have the meaning ascribed to such term in
Section 8.06.

      "Confidentiality Agreement" shall mean the Confidentiality Agreement dated September 14, 2000 between Dresser Industries and First Reserve Corporation, as amended or supplemented from time to time.

      "Contractual Transfer Restriction" shall mean obligations imposed by Organizational Documents of a Person or by contract limiting or prohibiting the alienation by a Person of any of the Securities or the Equity Securities of any other member of a Company Group or creating a default,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-5
obligation, right (with or without due notice, the passage of time, or action of any third Person) or a right to acceleration of a payment obligation under any agreement or instrument to which such Person is a party or by which any of them or their respective properties or assets is bound.

      "Controlled Group Liability" shall mean any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under sections 412 and 4971 of the Code, (iv) as a result of the failure to comply with the continuation of coverage requirements of section 601 et. seq. of ERISA and section 4980B of the Code, and (v) under corresponding or similar provisions of foreign Laws and Regulations.

      "Court" shall mean (i) any court established and functioning under the Laws of any nation or state, including the United States of America, or any political subdivision thereof, including any state of the United States of America or (ii) any arbitration tribunal established and functioning under the rules of any nationally or internationally recognized arbitration association or forum.

      "Covered Jurisdictions" shall mean Category 1 Jurisdictions, Category 2A Jurisdictions, Category 2B Jurisdictions and Category 3 Jurisdictions.

      "Deductible Amount" shall have the meaning ascribed to such term in subsection (a) of Section 12.02.

      "DEGI" shall mean Dresser, Inc., a Delaware corporation.

      "DEGI Common Stock" shall have the meaning ascribed to such term in subsection (c) of Section 2.01.

      "DEGI Group" shall mean each of DEGI and, after giving effect to the Reorganization, its Subsidiaries and Non-Controlled Entities, each of which is a "member" of the DEGI Group.

      "DEGI Group Preliminary Purchase Price Percentage" shall mean the percentage determined by subtracting the BV Preliminary Purchase Price Percentage from 100%.

      "DEGI Joint Venture" shall mean each of the following entities:

            Dresser Al-Rushaid Valve and Instrument Company, Ltd.
            Dresser-Nagano, Inc.
            Manufacturas Petrolanos Venezolanos, S.A.
            DS Controls
            Saber Technologies, L.L.C.
            GazDMD Avtomatika

      "Designated Real Property" shall have the meaning ascribed to such term in subsection (a) of Section 5.04.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-6

      "Designated Regulatory Assets" shall mean any assets located in a Category 2B Jurisdiction that were acquired directly or indirectly (by the acquisition of Securities) by the Acquiror or any of its Affiliates pursuant to this Agreement that a Governmental Authority or Court of competent jurisdiction has ordered (which order is final and not subject to appeal) the Acquiror or any of its Affiliates to dispose of (either directly or indirectly through the sale of securities) in order to satisfy any Category 2B Requirements of such Category 2B Jurisdiction.

      "Differences" shall have the meaning ascribed to such term in subsection
(b) of Section 2.09.

      "Discontinued Product or Service Line" shall mean any product line or services line formerly produced or provided by any member of a Company Group or any predecessor of any of them that constituted a part of the Businesses but was discontinued in its entirety prior to the date of this Agreement and was not replaced with a product or service line designed for essentially the same use or purpose as the discontinued product or service line.

      "Dresser Industries" shall mean Dresser Industries, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent.

      "Dresser Instrument - DMD - Roots Business" shall mean the business of the manufacture, sale and distribution of pressure and temperature instruments, rotary gas meters, specialty piping products, regulators and commercial blowers, as conducted by the members of the Company Groups.

      "Dresser Valve Business" shall mean the business of the manufacture, sale and distribution of control valves, on/off valves, safety and safety relief valves, actuators and control solutions, as conducted by the members of the Company Groups.

      "Dresser Waukesha Business" shall mean the business of the manufacturing of gaseous-fueled industrial engines, as conducted by the members of the Company Groups.

      "Dresser Wayne Business" shall mean the business of providing retail fueling solutions, integrating fuel dispensers, pumps and peripherals, providing point-of-sale systems and software, site services and maintenance for the retail fueling segment of the energy value chain, as conducted by the members of the Company Groups.

      "Employee Benefits Agreement" shall mean an Employee Benefits Agreement entered into as of the Closing Date between the Parent and the Acquiror, in form and substance substantially similar to the form thereof attached hereto as Appendix VI.

      "Environmental Activities" shall have the meaning ascribed to such term in subsection (b) of Section 12.05.

      "Environmental Compliance Matter" shall mean any failure to be in compliance with applicable Environmental Laws.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-7

      "Environmental Laws" shall mean any Laws or any Regulations of any applicable Governmental Authority with legal jurisdiction of the Businesses and the properties of the members of the Company Groups where such Laws and Regulations pertain to pollution or protection of the environment or the impact of environmental quality on human health and are applicable to a specified Person or any of its Subsidiaries.

      "Equity of DEGI" shall mean the aggregate of (i) the Investment by the Acquiror, (ii) the aggregate consideration paid for Management Shares and (iii) after the Merger, the investment in DEGI retained by Dresser Industries pursuant to the provisions of subsection (b) of Section 2.03.

      "Equity Securities" shall mean (i) the shares of capital stock of a corporation, (ii) the general or limited partnership interests in any partnership, (iii) the membership or other ownership interest in any limited liability company, (iv) the equity securities of or other ownership interests or rights in any other legal entity; or (v) any option, warrant or other right to convert into or otherwise receive any of the foregoing; in any such case, whether owned or held beneficially or legally.

      "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall mean, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in section 414(b), (c), (m) or (o) of the Code or section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to section 4001(a)(14) of ERISA.

      "Estimated Balance Sheet" shall have the meaning ascribed to such term in subsection (a) of Section 2.08.

      "Estimated Balance Sheet Date" shall have the meaning ascribed to such term in subsection (a) of Section 2.08.

      "Estimated Financial Statements" shall have the meaning ascribed to such term in subsection (a) of Section 2.08.

      "Estimated Purchase Price" shall have the meaning ascribed to such term in subsection (b) of Section 2.08.

      "Estimated Purchase Price Adjustment" shall have the meaning ascribed to such term in subsection (c) of Section 2.08.

      "Evaluation Material" shall have the meaning ascribed to such term in subsection (c) of Section 8.03.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-8

      "Excluded Liability" shall mean all debts, liabilities, taxes and obligations, contractual and otherwise, whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due, of the Parent or any of its Subsidiaries that do not arise as a result of the operation of the Businesses and are not accounted for as part of, the Businesses, including any Product Liability Claim or Product Warranty Claim against any member of a Company Group based on, or arising out of, any product, component or other item manufactured, sold, designed or produced by, or service rendered by or on behalf of, a member of a Company Group or any predecessor thereof pursuant to any Discontinued Product or Service Line. The Excluded Liabilities shall, in addition, include: (i) any other Product Liability Claim made on or prior to the Closing Date, (ii) any Asbestos Liability Claim against any member of a Company Group based on or arising out of events or occurrences with respect to the Businesses prior to the First Closing, (iii) any loss, liability, damage or expense resulting from any action, suit or proceeding against any member of either Company Group initiated prior to the Closing Date, (iv) any loss, liability, damage or expense resulting from claims against any member of either Company Group relating to insured risks, to wit: workmen's compensation, general liability and automobile liability risks, arising out of or based on events or occurrences prior to the Closing Date as to which the Acquiror has notified the Parent prior to the third anniversary of the Closing Date, and (v) any loss, liability, damage or expense of the Dresser Valve Business based on or arising out of the absence in any alliance contract, any master purchase agreement or any purchase order of any provision that expressly prohibits awards of consequential damages as a partial remedy for breach of such contract; provided, however, that no such loss, liability, damage or expense based on or arising out of the absence of such an express prohibition in any such contract after the first renewal or extension thereof following the Closing Date shall be an Excluded Liability (and, whether or not actually renewed, all such contracts shall for this purpose be deemed renewed on the second anniversary of the Closing Date).

      "Expenses" shall have the meaning ascribed to such term in Section 10.05.

      "FAS No. 5" shall have the meaning ascribed to such term in subsection (d) of Section 11.02.

      "First Closing" shall have the meaning ascribed to such term in subsection
(a) of Section 2.04.

      "Forms" shall have the meaning ascribed to such term in subsection (c) of
Section 10.06.

      "Governmental Authority" shall mean any national, federal, regional, state, local or other governmental agency, authority, administrative agency, regulatory body, commission or instrumentality (other than a Court), including any multinational authority having governmental or quasi-governmental powers.

      "Hazardous Materials" shall mean any (A) petroleum or petroleum products or petroleum wastes (including crude oil or any fraction thereof), radioactive materials emitting radiation in excess of local background conditions, friable asbestos or friable asbestos-containing material, urea formaldehyde foam insulation, and polychlorinated biphenyls, or (B) chemicals, materials or


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX A-9
substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "dangerous substances," "dangerous wastes," "pollutants" or "toxic pollutants," or words of similar import, under any Environmental Law or Regulation.

      "Hazardous Materials Contamination" shall mean the existence of Hazardous Materials on, about or under a property at or in excess of levels that could reasonably be expected to require investigation, remediation or monitoring under applicable Environmental Laws in the jurisdiction in which the property is located.

      "Highway 6 Deed" shall mean a general warranty deed from an affiliate of the Parent to the Acquiror or a Subsidiary of the Acquiror dated the Closing Date with respect to the real property described in the Highway 6 Lease.

      "Highway 6 Lease" shall mean a lease agreement between the Acquiror or a Subsidiary of the Acquiror, as lessor, and the Parent or a Retained Subsidiary, as lessee, and an access agreement between the same parties relating to a certain transite test well, each in form and substance substantially similar to the forms thereof attached hereto as Appendix V and relating to the real property therein described.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnifiable Environmental Matters" shall mean:

      (a) Hazardous Materials Contamination existing on any current Real Property that is (i) identified in environmental site assessment reports and studies listed in Schedule 5.11 to the Parent's Disclosure Letter ("Known Hazardous Materials Contamination") and
            (ii) requires Environmental Activities (under the standards set forth in subsection (b) of Section 12.05) as of the Closing Date under applicable Environmental Laws existing as of the Closing Date (together, "Covered Known Hazardous Materials Contamination");

      (b) Hazardous Materials Contamination existing on any current or former Real Property of any member of any Company Group or generated by any member of any Company Group, other than Known Environmental Conditions, that requires Environmental Activities (under the standards set forth in subsection (b) of Section 12.05) as of the Closing Date under applicable Environmental Laws existing as of the Closing Date ("Unknown Hazardous Materials Contamination");

      (c)   Environmental Compliance Matters that are identified in Schedule
            5.11 to the Parent Disclosure Letter ("Known Environmental Compliance Matters");


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-10

      (d) Environmental Compliance Matters as of the Closing Date related to the Businesses and any member of either Company Group, other than any Known Environmental Compliance Matters ("Unknown Environmental Compliance Matters"); and

      (e) any matter set forth in the Parent's Disclosure Letter as an exception to subsection (c) of Section 5.11.

      "Indemnification Notice" shall have the meaning ascribed to such term in subsection (a) of Section 12.04.

      "Indemnified Party" shall mean the Person or Persons entitled to indemnification under Section 12.02 or 12.03.

      "Indemnifying Party" shall mean the Person or Persons obligated to indemnify the Indemnified Parties under Section 12.02 or 12.03.

      "Initial Balance Sheet" shall mean the audited combined balance sheet as of September 30, 2000 included in the Initial Financial Statements.

      "Initial Balance Sheet Date" shall mean September 30, 2000.

      "Initial Financial Statements" shall mean the consolidating statements of assets contemplated for sale and liabilities expected to be transferred of the Dresser Equipment Group as of September 30, 2000 and December 31, 1999 and the related consolidating statements of revenues and expenses excluding certain items for the nine month period ended September 30, 2000 and for the year ended December 31, 1999 and 1998, pursuant to the Halliburton Company Information Memorandum and the draft purchase and sale agreement, together with the notes thereto, all as audited by Arthur Andersen LLP as set forth in their report dated December 11, 2000 with respect thereto and for which the basis of presentation is set forth in note (2) thereto.

      "Intellectual Property" shall mean all domestic or foreign patents, patent applications, inventions, disclosures, trademarks, service marks and registrations therefor, trade names, copyrights, copyright registrations, trade secrets, knowhow, processes, logos, proprietary computer software, proprietary technology, slogans, research and development projects and all other proprietary rights of any kind or character, wherever located, that are used or being developed in connection with the Businesses and the confidential information owned by or licensed to and used in connection with such knowhow or processes or in the conduct of the Businesses ("Intellectual Property"), but which in no event shall include the name "Halliburton" (or any version or variation thereof) or any trademarks, trade names or symbols related thereto, together with such additions, deletions and changes to the Intellectual Property as may be permitted by this Agreement prior to the Closing Date.

      "Intercompany Account" shall mean all the accounts maintained by the Parent and its Subsidiaries in their Books and Records to reflect indebtedness owed by the Parent and its


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-11

Subsidiaries to other Subsidiaries and by Subsidiaries of the Parent to other Subsidiaries or to the Parent.

      "Intercompany Indebtedness" shall mean indebtedness reflected in the Intercompany Account, including any obligation to contribute to the consolidated federal income tax liability, whether or not evidenced by a promissory note or other security and whether payable on demand or having a scheduled maturity, owing either (A) from any member of either Company Group to any member of the Parent Group or (B) from any member of the Parent Group to any member of either Company Group.

      "Investment" shall have the meaning ascribed to such term in Section 2.01.

      "Knowledge" shall mean, with respect to the Parent, the actual knowledge of any of the individuals listed on Schedule A-2 to the Parent's Disclosure Letter.

      "Laws" shall mean all laws, statutes and ordinances of any nation or state, including the United States of America, and any political subdivision thereof, including any state of the United States of America, including all decisions of Courts having the effect of law in any such jurisdiction.

      "Legal Requirements" shall mean the obligations applicable to a specific Person imposed by Laws, Regulations and Orders.

      "Lenders" shall mean the lenders under the Bank Commitment Letter and the Bridge Commitment Letter.

      "Lien" shall mean any mortgage, pledge, security interest, adverse claim, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof or the filing of or agreement to give any financing statement under the Laws of any jurisdiction; provided, however, that the term Lien shall not include a Permitted Encumbrance.

      "Loan" shall have the meaning ascribed to such term in Section 2.01.

      "Loan Documents" shall mean the documents relating to the Loan to be made to DEGI pursuant to the Commitment Letters.

      "Losses" shall have the meaning ascribed to such term in subsection (a) of
Section 12.02.

      "Management Shares" shall mean the aggregate number of shares of DEGI Common Stock purchased prior to the First Closing by those individuals who will constitute members of management of the Acquiror and (after the Closings) its Subsidiaries to the extent that such shares of DEGI Common Stock qualify as retained equity for purposes of the Recapitalization of DEGI.

      "Material" shall mean:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-12

      (a) when used in any representation, warranty, covenant or condition of the Acquiror, material to the business, assets, results of operations, condition (financial and otherwise) or prospects of the Acquiror and its Subsidiaries, taken as a whole; or

      (b) when used in the context of any representation, warranty, covenant or condition of the Parent or the Seller to be confirmed as required by any Closing Condition, material to the business, assets, results of operations, condition (financial and otherwise) or prospects of the Businesses or, in the case of any matter susceptible of monetary quantification, any condition, circumstance, event, change or effect that could reasonably be expected to have an adverse effect measured in monetary terms equal to U.S. $15,000,000 or more; provided, however, that, when used with reference to the Parent, the term shall apply to the Parent and its Subsidiaries, taken as a whole.

      "Material Adverse Effect" shall mean:

      (a) when used in any representation, warranty, covenant or condition of the Acquiror, any condition, circumstance, event, change or effect that could reasonably be expected to have a material and adverse effect on the business, assets, results of operations, condition (financial and otherwise) or prospects of the Acquiror and its Subsidiaries, taken as a whole; or

      (b) when used (i) in the context of any representation, warranty, covenant or condition of the Parent or the Seller to be confirmed as required by any Closing Condition, any condition, circumstance, event, change or effect that could reasonably be expected to have a material and adverse effect on the business, assets, results of operations, condition (financial and otherwise) or prospects of the Businesses, or, in the case of any matter susceptible of monetary quantification, any condition, circumstance, event, change or effect that could reasonably be expected to have an adverse effect measured in monetary terms of U.S. $15,000,000 or more; provided, however, that, when used with reference to the Parent, the term shall apply to any condition, circumstance, event, change or effect that could reasonably be expected to have a material and adverse effect on the business, assets, results of operations, condition (financial and otherwise) or prospects of the Parent and its Subsidiaries, taken as a whole.

      "Merger" shall have the meaning ascribed to such term in subsection (c) of
Section 2.01.

      "Merger Agreement" shall mean a Merger Agreement dated the Closing Date among Dresser Industries, DEGI and Transitory Merger Sub in form and substance substantially similar to the form thereof attached hereto as Appendix I and pursuant to which the Transitory Merger Sub shall merge with and into DEGI.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-13

      "Merger Consideration" shall have the meaning ascribed to such term in subsection (c) of Section 2.01.

      "Net Equity" shall mean the difference between the consolidated total assets and the consolidated total liabilities of the Businesses as determined as of the Initial Balance Sheet Date, the Estimated Balance Sheet Date or the Closing Date and presented in the Initial Balance Sheet, the Estimated Balance Sheet or the Closing Balance Sheet, respectively.

      "Non-Controlled Entity" shall mean each of the following entities:

            Dresser Al-Rushaid Valve and Instrument Company, Ltd.
            Manufacturas Petrolanos Venezolanos, S.A.
            Penaga Grove Sdn. Bhd.
            DS Controls
            Dresser Tankanlagen GmbH & Co. Service KG
            GazDMD Avtomatika

      "Offering Documents" shall have the meaning ascribed to such term in subsection (a) of Section 8.09.

      "Order" shall mean any judgment, order or decree of any Court or Governmental Authority of competent jurisdiction.

      "Organizational Documents" shall mean, with respect to any entity, the certificate of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement or other similar organizational documents of such entity.

      "Parent" shall have the meaning ascribed to such term in the introductory paragraph to this Agreement.

      "Parent Benefit Plans" shall mean, collectively, (i) the Benefit Plans that are also sponsored, maintained or contributed to by one or more members of the Parent Group for the benefit of any of their present or former directors, officers, employees, agents, consultants or other similar representatives and
(ii) any other Material pension, profit sharing, retirement, life, health, unemployment, accident, disability, stock bonus, stock ownership, stock option, stock purchase, stock appreciation rights, phantom stock, other stock-based, severance, employment, change-in-control, deferred compensation, bonus or incentive compensation plan, agreement, program or policy, whether written or oral, sponsored, maintained, or contributed to by the Parent or the Seller pursuant to which the Parent or the Seller could have any Material liability with respect to, any of the present or former directors, officers, employees, agents, consultants or other similar representatives of the Company Groups but solely with respect to any such individual's capacity as a present or former director, officer, employee, agent, consultant or similar representative of a Company Group.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-14

      "Parent Group" shall mean the Parent and each of the Subsidiaries of the Parent other than any member of either Company Group.

      "Parent's Disclosure Letter" shall mean that letter, together with the associated schedules, of even date herewith, from the Parent to the Acquiror setting forth, as required hereby, the information called for herein and the discrepancies from the representations, warranties and covenants of the Parent contained herein.

      "Permitted Encumbrances" shall mean the following:

      (a) liens for taxes, assessments and other governmental charges not delinquent or which are currently being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP;

      (b) mechanics' and materialmen's liens not filed of record and similar charges not delinquent or which are filed of record but are being contested in good faith by appropriate proceedings; provided that, in the latter case, the specified Person or one of its Subsidiaries shall have set aside on its books adequate reserves with respect thereto in accordance with U.S. GAAP;

      (c) liens in respect of judgments or awards with respect to which the specified Person or one of its Subsidiaries shall in good faith currently be prosecuting an appeal or other proceeding for review and with respect to which such Person or such Subsidiary shall have secured a stay of execution pending such appeal or such proceeding for review; provided that, such Person or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

      (d) easements, leases, reservations or other rights of others in, or minor defects and irregularities in title to, property or assets of a specified Person or any of its Subsidiaries; provided that, such easements, leases, reservations, rights, defects or irregularities do not materially impair the use of such property or assets for the purposes for which they are held; and

      (e) any lien or privilege vested in any lessor, licensor or permittor for rent or other obligations of a specified Person or any of its Subsidiaries thereunder so long as the payment of such rent or the performance of such obligations is not delinquent.

      "Person" shall mean an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but shall not include a Court or Governmental Authority.

      "Post-Closing Payment Amount" shall have the meaning ascribed to such term in subsection (f) of Section 2.09.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-15

      "Preliminary Purchase Price" shall have the meaning ascribed to such term in subsection (b) of Section 2.03.

      "Principal Contract" shall mean any contract, written or oral, to which any member of either Company Group is a party (in the latter case, that relates to one or more of the Businesses) that is not terminable without substantial penalty at the option of such member of a Company Group on sixty days' notice or less and under which the monetary value to the Businesses of the executory portion of the contract exceeds U.S. $1 million or the monetary cost to the Businesses of the executory portion of the contract exceeds U.S. $1 million; provided, however, that no purchase order relating to products or services of the Businesses entered into in the ordinary course of business shall constitute a Principal Contract.

      "Proceedings" shall have the meaning ascribed to such term in subsection
(a) of Section 12.02.

      "Product Liability Claim" shall mean any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand giving rise to any liability or obligation (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability or negligence, in respect of any product, component or other item manufactured, sold, designed or produced at any time by, or service rendered at any time by or on behalf of, a specified Person in connection with any of the Businesses.

      "Product Warranty Claim" shall mean any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand giving rise to any liability or obligation (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due) under any guaranty, warranty, indemnity or other contract, express or implied, with respect to any product, component or other item manufactured, sold, designed or produced at any time by, or service rendered at any time by or on behalf of, a specified Person in connection with any of the Businesses.

      "Purchase Price" shall have the meaning ascribed to such term in subsection (a) of Section 2.03.

      "Purchase Price Adjustment" shall have the meaning ascribed to such term in subsection (e) of Section 2.09.

      "Real Property" shall mean all real property used in the Businesses, whether owned or leased by any member of the Company Groups.

      "Recapitalization" shall mean a transaction in which the Acquiror acquires the majority but not substantially all of DEGI (as distinct from the BV Companies) under circumstances in which "push-down" accounting is not required with respect to the books of DEGI by the application of the SEC's Staff Accounting Bulletin No. 54.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-16

      "Regulation" shall mean any rule or regulation of any Governmental Authority having the effect of Law or of any rule or regulation of any self-regulatory organization, such as a national securities exchange in the United States of America.

      "Regulatory Transfer Restriction" shall mean any Legal Requirement that imposes an obligation on the Parent or any of its Affiliates or on the Acquiror or any of its Affiliates to obtain the consent or approval of any Court or Governmental Authority in connection with the transfer of the Securities to the Acquiror or any Buyer.

      "Related Party Contract" shall mean a Principal Contract between a member of a Company Group and a member of the Parent Group (but which does not include any Surety Arrangement); provided, however, that any contract to which a Person that is not an Affiliate of the Parent is a party shall not be a Related Party Contract; and provided, further, that no purchase order or contract or agreement for the purchase or sale of supplies or services in the ordinary course of business shall be deemed to be a Related Party Contract.

      "Release" shall have the meaning specified in the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as currently in effect; provided however, that, to the extent the Environmental Laws of the state or locality in which the properties of any member of either Company Group are located establish a meaning for "Release" that is broader than that specified in CERCLA such broader meaning shall apply.

      "Reorganization" shall mean the aggregate of the corporate and other organizational transfers, combinations and separations to which reference is made in Annex B and that are necessary to result in the overall corporate structure necessary to permit the transactions contemplated by this Agreement.

      "Representatives" shall mean, with respect to the Parent or the Acquiror, its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives.

      "Retained Subsidiary" shall mean any Subsidiary of the Parent other than any member of either Company Group.

      "SEC" shall mean the Securities and Exchange Commission.

      "Second Closing" shall have the meaning ascribed to such term in subsection (c) of Section 2.04.

      "Section 338 Election" shall have the meaning ascribed to such term in subsection (a) of Section 10.06.

      "Section 338(h)(10) Elections" shall have the meaning ascribed to such term in subsection (c) of Section 10.06.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-17

      "Securities" shall mean those shares of DEGI Common Stock owned by Dresser Industries that are to be converted into cash pursuant to the Merger Agreement, the shares of DEGI Common Stock to be issued to the Acquiror in the Merger and the issued and outstanding Equity Securities of each BV Company that are to be sold pursuant to this Agreement.

      "Securities Act" shall have the meaning ascribed to such term in Section 7.05.

      "Securities Exchange Act" shall have the meaning ascribed to such term in
Section 8.08.

      "Seller" shall have the meaning ascribed to such term in the introductory paragraph of this Agreement.

      "Significant" and any variation thereof shall mean, when used to modify an obligation, an obligation or increase in an obligation having a monetary value of (i) U.S. $50,000 or more in case of any such value for an individual or (ii) U.S. $250,000 or more in case of any such value for a Person other than an individual.

      "Significant Benefit Plan" shall mean (a) a Benefit Plan with aggregate benefit liabilities or assets as of the date of this Agreement of U.S. $500,000 or more, (b) a Benefit Plan that is reasonably expected to cost the Company Groups in the aggregate U.S. $500,000 or more per annum to maintain or (c) any Parent Benefit Plan of the type described in clause (ii) of the definition of "Parent Benefit Plan" that is reasonably expected to cost the Company Groups in the aggregate U.S. $500,000.

      "Stockholders' Agreement" shall mean a Stockholders' Agreement to be entered into as of the Closing Date between the Parent and the Acquiror, in form and substance substantially similar to the form thereof attached hereto as Appendix VIII .

      "Subsidiary" shall mean, with respect to a specified Person, any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, more than fifty percent (50%) of the Equity Securities the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      "Surety Arrangements" shall mean a contract or agreement under which the Parent or any Retained Subsidiary shall have agreed to act as guarantor or surety with respect to any obligation of any member of a Company Group, whether by guaranty, suretyship contract, letter of credit (including as the reimbursement party in connection with any letter of credit), indemnity agreement, performance bond or otherwise.

      "Tax" or "Taxes" means any and all federal, state, local or foreign taxes, levies, imposts or withholdings of any nature whatsoever imposed by or on behalf of any Governmental Authority (including income (gross and net), franchise, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, ad valorem, sales, rental, use, turnover, value added, property (tangible and intangible), windfall profit, goods and services, excise


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-18
and stamp taxes), together with any and all assessments, penalties, fines, additions and interest relating thereto.

      "Tax Consequence" shall have the meaning ascribed to such term in subsection (b) of Section 10.06.

      "Tax Items" shall have the meaning ascribed to such term in subsection (a) of Section 5.08.

      "Tax Returns" shall mean any report, return, declaration, claim for refund or statement of other information with respect to Taxes, including any schedule, attachment or amendment thereto.

      "Terminating Acquiror Breach" shall have the meaning ascribed to such term in subsection (b) of Section 13.01.

      "Terminating Parent Breach" shall have the meaning ascribed to such term in subsection (c) of Section 13.01.

      "Termination Date" shall have the meaning ascribed to such term in subsection (d) of Section 13.01.

      "Third Person Consents" shall mean any approval, consent, amendment or waiver of a Person, other than a wholly owned Subsidiary of the Parent, that is required under any Organizational Document relating to the Parent, the Seller or any member of either Company Group or the Acquiror or any Buyer or under any contract to which any of the foregoing is a party or by which any of them or any of their properties or assets is bound in order to effect the transactions contemplated hereby or any part thereof, including waivers and consents by lenders and waivers of Transfer Restrictions.

      "Transfer Restrictions" shall mean Regulatory Transfer Restrictions and Contractual Transfer Restrictions.

      "Transfer Taxes" shall have the meaning ascribed to such term in Section 10.04.

      "Transition Services Agreement" shall mean a Transition Services Agreement entered into as of the Closing Date between the Parent and the Acquiror, in form and substance substantially similar to the form attached hereto as Appendix VII
 .

      "Transitory Merger Sub" shall mean DEG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Acquiror.

      "United States Dollars" (including "Dollars," "U.S. Dollars" and "U.S. $") shall mean the lawful currency of the United States of America.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-19

      "U.S. GAAP" shall mean accounting principles generally accepted in the United States of America, including generally accepted accounting principles as interpreted by the SEC. For the avoidance of doubt, the term, "U.S. GAAP," when used herein, shall mean the accounting principles generally accepted by the SEC as reflected in Regulation S-X promulgated under the Securities Exchange Act as in effect from time to time.

      "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act, as amended.

      "Year End Financial Statements" shall have the meaning ascribed to such term in subsection (a) of Section 2.08.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX A-20

                                                                         ANNEX B

                                 REORGANIZATION

The Parent shall cause the following steps to be completed on or prior to the Closing Date.

I.    Europe

1. Dresser Europe G.m.b.H. distributes the DM 28.3 million note received on December 29, 2000 for shares of Baroid G.m.b.H. and DB Stratabit G.m.b.H. to Dresser Europe S.P.R.L.

2. Dresser Europe S.P.R.L. sells the assets of its non-DEG operations to Dresser B.V. in exchange for a note.

3.    [Intentionally Omitted]

4. Dresser Produits Industriels S.A.S. distributes the shares of Dresser Congo S.A.R.L. and Kellogg France S.A. to Dresser B.V.

5.    [Intentionally Omitted]

6.    [Intentionally Omitted]

7. Dresser Equipment Group, Inc. forms Dresser International, Inc., a Delaware corporation.

8. Masoneilan International, L.L.C. sells its shares of Dresser Valves Europe G.m.b.H. to Dresser Europe G.m.b.H. for a note in the amount of $11.1 million.

8A. Masoneilan International, L.L.C. distributes the note received in step 8, above, to Dresser Industries, Inc.

9. Dresser Industries, Inc. contributes the $11.1 million note received in step 8A, above, to Dresser Equipment Group, Inc.

10. Dresser Netherlands B.V. sells the shares of Dresser Wayne AB to Dresser B.V. for $10.

11. Dresser Equipment Group, Inc. purchases the Lira note receivable held by Dresser Ireland Finance Company.

12.   Dresser International, Inc. creates the following new entities:

      a.    Italy Newco S.R.L.

      b.    [Intentionally Omitted]


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                     ANNEX B

      c.    Belgium Newco S.P.R.L.

      d.    Netherlands Newco B.V.

      e.    Sweden Newco AB

      f.    Dresser Finance (Luxembourg) S.A.R.L.

      g.    DEG Italia S.p.A.

13.   First Reserve Fund VIII, LP creates DI France S.A.S.

14. Masoneilan International L.L.C. sells its 74.79% of the shares of Masoneilan S.A. to Dresser International, Inc.

II.   Latin America

1. Dresser International, Inc. forms Ven Newco S.R.L., a Venezuelan sociedad de responsibilidad limitada.

2.    [Intentionally Omitted]

3. Halliburton de Mexico S.A. de C.V. sells the shares of Dresser Valve de Mexico S.A. de C.V. and Dresser Instruments S.A. de C.V. to Dresser International, Inc. for a note.

4. Dresser Industries, Inc. loans an amount equal to the note described in step 3 above to Dresser Equipment Group, Inc.

5. Dresser Equipment Group, Inc. loans funds from step 4 above to Dresser International, Inc.

6. Dresser International, Inc. pays the note to Halliburton de Mexico S.A. de C.V. described in step 3 above.

7.    [Intentionally omitted.]

8. Dresser Industries, Inc. sells its 99.99% of the shares of Dresser Industria e Commercio Ltda. to Dresser International, Inc..

9. Dresser Industries, Inc. contributes its 44.75% of the shares of Manufacturas Petroleros Venezolanos S.A. to Dresser Equipment Group, Inc.

10. Dresser Equipment Group, Inc. contributes the 44.75% of the shares of Manufacturas Petroleros Venezolanos S.A. received in step 9 above to Dresser International, Inc.

III.  United Kingdom

1.    Dresser International, Inc. forms a new U.K. limited company, DEG U.K.
      Ltd.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX B-2

2. Dresser UK Limited sells the assets of its Valve, Wayne and IDR divisions to DEG U.K. Ltd.

3.    Grove T.K. Valve Ltd. sells the assets of its Valve division to DEG U.K.
      Ltd.

4.    [Intentionally omitted]

5.    [Intentionally omitted]

IV.   Canada

1.    Dresser International, Inc. forms a new Canadian corporation, DEG (Canada)
      Inc.

2. Halliburton Group Canada, Inc. sells its DEG tangible assets to DEG (Canada) Inc.

3. Halliburton Group Canada, Inc. sells its DEG intangible assets to Dresser International, Inc.

V.    Miscellaneous Jurisdictions

1.    Dresser International, Inc. creates Japan Newco Ltd.

2. Dresser Industries, Inc. sells the shares of Niigata Masoneilan Co. Ltd. to Japan Newco Ltd.

2A. Niigata Masoneilan Valve Service Co. Ltd. and Niigata Masoneilan Co. Ltd. merge into Japan Newco Ltd. Each of the Parent and the Acquiror shall use its reasonable best efforts to effect as much of this step V.2A as possible on or prior to March 31, 2001. Notwithstanding any provisions to the contrary in this Agreement, this step V.2A shall not be a condition to the First Closing.

3. Dresser Industries, Inc. contributes the shares of Dresser Russia, Inc. to Dresser Equipment Group, Inc.

4. Dresser Equipment Group, Inc. contributes the shares of Dresser Russia, Inc. received in step 3 above to Dresser International, Inc.

5. Dresser Industries, Inc. contributes the shares of Dresser Korea Inc. to Dresser Equipment Group, Inc.

6. Dresser Equipment Group, Inc. contributes the shares of Dresser Korea Inc. received in step 5 above to Dresser International, Inc.

7. Dresser Industries, Inc. contributes its 51% interest in Saber Technologies, L.L.C. to Dresser Equipment Group, Inc.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX B-3

8. Dresser Industries, Inc. contributes its 71.4% of the shares of Dresser-Nagano Inc. to Dresser Equipment Group, Inc.

9. Masoneilan International, L.L.C. distributes the shares of Dresser Latvia Ltd. to Dresser Industries, Inc.

10. Dresser Industries, Inc. contributes the shares of Dresser Latvia Ltd. received in step 9 above to Dresser Equipment Group, Inc.

11. Dresser Equipment Group, Inc. contributes the shares of Dresser Latvia Ltd. to Dresser International, Inc.

11A. Dresser International, Inc. contributes the shares of Dresser Latvia Ltd. received in step 11 above to Netherlands Newco B.V.

12.   [Intentionally omitted]

13. Masoneilan International L.L.C. sells the shares of Dresser Singapore Pte. Ltd. to Dresser International, Inc.

14. Masoneilan International, L.L.C. distributes the shares of Dresser Valve India Pte. Ltd. to Dresser Industries, Inc.

15. Dresser Industries, Inc. contributes the shares of Dresser Valve India Pte. Ltd. received in step 14 above to Dresser Equipment Group, Inc.

16. Dresser Equipment Group, Inc. contributes the shares of Dresser Valve India Pte. Ltd. received in step 15 above to Dresser International, Inc.

16A. Dresser International, Inc. contributes the shares of Dresser Valve India Pte. Ltd. received in step 16 above to Netherlands Newco B.V.

17.   Masoneilan International, LLC distributes the assets of its Dubai Branch
      (UAE) to Dresser Industries, Inc.

18. Dresser Industries, Inc. contributes the Dubai Branch (UAE) assets received in step 17 above to Dresser Equipment Group, Inc.

19. Dresser Equipment Group, Inc. contributes the Dubai Branch (UAE) assets received in step 18 above to Dresser International, Inc.

20. Dresser AG sells its 49% interest in Dresser Al-Rushaid Valve & Instrument Company, Ltd. (Saudi Arabia) to Dresser International, Inc.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                    ANNEX B-4

21. Dresser Equipment Group, Inc. distributes the shares of Dresser Holding, Inc., to Dresser Industries, Inc.

22.   [Intentionally Omitted]

23. Dresser Industries, Inc. transfers the activities of its China Rep. Office to Dresser International, Inc.

24. Dresser AG sells the DEG assets of its South African Branch to Dresser International, Inc.

25. Dresser International, Inc. (90%) and Dresser, Inc. (10%) form Nigerian Limited Company.

26. Dresser Industries, Inc. contributes its 31% of the stock of GAZDMD Avtomatika, a Russian closed joint stock company, to Dresser Equipment Group, Inc.

27. Dresser Equipment Group, Inc. transfers the 31% of the stock of GAZDMD Avtomatika received in step 26 above to Dresser International, Inc.

28.   DIL, Inc. merges into Dresser Equipment Group, Inc.

29.   Dresser Equipment Group, Inc. forms Dresser RE, Inc., a Delaware
      Corporation.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   ANNEX B-5

                                                                         ANNEX C

                  LIST OF THE SELLER, BUYERS AND BV COMPANIES,
                         AND BV ALLOCABLE PURCHASE PRICE

                                                                                                             Allocation of BV
                                                                                                             Allocable Purchase
        Seller                           Buyer                              BV Company                            Price(1)
        ------                           -----                              ----------                      ------------------
1.  Dresser B.V.                   Italy Newco S.R.L.                  Dresser Italia S.R.L.                     (millions)

                                                                                                                   $113.9

2.  Dresser B.V.                   France Newco S.A.S.                 Dresser Produits Industriels
                                                                       S.A.S.                                        67.6
3.  Dresser B.V.                   Japan Newco                         Dresser Japan Ltd.
                                                                                                                      1.6
4.  Dresser B.V.                   Sweden Newco                        Dresser Wayne AB
                                                                                                                     29.2
5.  Dresser B.V.                   Dresser International, Inc.         Dresser Europe S.P.R.L.
                                                                                                                     23.3
6.  Dresser B.V. (32.46%)          Netherlands Newco B.V.              Dresser Industrial Products B.V.
                                                                                                                      5.0
7.  Dresser B.V.                   Dresser International, Inc.         Dresser Netherlands B.V.
                                                                                                                      1.7
8.  Dresser B.V.                   Dresser International, Inc.         Dresser Polska Sp. Zo.o
                                                                                                                      5.0
9.  Dresser B.V.                   Dresser International, Inc.         Dresser Finland Oy
                                                                                                                       .2
10. Dresser B.V. (67.54%)          Dresser International, Inc.         Dresser Industrial Products B.V.
                                                                                                                     10.4
                                                                                                                   ------
                                   BV Allocable Purchase Price                                                     $257.9
                                                                                                                   ======

(1) The allocation of the BV Allocable Purchase Price among the BV Companies, as set forth above, has been agreed among the Parent, the Acquiror and the Seller on the basis of available financial data. Upon further analysis, the Parent, the Seller and the Acquiror may agree in writing to amend the allocation of the BV Allocable Purchase Price as among the BV Companies set forth above.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                     ANNEX C

                                                                         ANNEX D

               ALLOCATION PROCEDURES FOR PURCHASE PRICE ADJUSTMENT

      The Purchase Price Adjustment, if any, shall be allocated as follows:

      To the extent that the Net Equity of any BV Company set forth on Annex C hereto increases or decreases from the Initial Balance Sheet Date to the Closing Date, the Purchase Price allocated to that BV Company shall be increased or decreased accordingly. The balance of any Purchase Price Adjustment shall be allocated to DEGI.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                     ANNEX D

                                                                      Appendix I

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

                                 By and Between

                                  Dresser, Inc.

                                       and

                           DEG Acquisition Corporation


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX I

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of April 10, 2001 (this "Merger Agreement"), is by and between Dresser, Inc., a Delaware corporation and a wholly owned subsidiary of Dresser Industries, Inc., a Delaware corporation ("Dresser Industries") and DEG Acquisition Corporation, a Delaware corporation ("Transitory Merger Sub") and a wholly owned subsidiary of DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror").

                                    RECITALS:

      Halliburton Company, a Delaware corporation ("Halliburton") and the owner of all the outstanding capital stock of Dresser Industries, the Acquiror and the Seller named therein have executed and delivered an Agreement and Plan of Recapitalization ("the Recapitalization Agreement") dated January 30, 2001, as amended and restated, relating to certain transactions pursuant to which, when consummated, Dresser Industries will effectively have transferred to the Acquiror 94.9% of its capital stock interest in Dresser, Inc. and, following the Reorganization, the Subsidiaries of Dresser, Inc. and the Non-Controlled Entities.

      One of the transactions contemplated by the Recapitalization Agreement is the Merger provided for herein.

      The Boards of Directors of Halliburton, the Acquiror and the Seller have approved the Recapitalization Agreement and desire to consummate the transactions contemplated thereby.

      The Boards of Directors of Dresser, Inc. and Transitory Merger Sub have approved and adopted this Merger Agreement and Dresser Industries, as the owner of all the issued and outstanding capital stock of Dresser, Inc., has approved this Merger Agreement and the Merger.

      Before entering into this Merger Agreement, the 1,000 shares of common stock of Dresser, Inc. issued and outstanding were, pursuant to the authorization of the Board of Directors of Dresser, Inc. and Dresser Industries, as the sole stockholder of Dresser, Inc., divided, on the basis of 1,000 shares of Class A common stock of Dresser, Inc. ("Dresser, Inc. Class A Common Stock") for each outstanding share of common stock of Dresser, Inc., into 1,000,000 shares of Dresser, Inc. Class A Common Stock, all of which is owned of record and beneficially by Dresser Industries immediately prior to the Merger contemplated hereby.

      Upon the terms of this Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), Transitory Merger Sub will merge with and into Dresser, Inc. (the "Merger") and Dresser, Inc. will be the surviving corporation.

      The executed Merger Agreement is on file at the office of Dresser, Inc. at 2601 Beltline Road, Carrollton, Texas 75006. A copy of the Merger Agreement will be furnished by Dresser, Inc., on request and without cost, to any stockholder of any constituent corporation.

      NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-2

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01 Definitions. Certain capitalized and other terms used in this Merger Agreement are defined in Annex A to the Recapitalization Agreement and are used herein with the meanings ascribed to them therein.

      SECTION 1.02 Rules of Construction. Unless the context otherwise requires, as used in this Merger Agreement: (a) a term has the meaning ascribed to it; (b) an accounting term not otherwise defined has the meaning ascribed to it in accordance with U.S. GAAP; (c) "or" is not exclusive; (d) "including" means "including, without limitation;" (e) words in the singular include the plural;
(f) words in the plural include the singular; (g) words applicable to one gender shall be construed to apply to each gender; (h) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Merger Agreement; and (i) the terms "Article" or "Section" shall refer to the specified Article or Section of this Merger Agreement.

                                   ARTICLE II

                                 TERMS OF MERGER

      SECTION 2.01 Statutory Merger. Subject to the terms contained herein, Transitory Merger Sub shall merge with and into Dresser, Inc. at the effective time (the "Effective Time"). The terms and conditions of the Merger and the mode of carrying the same into effect shall be as set forth in this Merger Agreement. As a result of the Merger, the separate corporate existence of each of the constituent corporations shall cease and Dresser, Inc. shall continue as the surviving corporation.

      SECTION 2.02 Effective Time. Promptly after execution and delivery of this Merger Agreement (the timing of which is governed by the Recapitalization Agreement), the parties hereto shall cause the Merger to be consummated by filing a certified copy of this Merger Agreement with the Secretary of State of the State of Delaware.

      SECTION 2.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Transitory Merger Sub and Dresser, Inc. shall vest in the surviving corporation, and all debts, liabilities and duties of the Transitory Merger Sub and Dresser, Inc. shall become the debts, liabilities and duties of the surviving corporation.

      SECTION 2.04 Certificate of Incorporation; Bylaws. At the Effective Time, the certificate of incorporation and the bylaws of Dresser, Inc., as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and the bylaws of the surviving corporation.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-3

      SECTION 2.05 Directors and Officers. The directors of the Transitory Merger Sub immediately prior to the Effective Time shall be the directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation, and the officers of Transitory Merger Sub immediately prior to the Effective Time shall be the officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

      SECTION 3.01 Merger Consideration; Conversion and Cancellation of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Dresser Industries, Dresser, Inc. or the holders of any of the following securities:

            (a) Subject to the other provisions of this Article III, each of an aggregate of 200 shares of common stock of the Transitory Merger Sub ("Transitory Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 48,500 shares of Dresser, Inc. Class A Common Stock and 1,500 shares of Class B common stock of Dresser, Inc. ("Dresser, Inc. Class B Common Stock"). Notwithstanding the foregoing, if between the date of this Merger Agreement and the Effective Time the outstanding shares of the Transitory Merger Sub Common Stock or Dresser, Inc. Class A Common Stock or Dresser, Inc. Class B Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the exchange ratio specified in this subsection (a) shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

            (b) An aggregate of 462,592 shares of Dresser, Inc. Class A Common Stock issued and outstanding and held by Dresser Industries immediately prior to the Effective Time shall be converted into the right to receive U.S. $1,009,338,486 in cash, and each of the 537,408 then remaining shares of Dresser, Inc. Class A Common Stock held by Dresser Industries shall continue to be issued and outstanding and held by Dresser Industries.

      SECTION 3.02 Exchange of Certificates.

            (a) Certificates. Promptly following the Effective Time, Dresser Industries shall deliver to Dresser, Inc. a certificate or certificates evidencing the number of shares of Dresser, Inc. Class A Common Stock that were converted into the right to receive cash as provided in subsection
      (b) of Section 3.01 herein and Dresser, Inc. shall pay or cause to be paid to Dresser Industries an amount in cash equal to the dollar amount set forth in subsection (b) of Section 3.01. If, and to the extent, the aggregate number of shares of Dresser, Inc. Class A Common Stock evidenced by the certificates so delivered exceed the number of shares specified in subsection (b) of Section 3.01, Dresser, Inc. shall cancel or


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-4
      cause to be cancelled all such certificates and shall issue or cause to be issued one or more additional certificates evidencing those shares of Dresser, Inc. Class A Common Stock not so converted pursuant to subsection
      (b) of Section 3.01.

            (b) Promptly following the Effective Time, Acquiror shall deliver to Dresser, Inc. a certificate or certificates formerly representing all of the issued and outstanding shares of Transitory Merger Sub Common Stock and Dresser, Inc. shall issue or cause to be issued one or more additional certificates evidencing 9,700,000 shares of Dresser, Inc. Class A Common Stock and 300,000 shares of Dresser, Inc. Class B Common Stock to Acquiror in exchange therefor.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

      SECTION 4.01 Termination. This Merger Agreement may be terminated at any time prior to the Effective Time:

            (a) by mutual consent of Transitory Merger Sub and Dresser, Inc.;

            (b) by either Transitory Merger Sub or Dresser, Inc., if the Merger shall not have been consummated before June 30, 2001;

            (c) upon a termination of the Recapitalization Agreement.

      SECTION 4.02 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses or sent by electronic transmission to the telecopier number specified below:

            (a) If to Dresser Industries or Dresser, Inc., to:

                  Dresser Industries, Inc.
                  c/o Halliburton Company
                  4100 Clinton Drive
                  Houston, TX 77020
                  Attention: David Reamer, Senior Vice President
                  Telecopier No.: (713) 676-3112


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-5
            with a copy to:

                  Vinson & Elkins L.L.P.
                  First City Tower
                  1001 Fannin
                  Houston, Texas 77002-6760
                  Attention: William E. Joor III
                  Telecopier No.: (713) 615-5201

            (b)   If to Transitory Merger Sub, to:

                  c/o First Reserve Corporation
                  411 West Putnam Avenue
                  Greenwich, CT 06830
                  Attention: William Macaulay
                  Telecopier No.: (713) 224-0771

                  with a copy to:

                  Tom Denison
                  1801 California Street, #4110
                  Denver, CO 80202
                  Telecopier No.: (303) 382-1275

                  and

                  c/o Odyssey Investment Partners, LLC
                  280 Park Avenue
                  West Tower, 38th Floor
                  New York, NY 10017
                  Attention: Paul Barnett
                  Telecopier No.: (212) 351-7925

            with a copy to:

                  Latham & Watkins
                  885 Third Avenue, Suite 1000
                  New York, New York 10022
                  Attention: Robert F. Kennedy
                  Telecopier No.: (212) 751-4864

or to such other address or telecopier number as any party may, from time to time, designate in a written notice given in a like manner. Notice given by telecopier shall be deemed delivered on the day the sender receives telecopier confirmation that such notice was received at the telecopier


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-6
number of the addressee. Notice given by mail as set out above shall be deemed delivered three days after the date the same is postmarked.

      SECTION 4.03 Headings. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

      SECTION 4.04 Severability. If any term or other provision of this Merger Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Merger Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Merger Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      SECTION 4.05 Entire Agreement. This Merger Agreement constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof.

      SECTION 4.06 Assignment. This Merger Agreement shall not be assigned by operation of Law or otherwise.

      SECTION 4.07 Governing Law. This Merger Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, and any matter involving the internal corporate affairs of any party hereto shall be governed by the provisions of the DGCL.

      SECTION 4.08 Counterparts. This Merger Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-7

      IN WITNESS WHEREOF, each of the parties hereto has caused this Merger Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          DRESSER, INC.


                                          By: _________________________________
                                          Name:
                                          Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-8

                                          DEG ACQUISITION CORPORATION


                                          By: _________________________________
                                          Name:
                                          Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX I-9

                                                                   Appendix II-A

               AGREEMENT AND RELEASE OF INTERCOMPANY INDEBTEDNESS
                              AT THE FIRST CLOSING

      This Agreement and Release of Intercompany Indebtedness ("Agreement and Release") dated as of April 10, 2001 is by and between Halliburton Company, a Delaware corporation (the "Parent"), for itself and on behalf of each of the other members of the Parent Group, as such term is defined in the Agreement, as defined below, and Dresser, Inc., a Delaware corporation ("DEGI"), for itself and on behalf of each of the other members of the DEGI Group, as such term is defined in the Agreement.

                                    RECITALS:

      On April 10, 2001, the Parent and the Seller named therein and the Acquiror named therein executed and delivered an Amended and Restated Agreement and Plan of Recapitalization dated as of that date (the "Agreement") relating to the sale of certain of the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      Section 2.06(c) of the Agreement provides in part that

            'Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the DEGI Group or by any member of the DEGI Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release...'

      The Parent and the Acquiror have determined that they need additional time to record the transactions whereby the discharge of the Intercompany Indebtedness is effected, but they wish to release and forgive, effective as of the date hereof any and all Intercompany Indebtedness between the Parent Group and the DEGI Group.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

      Section 1. Capitalized terms used but not defined herein are defined in the Agreement and are used herein with the same meanings as ascribed to them therein.

      Section 2. The Parent and the Acquiror hereby agree to cooperate and to cause their


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX II-A
controlled affiliates to cooperate with each other in recording the transactions whereby the discharge of Intercompany Indebtedness between the Parent Group and the DEGI Group is effected, including payments, capital contributions, distributions, assumptions and other transactions with respect to Intercompany Indebtedness in the most tax efficient manner.

      Section 3. For purposes of this Agreement and Release, to the maximum extent practicable (as determined by the Parent and the Acquiror and after giving effect to such payments, capital contributions, distributions, assumptions and other transactions with respect to Intercompany Indebtedness as the Parent and the Acquiror determine to undertake pursuant to Section 2 of this Agreement and Release), Parent Group Intercompany Indebtedness (as defined in
Section 5 below) and DEGI Group Intercompany Indebtedness (as defined in Section 4 below) shall be netted.

      Section 4. The Parent, for itself and on behalf of each of the other members of the Parent Group, does hereby release, effective as of the date hereof, DEGI and each of the other members of the DEGI Group from any and all liabilities, obligations, duties and debts arising with respect to any and all Intercompany Indebtedness owed by DEGI or any other member of the DEGI Group to any member of the Parent Group ("DEGI Group Intercompany Indebtedness") after taking into account the effect of the netting of Intercompany Indebtedness contemplated by Section 3 above and any actions taken pursuant to Section 2 above. The Parent, for itself and on behalf of each of the other members of the Parent Group, acknowledges and agrees that, from and after the date hereof, none of DEGI or any other member of the DEGI Group shall have any liability, obligation, duty or debt whatsoever to any member of the Parent Group with respect to DEGI Group Intercompany Indebtedness.

      Section 5. DEGI, for itself and on behalf of each of the other members of the DEGI Group, does hereby release, effective as of the date hereof, Parent and each of the other members of the Parent Group from any and all liabilities, obligations, duties and debts arising with respect to any and all Intercompany Indebtedness owed by the Parent or any other member of the Parent Group to any member of the DEGI Group ("Parent Group Intercompany Indebtedness") after taking into account the effect of the netting of Intercompany Indebtedness contemplated by Section 3 above and any actions taken pursuant to Section 2 above. DEGI, for itself and on behalf of each of the other members of the DEGI Group, acknowledges and agrees that, from and after the date hereof, none of the Parent or any other member of the Parent Group shall have any liability, obligation, duty or debt whatsoever to any member of the DEGI Group with respect to Parent Group Intercompany Indebtedness.

      This Agreement and Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but a single instrument.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX II-A-2

      IN WITNESS WHEREOF, the Parent, acting through the officer thereof named below, thereunto duly authorized, and DEGI, acting through the officer thereof named below, thereunto duly authorized, have executed this Agreement and Release as of the 10th day of April, 2001.

                                   HALLIBURTON COMPANY,
                                   for itself and on behalf of each of the other members of the Parent Group

                                   By: _________________________________________
                                   Name:
                                   Title:


                                   DEG ACQUISITIONS, LLC

                                   By: _________________________________________
                                   Name:
                                   Title:


                                   DRESSER, INC.,
                                   for itself and on behalf of each of the other members of the DEGI Group

                                   By: _________________________________________
                                   Name:
                                   Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX II-A-3

                                                                   Appendix II-B

               AGREEMENT AND RELEASE OF INTERCOMPANY INDEBTEDNESS
                              AT THE SECOND CLOSING

      This Agreement and Release of Intercompany Indebtedness ("Agreement and Release") dated as of April 10, 2001 is by and between Halliburton Company, a Delaware corporation (the "Parent"), for itself and on behalf of each of the other members of the Parent Group, as such term is defined in the Agreement, as defined below, and Dresser, Inc., a Delaware corporation ("DEGI"), on behalf of each of the members of the BV Group, as such term is defined in the Agreement.

                                    RECITALS:

      On April 10, 2001, the Parent and the Seller named therein and the Acquiror named therein executed and delivered an Amended and Restated Agreement and Plan of Recapitalization dated as of that date (the "Agreement") relating to the sale of certain of the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      Section 2.07(c) of the Agreement provides in part that

            'Any Intercompany Indebtedness owed at the Closing Date by any member of the Parent Group to any member of the BV Group or by any member of the BV Group to any member of the Parent Group shall be discharged, whether, at the election of the Parent (provided, that the Parent shall cooperate with the Acquiror to structure such discharge in the manner that is most tax-efficient to all the parties), by payment by the obligor or by release and forgiveness by the obligee pursuant to a written release...'

      The Parent and the Acquiror have determined that they need additional time to record the transactions whereby the discharge of the Intercompany Indebtedness is effected, but they wish to release and forgive, effective as of the date hereof any and all Intercompany Indebtedness between the Parent Group and the BV Group.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

      Section 1. Capitalized terms used but not defined herein are defined in the Agreement and are used herein with the same meanings as ascribed to them therein.

      Section 2. The Parent and the Acquiror hereby agree to cooperate and to cause their


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX II-B
controlled affiliates to cooperate with each other in recording the transactions whereby the discharge of Intercompany Indebtedness between the Parent Group and the BV Group is effected, including payments, capital contributions, distributions, assumptions and other transactions with respect to Intercompany Indebtedness in the most tax efficient manner.

      Section 3. For purposes of this Agreement and Release, to the maximum extent practicable (as determined by the Parent and the Acquiror and after giving effect to such payments, capital contributions, distributions, assumptions and other transactions with respect to Intercompany Indebtedness as the Parent and the Acquiror determine to undertake pursuant to Section 2 of this Agreement and Release), Parent Group Intercompany Indebtedness (as defined in
Section 5 below) and BV Group Intercompany Indebtedness (as defined in Section 4 below) shall be netted.

      Section 4. The Parent, for itself and on behalf of each of the other members of the Parent Group, does hereby release, effective as of the date hereof, each member of the BV Group from any and all liabilities, obligations, duties and debts arising with respect to any and all Intercompany Indebtedness owed by any member of the BV Group to any member of the Parent Group ("BV Group Intercompany Indebtedness") after taking into account the effect of the netting of Intercompany Indebtedness contemplated by Section 3 above and any actions taken pursuant to Section 2 above. The Parent, for itself and on behalf of each of the other members of the Parent Group, acknowledges and agrees that, from and after the date hereof, no member of the BV Group shall have any liability, obligation, duty or debt whatsoever to any member of the Parent Group with respect to BV Group Intercompany Indebtedness.

      Section 5. DEGI, on behalf of each member of the BV Group, does hereby release, effective as of the date hereof, Parent and each of the other members of the Parent Group from any and all liabilities, obligations, duties and debts arising with respect to any and all Intercompany Indebtedness owed by the Parent or any other member of the Parent Group to any member of the BV Group ("Parent Group Intercompany Indebtedness") after taking into account the effect of the netting of Intercompany Indebtedness contemplated by Section 3 above and any actions taken pursuant to Section 2 above. DEGI, on behalf of each of the members of the BV Group, acknowledges and agrees that, from and after the date hereof, none of the Parent or any other member of the Parent Group shall have any liability, obligation, duty or debt whatsoever to any member of the BV Group with respect to Parent Group Intercompany Indebtedness.

      This Agreement and Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but a single instrument.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX II-B-2

      IN WITNESS WHEREOF, the Parent, acting through the officer thereof named below, thereunto duly authorized, the Acquiror, acting through the officer thereof named below, thereunto duly authorized, and DEGI, acting through the officer thereof named below, thereunto duly authorized, have executed this Agreement and Release as of the 10th day of April, 2001.

                                  HALLIBURTON COMPANY,
                                  for itself and on behalf of each of the other members of the Parent Group

                                  By:__________________________________________
                                  Name:
                                  Title:


                                          DEG ACQUISITIONS, LLC

                                  By:__________________________________________
                                  Name:
                                  Title:


                                  DRESSER, INC.
                                  on behalf of each of the members of the BV
                                  Group

                                  By:__________________________________________
                                  Name:
                                  Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX II-B-3

                                                                  Appendix III-A

                                RELEASE OF CLAIMS
                         BY PARENT AT THE FIRST CLOSING

      This Release of Claims ("Release") dated as of April 10, 2001 is granted by Halliburton Company, a Delaware corporation (the "Parent"), for itself and on behalf of each other member of the Parent Group, as such term is defined in the Agreement, as defined below, and is accepted by Dresser, Inc., a Delaware corporation ("DEGI") for itself and on behalf of each other member of the DEGI Group, as such term is defined in the Agreement.

                                    RECITALS:

      On April 10, 2001, the Parent and the Seller named therein and the Acquiror named therein executed and delivered an Amended and Restated Agreement and Plan of Recapitalization dated as of that date (the "Agreement") relating to the sale of certain of the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      The Agreement provides that, in connection with such sale, the Parent Group shall release all claims that it may have against any member of the DEGI Group with respect to the Businesses prior to the Closing Date.

      Capitalized terms used but not defined herein are defined in the Agreement and are used herein with the same meanings as ascribed to them therein.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent, for itself and for its affiliates, successors, assigns and the stockholders of each of them, hereby fully releases, discharges, disclaims, waives and renounces any and all claims, controversies, demands, rights, disputes and causes of action of whatever kind or nature, whether known or unknown, contingent or absolute, at common law, statutory or otherwise that the Parent or any other member of the Parent Group has had, may now have or may ever have against DEGI or any other member of the DEGI Group or against any officer, director, employee, consultant or attorney, past or present, of the companies so released, arising out of or in any way resulting from or related to any act or omission by any of such Persons in the operation and conduct of the Businesses at any time prior to the date hereof; provided, however, that there shall be excluded from the scope and reach of this Release any claims, controversies, demands, rights, disputes or causes of action that (i) relate to any Related Party Contract that is continued in effect after the date hereof in accordance with the terms of the Agreement or (ii) are based upon or arise out of any provision of the Agreement. The Parent agrees and covenants never to sue or otherwise look to DEGI or any other member of the DEGI Group or any officer, director, employee, consultant or attorney, past or present, of the companies so released,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX III-A
for payment or satisfaction of such released claims, controversies, demands, rights, disputes or causes of action. The Parent hereby covenants and agrees that it has not heretofore assigned any claims or causes of action released hereby.

      IN WITNESS WHEREOF, the Parent, acting herein through the officer thereof named below, thereunto duly authorized, have executed this Release as of April 10, 2001.

                                          HALLIBURTON COMPANY,
                                          for itself and on behalf of each other
                                          member of the Parent Group


                                          By:___________________________________
                                          Name:
                                          Title:

Accepted as of the day written above,
for itself and on behalf of each other
member of the DEGI Group

DRESSER, INC.


By:___________________________________
Name:
Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX III-A-2

                                                                  Appendix III-B

                                RELEASE OF CLAIMS
                         BY PARENT AT THE SECOND CLOSING

      This Release of Claims ("Release") dated as of April 10, 2001 is granted by Halliburton Company, a Delaware corporation (the "Parent"), and the Seller, for themselves and on behalf of each other member of the Parent Group, as such term is defined in the Agreement, as defined below, for the benefit of each of the BV Companies, as such term is defined in the Agreement, and each other member of the BV Group, as such term is defined in the Agreement.

                                    RECITALS:

      On April 10, 2001, the Parent and the Seller named therein and the Acquiror named therein executed and delivered an Amended and Restated Agreement and Plan of Recapitalization dated as of that date (the "Agreement") relating to the sale of certain of the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      The Agreement provides that, in connection with such sale, the Parent Group shall release all claims that it may have against any member of the BV Group with respect to the Businesses prior to the Closing Date.

      Pursuant to the Agreement, the Securities of the BV Companies are being sold and purchased at the Second Closing.

      Capitalized terms used but not defined herein are defined in the Agreement and are used herein with the same meanings as ascribed to them therein.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent and the Seller, for themselves, for each other member of the Parent Group, and for the affiliates, successors, assigns and the stockholders of each of them, hereby fully release, discharge, disclaim, waive and renounce any and all claims,controversies, demands, rights, disputes and causes of action of whatever kind or nature, whether known or unknown, contingent or absolute, at common law, statutory or otherwise that the Parent, the Seller or any other member of the Parent Group has had, may now have or may ever have against the BV Companies or any other member of the BV Group or against any officer, director, employee, consultant or attorney, past or present, of the companies so released, arising out of or in any way resulting from or related to any act or omission by any of such Persons in the operation and conduct of the Businesses at any time prior to the date hereof; provided, however, that there shall be excluded from the scope and reach of this Release any claims,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX III-B
controversies, demands, rights, disputes or causes of action that (i) relate to any Related Party Contract that is continued in effect after the date hereof in accordance with the terms of the Agreement or (ii) are based upon or arise out of any provision of the Agreement. The Parent and the Seller agree and covenant never to sue or otherwise look to the BV Companies or any other member of the BV Group or any officer, director, employee, consultant or attorney, past or present, of the companies so released, for payment or satisfaction of such released claims, controversies, demands, rights, disputes or causes of action. The Parent and the Seller hereby covenant and agree that they have not heretofore assigned any claims or causes of action released hereby.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX III-B-2

      IN WITNESS WHEREOF, the Parent and the Seller, acting herein through the officers thereof named below, thereunto duly authorized, have executed this Release as of April 10, 2001.

                                       HALLIBURTON COMPANY


                                       By:__________________________________
                                       Name:
                                       Title:


                                       DRESSER B.V.


                                       By:__________________________________
                                       Name:
                                       Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX III-B-3

                                                                     Appendix IV

                               HALLIBURTON COMPANY
                   TRADEMARK ASSIGNMENT AND LICENSE AGREEMENT

      THIS TRADEMARK ASSIGNMENT AND LICENSE Agreement (this "Agreement"), effective as of April 10, 2001 (the "Effective Date"), is entered into by and between Halliburton Company, having a principal place of business at 3600 Lincoln Plaza, 500 N. Akard St., Dallas, Texas 75201-3391, hereinafter referred to as "ASSIGNOR," and Dresser, Inc. having a principal place of business at 2601 Beltline Road, Carollton, Texas, 75006, hereinafter referred to as "ASSIGNEE."

      WHEREAS, ASSIGNOR and its Affiliates have adopted and are using the mark "DRESSER" and "DRESSER and Design" as trademarks and service marks for a broad range of goods and services in the United States and elsewhere throughout the world, and has on file with the trademark offices of various countries pending trademark and service mark applications and registrations covering the above-mentioned Marks, a listing of which is attached hereto as Appendix A (hereinafter collectively referred to as the "Marks");

      WHEREAS, ASSIGNEE is acquiring substantially all of the capital stock of the Dresser, Inc., pursuant to a certain Amended and Restated Agreement and Plan of Recapitalization among ASSIGNOR, DEG Acquisitions, LLC and the Seller named therein dated as of April 10, 2001 (the "Recapitalization Agreement"), and as a condition to the completion of the transactions contemplated by the Reorganization Agreement ASSIGNOR and ASSIGNEE are entering into this Agreement pursuant to which ASSIGNEE will acquire any and all right, title and interest in and to the Marks together with the goodwill of the business symbolized thereby, subject to the Existing Licenses (as defined below), the General License (as defined below) and the Exclusive License (as defined below); and

      WHEREAS, ASSIGNOR and ASSIGNEE agree that ASSIGNEE shall not use the name DRESSER INDUSTRIES, that ASSIGNEE shall be limited in its use of the Marks in the Upstream Oilfield Business (as defined below) for the period of time set forth herein, and that covenants of ASSIGNEE set forth below are necessary and reasonable to ensure that the parties' intentions in these regards are fulfilled during the term hereof;

      NOW, THEREFORE, in consideration of the mutual covenants of the parties, the execution of the Recapitalization Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties hereby agree as follows:

                             ARTICLE 1 - DEFINITIONS

      1.1 Definitions. Whenever used in this Agreement, the following terms shall have the meaning ascribed to them in this Article 1, whether plural or singular.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX IV

      "Affiliate" of a specified entity shall mean an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified. For the purpose of this definition, "control" means (a) the legal or beneficial ownership of: (i) 50% or more of the outstanding voting stock of a company; or (ii) 50% or more of the equity of a company, partnership or joint venture; or
      (b) the power to direct (whether directly or through one or more intermediaries) the management or policies of an entity.

      "Assignment" shall have the meaning ascribed to such term in Section 2.1.

      "Existing Licenses" shall have the meaning ascribed to such term in
      Section 8.1.

      "Exclusive License" shall have the meaning ascribed to such term in
      Section 2.3.

      "General License" shall have the meaning ascribed to such term in Section 2.2.

      "Investor Group" shall mean any one or more of First Reserve Corporation, Odyssey Investment Partners, LLC and each of their affiliated investment partnerships and portfolio investments.

      "Subsidiary" shall mean any entity in which Dresser, Inc. holds any direct or indirect interest.

      "Upstream Oilfield Business" shall mean the upstream oilfield business of the ASSIGNOR as described in Appendix B hereto.

                       ARTICLE 2 - ASSIGNMENT AND LICENSES

      2.1 Assignment. ASSIGNOR hereby assigns to ASSIGNEE all right, title and interest in and to the Marks, together with the goodwill of the business symbolized thereby, and all rights to damages and profits, due or accrued, arising out of past infringements of the Marks, and the right to sue for and recover the same (the "Assignment"); provided, however, that ASSIGNEE agrees and acknowledges that the Assignment is subject to and encumbered by all outstanding license agreements between ASSIGNOR, its Affiliates and third parties in effect as of the Effective Date, as more fully set forth in Section 8.1. Subject to the foregoing, ASSIGNOR will execute such further assurances as may reasonably be required in order to permit ASSIGNEE to hold and enjoy the Marks. It is the intention of Assignor to assign hereby to Assignee all of the trademarks and service marks using the mark "DRESSER" and "DRESSER and Design" in connection with the sale, promotion, design, manufacture or development of products or services in the United States and elsewhere throughout the world, that are on file with the trademark offices of various countries on behalf of ASSIGNOR and its Affiliates. ASSIGNOR covenants and


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-2
      agrees to execute subsequent assignments or amendments to this Assignment conveying any additional Marks which Assignor may own relating to the Dresser name or design which ASSIGNOR may discover from time to time including, but not limited to, the Trademark License Agreement attached hereto as Appendix C.

      2.2 General License to Marks. ASSIGNEE grants to ASSIGNOR and its Affiliates as of the date hereof a nonexclusive, irrevocable, worldwide, royalty-free and nontransferable license to use the Marks for a transition period of up to three years to ASSIGNOR to effect promptly, using commercially reasonable efforts, the liquidation and/or change the names of those specific entities which are using the Marks as of the Effective Date other than Dresser, Inc. and its Subsidiaries. This limited license is not transferable, perpetual, exclusive, irrevocable, worldwide, and royalty free. All of the license rights conveyed in this Section 2.2 shall comprise the "General License."

      2.3 Exclusive License to "Dresser Industries" Name. Independent from the General License granted in Section 2.2, ASSIGNEE grants to ASSIGNOR and its Affiliates as of the date hereof a perpetual, exclusive, irrevocable, worldwide, royalty-free and nontransferable license to use the name "DRESSER INDUSTRIES"; provided, however, that neither ASSIGNOR nor any of its Affiliates shall use or sublicense the "DRESSER INDUSTRIES" name, directly or indirectly, in connection with the raising of capital, the sale, promotion, design, manufacture or development of goods or services or other activity which would create confusion in the capital markets or with customers of ASSIGNEE and its Affiliates regarding ASSIGNEE's ownership of the Marks. In addition, ASSIGNEE grants to ASSIGNOR the limited license to use the "Dresser Industries, Inc." name for use as a holding company name and not for use (i) in the sale, promotion, design, manufacture, development or delivery of any product or service or (ii) in commerce, fundraising or financing activities. All of the license rights conveyed in this Section 2.3 shall comprise the "Exclusive License."

                        ARTICLE 3 - COVENANTS OF ASSIGNEE

      3.1 Covenant Not to Use Marks in Upstream Oilfield Business. For a period of seven years following the Effective Date, ASSIGNEE covenants and agrees that it and its Affiliates will not use or license the Marks directly in connection with the sale, promotion, design, manufacture or development of goods or services in the Upstream Oilfield Business. The foregoing prohibition against use and licensing the Marks includes, without limitation, any contract or agreement by the Assignee or any Affiliates thereof under which the Assignee or such Affiliate purports to transfer to a third person, or permit a third person to use, any of the Marks; provided, however, that after the third anniversary of the Effective Date, ASSIGNEE may identify its Upstream Oilfield Businesses, if any, as being a "Dresser Company" (assuming that Dresser, Inc. is the ASSIGNEE or parent entity of the ASSIGNEE).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-3

      3.2 Covenant Not to Use the Marks. For a period of three years following the Effective Date, no ASSIGNEE or ASSIGNEE Affiliate (for purposes of clarity, this shall not include affiliates of the Investor Group, other than Dresser, Inc. and its Subsidiaries) shall, during a period of time where a direct or indirect parent entity of such Affiliate uses the Marks, directly or indirectly (whether as owner, partner, contractor or otherwise), engage in any activity that is competitive with ASSIGNOR or its Affiliates in the Upstream Oilfield Business anywhere in the world, whether alone or on behalf of or in conjunction with any other person, persons, company, partnership or corporation. The parties hereto agree and acknowledge that this covenant is ancillary to the Recapitalization Agreement, and is reasonably calculated to enforce covenants in the Recapitalization Agreement and this Agreement.

      3.3 Exceptions. Notwithstanding the foregoing provisions of this Article 3, nothing in this Agreement shall prohibit:

      (a) the ownership by the ASSIGNEE or any of its Affiliates (whether now existing or hereafter acquired or created) of less than 5% of the outstanding stock of any publicly-traded corporation engaged in an Upstream Oilfield Business;
      (b)   the acquisition of the ASSIGNEE or any of its Affiliates by a third party whose operations involve an Upstream Oilfield Business;
      (c)   the acquisition by the ASSIGNEE or any of its Affiliates of a third party which engages in an Upstream Oilfield Business, provided that the primary purpose of any such acquisition referred to in this clause (c) is not the acquisition of such Upstream Oilfield Businesses, and provided further that such Upstream Oilfield Business referred to in this clause (c) either (i), together with the revenues for any prior acquisition exempted from the provisions of this Article 3 by this clause (c)(i), accounts for less than U.S. $50,000,000 in revenues for the last fiscal year of such third party for which financial statements are available or (ii) is divested by the ASSIGNEE or its Affiliate within 270 days from the date it is acquired;
      (d) any action of the Investor Group and investments of and other entities controlled by the Investor Group, individually or in the aggregate, other than with respect to Dresser, Inc. and its Subsidiaries;
      (e) any commercial relationship (as distinguished from an equity relationship) where ASSIGNEE sells services or products which are currently provided by ASSIGNOR or are logical extensions of such businesses as provided in the last proviso of Appendix B; or
      (f) any joint venture relationship in which (1) the joint venture does not use any Dresser name, (2) the ASSIGNEE has a minority equity interest, (3) the services or products provided by the ASSIGNEE to such joint venture are currently provided, serviced, sold or manufactured by ASSIGNEE or are logical extensions of such businesses as provided in the last proviso of Appendix B and (4) ASSIGNOR has a minority and non-controlling role in the management of such joint venture.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-4

              ARTICLE 4 - INJUNCTIVE RELIEF AND LIQUIDATED DAMAGES
                       FOR BREACH OF COVENANTS BY ASSIGNEE

      4.1 Injunctive Relief for Breach of Covenants and Terms of Licenses. ASSIGNOR and ASSIGNEE agree and acknowledge that due to the important nature of the covenants set forth in Article 3 and the licenses granted pursuant to Article 2 any violation (in the case of Article 2, an "ASSIGNOR Breach" and, in the case of Article 3, an "ASSIGNEE Breach") thereof will result in immediate and irreparable harm to the non-breaching party. ASSIGNOR and ASSIGNEE recognize that the remedies of the non-breaching party at law may be inadequate, and that the non-breaching party shall have the right to injunctive relief in addition to any other remedy available to it. In the case of an Assignor Breach or an Assignee Breach, the non-breaching party shall have the right to a court-ordered injunction, as well as any and all other remedies and damages, to compel the enforcement of the terms stated herein. If court action is taken to enforce this Agreement, the party prevailing in such action shall be entitled to reimbursement from the other party for its reasonable attorneys' fees and court costs.

                    ARTICLE 5 - QUALITY OF GOODS AND SERVICES

      5.1 Quality Control. ASSIGNOR shall use the Marks only as described in this Agreement, and only in accordance with the guidance and directions furnished to ASSIGNOR by ASSIGNEE, or its representatives or agents, but the quality of the goods and services under the General License and the quality of the documentation shall always be reasonably satisfactory to ASSIGNEE or as reasonably specified by it. ASSIGNEE agrees and acknowledges that the manner in which ASSIGNOR is currently using the Marks fully meets the quality standards of ASSIGNEE.

                             ARTICLE 6 - INSPECTION

      6.1 Inspection. ASSIGNOR shall permit an independent accounting firm selected by ASSIGNEE to inspect, at the expense of ASSIGNEE, the ASSIGNOR's use of the Marks during normal business hours and with at least 10 business days notice, for the purpose of ascertaining or determining compliance with Article 2 hereof. Such inspection shall occur no more than once annually. It shall be a condition to the exercise by ASSIGNEE of rights under this Article 6 that the accounting firm selected shall enter into an agreement with ASSIGNOR reasonably satisfactory to ASSIGNEE obligating the accounting firm to confidentiality prior to conducting such inspection. ASSIGNOR shall use its best efforts to cause its Affiliates to permit inspection by ASSIGNEE of such Affiliates' use of the Marks on the same terms as apply to inspection of ASSIGNOR.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-5

                            ARTICLE 7 - USE OF MARKS

      7.1 Compliance with Laws. When using the Marks under this Agreement, each party undertakes to comply substantially with all laws pertaining to service marks and trademarks in force at any time in the United States and all foreign jurisdictions in which the Marks are used.

      7.2 No Sublicensing. The ASSIGNOR and its Affiliates may not sublicense the Marks to any party.

                        ARTICLE 8 - THIRD PARTY LICENSEES

      8.1 Assignment Subject to Third Party Licenses. The Assignment, the General License and the Exclusive License are subject to the rights to the Marks granted to Dresser-Rand Company and Ingersoll-Dresser Pump Company arising in connection with the divestiture of the Dresser Rand and Ingersoll Dresser Pump joint ventures in February 2000 and granted to Bredero-Shaw.

           ARTICLE 9 -DISCLAIMER OF WARRANTIES AND MUTUAL INDEMNITIES

      9.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN THE RECAPITALIZATION AGREEMENT AND IN SECTION 2.1 HEREOF, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO OWNERSHIP OR TITLE TO THE MARKS, OR AS TO FREEDOM OF THE MARKS FROM PRE-EXISTING LICENSES, LIENS OR ENCUMBRANCES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MARKS. Neither party assumes any liability to THE OTHER OR third parties in connection with the performance characteristics of the services or goods rendered by the other party.

                            ARTICLE 10 - TERMINATION

      10.1 Term. Except as otherwise provided herein, this Agreement shall remain in full force and effect in perpetuity.

      10.2 Termination. If ASSIGNOR makes an assignment of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankrupt, the General License shall forthwith cease and terminate without any prior


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-6
      written notice or legal action by ASSIGNEE.

      10.3 Effect of Termination. Notwithstanding anything to the contrary, the Assignment is irrevocable and shall survive any termination of this Agreement. Furthermore, notwithstanding anything to the contrary, the Exclusive License set forth in Section 2.3 is perpetual and irrevocable, and shall not be terminated for any reason.

                         ARTICLE 11 - OWNERSHIP OF MARKS

      11.1 ASSIGNEE's Ownership of the Marks. Subject to the Existing Licenses, ASSIGNOR and all parties to this agreement acknowledge ASSIGNEE's exclusive right, title in and to the Marks and any registrations that have issued or may issue thereon, and will not at any time do or cause to be done any act or thing contesting or in any way impairing or tending to impair part of such right, title and interest. In connection with its use of the Marks, ASSIGNOR shall not in any manner represent that it has any ownership in the Marks or registrations thereof, and both parties acknowledge that use of the Marks shall inure to the benefit of ASSIGNEE. Subject to the Exclusive License, which shall survive, upon termination of the General License in any manner provided herein, ASSIGNOR will cease and desist from all use of the Marks in any way and will deliver up to ASSIGNEE or its duly authorized representatives all material and papers upon which the Marks appear; and; furthermore, ASSIGNOR will not at any time adopt or use without ASSIGNEE's prior written consent any word or mark that is likely to be similar to or confused with the Marks.

      11.2 Reasonable Assistance. ASSIGNOR shall take all reasonable steps to advise ASSIGNEE promptly of any infringement or apparent infringement as soon as it becomes known to ASSIGNOR and to provide information and other reasonable assistance in defense of such infringement, provide that ASSIGNEE shall reimburse ASSIGNOR for all out-of-pocket costs and expenses incurred in connection with such assistance. ASSIGNEE shall have sole authority to initiate and pursue legal proceedings, as it deems appropriate, for infringement of the Marks, and ASSIGNOR shall cooperate fully, at ASSIGNEE'S expense, with ASSIGNEE in respect of any such proceedings.

                           ARTICLE 12 - MISCELLANEOUS

      12.1 Entire Agreement; Amendments. This Agreement and the Recapitalization Agreement (including the appendices attached hereto and thereto) constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes prior or contemporaneous representations, inducements, promises, or agreements, oral or otherwise, between the parties. No modification or amendment to this Agreement will be valid or binding unless reduced to writing and duly executed and delivered by


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-7
      the party to be bound thereby. No terms in any written order or acknowledgment that add to or change the terms of this Agreement shall be of any force or effect, whether or not the party receiving the same signs the order or acknowledgment or otherwise indicates its acceptance, unless such party expressly refers to the specific addition or change in question as a modification of this Agreement.

      12.2 Notices. Any notices required or permitted to be given under this Agreement shall be deemed sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown below, or at such other address as may be furnished in writing to the notifying party.

      12.3 Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of New York applicable to agreements made and to be performed wholly within such jurisdiction. Any judicial proceeding brought against either of the parties hereto with respect to this Agreement shall be brought in the United States Federal Court for the Southern District of New York irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

      12.4 Intentional Risk Allocation. ASSIGNOR AND ASSIGNEE EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS Agreement WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE SUBJECT MATTER OF THIS AGREEMENT.

      12.5 Effect of Partial Invalidity. If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by competent authority, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable will be unaffected; (b) the effect of the ruling will be limited to competent authority making the ruling; and (c) the provision(s) held wholly or partly invalid or unenforceable will be deemed amended, and such competent authority is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein.

      12.6 No Waiver. The failure of either party at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision. Any waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself or a waiver of any right under this Agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-8

      12.7 Survival of Covenants. The provisions of Article 1, Sections 2.1 and 2.3, Article 8, Article 9, Section 10.3 and Article 12 shall survive termination of this Agreement for any reason. Termination of this Agreement for any reason shall not release either party from any liabilities or obligations set forth in this Agreement that the parties have expressly agreed shall survive any such termination, remain to be performed or by their nature would be intended to be applicable following any such termination.

      12.8 Independent Parties. ASSIGNOR and ASSIGNEE are independent contractors. No partnership or joint venture is intended to be created by this Agreement, nor any principal-agent or employer-employee relationship. Neither party has, and neither party shall attempt to assert, the authority to make commitments for or to bind the other party to any obligation.

      12.9 Headings. The section headings and the table of contents used herein are for reference and convenience only, and shall not enter into the construction of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision.

      12.10 Breaches by Affiliates. Each party shall be responsible for any action or omission by the Affiliates of such party which, if taken or made by such party, would constitute a breach of those provisions of this Agreement that are expressly binding upon Affiliates of such party.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IV-9

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

ASSIGNOR                                        ASSIGNEE
Halliburton Company                             Dresser, Inc.
3600 Lincoln Plaza                              2601 Beltline Road
500 N. Akard St.                                Carollton, TX  75006
Dallas, TX  75201-3391                          (972) 417-1400  (Ph)
(214) 978-2600 (Ph)                             (972) 478-5088  (Fax)
(214) 978-2611 (Fax)


By: ______________________________              By:____________________________

    ------------------------------                 ---------------------------
      Typed or Printed Name                        Typed or Printed Name

Title:______________________________            Title:_________________________

Date:_______________________________            Date:__________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-10

                                   APPENDIX A

                         TRADEMARKS ASSIGNED TO ASSIGNEE

Country      Mark                        App/Reg No.           Classes
--------------------------------------------------------------------------------

USA         DRESSER & Design (Swish Logo) 75/934721         6, 7, 9 & 11
USA         DRESSER                       1,396,487               7
USA         DRESSER (IN OVAL DESIGN)      855814              6, 9, 11
USA         DRESSER                       556039                  17
USA         WHEATLEY                      140464

Algeria     DRESSER                       31740               6, 7, 17

Argentina   DRESSER (LOGO)                987960                  5
Argentina   DRESSER                       1716239                 1
Argentina   DRESSER                       1745773                 37
Argentina   DRESSER                       1716238                 42
Argentina   DRESSER (LOGO)                1205793                 7
Argentina   DRESSER (LOGO)                987961                  6
Argentina   DRESSER (LOGO)                1633334                 9
Argentina   DRESSER                       1662345                 6
Argentina   DRESSER                       21662346                2
Argentina   DRESSER                       1662347                 9
Argentina   DRESSER                       1662348                 21
Argentina   DRESSER (LOGO)                1551864
Argentina   DRESSER (LOGO)                1449932
Argentina   DRESSER (LOGO)                1009727
Argentina   DRESSER (LOGO)                1449933

Australia   DRESSER (LOGO)                B227171                 9
Australia   DRESSER (LOGO)                B227172                 11
Australia   DRESSER (LOGO)                B227169                 6
Australia   DRESSER (LOGO)                B227170                 7
Australia   DRESSER (LOGO)                B227168
Australia   DRESSER                       748420               17, 37, 42

Benelux     DRESSER                       71980                   2, 6
Benelux     DRESSER                       402844                  7, 12
Benelux     DRESSER (LOGO)                462497

Brazil      DRESSER                       5027640                 17
Brazil      DRESSER                       3470172                 19


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-11

Country       Mark                      App/Reg No.           Classes
--------------------------------------------------------------------------------

Brazil      DRESSER (LOGO)                7537697                 9
Brazil      DRESSER (LOGO)                7537700                19
Brazil      DRESSER (LOGO)                7537670                 7

Canada      DRESSER & Design (Swish Logo) 1056174
Canada      DRESSER & DESIGN              496290
Canada      DRESSER                       337835
Canada      DRESSER                       TMA537417
Canada      DRESSER                       169/43214
Canada      DRESSER (LOGO)                176015

Chile       DRESSER                       467045                  6
Chile       DRESSER (LOGO)                379115               7, 9, 12
Chile       DRESSER (LOGO)                360558                  9
Chile       DRESSER (LOGO)                355697                 6, 19

China       DRESSER                       1208841                 1
China       DRESSER                       1103400                 6
China       DRESSER                       1159058                 7
China       DRESSER                       1108419                 9
China       DRESSER                       1097340                 11
China       DRESSER                       1093369                 17
China       DRESSER                       1115803                 37
China       DRESSER                       1115397                 42
China       DRESSER (Chinese characters)  1099926                 1
China       DRESSER (Chinese characters)  1103399                 6
China       DRESSER (Chinese characters)  1113826                 7
China       DRESSER (Chinese characters)  1131254                 9
China       DRESSER (Chinese characters)  1091278                 11
China       DRESSER (Chinese characters)  1093368                 17
China       DRESSER (Chinese characters)  1115820                 37
China       DRESSER (Chinese characters)  1115396                 42

Columbia    DRESSER (LOGO)                167872               9A AND 10A
Columbia    DRESSER                       37632A                  21
Columbia    DRESSER (LOGO)                167873                  6
Columbia    DRESSER (LOGO)                167874                  7
Columbia    DRESSER                       211337                  1
Columbia    DRESSER                       211557                  17
Columbia    DRESSER                       211299                  37
Columbia    DRESSER                       97067530                42


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-12

Denmark     DRESSER (LOGO)                910/1970             1, 6-7, 9
Denmark     DRESSER                       456/1959               6, 17


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-13

Country              Mark                     App/Reg No.           Classes
--------------------------------------------------------------------------------

EU                DRESSER (Design)              82024            1, 6, 7, 9, 11,
                                                                   12, 13, 17,
                                                                   35, 37, 42
Finland           DRESSER                       34632                 6, 17

France            DRESSER                       1290898               7, 12
France            DRESSER                       1656047              6, 7, 17
France            DRESSER (LOGO)                1456533                1-42

Great Britain     DRESSER (LOGO)                1049983                 1
Great Britain     DRESSER                       1226896                 7
Great Britain     DRESSER                       1232984                 12
Great Britain     DRESSER (LOGO)                940220                  11
Great Britain     DRESSER (LOGO)                940225                  6
Great Britain     DRESSER (LOGO)                940223                  9
Great Britain     DRESSER (LOGO)                940226                  1
Great Britain     DRESSER (LOGO)                940224                  7
Great Britain     DRESSER                       789415                  17
Great Britain     DRESSER                       781960                  6
Great Britain     DRESSER (LOGO)                1436935                 9
Great Britain     DRESSER (LOGO)                1436936                 11
Great Britain     DRESSER (LOGO)                1436937                 13
Great Britain     DRESSER (LOGO)                1436938                 17

Germany           DRESSER                       1101313            6, 7, 9, 12
Germany           DRESSER                       1083148               7, 12
Germany           DRESSER                       702484/6               6, 9
Germany           DRESSER (LOGO)                910087        1,6-9,11,12,17, 20

Greece            DRESSER (LOGO)                41686              6, 7, 9, 11
Greece            DRESSER (LOGO)                55209                   1
Greece            DRESSER                       22248               6, 11, 17

Hong Kong         DRESSER                       229/59                  6

India             DRESSER                       187549                  6
India             DRESSER                       778171                  1
India             DRESSER                       778172                  7
India             DRESSER                       778173                  9
India             DRESSER                       778174                  17
India             DRESSER                       778175                  11


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-14

Indonesia         DRESSER                       286991                  6, 7


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-15

Country       Mark                     App/Reg No.             Classes
--------------------------------------------------------------------------------

Israel      DRESSER                       17192                   6
Israel      DRESSER                       17512                   17

Italy       DRESSER (LOGO)                555420       1, 6, 7, 8, 9, 11, 19, 42
Italy       DRESSER (LOGO)                723804                  1

Japan       DRESSER (LOGO)                976273                  10
Japan       DRESSER (LOGO)                1046390                 9
Japan       DRESSER (LOGO)                1019191                 13
Japan       DRESSER (LOGO)                1062193                 6
Japan       DRESSER                       552411                  6
Japan       DRESSER                       664656                  12
Japan       DRESSER                       702890                  9
Japan       DRESSER                       827882                  7
Japan       DRESSER                       583487                  17

Kuwait      DRESSER (LOGO)                25752                   6
Kuwait      DRESSER (LOGO)                25904                   9

Malaysia    DRESSER                       90/05269                6
Malaysia    DRESSER (LOGO)                90/05270                6
Malaysia    DRESSER                       98/02189                7
Malaysia    DRESSER                       98/02188                9
Malaysia    DRESSER                       98/02190                11
Malaysia    DRESSER                       97/19726                37
Malaysia    DRESSER                       97/19729                42

Mexico      DRESSER (LOGO)                150734                  13
Mexico      DRESSER (LOGO)                149964                  26
Mexico      DRESSER (LOGO)                149072                  23
Mexico      DRESSER (LOGO)                149070                  21
Mexico      DRESSER                       84757                   13
Mexico      DRESSER                       571411                  1
Mexico      DRESSER                       569623                  37
Mexico      DRESSER                       569624                  42

New Zealand DRESSER                       284592                  1
New Zealand DRESSER                       284593                  7
New Zealand DRESSER                       284594                  9
New Zealand DRESSER                       284595                  11
New Zealand DRESSER                       284596                  37
New Zealand DRESSER                       284597                  42


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-16

Country            Mark                       App/Reg No.           Classes
--------------------------------------------------------------------------------

Nigeria           DRESSER                       56251               1, 37, 42
Nigeria           DRESSER (LOGO)                20566                   6
Nigeria           DRESSER (LOGO)                20567                   7
Nigeria           DRESSER (LOGO)                20568                   9
Nigeria           DRESSER (LOGO)                50329                   17
Nigeria           DRESSER (LOGO)                50331                   11

Norway            DRESSER (LOGO)                99164                1, 19
Norway            DRESSER (LOGO)                80188              6, 7, 9, 11
Norway            DRESSER                       52833                 6, 17
Norway            DRESSER                       190510               37, 42

Peru              DRESSER (LOGO)                5217                    7
Peru              DRESSER (LOGO)                5216                    9
Peru              DRESSER (LOGO)                5239                   11
Peru              DRESSER                       104020                  6
Peru              DRESSER                       104021                 17

Russia            DRESSER                       98705452             7, 9

Saudi Arabia      DRESSER                       496/74                  1
Saudi Arabia      DRESSER                       42195                   7
Saudi Arabia      DRESSER                       42196                   9
Saudi Arabia      DRESSER                       500/19                 11
Saudi Arabia      DRESSER                       490/32                 37
Saudi Arabia      DRESSER                       42199                  42

South Africa      DRESSER (LOGO)                69/0888                 6
South Africa      DRESSER (LOGO)                69/0886                 9
South Africa      DRESSER (LOGO)                69/0885                11
South Africa      DRESSER (LOGO)                69/0887                 7
South Africa      DRESSER                       59/115                 17
South Africa      DRESSER                       59/114                  6

South Korea       DRESSER                       442913                 34
South Korea       DRESSER                       51081                 104
South Korea       DRESSER                       54973                 112


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-17

Country      Mark                       App/Reg No.            Classes
--------------------------------------------------------------------------------

Singapore   DRESSER                       5618/90                 6
Singapore   DRESSER (LOGO)                5619/90                 6
Singapore   DRESSER                       14045/97                1
Singapore   DRESSER                       14046/97                7
Singapore   DRESSER                       T97/14047H              9
Singapore   DRESSER                       14048/97               11
Singapore   DRESSER                       T97/14049D             17
Singapore   DRESSER                       14050/97               37
Singapore   DRESSER                       14051/97               42

Sweden      DRESSER (LOGO)                156194            6, 7, 9, 11
Sweden      DRESSER (LOGO)                154249                  1
Sweden      DRESSER                       86504                6, 17

Switzerland DRESSER (LOGO)                280417               1, 4, 19
Switzerland DRESSER                       451589               7, 9, 11

Thailand    DRESSER                       87123                   1
Thailand    DRESSER                       379864                  6

Venezuela   DRESSER (LOGO)                62705                   1
Venezuela   DRESSER (LOGO)                62715                  19
Venezuela   DRESSER (LOGO)                62718                  26
Venezuela   DRESSER (LOGO)                62704                  23
Venezuela   DRESSER (LOGO)                62702                  13
Venezuela   DRESSER (LOGO)                62703                  21
Venezuela   DRESSER                       118240                 23
Venezuela   DRESSER                       33110                  13
Venezuela   DRESSER                       22.748/97              42
Venezuela   DRESSER                       11.522/98              37
Venezuela   DRESSER                       22.749/97              37

Vietnam     DRESSER                       10238                  17
Vietnam     DRESSER                       N-5319/93
Vietnam     DRESSER                       31528                7, 9, 37


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-18

                                   APPENDIX B

                    DEFINITION OF UPSTREAM OILFIELD BUSINESS

                              ENERGY SERVICES GROUP

Halliburton Energy Services

Well Construction:

      Baroid - various drilling fluid systems needed for drilling operations, brines of all types for completion/workover operations and filtration equipment for the brines

      Security Diamont Boart Stratabit - solutions for drilling and evaluation needs primarily with rock removal at the cutting element/formation interface and reservoir sampling

      Zonal Isolation - processes used to ensure optimum reservoir access and fluid zone protection - establishing connection between the geological formation and the well

Drilling and Reservoir Evaluation:

      Logging and Perforating - Open Hole and Cased Hole services including fluids and formation evaluation, visualization, sampling, rock mechanics, slim hole and hostile well logging, data acquisition and evaluation, advanced wireline and drillpipe conveyed logging, cementing evaluation, reservoir monitoring, production analysis, perforating, pipe evaluation, pipe recovery, and mechanical services

      Sperry-Sun Drilling Services - drilling and formation evaluation services including directional and horizontal drilling, multilateral drilling and completion systems, Measurement While Drilling/Logging While Drilling and drilling optimization services, steam-assisted gravity drainage, surface data logging, wellbore surveying services, drillstring design, and well planning and rigsite information management systems

Well Completions:

      Completion Products and Services - systems for any completion and production operation including subsurface safety valves and flow control equipment,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-19
            surface safety systems, packers and specialty completion equipment, production automation, well screens, and slickline equipment and services

      Pipeline and Process Services - pipeline testing, commissioning and cleaning services which include pipeline flooding, gauging, hydrotesting, dewatering and drying and conditioning

      Production Enhancement - optimizing well performance through reservoir understanding and integrating intelligent stimulation and completions including carbon dioxide, coiled tubing, frac/acid, nitrogen, sand control, well control and hydraulic workover

      Special Services - provides quality core and support personnel for Frac/Acid, Zonal Isolation, Sand Control, Coiled Tubing and Hydraulic Workover jobs globally along with complete Production Enhancement crews deployed in North America - also technicians to provide global instrument technical support for job preparations, data acquisition and remote control personnel and equipment needs along with telephone answering assistance to Boots & Coots and Well Control

      Tools,Testing & Tubing Conveyed Perforating- obtaining accurate reservoir information through service and well testing tools, data acquisition services, production applications, and perforating systems

Solutions Group:

      Integrated Technology Products - rapid development and commercialization of emerging multi-psl technology solutions that maximize the performance of clients' reservoirs through understanding and assessing the needs of the reservoir

      Reservoir Description - provides innovative and integrated Design
            Engineering that may include all aspects of Asset Evaluation, Development and Management focusing on the integration of reservoir understanding, well/production technologies and facilities engineering

Halliburton Subsea - subsea construction expertise of Rockwater, remote technology expertise of Subsea International and subsea engineering expertise as a single integrated solutions provider - including standard inspection, maintenance, operations and repair tasks on pipelines, jackets and subsea structures along with emergency and major accident prevention plans


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-20

Wellstream - provides top quality flexible pipe products used primarily in the offshore oil and gas industry for both topside and subsea applications - this product is very compatible to the latest technology utilized in the development of subsea wells and is easy to install and retrieve ensuring a more economic solution for total field development

Granherne Ltd - provides engineering and project management services to customers who are mainly oil and gas production, gas processing and oil refining industries

EMC (European Marine Contractors Ltd) - jointly owned by Brown & Root and Saipem to operate the most comprehensive fleet of pipelay vessels in the world

Bredero-Shaw - strategic pipe coating alliance with Shaw Industries Ltd and Bredero Price

EPC (Engineering, Procurement & Construction) - direction, coordination and control of major projects, alliances and joint ventures

For purposes of clarity with respect to non-compete, the following shall not violate this Agreement: (a) natural extensions of the existing business of the Dresser Valve Business or the Dresser Instrument - DMD - Roots Business (each as defined in the Recapitalization Agreement) of the design, manufacture, service and sale of valves, instruments and related products into additional areas of surface and subsurface applications will not be considered a conflict with respect to ASSIGNOR's business listed above, as long as that extension does not also include the installation, maintenance or service of valves, instruments or related products in the well bore; (b) any business acquired by the ASSIGNEE or its Affiliates pursuant to the Recapitalization Agreement; and (c) any business listed above in which the ASSIGNOR and its Affiliates cease to conduct the corresponding activities listed above, whether as a result of divestiture or discontinuation for a period of more than 60 days.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-21

                                   APPENDIX C

                               HALLIBURTON COMPANY
                           TRADEMARK LICENSE AGREEMENT

      THIS AGREEMENT, effective as of April 10, 2001, by and between Halliburton Company, having a principle place of business at 3600 Lincoln Plaza, 500 N. Akard St., Dallas, Texas 75201-3391 , hereinafter referred to as "LICENSOR," and Dresser, Inc., having a principle place of business at 2601 Beltline Road, Carollton, Texas, 75006, hereinafter referred to as "LICENSEE."

      WHEREAS, LICENSOR has adopted and is using the word, "WHEATLEY" and "WHEATLEY and Design " as trademarks and service marks for a broad range of goods and services in the United States and elsewhere throughout the world (hereinafter collectively referred to as the "Marks"), and has on file with the trademark offices of various countries pending trademark and service mark applications and registrations covering the above-mentioned Marks, a listing of which is attached hereto as Appendix A; and

      WHEREAS, ASSIGNEE is acquiring the Dresser, Inc. from ASSIGNOR, pursuant to a certain Agreement and Plan of Recapitalization among ASSIGNOR, ASSIGNEE and the seller named therein dated January 30, 2001 (the "Recapitalization Agreement"), and in connection with such acquisition would like to acquire any and all right, title and interest in and to the Marks together with the goodwill of the business symbolized thereby, subject to the Existing Licenses (as defined below), the General License (as defined below) and the Exclusive License (as defined below); and

      NOW, THEREFORE, in consideration of the mutual covenants of the parties in this Agreement and the Recapitalization Agreement, and the sum of ten dollars ($10.00) herewith paid by LICENSEE to LICENSOR, the receipt and sufficiency of which is hereby acknowledged by said LICENSOR, the parties hereby agree as follows:

                               ARTICLE 1 - LICENSE

      LICENSOR grants to LICENSEE the non-transferable right to use the Marks in the Field of Use and to use the Marks in documentation related to the Field of Use. This license is exclusive within the Field of Use. The "Field of Use" includes valves for industrial use. The foregoing conveyance is referred to herein as the "License."

      LICENSEE acknowledges that the License and any subsequent assignment is subject to license and ownership rights of other parties to the WHEATLEY marks in International Class 7 for pumps. LICENSEE consents to the use of the WHEATLEY


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-22
      marks by such parties within International Class 7.

                    ARTICLE 2 - QUALITY OF GOODS AND SERVICES

      LICENSEE shall use the Marks only as described in the grant in Article 1, and only in accordance with the guidance and directions furnished to LICENSEE by LICENSOR, or its representatives or agents, but always the quality of the LICENSED GOODS AND SERVICES and the quality of the documentation shall always be satisfactory to LICENSOR or as specified by it. LICENSOR shall be the sole judge, in its commercially reasonable discretion, as to whether or not LICENSEE has met or is meeting the standards of quality so established.

                             ARTICLE 3 - INSPECTION

      LICENSEE shall permit duly authorized representatives of LICENSOR to inspect the LICENSED GOODS and the documentation during normal business hours and with at least 10 days' notice prior to any distribution of same, for the purpose of ascertaining or determining compliance with Articles 1 and 2 hereof.

                            ARTICLE 4 - USE OF MARKS

      When using the Marks under this agreement, LICENSEE undertakes to comply substantially with all laws pertaining to service marks and trademarks in force at any time in the United States and all foreign jurisdictions in which the marks are used. This provision includes compliance with marking requirements, showing that the Marks are owned by Halliburton Company.

                          ARTICLE 5 - EXTENT OF LICENSE

      The right granted in paragraph 1 hereof shall be exclusive within the Field of Use, but subject to any outstanding license agreements which LICENSOR may currently have in force with other third parties. This license is not assignable or transferable in any manner whatsoever, nor does LICENSEE have the right to grant any sub-licenses except to affiliates, unless LICENSEE has obtained prior written consent of LICENSOR.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-23

                                    ARTICLE 6
            NEW APPLICATIONS AND AMENDMENT OF EXISTING REGISTRATIONS

      (a) Prior to the Effective Date, LICENSOR owned title to registrations for the marks for pumps in International Class 7 and valves in International Class 9. LICENSOR agrees to use commercially reasonable efforts to file and prosecute trademark applications in the United States of America and in the CTM office of the European Community for: "WHEATLEY" and "WHEATLEY" (Stylized) for valves in International Class 9.

      (b) LICENSEE consents to the filing of the above applications recited in paragraph (a).

      (c) LICENSOR agrees that upon registration of the WHEATLEY mark for valves in International Class 9, it will assign the rights in and to such mark, along with the related goodwill, to LICENSEE. Following such assignment, all obligations of LICENSOR to LICENSEE, including the License, shall terminate.

      (d) After termination of this License, LICENSOR consents to the ownership and filing of future applications by LICENSEE of marks incorporating the term "WHEATLEY" within the Field of Use only.

      (e) LICENSEE agrees that it will not file any applications for registration of any marks incorporating the term "WHEATLEY" for use on any goods or services other than within the Field of Use. This clause shall survive the termination of this License.

                             ARTICLE 7 -- ASSIGNMENT

            As set forth in Article 6, LICENSOR agrees to assign the newly filed U.S. and CTM Registrations for Class 9 valves to Licensee, contingent upon issuance of a registration and the filing and acceptance of a Section 8 and 15 Affidavit of Continuous Usage by the U.S. Patent and Trademark Office for the U.S. applications identified in paragraph 6(a).

               ARTICLE 8 - INDEMNITY AND DISCLAIMER OF WARRANTIES

      LICENSOR assumes no liability to LICENSEE or to third parties with the performance characteristics of the services or goods rendered by LICENSEE. Furthermore, LICENSEE shall indemnify LICENSOR against damages, costs and losses incurred as a result of claims of third parties against LICENSOR involving the marketing or sale of LICENSEE's goods or services, including, but not limited to, liability for any claim


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-24
      of third parties relating to trademark, patent, copyright, or trade secret infringement by LICENSEE or in connection with LICENSEE's goods or services.

                            ARTICLE 9 -- TERMINATION

      Except as otherwise provided, herein, this agreement shall remain in full force and effect. If LICENSEE makes any assignments of assets or business for the benefit of creditors, or a trustee or receiver is appointed to conduct its business or affairs or it is adjudged in any legal proceeding to be either a voluntary or involuntary bankruptcy, the rights granted herein shall forthwith cease and terminate without any prior written notice or legal action by LICENSOR. If LICENSEE materially breaches this agreement, such as by using the Marks outside the granted scope of this license, LICENSOR may cancel the License immediately. Upon assignment of the WHEATLEY mark in International Class 9 to LICENSEE in accordance with Articles 6 and 7, this Agreement will terminate.

                         ARTICLE 10 - OWNERSHIP OF MARKS

      LICENSEE and all parties to this agreement acknowledge LICENSOR's exclusive right, title in and to the Marks and any registrations that have issued or may issue thereon, and will not at any time due or cause to be done in the act or thing contesting or in any way impairing or tending to impair part of such right, title and interest. In connection with its use of the Marks, neither LICENSEE nor any other party hereto shall in any manner represent that he or it has any ownership in the Marks or registrations thereof, and all parties acknowledge that use of the Marks shall inure to the benefit of LICENSOR. On termination of this agreement in any manner provided herein, LICENSEE will cease and desist from all use of the Marks in any way and will deliver up to LICENSOR, or its duly authorized representatives, all material and papers upon which the Marks appear; and furthermore, LICENSEE will not at any time adopt or use without LICENSOR's prior written consent, any word or mark which is likely to be similar to or confusing with the Marks.

      LICENSEE shall take all reasonable steps to promptly advise LICENSOR of any infringement or apparent infringement as soon as it becomes known to LICENSEE. LICENSOR shall have sole control to take proceedings, as it deems appropriate, for infringement of the Marks, and LICENSEE shall cooperate fully, at LICENSOR'S expense, with LICENSOR in respect of any such proceedings.

                           ARTICLE 11 - MISCELLANEOUS

      Any notices required or permitted to be given under this agreement shall be deemed


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-25
      sufficiently given if mailed by registered mail, postage prepaid, addressed to the party to be notified at its address shown below, or at such other address as may be furnished in writing to the notifying party.

      Governing Law. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with, and governed by, the laws of the State of Texas applicable to agreements made and to be performed wholly within such jurisdiction. Any judicial proceeding brought against either of the parties hereto with respect to this Agreement shall be brought in the United States federal court for the Southern District of Texas irrespective of where such party may be located at the time of such proceeding, and by execution and delivery of this Agreement, each of the parties hereto hereby consents to the exclusive jurisdiction of such court and waives any defense or opposition to such jurisdiction.

      Arbitration. Any dispute relating to this Agreement shall be resolved by binding arbitration under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA"). This arbitration provision is expressly made pursuant to and shall be governed by the Federal Arbitration Act, 9 U.S.C. Sections 1-14. The parties hereto agree that, pursuant to Section 9 of the Federal Arbitration Act, a judgment of a United States District Court of competent jurisdiction shall be entered upon the award made pursuant to the arbitration. Three arbitrators, who shall have the authority to allocate the costs of any arbitration initiated under this paragraph, shall be selected in accordance with the following sentence within ten (10) days of the submission to the AAA of the response to the statement of claim or the date on which any such response is due, whichever is earlier. The selection shall be made as follows: one by the LICENSOR, one by the LICENSEE and one by the two so selected, provided, however, that only the third arbitrator shall be required to be neutral. The arbitrators shall conduct the arbitration in accordance with the Federal Rules of Evidence. The arbitrators shall decide the amount and extent of pre-hearing discovery which is appropriate. The arbitrators shall have the power to enter any award of monetary or injunctive relief (including the power to issue permanent injunctive relief and also the power to reconsider any prior request for immediate injunctive relief by either of the parties and any order as to immediate injunctive relief previously granted or denied by a court in response to a request therefor by either of the parties), including the power to render an award as provided in Rule 43 of the AAA Rules; provided, however, that the arbitrators shall not have the power to award punitive or consequential damages under any circumstances (whether styled as punitive, exemplary, or treble damages, or any penalty or punitive type of damages) regardless of whether such damages may be available under applicable Law, the parties hereby waiving their rights, if any, to recover any such damages, whether in arbitration or litigation. The arbitrators shall award the prevailing party its costs and reasonable attorney's fees, and the losing party shall bear the entire cost of the arbitration, including the arbitrators' fees. The arbitration award may be enforced in any court having jurisdiction over the parties


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-26
      and the subject matter of the arbitration. The arbitration shall be held in Houston, Texas.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-27

      IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers on the respective dates and at the respective places hereinafter set forth.

LICENSOR                                  LICENSEE
Halliburton Company                       Dresser, Inc.
3600 Lincoln Plaza                        2601 Beltline Road
500 N. Akard St.                          Carollton, TX  75006
Dallas, TX  75201-3391                    (972) 417-1400  (Ph)
(214) 978-2600 (Ph)                       (972) 478-5088  (Fax)
(214) 978-2611 (Fax)


By: ______________________________        By:______________________________

    ------------------------------           ------------------------------
    Typed or Printed Name                    Typed or Printed Name

Title:____________________________        Title:___________________________

Date:_____________________________        Date:____________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-28

                                   APPENDIX A

                         TRADEMARKS LICENSED TO LICENSEE

MARK              Reg. No.                     International Class/Goods
----              --------                     -------------------------

WHEATLEY          U.S. Reg. No. 1,388,818      Class 7/ Pumps

                                               Class 9/ Automatic Control Valves

WHEATLEY          U.S. Reg. No. 1,388,817      Class 7/ Pumps
(Stylized)                                     Class 9/ Automatic Control Valves

WHEATLEY          CTM Reg. No. 81836           Class 7/ Pumps & Valves


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX IV-29

                                                                      Appendix V

                                 LEASE AGREEMENT

      THIS LEASE AGREEMENT ("Lease Agreement"), made and entered into as of April 10th, 2001 by and between DRESSER, INC., a Delaware corporation, having its offices at 2601 Beltline Road, Carrollton, Texas, 75006, (hereinafter referred to as "Landlord") and HALLIBURTON ENERGY SERVICES, INC., a Delaware corporation, having offices at 4100 Clinton Drive, Houston, Texas, 77020 (hereinafter referred to as "Tenant").

1. LEASED PREMISES. Subject to the terms and provisions hereinafter set forth, and in consideration of the rent to be paid by Tenant, Landlord does hereby lease, demise and let unto Tenant, and Tenant does hereby hire and take from Landlord, for the uses and purposes hereinafter set out, the following portions of a building (the "Facility") located at 2135 Highway 6 South, Houston, Harris County, Texas: (a) approximately 40,878 rentable square feet of office space (the "Primary Space") as shown on Exhibit "A" attached hereto and made a part hereof for all purposes, together with the right to use, at no cost to Tenant, up to 130 parking spaces and access to and from same, and (b) an additional approximately 12,152 rentable square feet of office space and 8,873 rentable square feet of warehouse/manufacturing/laboratory space ("Month to Month Space"), as more fully described on Exhibit "B" attached hereto and made a part hereof for all purposes, together with the right to use, at no cost to Tenant, three (3) parking spaces per each 1,000 rentable square feet of such Month to Month Space. The Primary Space and the Month to Month Space together with all rights and appurtenances; any improvements; and any and all personal property, fixtures and equipment located upon or in the Primary Space and the Month to Month Space, at the time Tenant takes possession thereof, being hereinafter called the "Leased Premises."

2. TERM.

      A. Initial Term. The term ("Initial Term") of this Lease Agreement for the Primary Space shall be a period of twelve (12) months, commencing on April 10, 2001 ("Commencement Date") and ending on April 10, 2002 ("Expiration Date"), unless terminated earlier as provided in this Lease. Tenant shall lease the Month to Month Space on a month to month basis at the then current Rent as provided in this Lease Agreement for such space, as applicable, commencing on the Commencement Date and terminable by either Landlord or Tenant upon thirty
(30) days' prior written notice to the other party.

      B. Renewal. Provided that the Lease Agreement has not been terminated or that Tenant is not in default of any provision of this Lease beyond applicable cure periods, the Initial Term for the Primary Space may be extended, at the option of Tenant, for two (2) additional twelve (12) month periods, (each an "Extended Term"). Notice of the exercise of (each) such option to extend the Initial Term or any Extended Term shall be given by Tenant, in writing, to Landlord not less than sixty (60) days prior to the expiration of the current term. Any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX V

Extended Term shall be upon the same terms as provided for in the Initial Term except for rent as determined in Article 3.C. below.

      C. Option to Lease Additional Space. For and in consideration of the sum of TEN AND NO/100 Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged by Landlord, Landlord hereby grants to Tenant the option to lease an additional approximately 35,156 rentable square feet of office space ("Option Space") on the first floor of the Facility, as described on Exhibit "C" attached hereto and made a part hereof for all purposes, at the then applicable Rent for office space under this Lease Agreement. In the event Tenant exercises this option, any portion of the Option Space taken by the Tenant ("Expansion Space") shall be part of the Leased Premises as defined in this Lease Agreement.

3. RENT.

      A. Rent. As used in this Lease Agreement "Rent" shall mean all amounts provided for in this Lease Agreement to be paid by Tenant, all of which shall constitute gross Rent in consideration for the leasing of the Leased Premises. The Rent shall be paid at the times and in the amounts provided for herein in legal tender of the United States of America. The Rent shall be paid without notice, demand, abatement, deduction or offset except as may be expressly set forth in this Lease Agreement.

      B. Base Rent. The base rent ("Rent") for the Initial Term shall be (a) TWELVE AND 00/100 DOLLARS ($12.00) per rentable square foot per year for office space; and SEVEN AND 20/100 DOLLARS ($7.20) per rentable square foot per year for warehouse/manufacturing/laboratory space.

      C. Extended Term Rent. Rent for any Extended Term shall be the then current market rental rate for comparable space and conditions. In the event Landlord and Tenant are unable to agree on what constitutes current market rent, Landlord and Tenant shall secure the opinion of two (2) real estate brokers specializing in the leasing of similar space, one chosen by Landlord and the other chosen by Tenant, and the then current market rental rate shall be determined to be the average of the market rates suggested by such real estate brokers. Landlord and Tenant shall be responsible for compensation of the broker each of them shall have retained. In no event, however, shall the Base Rent be less than $12.00 per rentable square foot per year for office space or $7.20 per rentable square foot per year of warehouse/manufacturing/laboratory space for any Extended Term.

4. PAYMENTS. All Rent payments and other payments to Landlord by Tenant hereunder shall be paid to Landlord at 2601 Beltline Road, Carrollton, Texas, 75006, Attention: Dale Mikus, or at such other address as Landlord may, from time to time, specify by written notice to Tenant.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX V-2

5. OPERATING EXPENSES.

      A. Except as provided for in Article 5.B below, Landlord shall be responsible for all operating expenses to maintain the Leased Premises in accordance with sound and reasonable practices for facilities of a like kind and character. Such operating expenses shall include all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance and security of the Leased Premises, including, but not limited to, the following:

      (i) Wages and salaries of all employees, including employees of Landlord, engaged in the direct operation, maintenance and security of the Leased Premises;

      (ii) The cost of all supplies, tools, equipment and materials used in the operation and maintenance of the Leased Premises;

      (iii) Except as otherwise specifically provided in this Lease Agreement, the cost of all utilities for the Leased Premises;

      (iv) Cost of all maintenance and service agreements for the Leased Premises and the equipment therein including, without limitation, janitorial service, security service, landscape maintenance, pest control service, trash removal service, alarm service, window cleaning and elevator maintenance;

      (v) Cost of all insurance relating to the Leased Premises, including, without limitation, physical damage to Landlord's property and third party liability insurance premiums applicable to the Leased Premises;

      (vi) All taxes and assessments and governmental charges, whether federal, state, county or municipal attributable to the Leased Premises;

      B.    Notwithstanding the foregoing, Tenant agrees to pay the following:

      (i) Electrical Service used by Tenant at the Leased Premises, for which Tenant shall pay Landlord the sum of TWO AND NO/100 DOLLARS ($2.00) per rentable square foot of the Leased Premises per year.

      (ii) Any increase in Landlord's insurance costs for the Leased Premises directly attributable to Tenant's occupancy of the Leased Premises.

      (iii) Any increase in Landlord's property taxes for the Leased Premises or its contents directly attributable to Tenant's occupancy of the Leased Premises.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-3

6. DELIVERY OF LEASED PREMISES. Landlord shall deliver the Leased Premises to Tenant, no later than the Commencement Date, in good repair with all electrical, security and intercom systems in good working order.

7. WAIVER OF ALL WARRANTIES AND ACCEPTANCE OF PREMISES.

      A. Acceptance of Premises. Tenant is familiar with said Leased Premises, its condition, state of repair and everything connected therewith, and except as is specifically stated herein to the contrary, it is expressly agreed by Tenant that the Leased Premises are being leased in their strict "AS IS, WHERE IS" condition, and "WITH ALL FAULTS", and Tenant accepts said Leased Premises in the condition thereof at the date of this Lease Agreement and agrees that no other representations of any kind concerning said premises or any part thereof shall be binding upon Landlord. Tenant has had all right and access and opportunity to inspect the Leased Premises, and is aware that past use of the Leased Premises has been, among other things, for industrial purposes. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LANDLORD HAS MADE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER TO TENANT AS TO THE LEASED PREMISES, THE CONDITION THEREOF, OR ANY OTHER MATTERS RELEVANT THERETO, AND TENANT EXPRESSLY WAIVES ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, RELEVANT TO THE LEASED PREMISES.

      B. Warranty Disclaimer of Landlord. LANDLORD MAKES NO WARRANTY, EXPRESS OR IMPLIED, REGARDING THE COMMERCIAL SUITABILITY OR ENVIRONMENTAL QUALITY OF THE LEASED PREMISES FOR TENANT'S INTENDED USE. TENANT ACKNOWLEDGES THAT TENANT'S KNOWLEDGE OF TENANT'S INTENDED USE OF THE LEASED PREMISES IS EQUAL OR SUPERIOR TO THAT OF LANDLORD, AND LANDLORD CANNOT OFFER, AND HAS NOT OFFERED, ANY WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO TENANT'S INTENDED COMMERCIAL USE. THIS PARAGRAPH DOES NOT LIMIT LANDLORD'S EXPRESS OBLIGATIONS UNDER THIS LEASE AGREEMENT.

      C. USE OF PREMISES. Tenant's use of the Leased Premises under this Lease Agreement shall be for laboratory, research and development, limited production, and office activities in connection with Tenant's usual business. Tenant also agrees that it will not use, or suffer or permit any person to use the said Leased Premises or any portion or portions thereof for any use or purpose in violation of the laws of the United States, or the State of Texas or other governmental subdivision having jurisdiction, and neither suffer nor permit nuisances upon said Leased Premises. Tenant shall not use the Leased Premises in an extra hazardous manner. In the event that, by reasons of acts of Tenant, there shall be any increase in the rate of insurance on the Leased Premises then Tenant hereby agrees to pay the amount of such increase upon receipt of written demand by Landlord. Failure of Tenant to pay such amount on demand shall constitute a default under this Lease Agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-4

9. ACCESS TO LEASED PREMISES.

      A. Landlord and Tenant acknowledge that the Facility was constructed as a single user facility. Landlord grants to Tenant a non-exclusive easement during the Initial Term and any extended Term for access purposes over and across drives, parking areas, parking areas used for storage, sidewalks, loading docks, restrooms and cafeteria facilities of the Facility (or otherwise serving the Facility and owned by Landlord) for the purposes of facilitating vehicular and pedestrian ingress and egress to and from the Leased Premises. This right is for the benefit of Tenant, its employees, agents, independent contractors, and business invitees. Use of the Facility for ingress and egress purposes shall be subject to the reasonable rules and regulations of Landlord. The Landlord shall maintain the area subject to this right in good repair consistent with the current condition thereof, reasonable wear and tear excepted.

      B. Landlord grants to Tenant a non-exclusive license to use the internal hallways of the Facility during the normal business hours of the Facility for the purpose of ingress and egress to and from the Leased Premises. In using this license, Tenant shall comply with reasonable rules and regulations promulgated by Landlord from time to time. This license shall be for the benefit of Tenant, its employees, agents, independent contractors, and business invitees. To the extent that Tenant desires to operate outside normal business hours, on a schedule of up to 24 hours a day, seven days a week, the parties shall cooperate to enable Tenant to obtain access to the Leased Premises during such period at no incremental cost to Tenant.

      C. Landlord retains access to the Leased Premises during the normal business hours of Tenant for the following purposes:

      (i)   for provision of services required by this Lease Agreement;

      (ii) to inspect the general condition and state of repair of the Leased Premises;

      (iii) to provide maintenance and make repairs required or permitted under this Lease Agreement; and

      (iv)  to exercise it's other rights under this Lease Agreement.

      D. Except in case of emergency, Landlord's access shall be subject to prior notice, and right of Tenant to determine the timing and conditions of access, which shall not be unreasonable. No entry by Landlord shall interfere with the activities of Tenant.

      E. Landlord agrees to restrict information which would provide access to the Leased Premises (whether by traditional key, card key, key pad or otherwise,) in order to minimize the number of individuals with the right of access to the Leased Premises. In the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-5
event of need of emergency access to the Leased Premises, Landlord agrees to, if practicable, contact Tenant, and notify it of the need of access. If Tenant's contact individuals (or their successors) cannot be immediately located by telephone, then access may be gained by Landlord to the Leased Premises by key or other means. Tenant's contact individuals shall be promptly contacted by telephone as soon as possible after the emergency access has been gained in order to advise them of the emergency, the fact that access has been gained and a description of any activities necessary in the future to be taken by Landlord or Tenant.

10. BUILDING SERVICES TO BE PROVIDED BY LANDLORD. Landlord agrees to furnish or cause to be furnished to the Leased Premises, the utilities and services detailed below, in accordance with the standards which shall not be materially less than the level of service of similar office buildings located in the vicinity of the Facility.

      (a) Water - Landlord shall furnish only at those points of supply for lavatory purposes and drinking fountain purposes, hot and cold potable water in sufficient quantities, and at such other points as may be agreed to by Landlord and Tenant.

      (b)   Heat and air conditioning service, maintenance and repair.

      (c)   Janitorial services and waste removal.

      (d)   Building security and alarm service.

      (e)   Elevator service, maintenance and repair.

Landlord's failure to provide any of the services provided in this Section 10 shall not constitute a constructive eviction of Tenant. If Landlord fails to provide any such services and such failure continues for more than five business days after written notice from Tenant, then Tenant: (a) may cure such failure and offset Tenant's reasonable cure costs against Rent; and (b) obtain an equitable abatement of Rent to the extent that such failure prevents Tenant from reasonably operating (and accordingly Tenant ceases operating) its business in any substantial portion of the Leased Premises.

11. SECURITY. Landlord acknowledges that Tenant desires the ability to insure that the Leased Premises are secure in order to protect its employees, property and the confidentiality of Tenant's activities at the Leased Premises. Landlord shall cooperate with Tenant to facilitate its security needs. Landlord shall allow the installation of additional security systems and the use of additional security personnel. Tenant may, at Tenant's expense, implement security procedures regarding access to the Leased Premises. Landlord's security personnel and Tenant's security personnel shall exercise good faith efforts to coordinate their activities.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-6

12. MAINTENANCE OF LEASED PREMISES.

      A. Landlord Maintenance. Subject to the provisions of Article 5 (Operating Expenses), Article 20 (Damage and Destruction) and Article 21 (Condemnation) and except for damage caused by any act or omission of Tenant, Landlord shall keep the yards and grounds, landscaping, paving, foundation, roof, mechanical equipment, electrical facilities, plumbing, exterior windows and the structural portion of exterior walls of the Facility in good order, condition and repair. Landlord shall not be obligated to make any repairs under this Section until a reasonable time after receipt of written notice from Tenant of the need of such repairs under this Section. If any repairs are required to be made by Landlord, Tenant shall, at Tenant's sole cost and expense, promptly remove Tenant's fixtures, inventory, equipment and other property, to the extent required to enable Landlord to make such repairs. Landlord's liability for failure to make any such repairs or corrections shall be limited to the cost of such repairs or corrections. Landlord shall make all repairs in a diligent and expeditious manner, minimizing any interference with Tenant's business.

      B. Tenant Maintenance. Except as otherwise provided for herein, Tenant agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant's expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises. Tenant shall promptly repair any damage to the Leased Premises caused by the neglect, misuse, negligence or willful misconduct of Tenant, its employees, agents, licensees or invitees. Tenant shall promptly give Landlord written notice of any material damage to the Premises. At Tenant's request, Landlord shall, at the reasonable cost and expense of Tenant, repair or replace any damage or injury to the Leased Premises not done by, but the responsibility of, Tenant.

      C. Landlord Performing Tenant Maintenance. If Tenant fails to maintain and repair the Leased Premises as required by this Article 12, Landlord may, on five
(5) business days prior written notice, enter the Leased Premises and perform such maintenance or repair on behalf of Tenant, except that no notice shall be required in case of emergency, and Tenant shall pay Landlord immediately upon demand for all such reasonable costs incurred in performing such maintenance or repair as is required herein.

13.    INDEMNITIES.

      A. Indemnification by Tenant. Tenant will not in any manner deface, damage or injure any building or fixture on the Leased Premises. Tenant shall defend, protect, indemnify and hold harmless Landlord from any and all losses, damages, demands, claims, costs, penalties, fines, judgments and expenses, including, but not limited to reasonable attorney fees, engineering, expert or environmental consultant fees, or causes of action arising out of injury to or death of persons, damage to or destruction or loss of property, that directly or indirectly may be caused by or resulting from (a) Tenant's use and operations on, in or about the Leased Premises, and (b) Tenant's use of public or private roadways traversing other lands adjacent to or in the vicinity of the Leased Premises, including the use of such roadways for


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-7
ingress and egress to and from the Leased Premises, and (c) any claims, costs, penalties, fines, judgments, liabilities and expenses which Landlord may incur arising out of or in connection with Tenant's non-compliance with applicable federal, state or local laws or regulations of the presence or release of any Hazardous Materials (as defined below) caused by Tenant or by persons claiming through Tenant on, in or under the Leased Premises, on or after the date Tenant takes possession of the Leased Premises, except to the extent such conditions arise from the acts or omissions of Landlord or Landlord's agents. Tenant's obligations hereunder shall survive the expiration or early termination of this Lease Agreement.

      B. Indemnification by Landlord. Landlord shall defend, protect, indemnify and hold harmless Tenant from any and all losses, damages, demands, claims, costs, penalties, fines, judgments and expenses, including, but not limited to, reasonable attorney fees, engineering, expert or environmental consultant fees, or causes of action arising out of injury to or death of persons, damage to or destruction or loss of property, that directly or indirectly may be caused by or result from (a) Landlord's use of and operations on, in and about the Leased Premises; (b) Landlord's use of public or private roadways and waterways traversing other lands owned by Landlord adjacent to or in the vicinity of the Leased Premises, including the use of such roadways and waterways for ingress and egress to and from the Leased Premises; and (c) any claims, costs, penalties, fines, judgments, liabilities and expenses which Tenant may incur arising out of the presence or release of any Hazardous Materials (as defined below) on, in or under the Leased Premises, except to the extent such conditions arise from the acts or omissions of Tenant, and except when Tenant fails to advise Landlord of the matter as is required in this Lease Agreement and such failure materially prejudices Landlord. Landlord's obligations hereunder shall survive the expiration or early termination of this Lease Agreement, except in the event of Tenant's purchase of the property, in which event Landlord shall cease to have any obligation hereunder to Tenant upon the closing of the sale unless the parties agree otherwise in writing.

14. RELEASE. Except as otherwise expressly provided for herein, Landlord and Tenant unconditionally mutually release one another from and against any and all liability to one another for any environmental damages or requirements or conditions, or the presence of any Hazardous Materials placed on, under, or about the Leased Premises while Landlord or Tenant occupied the Leased Premises.

15. COMPLIANCE WITH GOVERNMENT LAWS AND REGULATIONS.

      A. General Compliance. Tenant shall comply in all material respects with all applicable federal, state and local laws, ordinances, rules and regulations with respect to its occupancy of the Leased Premises.

      B. Environmental Compliance. Tenant agrees that any condition(s) arising after commencement of this Lease Agreement which result directly or indirectly from Tenant's occupancy and use of said Leased Premises, including, but not limited to, any release or threatened release of Hazardous Materials, Hazardous Materials Contamination, installation of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-8
devices or structures, Hazardous Materials generation/storage or any negligent acts or omissions by Tenant occurring on or about the Leased Premises that are determined to be in violation of any environmental laws or ordinances of the United States or the State of Texas, or other Governmental subdivisions having jurisdiction, but specifically excluding any acts of the Landlord or other third parties not in Tenant's control, shall be the sole responsibility of Tenant. Tenant further agrees to indemnify, defend and hold harmless Landlord for any reasonable costs, loss, damage or liability arising out of such conditions pursuant to the terms set forth in Article 15. Notwithstanding anything to the contrary in this Lease Agreement, in no event shall Tenant have any liability to Landlord for any condition that existed before the commencement of this Lease Agreement.

      C. Definitions. For the purposes hereof and for greater certainty, the term "Hazardous Materials" shall mean and include:

      (i) such "solid waste or hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.), as amended from time to time, and the regulations promulgated thereunder;
      (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), as amended from time to time, and the regulations promulgated thereunder;
      (iii) asbestos;
      (iv) polychlorinated biphenyls, as defined by the Federal Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), as amended from time to time, and the regulations promulgated thereunder;
      (v) any substance the presence of which on the Leased Premises is prohibited by any laws, regulations, or ordinances (collectively, the "Laws"), relating to or at the Leased Premises;
      (vi)  petroleum based materials;
      (vii) Naturally Occurring Radioactive Material ("NORM"); and
      (vii) any other substance which is defined as hazardous, toxic, infectious, or radioactive by any Laws relating to the Leased Premises.

      For the purposes hereof, the term "Hazardous Materials Contamination" shall mean the contamination of the Leased Premises to levels of noncompliance with applicable laws and regulations as a direct result of Hazardous Materials released or located upon the Leased Premises due to actions of the Tenant.

      D. Remedial Work. In the event any investigation or monitoring of the Leased Premises or any cleanup, containment, restoration, removal, or other remedial work of the Leased Premises (collectively referred to as "Remedial Work"), is required in connection with Tenant's use or its operation at the Leased Premises, under any applicable federal, state, or local law or regulation, or by any judicial order, or by any governmental entity, or in order to comply with any agreements of any governmental authority, Landlord (or at Tenant's option, Tenant) shall perform or cause to be performed the Remedial Work in compliance with such law,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-9
regulation, order or governmental authorities at Tenant's cost and expense.

      E. Access. Tenant agrees to provide all reasonable and appropriate access to the Leased Premises to Landlord or any designated representative of Landlord during the term of this Lease Agreement, if necessary, for purposes of starting, continuing and/or completing of any Remedial Work on the Leased Premises being undertaken by Landlord or its designated representative.

      F. Americans With Disabilities Act. Tenant specifically agrees to assume the responsibility for and to comply with the public accommodations and commercial facilities provisions of the Americans with Disabilities Act ("ADA") and the regulations promulgated pursuant to the ADA as they apply to the Leased Premises, but only to the extent that such ADA requirements arise as a result of the particular nature of Tenant's use of the Leased Premises.

16. GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" as used herein shall mean "all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State, County and Local Government and of any and all Departments or Bureaus thereof." Tenant covenants and agrees that it will, at its own cost and expense, hold Landlord, Landlord's affiliates, employees, directors, officers, agents and servants harmless and will promptly execute and comply with all Governmental Authorities applicable to the use or occupancy of said Leased Premises or for the correction, prevention and abatement of nuisances, violations and other grievances, in, upon or connected with said Leased Premises during the term of this Lease Agreement and arising out of Tenant's use and occupancy of the Leased Premises. Tenant shall also promptly comply with and execute all rules, orders and regulations respecting fire, fire hazards, sanitation and pollution and relating to Tenant's use and occupancy of the Leased Premises.

17. ALTERATIONS. Tenant shall not make any alterations or improvements to the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. However, Tenant at its own cost and expense, without the creation of mechanic's or materialman's liens, and in a good workmanlike manner, may make such minor alterations as it may deem advisable. Such minor alterations shall be without altering the basic character or structure of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease Agreement, Tenant shall, if Landlord so elects by written notice at least 30 days before such termination (unless such termination occurred because of Tenant's default), remove all alterations that are of a nature or scope that would cause the next user or occupant of the Leased Premises to incur demolition and removal expenses substantially greater than would be normal and typical for similar space (such as raised concrete floors, vaults, installed heavy machinery, permanently installed inventory racks, or other special purpose equipment). Otherwise, such improvements shall be delivered up to Landlord in their "as is" condition at the end of the term of this Lease, except for any damage resulting from waste caused by Tenant or Tenant's failure to perform its obligations under this Lease. All such removals and restoration shall be accomplished under the same standards as


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-10
is set forth above in this paragraph for any alterations, except that Tenant shall not be obligated to restore any nonstructural damage caused by Tenant's removal of any alterations that Tenant is required to remove, provided that such removal is performed in a reasonable manner and with due care under the circumstances.

18. SIGNS. Tenant shall not place any signs or other objects upon the roof of the building, or paint or otherwise deface the exterior walls of the building, except with the prior written approval of the Landlord. Subject to the prior written approval of Landlord, not to be unreasonably withheld, Tenant shall have the right to erect such other signs as it may desire, subject to any applicable governmental laws, ordinances, regulations, and other requirements. Tenant shall remove all signs at the termination of this Lease Agreement. Such installation and removals shall be made in such manner as to avoid injury, defacement or overloading of the buildings and other improvements. Landlord may place customary "For Sale" or (during the last year of the Lease) "For Lease" signs on the property.

19. INSURANCE.

      A. Tenant Insurance. During the term and existence of this Lease Agreement, Tenant shall, at its sole cost and expense, carry insurance on forms subject to approval of Landlord, with an insurance company or companies authorized to do business in the State of Texas and which are otherwise satisfactory to Landlord, or through blanket, self-insurance, or captive insurance arrangements consistent with Tenant's ordinary insurance practices, as follows:

            1. Commercial General Liability Insurance with limits of not less than: Bodily Injury/Property Damage $5,000,000 each occurrence (combined single limit). Said insurance as is provided by this policy must apply to the contractual liability assumed by Tenant for bodily injury and property damage under the provisions of this Lease Agreement.

            2. Comprehensive Automobile Liability Insurance with limits of not less than: Bodily Injury/Property Damage $2,000,000 each occurrence (combined single limit)

            3. Statutory Worker's Compensation Coverage Pursuant to State Law.

            4. To the extent required by Tenant's ordinary insurance practices, all risk, fire and extended coverage insurance or similar type of physical damage to property insurance covering, inter alia, the perils of fire, lightning, windstorm, tornado, hail, explosion, riot, civil commotion, vandalism, malicious mischief, theft, smoke, aircraft or land vehicle damage in an amount not less than the replacement cost of Tenant's vehicles, inventory, equipment, furniture, fixtures or other such similar property on the Leased Premises.

            5. Landlord will be named as an additional insured on policies detailed in paragraphs A., B., and D. above but only to the extent of Tenant's obligations and liabilities under this Lease. Landlord will be provided with a waiver of subrogation on policies detailed


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-11
in paragraph C. above. Upon request of Landlord from time to time, Tenant shall provide insurance certificates evidencing such above insurance coverage.

            6. The above insurance shall be on an occurrence basis and shall include a requirement that the Insurer(s) provide Landlord with 30 days' written notice prior to the effective date of any cancellation or material change of said insurance. Tenant shall provide Landlord with a Certificate of Insurance complying with Landlord's reasonable and customary requirements. Any and all deductible(s), self-insured retention(s) retrospective adjustments and the like in connection with Tenant's policies are solely for Tenant's account. All insurance required herein shall be endorsed to provide that Tenant's insurance shall be primary insurance, as respects the additional insured, irrespective of any "excess" or "other insurance" clauses contained in policies maintained solely by Landlord.

      B. Landlord's Insurance. During the Term of this Lease Agreement, Landlord shall keep and maintain: (1) Property Insurance covering the Facility against damage and destruction by fire, vandalism, and other perils so called "All Risks" perils; and (2) Commercial General Liability Insurance with limits of not less than: Bodily Injury/Property Damage $5,000,000 each occurrence (combined single limit). The "All Risks" perils shall also include the perils of Earth Movement, Flood, and Boiler and Machinery. The amount of the Property Insurance shall be equal to the full replacement value of the Building, as the value may exist from time to time. The Property Insurance shall include a replacement cost endorsement subject to no co-insurance. The Commercial General Liability Insurance shall apply to all contractual liability of Landlord for bodily injury and property damage under the provisions of this Lease Agreement.

20. DAMAGE OR DESTRUCTION.

      A. Notice. If the building or other improvements situated on the Leased Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall immediately give written notice thereof to Landlord.

      B. Partial Damage. If the building or other improvements situated on the Leased Premises are damaged by fire, tornado, or other casualty but not to such an extent that rebuilding or repairs cannot reasonably be completed within one hundred and twenty days (120) days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease Agreement shall not terminate, but Landlord shall proceed forthwith and use reasonable diligence to rebuild or repair such building and other improvements on the Leased Premises (other than leasehold improvements made by Tenant or any assignee, subtenant or other occupant of the Leased Premises) to substantially the same condition in which they existed prior to such damage. Landlord's obligation under this Section 20.B to use reasonable diligence to rebuild or repair such building and other improvements on the Leased Premises shall not exceed the proceeds received by Landlord from any insurance policy maintained by Landlord or Tenant under this Lease Agreement. If the casualty occurs during the final eight (8) months of the Lease Term, Landlord may elect not to rebuild or repair such


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-12
damage, provided the Tenant does not immediately elect to exercise its renewal option, if applicable. This Lease Agreement shall terminate upon Landlord's election and the Rent shall be abated for the remaining unused portion of this Lease Agreement, effective from the date of actual receipt by Landlord of the written notification of the damage. If the building and other improvements are to be rebuilt or repairs made which cause the Leased Premises to be untenantable in whole or in part following such damage, the installments of Rent payable hereunder during the period in which they are untenantable shall be adjusted equitably.

      C. Substantial or Total Destruction. If the Facility is substantially or totally destroyed by fire, tornado, or other casualty, or so damaged that rebuilding or repairs cannot reasonably be completed within one hundred twenty
(120) days from the date Landlord receives written notification by Tenant of the happening of the damage, this Lease Agreement shall terminate at the option of either Landlord or Tenant and all future monthly installments of Rent shall be abated for the unexpired portion of this Lease Agreement. If this Lease Agreement is not terminated, the building and the improvements shall be rebuilt or repaired at Landlord's expense and the installments of Rent abated to the extent provided under Article 20.B hereof. Landlord's obligation to rebuild or repair under this Section 20.C shall not exceed the proceeds received by Landlord from any insurance policy maintained by Landlord or Tenant under this Lease Agreement.

21. CONDEMNATION. If there is any taking by eminent domain that materially affects Tenant's use of the Leased Premises, this Lease Agreement shall terminate when title vests in the authority exercising the right of eminent domain. The Rent shall be apportioned as of the day of termination, and any Rent paid for a period beyond that date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award to Landlord for the taking but Tenant may file a claim for an award on Tenant's behalf. If there is a partial taking by eminent domain that does not materially affect Tenant's use of the Leased Premises, then there shall be no reduction of Rent payable by Tenant to Landlord, nor any right of termination by either party.

22. BANKRUPTCY OR INSOLVENCY.

      A. Neither this Lease Agreement nor any interest therein nor any estate thereby created, shall pass to any trustee or receiver in bankruptcy, or to any receiver or assignee for the benefit of creditors or otherwise by operation of law.

      B. In the event that the Tenant shall become bankrupt or shall make a voluntary assignment for benefit of creditors, or in the event that a receiver of the Tenant shall be appointed, then, at the option of the Landlord and upon fifteen (15) days written notice to the Tenant of the exercise of such option, this Lease Agreement shall cease and come to an end.

23. DEFAULT.

      A. Events of Default. If any Rent payable by Tenant shall be or remain unpaid for


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-13
more than ten (10) days after written notice from Landlord that same is due and payable, or if Tenant shall violate or make default in any of the other covenants, agreements, stipulations or conditions herein, and Tenant does not commence the correction of such default within twenty (20) days after receipt by Tenant from Landlord of written notice of such violation or default, stating the nature of such default, and thereafter continue the correction thereof with promptness and dispatch until the same is fully rectified, then it shall be optional for Landlord to terminate this Lease Agreement and receive from Tenant as damages for Tenant's breach, an amount equal to the discounted value of such Rents payable under the terms of this Lease Agreement for the residue of the term hereof, less the discounted value of the Rents to be received from the new Tenant or terminate Tenant's right of possession and to re-enter said Leased Premises, with or without process of law, using such force as may be necessary to remove all persons or chattels therefrom; but notwithstanding such re-entry by Landlord, the liability of Tenant for the Rent provided for herein shall not be relinquished or extinguished for the balance of the term of this Lease Agreement.

B. Retaking. In the event Landlord terminates Tenant's right of possession under the terms and provisions of the previous paragraph and Landlord retakes the possession of the Leased Premises under the authority contained herein, all claims for damage incurred by reason of any such re-entry by Landlord are expressly waived by Tenant. It is further expressly understood and agreed that Landlord may resume possession of the Leased Premises and relet the same for the remainder of the term of this Lease Agreement on commercially reasonable terms for the account of Tenant, who shall make good any deficiency. Any such deficiency or part thereof may be recovered by Landlord from time to time from Tenant as such deficiency or part thereof is determined, or Landlord may elect to receive from Tenant as damages for Tenant's breach, an amount equal to the discounted value of such Rents payable under the terms of this Lease Agreement for the residue of the term hereof, less the discounted fair market rental value of the Leased Premises for the residue of the term hereof.

      The discount rate to be used for purposes of determining the discounted value of Rents and the discounted fair market rental value as provided in this
Section 23 shall be a per annum rate equal to the "Prime Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of "Money Rates" minus one percent.

      C. Non-waiver. If Landlord should delay in enforcing any obligation of Tenant hereunder, or should waive the performance of any such obligation, or should accept payment of rent after the occurrence of any default by Tenant, then such action or forbearance by Landlord shall not be construed as a waiver of any default in any other obligation of Tenant hereunder, regardless of whether such default was then existing or had previously occurred or should thereafter occur. In the event Landlord employs an attorney to enforce any of its rights under this Lease Agreement, Tenant agrees to pay any reasonable attorney fees arising out of the enforcement of such rights.

      D. Tenant's Remedies. Landlord shall not be in default hereunder unless


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-14

Landlord fails to perform any of its obligations hereunder within thirty (30) days after written notice from Tenant specifying such failure (unless such performance will, when due to the nature of the obligation, require a period of time in excess of thirty (30) days, then after such period of time as is reasonably necessary). This shall not limit Tenant's rights to cure Landlord's default and offset Rent or to obtain an equitable abatement of Rent, all as otherwise expressly provided for in this Lease. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and except as may be otherwise expressly provided in this Lease Agreement, Tenant may not terminate this Lease Agreement for breach of Landlord's obligations hereunder All obligations of Landlord under this Lease Agreement will be binding upon Landlord only during the period of ownership of the Leased Premises by Landlord and not thereafter. Any liability of Landlord under this Lease Agreement shall be limited solely to Landlord's interest in the Leased Premises, and in no event shall any personal liability be asserted against Landlord in connection with this Lease Agreement nor shall Tenant have any recourse against any other property or assets of Landlord.

24. TERMINATION AND RENTS. Notwithstanding anything to the contrary herein, the termination of this Lease Agreement for any reason shall not release Tenant from any liability to Landlord for Rents previously due and unpaid and shall not release Tenant from performance of any other obligation accrued prior to the time of such termination.

25. ASSIGNMENT AND SUBLETTING. Tenant shall not assign this Lease Agreement nor sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord. Such consent by Landlord shall not be unreasonably withheld. Any assignment or subletting, even if consented to by Landlord, shall nevertheless be expressly subject to all of the terms, provisions and conditions of this Lease Agreement and shall not in any way release or impair the liabilities of Tenant hereunder. Notwithstanding the foregoing, Tenant may, without the prior written consent of Landlord, sublet the Leased Premises or any part thereof to an Affiliate, or assign this Lease Agreement to an Affiliate or permit occupancy of any portion of the Premises by an Affiliate. The term "Affiliate" shall mean (i) any corporation which, directly or indirectly, controls or is controlled by, or is under common control with Tenant; (ii) any corporation not less than fifty percent (50%) of whose outstanding stock shall, at the time be owned directly or indirectly by Tenant or Tenant's parent corporation; or (iii) any corporation that acquires all or substantially all of Tenant's assets. For purposes hereof, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise.

26. QUIET ENJOYMENT. Landlord covenants, warrants and represents that it has full right and power to execute and perform this Lease Agreement, and to grant the estate demised herein, and that Tenant upon paying the Rent specified herein and performing the covenants and agreements contained herein, shall and may peaceably and quietly hold the Leased Premises for the term herein provided.

27. SURRENDER OF LEASED PREMISES AT TERMINATION. At the expiration


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-15
or termination of this Lease Agreement, or any extension or renewal hereof, Tenant agrees to surrender the Leased Premises to Landlord in as good condition and state of repair as when received, ordinary and reasonable wear and tear excepted, except as this Lease otherwise provides. Determination of the condition of the Premises prior to Tenant's move in and move out will be performed by visual inspection photographically recorded and agreed to by both Landlord and Tenant.

28. HOLDING OVER. In the event Tenant remains in possession of the Leased Premises after the expiration or termination of this Lease Agreement, for any reason, including to perform and complete any Remedial Work on the Leased Premises, such holding over shall not serve to renew or extend this Lease Agreement and Tenant shall be deemed to be occupying the Leased Premises as Landlord's Tenant from month to month subject to all of the conditions, provisions and obligations of this Lease Agreement insofar as the same are applicable to a month to month tenancy. The Rent for such holding over shall be paid within 10 days after demand, and be at the rate of One Hundred Fifty Percent (150%) of the prior Rent in effect at the termination of this Lease. If a hold over continues for less than seven days after the expiration or termination of this Lease Agreement, then such holdover Rent shall be prorated daily.

29. NOTICES. All notices or demands required or provided for in this Lease Agreement shall be in writing and may be given or served personally, or shall be sent by United States registered or certified mail with postage or charges prepaid, addressed to the party to whom such notice is to be given at the address of such party as set forth on Page 1 hereof, or to such other address as may hereafter be designated by either party by written notice to the other party hereto. In addition, notice shall also be given as follows:

Tenant:                                   Landlord:

Halliburton Energy Services, Inc.         Dresser, Inc.
4100 Clinton Drive, 03-903G               2601 Beltline Road
Houston, Texas 77020                      Carrollton, Texas  75006

Attention: Real Estate Services           Attention: Dale Mikus

30. SUCCESSORS AND ASSIGNS. Except as may be herein specifically provided to the contrary, this Lease Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

31. GOVERNING LAW. This Lease Agreement shall be governed and construed in accordance with the laws of the State of Texas.

32. ENTIRE AGREEMENT. This Lease Agreement, together with all exhibits and addenda thereto, contains all of the agreements of the parties hereto with respect to any


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-16
matter covered or mentioned in this Lease Agreement, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-17

IN WITNESS WHEREOF, this instrument is executed in duplicate originals effective the day and year first set forth above.

"TENANT"                                  "LANDLORD"

HALLIBURTON ENERGY                        DRESSER, INC.
SERVICES, INC.,
a Delaware corporation                    a Delaware corporation


By:___________________________            By:___________________________

Name:_________________________            Name: ________________________

Title:________________________            Title:________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-18

                                ACCESS AGREEMENT

      1. THIS ACCESS AGREEMENT, is made and entered into April 10th, 2001, by and between Dresser, Inc. ("Property Owner"), with offices at 2601 Beltline Road, Carrollton, Texas, 75006 and Halliburton Energy Services, Inc. ("Halliburton"), with offices at 4100 Clinton Drive, Houston, Texas 77020. The preceding entities are referred to collectively herein as the "Parties."

      2. Property Owner currently owns certain property described as set forth in Attachment "A" hereto (the "Property"). Halliburton requires access to the Property for use of the transite test well ("Test Well") situated on the Property.

      3. The Parties desire to enter into this Access Agreement to provide for Halliburton's use of the Test Well. In consideration of the premises and mutual covenants set forth herein, the Parties agree to the terms of this Access Agreement.

      4. Property Owner hereby grants, without compensation, costs or fees to Halliburton, access to Halliburton, its employees, representatives, agents, contractors, subcontractors, and their subcontractors to enter upon the Property to permit Halliburton's use of the Test Well on the Property. The rights of Halliburton's access to the Property to use the Test Well are non-exclusive.

      5. The Access Agreement shall be effective as of the date set forth above and shall continue until the earlier to occur of: (a) twelve (12) months from the date of this Access Agreement; or (b) Halliburton's need for the Test Well ends. Halliburton will notify Property Owner when this Access Agreement terminates.

      6. Halliburton shall, to the extent practicable and consistent with sound business practices, undertake the use of the Test Well in a manner that will not unreasonably interfere with Property Owner's use of the Property. Property Owner is aware that Halliburton's use of the Test Well may involve the placement of other equipment on the Property. Property Owner's acceptance of this Agreement will serve as Property Owner's acceptance of these conditions and agreement that these conditions will not constitute unreasonable interference with Property Owner's use of the Property.

      7. Halliburton agrees to release, defend, indemnify and hold harmless Property Owner from and against all liability, cost and expense ("Claims") including, loss of or damage to the Property or for injury to or death of any person directly arising out of the negligent use of the Test Well by Halliburton, its employees, representatives, agents, contractors or subcontractors on the Property pursuant to this Access Agreement, but only to the extent or degree such negligence proximately causes such loss of or damage to the Property or injury to or death of any person. In addition, Halliburton shall release, indemnify, defend, and hold harmless Property Owner from any and all Claims for injuries to or death of its own employees, agents, and representatives, or damage to their property


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-19
arising our of its activities under this Access Agreement including, without limitation, the plug and abandonment and any environmental compliance or cleanup liability related to the test well or its use. In no event shall Halliburton be liable for any consequential, incidental, special, or exemplary damages, including without limitation, loss of use, loss of profit, or diminution in value.

      8. No provision of this Access Agreement nor any action under or by reason of this Access Agreement shall in any action, proceeding or litigation operate or be construed as an admission by any Party of any violation of law or regulation, any liability, fault, or past or present wrongdoing, or any breach of duty at any time.

      9. Failure by any Party to enforce or exercise its rights under any term, condition or covenant of this Access Agreement shall not be construed as a waiver of such rights or of such term, covenant or condition.

      10. Any notices of statements herein requested or required to be given by any party to other party(ies) shall be in writing. Delivery of such written notices, demands or statements shall be conclusively taken as sufficient when delivered in person or deposited in the United States Mail, registered or certified, postage fully prepaid, addressed to the addresses set forth below. Any party hereto may by written notice change the address to which such demands, notices or statements may be sent.

      11. The contents of this Access Agreement are the entire agreement among the Parties regarding access rights and supersede all written or oral communication between the Parties prior to its execution, all understandings and negotiations regarding the same having been merged herein, it being their intention that this be an integrated agreement. This Access Agreement shall not be modified except by written agreement of the Parties.

      12. Nothing in this Access Agreement shall waive or prejudice any right, claim, cause of action or defense that any Party otherwise may have under the law.

      13. Nothing in this Access Agreement shall confer any rights upon non-parties hereto, whether owners of other properties in the area of the Property or any other persons.

      14. This Access Agreement may be executed in counterparts which, taken together, shall constitute one and the same agreement.

      15. This Access Agreement shall be governed by the laws of the State of Texas.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-20

      IN WITNESS WHEREOF, the Parties' duly authorized representatives have signed this Agreement as of the day and year first above written.

                              PROPERTY OWNER
                              DRESSER, INC.

                              Address: 2601 Beltline Road
                                       Carrollton, Texas  75006

                              By:______________________________

                              Printed Name:____________________

                              Title:___________________________

                              Date:____________________________


                              HALLIBURTON ENERGY SERVICES, INC.

                              Address:    P. O. Box 3  (03-903)
                                          Houston, Texas 77001-0003

                              By:______________________________

                              Printed Name:____________________

                              Title:___________________________

                              Date:____________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-21

                                 ATTACHMENT "A"

Being all of Restricted Reserve "A" of Welex Plant Site, a Subdivision of 49.00 acres of land, according to the Map or Plat thereof recorded in Volume 329, Page 52, of the Map Records of Harris County, Texas, being the same tract or parcel of land conveyed to Halliburton Company by Deed dated June 19, 1973, filed for record under Harris County Clerk's File No. D902754.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX V-22

                                                                     Appendix VI

                           EMPLOYEE BENEFITS AGREEMENT

      This Employee Benefits Agreement, dated as of April 10, 2001 (the "Effective Date"), is by and among Halliburton Company, a Delaware corporation (the "Parent") and Dresser, Inc., a Delaware corporation ("Dresser").

                                    RECITALS:

      The Parent and Dresser desire to enter into this Employee Benefits Agreement with respect to implementation of matters concerning employees and employee benefits in connection with the recapitalization set forth in the Amended and Restated Agreement and Plan of Recapitalization dated April 10, 2001 among Halliburton Company, the Seller Named Therein, and DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror") (the "Recapitalization Agreement").

      NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter expressed, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Terms used in this Employee Benefits Agreement with initial capitalization shall have the same meanings as are ascribed to such terms under the Recapitalization Agreement, except as otherwise specifically indicated herein.

                                   ARTICLE II

                                EMPLOYEE MATTERS

      Section 2.1 Employment. Dresser agrees that all of the employees of each member of each Company Group on the Closing Date will be retained in employment (the "Continued Employees"). Nothing in this Employee Benefits Agreement shall create any obligation on the part of any member of the Dresser Group (as defined in Section 2.2) to continue the employment of any Continued Employee for any definite period of time following the Effective Date.

      Section 2.2 Equivalent Compensation. For a period commencing on the Effective Date and ending on December 31, 2001, Dresser or another member of either Company Group (all of which shall constitute of the "Dresser Group") or Non-Controlled Entities (the "Dresser Group") shall provide for Continued Employees in the aggregate, other than those covered by a collective bargaining agreement or similar agreement, employee compensation and employee benefit plans, programs, and policies that are in the aggregate no less favorable than those in effect with respect to similarly situated employees of the Company Groups immediately prior to the Effective Date.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX VI

      Section 2.3 Credit for Service. Continued Employees shall be given credit for all service with the Parent and each ERISA Affiliate thereof under all employee benefit plans, programs, and fringe benefit arrangements of the Dresser Group in which they become participants. The service credit given is for purposes of eligibility, vesting, and service related benefits, but not benefit accrual, except as otherwise provided in this Employee Benefits Agreement.

      Section 2.4 Participation in Parent Benefit Plans. Except as set forth herein, prior to the Effective Date, the Parent shall cause the members of each Company Group to withdraw as participating employers or to cease to be designated as participating employers in the Parent Group's employee benefit plans effective as of the Effective Date.

      Section 2.5 Vacation. Vacation entitlement accrued but not utilized by a Continued Employee for the year in which the Effective Date occurs under the vacation policy applicable to such Continued Employee immediately prior to the Effective Date shall be recognized by the Dresser Group following the Effective Date.

      Section 2.6 Other Liabilities. Except as otherwise provided in Articles VI, VII and VIII, notwithstanding any other provision in this Employee Benefits Agreement or the Recapitalization Agreement to the contrary, (a) all liabilities related to employees of the Businesses arising from events occurring either before or after the Effective Date shall be the responsibility of Dresser, including, but not limited to liabilities incurred by reason of the sale of the Businesses pursuant to the Recapitalization Agreement but excluding (i) any Losses for which an Indemnified Party is entitled to indemnification pursuant to
Section 12.02(a)(i) of the Recapitalization Agreement, (ii) Parent's obligations pursuant to Sections 3.1(b) and 3.2(b) of this Employee Benefits Agreement, and
(iii) any loss, liability, damage or expense (net of applicable insurance proceeds) resulting from claims related to insured risks involving workers compensation arising out of or based on events or occurrences prior to the Closing Date as to which Dresser has notified the Parent prior to the third anniversary of the Closing Date, and (b) Dresser hereby indemnifies and holds the Parent and its ERISA Affiliates harmless from and against any and all such liabilities described in the foregoing clause (a) and any damages, claims and expenses with respect thereto.

                                   ARTICLE III

                                  WELFARE PLANS

      Section 3.1 Active Employee Welfare Plans.

      (a) Effective as of 12:00 midnight on the day prior to the Effective Date, the members of each Company Group shall withdraw as participating employers from each employee welfare benefit plan, as defined in Section 3(1) of ERISA, and each plan that would be an employee welfare benefit plan if it were subject to ERISA (such as a plan maintained outside the United States), sponsored by the Parent or a member of the Parent Group (the "Prior Welfare Plans"), and all Continued Employees shall cease to participate in such plans as of such date. Except as otherwise provided in any applicable collective bargaining agreements or similar agreements, Dresser shall (i) cause the Continued Employees to commence participation in similar benefit plans of the Dresser


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-2

Group on the Effective Date (the "Replacement Welfare Plans"), (ii) waive, or cause to be waived, all limitations as to pre-existing condition exclusions and waiting periods that were in effect with respect to the Continued Employees under the Replacement Welfare Plans, other than, but only to the extent of, limitations or waiting periods that were in effect with respect to such employees under the Prior Welfare Plans and that have not been satisfied as of the Effective Date, and (iii) provide, or cause to be provided, each Continued Employee with credit for any co-payments and deductibles paid prior to the Effective Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans (on a pro-rata basis in the event of a difference in plan years).

      (b) Claims for benefits by Continued Employees arising out of occurrences on or subsequent to the Effective Date shall be covered by the Replacement Welfare Plans in accordance with the terms of such plans. Claims for benefits by Continued Employees arising out of occurrences prior to the Effective Date shall be covered by the Prior Welfare Plans in accordance with the terms of such plans, and Parent shall retain any liabilities for premiums, payments, or other costs with respect to such claims under the Prior Welfare Plans, provided, however, that any such obligation that is reflected as an accrued liability on the Closing Financial Statements shall remain as a liability of the Company Group. For this purpose, (i) claims for medical, dental, prescription drug, and vision benefits by Continued Employees shall be considered to have occurred on the date of purchase or the date service or treatment was rendered, as applicable, (ii) claims for life insurance and accidental death and dismemberment insurance benefits shall be considered to have occurred on the date of death or the date the accident occurred, and (iii) claims for disability benefits shall be considered to have occurred on the date the disability commenced.

      Section 3.2 Retiree Medical and Life Benefits.

      (a) Effective as of the Effective Date, all retiree medical and life benefit liabilities with respect to the Continued Employees, employees who retired from employment with a member of a Company Group, and any other employees who retired from employment connected to the Businesses ("Prior Retirees") and their eligible dependents provided under the Subplans to the Halliburton Company Welfare Benefits Plan (Plan 526) that are listed on Schedule A attached hereto shall be assumed by Dresser (the "Assumed Retiree Benefits"). In connection with such assumption, Dresser shall assume sponsorship of the portion of Plan 526 that constitutes the Assumed Retiree Benefits and shall, (i) with respect to Subplan 501 of Plan 526, maintain the Assumed Retiree Benefits under the same terms as in effect on the Effective Date without any reduction in the amount or form of benefits provided thereunder (except to the extent required by law and except to the extent that any modifications thereto are consistent with changes in the medical plans provided by Dresser for similarly situated active employees) and (ii) with respect to all other subplans listed on Schedule A, maintain the Assumed Retiree Benefits in accordance with the collective bargaining agreements governing such subplans as negotiated from time to time. The Parent Group shall not be responsible for providing the Assumed Retiree Benefits (a) to any Prior Retiree or to any dependent thereof, nor (b) to any Continued Employee who retires or terminates employment subsequent to the Effective Date. Dresser hereby indemnifies and holds the Parent and its ERISA Affiliates harmless from and against any and all damages, liabilities, claims or expenses incurred for post-retirement medical and life benefits made by any Continued Employee or Prior Retiree with respect to the Assumed Retiree Benefits.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-3

      (b) The Acquiror and/or Dresser may request, by written notice to the Parent no later than March 31, 2001, that the Parent notify, in writing and prior to the Effective Date, any Continued Employees, employees who retired from employment with a member of a Company Group, and Prior Retirees, in each case who received retiree medical and/or retiree life benefits under plans other than the Subplans to Plan 526 that are listed on Schedule A attached hereto, that such retiree medical and/or retiree life benefits shall no longer be provided to such employees and retirees after the Effective Date. The Parent shall permit Dresser to review and approve any such communication prior to its distribution to such employees and retirees.

      Section 3.3 Flexible Spending Accounts. Effective as of the Effective Date with respect to Continued Employees participating in health care and/or dependent care flexible spending account plans sponsored by the Parent, Dresser shall cause the Dresser Group to have in effect health care and dependent care flexible spending account plans for the benefit of each such Continued Employee, the terms of which shall (i) be substantially similar in all material respects to the flexible spending account plans sponsored by the Parent for such Continued Employees, (ii) give full effect to, and continue in effect, salary reduction elections made under such flexible spending account plans sponsored by the Parent, and (iii) place such Continued Employees in the same status with respect to account balances and claims paid as such Continued Employees were under the flexible spending account plans sponsored by the Parent as of the Effective Date. The net aggregate balances of the health care and dependent care flexible spending accounts with respect to Continued Employees (reflecting contributions to and claims paid through the Effective Date) shall be reflected on the Closing Financial Statements. Any claims made by Continued Employees with respect to the health care and dependent care flexible spending accounts that have not been paid as of the Effective Date shall be paid by Dresser or another member of the Dresser Group subject to and in accordance with the terms of the health care and/or dependent care flexible spending account plans of the Dresser Group.

      Section 3.4 COBRA. The Parent shall be responsible for providing continuation coverage as required by Section 4980B of the Code or similar state law ("COBRA"), under a group health plan maintained by the Parent or an affiliate of the Parent, to any employee, officer, director, consultant, or agent of the Company Group, and other qualified beneficiaries under COBRA with respect to such individuals, who have a COBRA qualifying event (due to termination of employment with the Parent or otherwise) prior to or on the Effective Date (the "Continuees"). The Parent shall indemnify and hold all members of the Dresser Group harmless from any and all damages, liabilities, claims or expenses incurred by the Dresser Group by reason of the Parent or any members of its controlled group (as determined for purposes of COBRA) ceasing to maintain a group health plan.

                                   ARTICLE IV

                            DOMESTIC RETIREMENT PLANS

      Section 4.1 Assumption of Retirement Plans. Effective as of the Effective Date, Dresser shall assume sponsorship of the following plans in their entireties:

      Dresser Industries, Inc. Pension Plan for the International Association of Machinists and


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-4

      Aerospace Workers, AFL-CIO, Local 2218, Dresser Valve and Controls Division, Alexandria , LA (Plan No. 002)

      Dresser Industries, Inc. Dresser Manufacturing Division (Bradford) Pension Plan for Local 1644 (Plan No. 006)

      Dresser Industries, Inc. Pension Plan for United Automobile, Aerospace and Agricultural Implement Workers of America, Local 1118 of Roots Blower Division, Connersville, IN (Plan No. 016)

      Dresser Industries, Inc. Pension Plan for Truck Drivers, Chauffeurs, Warehousemen Helpers, Union Local 707, Dresser Manufacturing Division, Chicago, Illinois (Frozen) (Plan No. 059)

      Dresser Industries, Inc. Pension Plan for Office and Professional Employees International Union, Local 465, AFL-CIO, Valve and Controls Division, Alexandria, Louisiana (Plan No. 067)

      Dresser Industries, Inc. Pension Plan for the United Paperworkers International Union, AFL-CIO, Local No. 7399, Instrument Division, Berea, Kentucky (Plan No. 075)

      Dresser Industries, Inc. Pension Plan for Hourly Employees of Instrument Division, Newtown, Connecticut (Plan No. 078)

      Dresser Industries, Inc. Pension Plan for Hourly Employees of Nil-Cor Operations, Alliance, Ohio (Frozen) (Plan No. 123)

      Dresser Industries, Inc. Pension Plan for UAW, Local 470, Dresser Valve and Controls Division, Avon and Canton, Mass. (Plan No. 158)

      Dresser Industries, Inc. Pension Plan for Graphic Communications Union Local 388, Dresser Valve and Controls Division, Montebello, California (closed plan) (Plan No. 159)

      Dresser Industries, Inc. Retirement Plan for IAM, District 10, Waukesha Engine Division, Waukesha, Wisconsin (Plan No. 169)

      Wayne Division (Salisbury, Maryland) of Dresser Industries, Inc. Pension Plan for International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, Local 354 (Plan No. 178)

      Dresser Industries, Inc. Retirement Plan for Local 145 of International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Hourly Employees and Draftsmen, Instrument Division, Stratford, Connecticut (Plan No. 180)

      Dresser Industries, Inc. Retirement Plan for Local 145 of International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America, Office Unit, Instrument Division, Stratford, Conn. (Plan No. 183)


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-5

      Dresser Industries, Inc. Union Plan (401(k)) (Plan No. 196).

Effective immediately before the Effective Date, the members of the Parent Group shall withdraw from participation in and sponsorship of the foregoing plans and shall not be responsible for providing any benefits under such plans. For purposes of the Closing Balance Sheet, the Projected Benefit Obligation (the "PBO") calculated in accordance with United States Statement of Financial Accounting Standards No. 87 ("FAS 87") with respect to the plans listed in this
Section 4.1 shall be determined using the same actuarial assumptions used for determining such obligation for the Initial Balance Sheet. Dresser hereby indemnifies and holds the members of the Parent Group and their ERISA Affiliates harmless from and against any and all damages, claims, liabilities or expenses arising from such plans.

      Section 4.2 Spin-off of Plan 164. Effective as of the Effective Date, Dresser shall cause to be established a defined benefit pension plan (the "Dresser Defined Benefit Plan") for the benefit of participants (including retired and deferred vested participants) in the Dresser Industries, Inc. Consolidated Salaried Retirement Plan (Plan No. 164) ("DICON") as of the Effective Date who are Continued Employees or whose employment prior to their retirement or termination of employment was in connection with the Businesses ("Former Business Employees") (including alternate payees related thereto) (such participants and alternate payees being hereinafter referred to as the "Transferred DICON Participants"). The Dresser Defined Benefit Plan shall have terms substantially similar to DICON as in effect immediately before the Effective Date, preserving all accrued benefits with respect to the Transferred DICON Participants. The Continued Employees shall be given credit in the Dresser Defined Benefit Plan for service with Dresser and its ERISA Affiliates for purposes of determining Vesting Service under the Dresser Defined Benefit Plan. In connection with the foregoing, the following actions will be taken:

      (i) At the time and in the manner set forth in paragraph (ii) below, the Parent shall cause to be transferred to the Dresser Defined Benefit Plan a pro-rata portion of the assets of DICON in an amount equal to the total assets of DICON as of the Effective Date multiplied by the accumulated benefit obligations with respect to the Transferred DICON Participants under DICON as of the Effective Date divided by the total accumulated benefit obligations with respect to all participants under DICON as of the Effective Date.

      (ii) The accumulated benefit obligations pursuant to paragraph (i) above shall be determined by Hewitt Associates in accordance with FAS 87 and based on the actuarial assumptions set forth on Schedule B attached hereto; provided, however, that the transfer pursuant to paragraph (i) above shall be subject to satisfaction of the requirements of section 414(l) of the Code and any other applicable governmental requirements as determined by Hewitt Associates and subject further to the review of such determinations by Dresser as set forth in Section 12.1. The transfer of assets will take place as soon as administratively practicable after the completion of the calculation and the obtaining of any required governmental approvals or otherwise complying with applicable governmental requirements. The amount transferred will be determined as of the Effective Date and will also include interest at seven percent


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-6
            per annum from the Effective Date until the day immediately preceding the transfer. The assets will be transferred in cash (or other property reasonably acceptable to Dresser).

      (iii) Benefit payments to Transferred DICON Participants in pay status shall continue to be made from DICON following the Effective Date and until the date of the asset transfer described in paragraph
            (ii). Any such payments, adjusted for applicable interest, shall be deducted from the amount required to be transferred to the Dresser Defined Benefit Plan pursuant to paragraph (ii).

      (iv) Dresser agrees to apply for a favorable Internal Revenue Service determination letter as to the qualified status of the Dresser Defined Benefit Plan as soon as administratively practicable after the Effective Date. Dresser agrees to make any operational or form changes with respect to the Dresser Defined Benefit Plan as may be required by the Internal Revenue Service so that such a favorable determination letter will be issued.

Following any such transfer of assets, Dresser shall assume all obligations and liabilities of the Parent Group under DICON with respect to the Transferred DICON Participants, and the Parent Group shall have no further liability to Dresser or any Transferred DICON Participant with respect thereto. Dresser hereby indemnifies and holds the members of the Parent Group and their ERISA Affiliates harmless from and against any and all damages, claims, liabilities, and expenses arising from DICON with respect to the Transferred DICON Participants.

      Section 4.3 Administration of Terminated Retirement Plan: Effective as of the Effective Date, Dresser shall assume all responsibilities for the administration of the group annuity contracts issued by The Prudential Insurance Company of America (the "Group Annuity Contracts") in connection with the termination of the Dresser Industries, Inc. Retirement Income Plan under ERISA, as constituted on April 1, 1986 ("Plan 19") with respect to those participants (including retired and deferred vested participants) who are Continued Employees or Former Business Employees (including alternate payees related thereto) (such participants being hereafter referred to as the "Transferred Plan 19 Participants"). Effective immediately before the Effective Date, the members of the Parent Group shall relinquish administration of the Group Annuity Contracts with respect to Transferred Plan 19 Participants and shall not be responsible for providing any such administration with respect to such contracts. Dresser hereby indemnifies and holds the Parent and its ERISA Affiliates harmless from and against any and all damages, claims, liabilities and expenses associated with the administration of the Group Annuity Contracts with respect to the Transferred Plan 19 Participants.

      Section 4.4 Spin-off of 401(k) Plan:

      (a) Effective as of the Effective Date, Dresser shall have in effect a tax-qualified defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code ("Dresser 401(k) Plan") and that provides terms that are identical to the Halliburton Retirement and Savings Plan (Plan No. 001) with respect to the pension equalizer


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-7
contribution formula thereunder as it applies to the Continued Employees who are entitled to such pension equalizer contribution immediately before the Effective Date, but taking into account any retirement benefits provided to the Continued Employees by any plan or program of Dresser after the Effective Date (the "Pension Equalizer") and shall maintain such terms with respect to the pension equalizer contribution formula without revision (provided, however, that if changes in the law require any such terms to be modified, such terms may be changed to comply with such laws). At such time after the Effective Date that the Parent is reasonably satisfied that the Dresser 401(k) Plan meets the requirements for qualification under Section 401(a) of the Code, the Parent shall cause to be transferred to the Dresser 401(k) Plan in a trust to trust transfer in cash (or other property reasonably acceptable to Dresser) assets equal to the value of the accounts (but not including assets reflecting any matching or other Parent contributions accrued but not yet contributed as of the Effective Date to the extent such contributions are accrued liabilities on the Closing Financial Statements) of the participants (including retired and deferred vested participants) in the Halliburton Retirement and Savings Plan (Plan No. 001) and the Halliburton Savings Plan (Plan No. 145) who are Continued Employees or Former Business Employees (including alternate payees related thereto) (such participants and alternate payees being hereinafter referred to as the "Transferred 401(k) Participants"); provided that any outstanding loans to Transferred 401(k) Participants from the Halliburton Retirement and Savings Plan (Plan No. 001) and the Halliburton Savings Plan (Plan No. 145) shall be transferred in kind. After the Effective Date and prior to any such transfer, Dresser and the Parent shall cooperate in the administration of distributions to and loan repayments from the Transferred 401(k) Participants.

      (b) Following any such transfer of assets, Dresser shall assume all obligations and liabilities of the Parent Group under the Halliburton Retirement and Savings Plan (Plan No. 001) and Halliburton Savings Plan (Plan No. 145) with respect to the Transferred 401(k) Participants, and the Parent Group shall have no further liability to Dresser or any Transferred 401(k) Participant with respect thereto. Dresser hereby indemnifies and holds the members of the Parent Group and their ERISA Affiliates harmless from and against any and all damages, claims, liabilities and expenses arising from the Halliburton Retirement and Savings Plan (Plan No. 001) and the Halliburton Savings Plan (Plan No. 145) with respect to the Transferred 401(k) Participants.

                                    ARTICLE V

                            FOREIGN RETIREMENT PLANS

      Section 5.1 Assumption of Foreign Retirement Plans. Effective as of the Effective Date, Dresser shall cause one or more members of the Dresser Group to assume sponsorship of the following plans in their entireties:

Belgium

Plan 0104 - Reglement de l'Assurance de Groupe Deces/Retraite de la Societe Dresser Europe S.A. (DB Plan)


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-8

Brazil

Contrato de Instituicao de Plano Previdenciario de Beneficios nao Definidos (DC Pension Fund)

France

Plan 2501 Masoneilan Retirement Indemnity

Germany

Plan 2201 - Grundzuge der betrieblichen Altersversorgung fur die Beschaftigten der firma Dresser Europe S.A. (Einbeck and Bremen Branches) (Pension)

Plan 2202 - Betriebliche Altersversorgung fur Fuhrungskrafte der International Harvester Company (Management)(Pension)

Plan 2203 - Richtlinien uber die Pensionszusagen der International Harvester Company (Pension)

Plan 2205 - Pan Geo Atlas (Pension)

Plan 2209 - Betriebsvereinbarung uber den Pensionsplan fur die Mitarbeiter der Dresser Europe S.A., Niederlassung Baesweiler (Pension)

Dresser Europe S.A., ASS

Plan 2210 - Dresser Europe GmbH (aka Dresser Europe S.A.)

Hong Kong

National Mutual Central Provident Fund

Italy

TFR Plans (Nos. 5641, 5981, and 5983)

Japan

DVD - Nimco Qualified Pension Plan for Retirement

Netherlands

Bedrijfspensioenfonds Voor de Metaal (Industry-wide DB plan)


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VI-9

Excedent Pension Plan Delta Lloyd (Top Hat DB plan)

Plan 58457 - Excedent Verzeuering (Top Hat Pension Insurance Regulations)

Norway

Plan 16411 - Tjenestepenjonsforsikring   (DB Plan)

South Africa

Plan 2601 - Dresser South Africa Staff Pension Scheme (DB Plan)

Metal Industries Provident Fund (Industry-wide DC Plan)

Sweden

Trygg Plan (DC Plan for Managing Director)

STP Plan for Wage Earner (centralized industry-wide pension plan)

ITP Plan for Salaried Employees (centralized industry-wide pension plan)

Book reserve for current retirees and terminated vesteds

Switzerland

Plan 11525 - Kurzbeschrieb Des Personalvorsorgeplanes (DB plan)

Effective immediately before the Effective Date, the members of the Parent Group shall withdraw from participation in and sponsorship of the foregoing plans and shall not be responsible for providing any benefits under such plans. For purposes of the Closing Balance Sheet, the PBO calculated in accordance with FAS 87 with respect to the plans listed in this Section 5.1, where applicable, shall be determined using the same actuarial assumptions used for determining such obligation for the Initial Balance Sheet. Dresser hereby indemnifies and holds the members of the Parent Group harmless from and against any and all damages, claims, liabilities and expenses arising from such plans.

      Section 5.2 Spin-off of Foreign Retirement Plans. Effective as of the Effective Date, Dresser shall cause to be established defined benefit pension plans ("Dresser Foreign Defined Benefit Plans") for the benefit of participants in the Dresser Canada Retirement Income Plan (the "Canadian Plan") and the Halliburton UK Pension Plan (collectively, the "Foreign Pension Plans") who are Continued Employees or Former Business Employees or any other individuals whose benefits are derived therefrom (the "Transferred Foreign Pension Plan Participants"). The Dresser Foreign Defined Benefit Plans shall have substantially similar terms as the Foreign Pension Plans


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-10
as in effect immediately before the Effective Date, preserving all accrued benefits with respect to the Transferred Foreign Pension Plan Participants. The Continued Employees shall be given credit in the relevant Dresser Foreign Defined Benefit Plan for service credited under the relevant Foreign Pension Plan for purposes of determining vesting service (and eligibility for other service-related ancillary benefits such as early retirement) under the Dresser Foreign Defined Benefit Plan. In connection with the foregoing, the following actions will be taken:

      (i) At the time, in the amounts, and in the manner set forth in paragraph (ii) below, the Parent shall cause assets from the Foreign Pension Plans to be transferred to the relevant Dresser Foreign Defined Benefit Plan as of the Effective Date.

      (ii) The amount of assets to be transferred shall be determined by the Parent's appointed actuary for each Foreign Pension Plan in accordance with local country law and practice but subject to the review of such determinations by Dresser as set forth in Section
            12.1 and subject to the following provisions of this subparagraph 5.2(ii).

            (A) With respect to the Halliburton UK Pension Plan, to the extent permitted by local law or practice, the amount of assets to be transferred will be equal to the PBO calculated in accordance with FAS 87 using the assumptions described in Schedule C. To the extent that a payment in excess of such PBO is transferred pursuant to the requirements of local law or practice, the amount of such surplus shall be reflected on the Closing Balance Sheet.

            (B) With respect to the Canadian Plan, to the extent permitted by applicable Law, the amount of assets to be transferred will be a pro-rata portion of the assets of the Canadian Plan equal to the total assets of the Canadian Plan as of the Effective Date multiplied by the PBO with respect to the Transferred Foreign Pension Plan Participants under the Canadian Plan as of the Effective Date divided by the PBO with respect to all participants under the Canadian Plan as of the Effective Date. The PBO pursuant to the foregoing sentence will be determined in accordance with FAS 87 and based on the actuarial assumptions set forth on Schedule C attached hereto. To the extent that the amount of assets to be transferred pursuant to this paragraph 5.2(ii)(B) exceeds the PBO with respect to the Transferred Foreign Pension Plan Participants under the Canadian Plan calculated in accordance with this paragraph 5.2(ii)(B), the amount of such surplus shall be reflected on the Closing Balance Sheet.

            The transfer of assets will take place as soon as administratively practicable after the completion of the calculations and the obtaining of any required governmental approvals or otherwise complying with applicable governmental or other legal requirements. The amount transferred will be determined as of the Effective Date and will also include interest as set out in Schedule C from the Effective Date until the day immediately preceding the transfer. The assets will be transferred in cash (or


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-11
            other property reasonably acceptable to Dresser). The Parent and Dresser agree to provide such data and information as necessary to assist the appointed actuary in the preparation of the calculation of the transfer amount and the filing of any governmental or other forms.

      (iii) Benefit payments to Transferred Foreign Pension Plan Participants shall continue to be made from the relevant Foreign Pension Plan following the Effective Date and until the date of the asset transfer described in paragraph (ii). Any such payments, adjusted for applicable interest, shall be deducted from the amount required to be transferred to the Dresser Foreign Defined Benefit Plans pursuant to paragraph (ii).

Following any such transfer of assets, Dresser shall cause the Dresser Group to assume all obligations and liabilities of the Parent Group under the Foreign Pension Plans with respect to the Transferred Foreign Pension Plan Participants, and the Parent Group shall have no further liability to the Dresser Group or former Foreign Pension Plan participant with respect thereto. Dresser hereby indemnifies and holds the members of the Parent Group harmless from and against any and all damages, claims, liabilities and expenses arising from such plans with respect to the Transferred Foreign Pension Plan Participants.

                                   ARTICLE VI

                    NONQUALIFIED DEFERRED COMPENSATION PLANS

      Section 6.1 Assumption of Liabilities. Dresser shall assume the accrued liabilities as of the Effective Date of the Continued Employees under the following nonqualified deferred compensation plans sponsored by the Parent or members of the Parent Group: the Dresser Industries, Inc. Deferred Compensation Plan, the Halliburton Elective Deferral Plan, the Halliburton Company Senior Executives' Deferred Compensation Plan, the ERISA Excess Benefit Plan for Dresser Industries, Inc., and the Supplemental Executive Retirement Plan of Dresser Industries, Inc. (the "Parent Group Nonqualified Plans").

      Section 6.2 Creation of Dresser Plan(s). Dresser shall create one or more nonqualified deferred compensation plans (the "Dresser Nonqualified Plan(s)") to reflect such assumed liabilities, to provide for continued earnings credits thereon, and to provide for payment of the accrued liabilities under the terms of the Parent Group Nonqualified Plans as in effect immediately prior to the Effective Date. The Dresser Nonqualified Plan(s) shall not be required to allow continued deferrals or accrual of benefits (other than earnings) thereunder. With respect to accrued liabilities assumed from the Dresser Industries, Inc. Deferred Compensation Plan, the Dresser Nonqualified Plan(s) shall convert valuations based on stock of the Parent to equivalent valuations based on stock of Dresser, or at Dresser's election, to a cash equivalent based on the valuation method set forth in Section VI. 1. of the Dresser Industries, Inc. Deferred Compensation Plan. The parties hereto agree to cooperate and assist each other with all matters relating to the deferred compensation arrangements set forth in this Article VI, including the establishment of successor plans.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-12

                                   ARTICLE VII

                               EQUITY COMPENSATION

      Section 7.1 Stock Options and Restricted Stock. The options to purchase common stock of the Parent and the outstanding awards of restricted common stock of the Parent, in each case held on the Effective Date by those Continued Employees selected by the Acquiror by written notice to the Parent no later than March 31, 2001, shall be assumed by Dresser and shall be converted into options to purchase stock of Dresser, or restricted stock of Dresser, as the case may be. Such conversion shall be made on a fair and equitable basis, reflecting the relative values of the stock of the Parent and the stock Dresser and, with respect to options, the applicable option purchase price; provided that in the case of any option to which section 421 of the Code applies by reason of qualification under section 422 of the Code, such conversion shall be made in a manner that complies with section 424(a) of the Code. Subject to obtaining any required consents of the affected Continued Employees, the Acquiror may elect, by written notice to Parent no later than March 31, 2001, that the liability for any cash payments that may otherwise be payable with respect to restricted common stock of the Parent as of the Effective Date shall be assumed by Dresser and Dresser shall create one or more deferred compensation plans which shall reflect such assumed liabilities as book reserves hypothetically invested as either (a) units of "phantom equity" of Dresser or (b) cash earning interest at a rate determined by Dresser in its discretion. Dresser agrees to, and hereby does, indemnify and hold the Parent Group harmless from and against any liabilities, costs, damages, claims or expenses with respect to (x) any and all matters and any and all actions taken in connection with any liabilities assumed pursuant to the foregoing provisions of this Section 7.1, (y) Parent's liability with respect to any and all restricted stock awards or any and all cash payments in connection with restricted stock awards that are assumed by Dresser pursuant to this Section 7.1, and (z) the establishment and operation of any deferred compensation plan(s) by Dresser in connection with this Section 7.1, including but not limited to the content and distribution of election forms and summary descriptions of any such plans and compliance with any and all applicable Laws and any tax consequences with respect to such plans and deferral elections thereunder.

      Section 7.2 Creation of Equity Plan(s). Dresser shall create one or more plans to effectuate the assumption and substitution of the restricted stock and options set forth in Section 7.1. The parties hereto agree to cooperate and assist each other with all matters relating to the assumption and conversion of the options and restricted stock set forth in this Article VII, including the establishment of successor plans.

                                  ARTICLE VIII

                              RETENTION AGREEMENTS

      The payments set forth in each of the retention agreements entered into between Dresser, Inc., the Parent, and certain Continued Employees, copies of which have been furnished to Dresser (the "Retention Agreements"), shall be paid by the Parent to each such Continued Employee in accordance with the terms of the Retention Agreements, provided that, in lieu of the foregoing, subject to obtaining any required consents of the affected Continued Employees, the Acquiror may


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-13
elect, by written notice to the Parent no later than March 31, 2001, that the liability for the payments under any or all of the Retention Agreements shall be assumed by Dresser, and Dresser shall create one or more nonqualified deferred compensation plans which shall reflect such assumed liabilities as book reserves hypothetically invested as either (a) units of "phantom equity" of Dresser or
(b) cash earning interest at a rate determined by Dresser in its discretion. Dresser agrees to, and hereby does, indemnify and hold the Parent Group harmless from and against any liabilities, costs, damages, claims or expenses with respect to (x) any and all matters and any and all actions taken in connection with any liabilities assumed pursuant to the foregoing provisions of this
Article VIII, (y) Parent's liability with respect to any and all payments under the Retention Agreements that are assumed by Dresser hereunder, and (z) the establishment and operation of any deferred compensation plan(s) by Dresser in connection with this Article VIII, including but not limited to the content and distribution of election forms and summary descriptions of any such plans and compliance with any and all applicable Laws and any tax consequences with respect to such plans and deferral elections thereunder.

                                   ARTICLE IX

                             EMPLOYMENT OBLIGATIONS

      Except as otherwise provided herein, effective as of the Effective Date, Dresser shall cause the Dresser Group to assume all liability and responsibility for all obligations connected with employment of the Continued Employees and with respect to the Former Business Employees, including, but not limited to, social security, retirement/termination indemnities, and participation in mandated employee benefit plans (whether due to Law or collective bargaining or similar agreement) without regard to when such obligations were incurred. Dresser hereby indemnifies and holds the members of the Parent Group harmless from and against any and all claims or liabilities arising from such employment obligations.

                                    ARTICLE X

                      APPLICATION TO SUBSEQUENT PURCHASERS

      In the event that any other business entity (regardless of its relationship to the Dresser Group) acquires all or a portion of a member of a Company Group (whether as a stock purchase or asset purchase), (a) Dresser will require any such entity (i) to maintain the benefits described in Section 3.2 and to maintain a defined contribution plan which provides the Pension Equalizer to those Transferred 401(k) Participants who are eligible to participate in the Pension Equalizer immediately before the Effective Date, (ii) to provide indemnities identical to those set forth in Sections 3.2 and 4.4 herein in favor of Dresser, and (iii) to require any and all successor entities to comply with the foregoing clauses (i) and (ii) in the event any other business entity subsequently acquires all or a portion of such member of the Company Group. Notwithstanding the foregoing, the indemnities set forth in Sections 3.2 and 4.4 shall survive without qualification in the event that any other business entity (regardless of its relationship to the Dresser Group) acquires all or a portion of a member of the Company Group.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-14

                                   ARTICLE XI

                               MUTUAL COOPERATION

      The Parent shall cause the Parent Group and Dresser shall cause the Dresser Group each to cooperate with the other to effectuate the provisions of this Employee Benefits Agreement, including, but not limited to, obtaining any required consents of Continued Employees to the benefit changes described in Articles VI, VII, and VIII. Promptly after the Effective Date, in addition to any other actions required to be taken by the Parent under this Employee Benefits Agreement, the Parent shall furnish Dresser with any and all data, reports, compilations, calculations, and working papers not then in the possession of Dresser that relate to the benefit liabilities that are being assumed by the Dresser Group hereunder and that are reasonably necessary to enable the Dresser Group to fulfill any and all obligations they have assumed under this Employee Benefits Agreement.

                                   ARTICLE XII

                              DISPUTED CALCULATIONS

      Section 12.1 Calculation of DICON and Foreign Pension Plan Spin-Offs. The calculations contemplated in Sections 4.2 and 5.2 shall first be made by the Parent's actuary. The Parent shall provide a copy of such calculations to Dresser's actuary promptly upon completion thereof along with such other information as such Dresser's actuary may reasonably request, which information shall be true and correct in all material respects. If Dresser's actuary concludes that the calculations made by the Parent's actuary are incorrect or inconsistent with Sections 4.2 or 5.2, as applicable, the parties shall seek to resolve the difference among themselves or, if they are unable to do so, shall resolve such matter in accordance with the procedure set forth in Section 12.3.

      Section 12.2 Calculations of Assumed Retiree Benefits. In the event an error in the Census Data (as defined below) with respect to the retiree medical and retiree life benefits assumed by Dresser pursuant to Section 3.2 is discovered by the Parent or Dresser (collectively, the "Contracting Parties") or any affiliate or any agent (including an actuary or actuaries) of any of the Contracting Parties prior to the six month anniversary of the Effective Date, such Contracting Party has the obligation to notify the Parent and Dresser of such error in the Census Data in writing within 30 days of the six month anniversary of the Effective Date in accordance with the notice provisions of
Section 14.01 of the Recapitalization Agreement. If the actuary or actuaries of any Contracting Party determine that the Cumulative Effect of all errors in Census Data discovered prior to the six month anniversary of the Effective Date nets to $500,000 or more, such Contracting Party shall supply all Contracting Parties with such determination, along with such other information as any Contracting Party shall reasonably request, within 60 days following the six month anniversary of the Effective Date and the Affected Party (as defined below) shall have 30 days to review such determination. In the event the Affected Party disputes such determination, any such dispute shall be resolved between the Parent and Dresser, or if they are unable to do so, such dispute shall be resolved according to Section 12.3, with the 30 day period referred to in Section 12.3(a) commencing on the date the Affected Party receives such determination. In the event the Cumulative Effect (as defined below) of all errors in Census Data is determined under the foregoing


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-15
provisions to exceed $500,000 (a) if such Cumulative Effect is a net decrease in liability, Dresser shall pay to Parent the amount of any such net decrease in liability and (b) if such Cumulative Effect is a net increase in liability, the Parent shall pay to Dresser the amount of any such net increase in liability. Any such payment shall be made within 30 days that the amount of such Cumulative Effect is finally determined pursuant to this Section 12.2 and pursuant to
Section 12.3, if applicable.

For purposes of this Section 12.2 the following terms shall have the following meanings:

      (i) "Affected Party" shall mean the Parent or Dresser, as applicable, to whom another Contracting Party has provided an actuarial determination pursuant to this Section 12.2 that would require a payment from such party pursuant to this Section.

      (ii) "Census Data" shall mean the following basic demographic information with respect to Continued Employees, Prior Retirees and their eligible dependents (according to the status of such individuals as eligible dependents as of May 1, 2000) (hereinafter "Assumed Retirees"): identification of such individuals, date of birth, date of hire, gender, amount of life insurance coverage in effect on May 1, 2000, the benefit and level of retiree medical coverage elected on May 1, 2000 (if applicable), and with respect to individuals who as of May 1, 2000, were not yet eligible for retiree medical or retiree life insurance benefits, the identification of which programs and benefits such individuals may become eligible for as of May 1, 2000. Any change effective after May 1, 2000, in the following information shall not be considered to be an error in census data for purposes of this Employee Benefits Agreement: (i) changes in coverage elections, (ii) eligible dependent status, (iii) available coverages, and (iv) accrual of service and normal aging from and after May 1, 2000.

      (iii) "Cumulative Effect" shall mean (A) the net aggregate effect of each error in Census Data on the total liability for retiree medical and retiree life with respect to Assumed Retirees calculated as of May 1, 2000; provided, however, for these purposes such liability shall be the Accumulated Post Retirement Benefit Obligation (APBO) as described in Statement of Financial Accounting Standards No. 106 as of May 1, 2000, as calculated by Hewitt Associates using the same actuarial assumptions and methods as used to determine the APBO as reflected in the Initial Financial Statements, multiplied by (B) a factor of 1.21.

      Section 12.3 Resolution of Disputes With Respect to Calculations.

      (a) If the parties do not reach a final resolution within 30 days following the date the Parent has provided the calculations to Dresser's actuary under Section 12.1 or within 30 days following the date an Affected party has received a "determination" from a Contracting Party under Section 12.2, as applicable, unless the parties mutually agree to continue their efforts to resolve such differences, an actuary selected jointly by the Parent's actuary and Dresser's actuary (or, if such actuaries


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-16
            are unable to jointly agree on such an actuary, an arbitrator selected by the New York, NY office of the American Arbitration Association (the "Arbitrator")) shall resolve such differences in the manner provided below. The Parent and Dresser shall each be entitled to make a presentation to the Arbitrator, pursuant to procedures agreed to among the Parent, Dresser and the Arbitrator, advocating the merits of the calculations espoused by such party, and the Arbitrator shall be required to resolve the differences between the parties and determine the appropriate calculations within ten business days thereafter. Such determination shall be conclusive and binding upon such parties, absent fraud or manifest error.

      (b) Nothing herein shall be construed to authorize or permit the Arbitrator to determine any questions or matters whatsoever under or in connection with this Employee Benefits Agreement except for resolution of difference between the parties regarding the calculations set forth in this Article XII.

      (c) The Parent and Dresser shall share equally the fees and expenses of the Arbitrator; provided that if the Arbitrator determines that one party has adopted a position or positions with respect to the calculations referenced in this Article XII that is frivolous or clearly without merit, the Arbitrator may, in his or her discretion, assign a greater portion of any such fees or expenses to such party.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

      Section 13.1 Governing Law. EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THIS EMPLOYEE BENEFITS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

      Section 13.2 Invalid Provisions. If any provision of this Employee Benefits Agreement is held to be illegal, invalid, or unenforceable under any present of future Law, and if the rights or obligations of either party under this Employee Benefits Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Employee Benefits Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Employee Benefits Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Employee Benefits Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

      Section 13.3 Counterparts. This Employee Benefits Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-17

      Section 13.4 Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.

      Section 13.5 Entire Agreement. This Employee Benefits Agreement, the Recapitalization Agreement and the other Ancillary Agreements collectively constitute the entire agreement and supersede all other prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof; provided, however, that in the event of any inconsistencies between this Employee Benefits Agreement and the Recapitalization Agreement, the terms of this Employee Benefits Agreement shall control.

      Section 13.6 Use of Certain Words, Terms, and Phrases. Unless the context of this Employee Benefits Agreement otherwise requires the Rules of Construction under the Recapitalization Agreement, including Section 1.01 shall govern herein; provided however that (a) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words will refer to this entire Employee Benefits Agreement; and (b) the terms "Article" or "Section" will refer to the specified article or section of this Employee Benefits Agreement.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Employee Benefits Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-18

PARENT

                                HALLIBURTON COMPANY


                                By:
                                    --------------------------------------------
                                Name:
                                Title:


                                DRESSER

                                DRESSER, INC.


                                By:
                                    --------------------------------------------
                                Name:
                                Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-19

                                   SCHEDULE A

                            Assumed Retiree Benefits

The following Subplans of the Halliburton Company Welfare Benefits Plan (Plan
526) are those with respect to which Dresser is assuming the Assumed Retiree Benefits, as such term is defined in Section 3.2 (the Subplan numbers correspond to the former Dresser Industries, Inc. welfare benefits plan numbers):

o Subplan 501 for non-union salaried and hourly employees grandfathered for Dresser retiree medical.

o Subplan 511 for hourly employees of Roots Division, Connersville, Indiana, represented by the United Automobile, Aerospace and Agricultural Implement Workers of America, Local No. 1118.

o     Subplan 519 for employees of Wayne Salisbury, represented by UAW Local
      354.

o     Subplan 537 for employees of Waukesha Engine.

o     Subplan 540 for employees of Waukesha, Clinton, Iowa.

o Subplans 542 and 543 for Hourly Retirees of the Instrument Division - Stratford of Dresser, International Brotherhood of Teamsters Local #145 for Retirees Retiring on or after May 15, 1995.

o Subplan 544 for hourly employees of Instrument Division, at Berea, Kentucky, who are in a job classification represented for collective bargaining purposes by United Paper Workers International Union AFL-CIO, Local No. 7399.

o     Subplan 545 for employees of DVD, Alexandria, represented by IAM Local
      2518.

o     Subplan 546 for employees of DVD, Alexandria, represented by OPEIO Local
      465.

o Subplan 549 for hourly employees of DMD Division, at Bradford, Pennsylvania, who are in a job classification represented for collective bargaining purposes by International Association of Machinists and Aerospace Workers, AFL-CIO, Local No. 1644.

o     Subplan 552 for the hourly employees of DMD, Wellsboro.

o Subplan 693 for employees of Masoneilan, Dresser Valve Division, a Halliburton Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW) and its Local No. 470.

o     Subplan 746 for Texsteam Inc. Collectively Bargained Employees.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-20

                                   SCHEDULE B

             Actuarial Assumptions for Spin-off of Plan Assets from Dresser Industries, Inc. Consolidated Salaried Retirement Plan

Interest Rate                           7.00% per year.

Salary Scale                            Not applicable.

Retirement Rates                        Retirement is assumed to occur based on rates that vary
                                        by age (assumed mid-year decrement).

                                        Sample rates are shown below:

                                        Age                 Rate          Age               Rate
                                        ---                 ----          ---               ----
                                        55                 4.000%         63              15.517%
                                        56                 4.167%         64              12.245%
                                        57                 4.348%         65              88.372%
                                        58                 4.546%         66              20.000%
                                        59                 4.762%         67              25.000%
                                        60                 6.250%         68              33.333%
                                        61                 6.6667%        69              50.000%
                                        62                 17.143%        70             100.000%

                                        Participants eligible for benefits under the Vested
                                        Termination provisions of the Plan are assumed to
                                        commence payment of their benefit at age 65.

Mortality Rates

Active and Inactive Lives               1983 Group Annuitant's Mortality Table.

Withdrawal Rates                        Table A attached.

Disability Rates                        None assumed.

Marriage Rates                          85% of participants are assumed to be married. Males are
                                        assumed to be three years older than females.

Lump                                   Sum 90% of the participants eligible for a lump sum of
                                       their pre-1986 benefit are assumed to elect a lump sum
                                       upon decrement. The lump sum is calculated using the 83
                                       GATT mortality table and 6.75% interest.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-21

Actuarial Assumptions and Methods

Table A
Probability of Withdrawal in a One-Year Period

Current Age                Males                              Females
-----------                -----                              -------
20                         .1392                              .1914
21                         .1320                              .1815
22                         .1272                              .1749
23                         .1224                              .1683
24                         .1176                              .1617
25                         .1128                              .1551
26                         .1080                              .1485
27                         .1032                              .1419
28                         .0984                              .1353
29                         .0936                              .1287
30                         .0888                              .1221
31                         .0840                              .1155
32                         .0792                              .1089
33                         .0768                              .1056
34                         .0720                              .0990
35                         .0672                              .0924
36                         .0648                              .0891
37                         .0600                              .0825
38                         .0576                              .0792
39                         .0552                              .0759
40                         .0528                              .0726
41                         .0504                              .0693
42                         .0504                              .0693
43                         .0480                              .0660
44                         .0456                              .0627
45                         .0432                              .0594
46                         .0408                              .0561
47                         .0384                              .0528
48                         .0360                              .0495
49                         .0336                              .0462
50                         .0312                              .0429
51                         .0288                              .0396
52                         .0264                              .0363
53                         .0240                              .0330
54                         .0216                              .0297


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-22

                                   SCHEDULE C

             Actuarial Assumptions for Spin-off of Plan Assets from
                   Dresser Canada, Inc. Retirement Income Plan

Interest Rate                               7.0% per year.

Salary scale                                4.5% per year

YMPE increases                              3.75% per year

Increase in ITA maximum                     3.75% per year starting 2005

Mortality table                             1983 GAM

Assumed retirement age                      63.5

Withdrawal rates (percent per year)         Age              Males             Females
                                            ---              -----             -------
                                            20                11.6%             16%
                                            25                9.4%              12.9%
                                            30                7.4%              10.2%
                                            35                5.6%              7.7%
                                            40                4.4%              6.1%
                                            45                3.6%              5.0%
                                            50                2.6%              3.6%
                                            55                1.6%              2.2%
                                            60                Zero              Zero

Disability rates                            None

Percentage married                          85% of participants are assumed to be married at
                                            retirement age. Males are assumed to be 3 years older
                                            than female spouses

Interest rate to be applied from the        Actual rate of return of plan assets from the Effective Date
Effective Date until the date               until the day immediately preceding the transfer
immediately preceding the
transfer


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-23

             Actuarial Assumptions for Spin-off of Plan Assets from
                           Halliburton UK Pension Plan

Interest Rate                               6.5% per year

Salary scale                                4.5% per year

Pension increase/price inflation            2.5% per year

Assumed retirement age                      Normal retirement age (or earliest age at which no
                                            actuarial reduction factor applies to the benefit
                                            tranche in question)

Post retirement mortality table             PA(90) rated down by 3 years for both males and females

Pre retirement mortality table              A 1967/70 ultimate, unadjusted for males and rated down
                                            by 4 years for females

Withdrawal rates (percent per year)         Age               Males             Females
                                            ---               -----             -------
                                            20                26.0%             30.0%
                                            25                23.0%             27.0%
                                            30                13.0%             17.0%
                                            35                8.0%              8.0%
                                            40                5.0%              3.0%
                                            45                2.5%              Zero
                                            50                Zero              Zero
                                            55                Zero              Zero
                                            60                Zero              Zero

Disability rates                            None

Percentage married                          Age               Males             Females
                                            ---               -----             -------
                                            20                10.7%             30.3%
                                            30                81.0%             88.1%
                                            40                86.9%             88.8%
                                            50                87.5%             83.5%
                                            60                86.0%             69.6%
                                            70                78.0%             44.4%
                                            80                59.0%             21.0%
                                            90                30.0%             5.0%

Interest rate to be applied from the        Actual rate of return of plan assets from the Effective Date
Effective Date until the date               until the day immediately preceding the transfer


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-24
immediately preceding the
transfer


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VI-25

                                                                    Appendix VII

                          TRANSITION SERVICES AGREEMENT

            TRANSITION SERVICES AGREEMENT, dated as of April 10, 2001 (the "Agreement"), is between Dresser, Inc., a Delaware corporation (the "Company"), and Halliburton Company, a Delaware corporation ("Halliburton").

            Pursuant to the transactions contemplated in that certain Amended and Restated Agreement and Plan of Recapitalization dated as of April 10, 2001 (the "Recapitalization Agreement") among Halliburton, the Seller named therein and Dresser Acquisitions, LLC (the "Acquiror"), the Acquiror is acquiring approximately 94.9% of the capital stock of the Company. This Agreement is being executed and delivered pursuant to Section 10.02 of the Recapitalization Agreement. In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Halliburton and the Company have agreed to the following transition arrangements:

      1. Transition Services.

      (a) During the period of nine months following the date hereof or such shorter period as may be specified with respect to any particular Service (as defined below) in the Service Level Specifications attached as Annex A hereto,
(i) Halliburton agrees to provide, or cause its affiliates to provide, to the Company and its controlled affiliates those specific services listed in the Service Level Specifications as being provided by Halliburton (the "Halliburton Services") and (ii) the Company agrees to provide, or cause its affiliates to provide, to Halliburton and its controlled affiliates those specific services listed in the Service Level Specifications as being provided by the Company (the "Company Services" and, together with the Halliburton Services, the "Services"). The Service Level Specifications set forth how each Service is to be performed, the length of time such Service is to be provided and the costs that will be charged for such Service (subject to the costing principles set forth therein). In its capacity as a provider, whether by itself or any of its controlled affiliates, of Services hereunder, each of Halliburton and the Company is referred to herein as a "Service Provider", and, in its capacity as a receiver, whether for itself or any of its controlled affiliates, of Services hereunder, each of Halliburton and the Company is referred to herein as a "Service Receiver."

      (b) If either party hereto can identify a third party service provider who agrees to provide a Service to the Service Receiver at a lower cost than that specified in the Service Level Specifications for such Service, then the Service Receiver shall have the right to request the Service Provider to reduce its cost to an amount equal to the cost offered by the third party. The Service Provider shall have the right either to accept or reject any such cost reduction request. If


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VII
the Service Provider decides to reject any such request, then the Service Receiver shall have the rights to terminate the specific Service (subject to the notice provisions herein) and to obtain such services directly from the third party service provider.

      (c) Halliburton and the Company shall each designate one individual (a "Representative") who shall oversee and administer this Agreement. These individuals shall cooperate to resolve any differences between the managers of the Service Provider and the managers of the Service Receiver. These individuals shall also establish procedures for billing and paying for the Services.

      (d) The Company may terminate one or more Halliburton Services listed in the Service Level Specifications and Halliburton may terminate one or more Company Services listed in the Service Level Specification, in each case upon 30 days prior written notice, except that the Service Receiver may terminate any Service pursuant to subsection (b) of this Section 1 at any time. Notwithstanding the periods for which the Services are to be provided set forth in the Service Level Specifications, Halliburton and the Company agree to cooperate in their efforts to terminate the use of the Services by each such party as soon as reasonably practicable.

      (e) From time to time after the date hereof, the parties may identify additional services that Halliburton or the Company heretofore provided to the other. At the request of the other party, Halliburton or the Company, at its sole option, may decide to provide such services to the other party. In such an event, the parties shall create an Addendum to the Service Level Specifications for each additional service setting forth the name of the Service Provider, a description of the additional service, the time period during which the additional service will be provided, the charge for the additional service and any other terms applicable thereto and shall obtain approval thereof from each party's Representative. In this Agreement, all references to "Services" shall include any additional services hereunder.

      (f) Annex A attached hereto identifies certain services that are currently provided by third party vendors ("Vendors") pursuant to contracts between Halliburton or the Company and the Vendor ("Vendor Services"). Each of Halliburton and the Company shall use its commercially reasonable efforts to obtain any required consents of the Vendors so that the Vendor Services can be provided to the other party. If such consents are not obtained, then Halliburton or the Company, as appropriate, shall use its commercially reasonable efforts to assist the other party in obtaining these services directly from the Vendor.

      2. Billing and Payment. Within fifteen (15) days after the end of each month, the Service Receiver shall remit to the Service Provider, by wire transfer to an account specified by the Service Provider, the fees specified in the Service Level Specifications, other than any fees or expenses required to be paid directly to third parties pursuant to subsection 8(b). If such payment is not made within thirty (30) days after the date due, then the Service Provider, at its option, may immediately terminate the furnishing of all Services hereunder.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-2

      3. Mutual Obligations. Each party hereto and its controlled affiliates shall cooperate with the other party and its affiliates in all reasonable respects in the performance of this Agreement by a party providing Services hereunder and shall respond promptly to requests of the other party for consents of or other communication from such other party or its controlled affiliates.

      4. Transitional Nature of Services. The parties acknowledge the transitional nature of the Services and that either party hereto may make changes from time to time in the manner of performing the Services if such party is making similar changes in performing similar services for itself or its affiliates. The party making any such change shall provide notice to the other party of any such change.

      5. Representative. Each party may treat an act of the Representative of the other party as being authorized by such other party without inquiring behind such act or ascertaining whether such Representative had authority to so act. The initial Representatives are named on Annex B. Each party shall have the right at any time and from time to time to replace its Representative by giving notice in writing to the other party setting forth the name of (i) the Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement. Each Representative is hereby authorized by the party he or she represents to approve modifications to the Service Level Specifications for Services and the Addenda thereto for additional services.

      6. Certain Limitations.

      (a) Service Boundaries. Except as provided in the Service Level Specifications for a specific Service: (i) the Service Provider shall be required to provide the Service only to the extent and only at the locations such Service was being provided by the Service Provider to the Service Receiver and its controlled affiliates immediately prior to the date hereof; and (ii) the Services will be available only for purposes of conducting the businesses of the Service Receiver and its controlled affiliates substantially in the manner in which they were conducted prior to the date hereof.

      (b) Impracticability. Neither party shall be required to provide any Service to the other to the extent that the provision of such Service becomes "impracticable" as a result of a cause or causes outside the reasonable control of such party, including without limitation (i) performance by such party is technologically not feasible without additional expenditures by such party, (2) provision of such Service would require such party to violate any applicable law, rule or regulation; (3) provision of such Service would cause such party to be in the breach of any software license or any other applicable contract or (4) provision of such Service would cause such party to lose any material benefit from any contract or relationship with a third party. At the date of this Agreement, neither party is aware of any such violations or breaches that would result from the provision of the Services as contemplated hereunder.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-3

      7. Taxes, Costs and Payments to Third Parties.

      (a) The Service Receiver shall be responsible for all sales, use and other similar taxes, levies and charges (other than taxes based on net income or net profits) imposed by applicable taxing authorities on the provision of Services to the Service Receiver hereunder. If the Service Provider or any of its affiliates is required to pay such taxes, levies or charges, the Service Receiver shall promptly reimburse the Services Provider therefor.

      (b) Unless otherwise agreed, all payments to third parties relating to the Services hereunder shall, upon provision by a Service Provider to a Service Receiver of an invoice therefore, be paid directly by the Service Receiver to the third party. If the parties agree that a Service Provider shall make any payments to third parties for the benefit of the Service Receiver, the Service Receiver shall promptly reimburse the Service Provider for any such payments. The provisions of this subsection (b) shall not affect the costs of the Services as reflected in the Service Level Specifications.

      8. Independent Contractor. In providing services hereunder, a Service Provider and each of its affiliates shall act solely as independent contractors. Nothing herein shall constitute or be construed to be or create a partnership, joint venture or principal/agent relationship between the parties hereto.

      9. Warranties. IT IS SPECIFICALLY UNDERSTOOD AND AGREED BY THE PARTIES THAT THERE ARE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROVISION OF SERVICES HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE SPECIFICALLY DISCLAIMED.

      10. Responsibility For Errors; Delays. A Service Provider's sole responsibility to the Service Receiver:

      (a) for errors or omissions in Services caused by the Service Provider or an affiliate thereof shall be to furnish corrected information or adjustment in the Services, at no additional cost or expense to the Service Receiver; provided, however, that the Service Receiver must advise the Service Provider with reasonable promptness of any such error or omission of which it becomes aware;

      (b) for failure to deliver any Service because of impracticability, shall be to notify the Service Receiver of the impracticability and to use reasonable efforts to make the Services available or to resume performing the Services as promptly as reasonably practicable; and


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-4

      (c) for an error or fault in a system (a "System Error") that did not exist in the system immediately before the date hereof shall be to use commercially reasonable efforts, taking into account the importance of the System Error and the affected system to the business operations of the Service Receiver, to cooperate with the Service Receiver to correct such System Error.

      11. Limitation of Liability. Neither the Service Provider nor any of its officers, directors, affiliates, employees or agents shall have any liability relating to or in connection with this Agreement or the provision of the Services other than for acts of gross negligence or willful misconduct. IN NO EVENT SHALL THE SERVICE PROVIDER BE LIABLE TO THE SERVICE RECEIVER OR ITS AFFILIATED COMPANIES FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGES OF ANY KIND.

      12. Indemnity. (a) The Service Receiver releases, indemnifies and holds harmless the Service Provider and its officers, directors, affiliates, employees and agents from and against any and all costs, expenses (including, without limitation, reasonable attorneys' fees), losses, claims, suits, actions, or liabilities (collectively, "Losses") in any way arising from or relating to the provision of Services by the Service Provider, including the negligence of the Service Provider, excepting only Losses arising out of the gross negligence or willful misconduct of the Service Provider or its affiliates. This indemnity shall survive the termination of this Agreement.

      (b) Subject to the limitation on liability of the Service Provider as set forth in Section 12 above, the Service Provider shall indemnify and hold harmless the other party hereto and its officers, directors, affiliates, employees and agents from and against any and all Losses arising out of the gross negligence or willful misconduct of the Service Provider in providing such Services. This indemnity shall survive the termination of this Agreement.

      13. Validity of Documents. The parties hereto shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented in connection with this Agreement unless such document, instrument or other writing appears on its face to be fraudulent, false or forged.

      14. Assignment. This Agreement shall not be assignable in whole or in part by either party hereto without the prior written consent of the other, which consent shall not be unreasonably withheld. It is understood that consent would be unreasonably withheld if a failure to agree to an assignment would cause material damage to the business of the Service Receiver. Notwithstanding the foregoing, Halliburton may assign this Agreement to Halliburton Energy Services, Inc., a Delaware corporation and a wholly owned subsidiary of Halliburton.

      15. Confidentiality. In relation to the performance of the Services hereunder, the Service Provider agrees that any confidential or proprietary information that it obtains from the Service Receiver shall not be disclosed to third parties (except affiliates of the Service Provider) unless the Service Provider or an affiliate thereof is legally required, by order of any court or otherwise, to disclose such information. In such an event, the Service Provider shall provide the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-5

Service Receiver with written notice of such legal requirement to disclose and shall use its reasonable efforts to afford the Service Receiver an opportunity to contest such disclosure. It is expressly understood that no information shall be deemed to be confidential or proprietary if the Service Provider learned of such information from a third party, independently had knowledge of such information other than as a result of the corporate relationship between the parties hereto prior to the date hereof or such information is available through the public domain through no fault of the Service Provider or its affiliates. In any event, the obligations of each party hereto under this Section 15 shall terminate on the second anniversary of the date hereof.

      16. Force Majeure. Any delay or failure by the Service Provider in the performance of this Agreement shall be excused to the extent that the delays or failure are due to causes or contingencies beyond the reasonable control of the Service Provider.

      17. Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

      18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

      19. Good Faith Cooperation; Consents. The parties shall cooperate with each other in good faith in all matters relating to the provision and receipt of Services. Such cooperation shall include exchanging information, providing electronic access to systems used in connection with the Services, and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations hereunder. The parties will cooperate with each other in making such information available as needed in the event of any and all internal or external audits, whether in the United States or any other country. The Representatives of each party shall consult with each other regularly and the parties hereto shall cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption therefrom to the business of all parties.

      20. Recapitalization Agreement. Nothing contained in this Agreement is intended or shall be construed to amend or modify in any respect, or constitute a waiver of, any of the rights and obligations of the parties under the Recapitalization Agreement.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-6

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first set forth above.

                                HALLIBURTON COMPANY

                                By:    __________________________________

                                Name:  __________________________________

                                Title: __________________________________


                                DRESSER, INC.

                                By:    __________________________________

                                Name:  __________________________________

                                Title: __________________________________


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-7

                                                                         ANNEX A

                          SERVICE LEVEL SPECIFICATIONS

1 - HALLIBURTON's facility located on Beltline Road in Carrollton, Texas will provide I.T. support for 6 months after the close of the sale. At the end of the 6 months, DRESSER, INC. desires the option to extend the support agreement. This service agreement will include server, LAN/WAN, E-mail, Internet and Legacy application support. DRESSER, INC. management in Carollton will continue to use the HALLIBURTON LAN until they move to their new location. All DRESSER, INC. servers will be consolidated at the HALLIBURTON Carollton location in order to facilitate the transfer of the equipment. All DRESSER, INC. related circuits except for a T1 (owned by DRESSER, INC.) between the HALLIBURTON Carollton office and ADS will be re-routed from the NBC hub to the ADS hub by 3/31/01. DRESSER, INC. will pay $5,000 per month for the services provided for a period not to exceed 6 months. Requires 30 days notice to stop services without penalty.

11 - Accounting services in support of DRESSER, INC. Management trial balances on SAP, including recording cash funding transactions, bank reconciliations, misc JV entries, recording of IC billings, trial balance and financial stmt review. Training to be provided to DRESSER, INC. Corporate staff once resources and GL system are in place to assume these duties. Cost for providing such services will be $9,300 per month. Service period not to exceed 90 days from the Closing Date.

13 - Processing on SAP of Accounts Payable invoices, wire transfers, document retrieval and reconciliation services as required from the SAP intercompany Department in Duncan, Oklahoma will be provided at a cost of $5,000 per month for a period not to exceed 90 days.

26 - Duncan Payroll will provide tax related data collection/reporting services using FLS. Duncan Payroll will remit payments and the applicable returns of DRESSER, INC. Federal/State/Local withholding taxes. This service will also include the remittance of employer FICA, Medicare, and Unemployment Taxes. Multiple worksite reporting is included in this service through June 30, 2001. This service will be provided until such time as DRESSER, INC. has FLS installed or other such software to handle this task. Federal and State unemployment returns and payments as well as multiple worksite reports will be prepared by Duncan Payroll for the 1st Quarter 2001 only. Fee for such services is $3,800 per month. Any such tax related payment made on behalf of DRESSER, INC. will be reimbursed to HALLIBURTON within 3 banking days via wire transfer. There will be no penalty for early termination of this service.

28 - The Americans Transaction Tax Department will complete the Sales and Use Tax statutory


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-8
reporting/filing requirement for the consolidated DRESSER, INC. business divisions for first quarter (Jan - Mar 2001) activity. This activity is reported on returns due in April. Americans Transaction Tax will also make any Sales and Use Tax prepayments to taxing authorities of behalf of DRESSER, INC. due in April and provide routine tax support to DRESSER, INC. divisions through the Closing Date. DRESSER, INC. will be invoiced and will reimburse HALLIBURTON for any payments made on behalf of DRESSER, INC. for liabilities incurred on or after the Effective Date. These services will be provided after the Closing Date at a cost of $8,000 per month. If state and local return filing for compliance only are required after the Closing Date, the fee will be reduced to $6,000 per month.

33 - International HR will provided services for the Tax Year 2000 to include 1.Expat Tax support - 2. US Immigration Support . Cost will be $1,355 per expat and $2,500 per visa plus any additional outside provider cost or outside lawyer fees.

34 - Dispute Resolution Services will be provided to include initial intake and documentation of employment related dispute calls/contacts from DRESSER, INC. employees to include coordination of conflict resolution as appropriate with DRESSER, INC. management. Cost will include any actual cost billed by outside sources such as lawyers, mediation/arbitration services, travel costs, settlement etc. This service will be provided for 90 days.

35A - HALLIBURTON GLOBAL BENEFITS will provide transition services in the form of consulting and assistance to transfer benefit administration to DRESSER, INC. HEWITT & Co will continue benefits administration and invoice DRESSER, INC. directly for services provided beginning with the Effective Date. The service will be provided HALLIBURTON by Global Benefits until July 31, 2001 at a cost of $50,000 per month. Assistance with short plan audit year for Dresser Industries Inc Consolidated Salaried Retirement Plan 164 will be provided at a cost of $6,000. There will be no penalty for early termination of this service

35B - Hewitt & Co will coordinate "re-contracting " with vendors to duplicate coverage with DRESSER, INC. as plan sponsor effective as of sale date, except that life insurance services shall be provided by Halliburton's vendor at Halliburton's internal cost for a period not to exceed 60 days. All costs for such services will be invoiced directly to DRESSER, INC. There will be no penalty for early termination of this service

35C - GROUP INSURANCE: The April 20th premium will be paid by HALLIBURTON and rebilled to DRESSER, INC. by Benefits Acctg. - The allocation of premiums will be based on the financial statement effectivity date agreed upon by both parties. The May 20th premium process will be sent directly to DRESSER, INC. by Hewitt .

35D - DEFINED CONTRIBUTION PLANS: DRESSER, INC. has selected Vanguard as their recordkeeper. Contributions after sale date flow to Vanguard. Plan to Plan transfer of balances under HALLIBURTON R&S targeted for June 30, 2001. DEFINED CONTRIBUTION fees are charged to the trust and will continue until assets are transferred. DRESSER, INC. agrees to


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-9
continue such trust charges until the transfer of Trust Assets. DRESSER, INC. agrees to reimburse HALLIBURTON for any applicable fees not charged to the trust.

35E - DEFINED BENEFIT PLANS: DRESSER, INC. has selected Vanguard as their recordkeeper. Contributions after sale date flow to Vanguard. Plan to Plan transfer of balances under HALLIBURTON R&S targeted for June 30, 2001. DEFINED BENEFIT fees are charged to the trust and will continue until assets are transferred. DRESSER, INC. agrees to continue such trust charges until the transfer of Trust Assets. DRESSER, INC. agrees to reimburse HALLIBURTON for any applicable fees not charged to the trust.

36 - DRESSER, INC. will procure that the UK Subsidiary enters into a deed of admission to the Halliburton UK Pension Plan ("the HUK Plan") which sets out the terms upon which the UK Subsidiary will participate in the HUK Plan. Subject to entering into and continuing to comply with the terms of such deed of admission and to the approval of the Inland Revenue, the UK Subsidiary will be permitted to participate in the HUK Plan for a period of 6 months from the Closing Date or such other period as HALLIBURTON AND DRESSER, INC. agree and does not prejudice approval by the Inland revenue of the HUK Plan. Employer contributions into the trust on behalf of these employees will be the responsibility of the UK Subsidiary (currently at 11.5% of payroll) for the duration of the transition period. This rate includes a load for the day-to-day administration which will continue to be provided by the HUK Plan administrators until the end of the transition period. Other transitional expenses outside this scope will be paid for directly by the UK Subsidiary.

38B - HALLIBURTON agrees to provide space for the DRESSER, INC. Waukesha staff currently officed at its North Belt Facility in Houston, Texas on a month-to-month basis. However, DRESSER, INC. agrees to relocate its staff at the earliest possible date, but not later than July 31, 2001. DRESSER, INC. must provide the RES site manager with a 15-day notice. This will include approximately 2,000 sq. ft for a total monthly rental amount of $4,138.90.

38C - HALLIBURTON agrees to provide 10,593 sq. ft of space for the DRESSER, INC. staff currently officed at its Carrollton Facility on a month-to-month basis. DRESSER, INC. agrees to relocate its staff at the earliest possible date, but not later than September 30, 2001. DRESSER, INC. must provide the RES site manager with a 15-day notice. DRESSER, INC. assumes ownership of their existing furniture. This service will be provided at a monthly rental rate of $16,948.80.

38D - DRESSER, INC. will have access to the food catering services provided at the Carollton Facility. Services utilized will be invoiced to DRESSER, INC. by the food service vendor

38E - Mail services to include pickup and delivery to facility will be included in the monthly rental rate for Carollton and North Belt Facilities. Any additional mail services to include but not limited to 1st Class, FedEx and DHL will be charged based on actual metered usage.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-10

38G - Full Service Management of the Hwy 6 Facility in Houston Texas. As of the effective date of closing, buyer assumes all costs for the Hwy 6 facility associated with depreciation, taxes, utilities, local voice services (to include PBX maintenance and local telco services), copiers and facsimile equipment, and renovations/moves. In each case as provided on Annex C, HALLIBURTON will, through June 30, 2001, provide the facility operations and maintenance services it has provided during its ownership of the facility at a cost of $130,693 per month and, through May 31, 2001, provide Security and Mail services it has provided during its ownership of the facility at a cost of $33,022 per month. HALLIBURTON will bill DRESSER, INC. for operations and maintenance and for security for the entire facility; and will bill DRESSER, INC. for mail services for the space DRESSER, INC. actually occupies.

41A - Travel Services apply to DRESSER, INC. Corporate Card holders in the US, Canada, and United Kingdom. Fees will be added to the employee's American Express credit card. In those cases where a DRESSER, INC. employee does not possess a corporate card, then the fee is assessed and applied to the ticket cost. Travel reservations (initial, changes, voids & refunds $30, ABA standard $30, ABA for non card holders $100). Travel rates charged will be comparable to rates charged to Halliburton and its affiliates.

41B - Passport & Visa Services are coordinated through the HALLIBURTON Travel Services. Cost charged will be added to employee's credit card. In those cases where a DRESSER, INC. employee does not possess a corporate card, then the fee will be billed at cost directly to DRESSER, INC.

41C - Cellular phone services through Verizon and AT & T will remain in effect through the current HALLIBURTON contract after Closing Date. DRESSER, INC. will make all efforts to transfer such services to a new contract in the name of DRESSER, INC. within six months following Closing Date. Cost for such services will be invoiced direct to individual users during this time period. Should HALLIBURTON be required to pay any past due invoices for Services after the date of closing, DRESSER, INC. will indemnify and reimburse all associated costs.

41D - British Standard Institute (BSI) - DRESSER, INC. will continue to be able to acquire standards via HALLIBURTON agreement until August 2001; after which, DRESSER, INC. must subscribe on their own. Any services provided by BSI will be invoiced directly to DRESSER, INC.

41E - HALLIBURTON agrees to provide space for the DRESSER, INC. Waukesha/Wayne staff currently officed at 79 Anson Road in Singapore through April 30, 2001. DRESSER, INC. will provide HALLIBURTON with a 15 day notice prior to relocation. Rate will be based on the assignable square footage at UD $2.95 square foot per month. DRESSER, INC. will provide a 15 days notice provide to vacating the property. Monthly lease cost is US$2,994.10 and US$1,690.35 for Wayne and Waukesha respectively.

42A - Voice/Fax Services currently provided at any HALLIBURTON facilities via the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-11

HALLIBURTON Software Defined Network (HSDN) including long distance and calling cards will be provided through current Concert Contract ending 11/2001. When service is renegotiated or extended with Concert our service to DRESSER, INC. will be reevaluated at that time. If decision is made to discontinue service to DRESSER, INC. it will require minimum 180 days for DRESSER, INC. to transfer to a new carrier. Costs will be billed directly to DRESSER, INC. through HSDN billing system using the existing rates.

48 - HALLIBURTON will provide payroll services from their Infinium system located at the North Belt Facility in Houston, Texas. HALLIBURTON will produce checks for the semi-monthly employees under the DEV group (Texsteam, TK Valve, Grove, Becker Precision, and Tom Wheatley) as well as hourly checks. The Infinium Payroll will interface the data collection information to Jerry Lenihan for further distribution to their Benefit Provider. Cost for this service is $4,800 per month and will be prorated for any part of a month the service is not required. There will be no penalty for early cancellation of this service.

Medical and Child Care spending accounts managed by Boone-Chapman & Associates will be settled by DRESSER, INC. to HALLIBURTON for any deficit between the amounts that have been reimbursed to DRESSER, INC. employees and the amount that has been credited to their respective accounts via payroll deduction as of the Closing Date. If DRESSER, INC. is unable to establish their own funding arrangements with Boone-Chapman & Associates following the Closing Date, HALLIBURTON will continue to provide the service for a period not to exceed 90 days. Funds expended on behalf of DRESSER, INC. employees for Spending Account reimbursement will be paid to HALLIBURTON within 3 banking days. Any direct or proportional fees charged by Boone-Chapman for such services will be paid by DRESSER, INC.

HALLIBURTON will provide data acquisition and reporting services of foreign exchange balance sheet exposure for a period of up to 90 days from the Closing Date. HALLIBURTON will use the "Dresser EMS" system which has been the standard system of accumulating this data prior to the divestiture. Dresser EMS depends on receiving exposure information from each RUI in the form of a template
(DA2D). The data collected will be compiled into the normal reports that were being generated prior to the divestiture and provided to DRESSER, INC. Treasury Department. The charge for this service will be USD 4,000.00 per month for which the reports are generated.

HALLIBURTON will assign Rene Berkel, currently in the Netherlands Tax Department, full time in support of Treasury Management and other duties as assigned by DRESSER, INC. for a fee of $11,025 per month. Service period shall not exceed 6 months and there will be no penalty for early cancellation by DRESSER, INC.

HALLIBURTON agrees to provide space for the DRESSER, INC. DVD currently officed at SW 44th Street in Oklahoma City, Oklahoma on a month-to-month basis. Service period shall not exceed 6 months and there will be no penalty for early cancellation by DRESSER, INC. DRESSER, INC. must provide the RES site manager with a 15-day notice. The total monthly


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-12
rental amount will be $400.00

HALLIBURTON agrees to provide space for the DRESSER, INC. EVD currently officed at 6900 Arctic Blvd, Anchorage, Alaska on a month-to-month basis. Service period shall not exceed 6 months and there will be no penalty for early cancellation by DRESSER, INC. DRESSER, INC. must provide the RES site manager with a 15-day notice. The total monthly rental amount will be $2,650.00.

HALLIBURTON will pay the transfer costs of approximately $40,000 to transfer BPCS seat licenses of System Software Associates, Inc. from Dresser Industries, Inc. to DRESSER, INC.. DRESSER, INC. will pay the costs for the support and maintenance services.

            SERVICES TO BE PROVIDED BY DRESSER, INC. TO HALLIBURTON AND/OR ITS AFFILIATES

51 - KBR GEAC Payroll - Via ADS, DRESSER, INC. will provide to KBR uninterrupted and continuing operations support for execution of the KBR GEAC Payroll System (GEAC software licensed to HALLIBURTON). "Support" includes ADS operations staff, KBR staff use of ADS environment and interface software tools currently used in the execution of the KBR GEAC Payroll, communications processes between ADS and KBR Cullen Center IT Operations Center for routing and printing of GEAC checks and reports, accesses and communications between ADS and banking/financial institutions for Automated Clearing House (ACH) processing, generation of electronic output for federal, state and local taxing authorities and any other support services necessary for continued execution of GEAC Payroll at the same levels in effect and provided by ADS prior to divestiture of DRESSER, INC. by HALLIBURTON. HALLIBURTON will continue to be billed at existing rates based on usage. No additional fees will be charged by DRESSER, INC.

52 - Provide Data Collection services to elements of HES/Houston in support of HR/Benefits Administration. Data elements include TBA fields, demographics, Flexible Spending, etc. This will include: TBA Basic file, TBA Pay File TBA Instruct file to Hewitt & Associates, Unemployment interface to Sheakley Unviservice, Spending Accounting information to Boon Chapman, Swiss Life International Savings Plan Process, Quarterly tax collection & Dept of Labor-Alaska and submission of file to Duncan Transaction Center Payroll Department for Federal and State Tax Reporting. Services will be provided in the same time frame and frequency as required to meet filing and reporting requirements.

57 - DRESSER, INC. agrees to permit the HES Wire Line Technical Services group access to the transite lined test well at HWY 6 facility effective with the Closing Date. HES will require the periodic use of the test well for the next twelve (12) months. HES assumes responsibility for closure and plugging of the well upon agreement expiration.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-13

59 -DRESSER, INC. will provide uninterrupted lease space to Landmark Graphics at the DRESSER, INC. Corporate office located in Rijswijk/The Netherlands. Landmark will be supplied 1,400 sq. ft at $14.29 per sq. ft annum.

DRESSER, INC. agrees to provide best effort to obtain the rights for HALLIBURTON to use the required licenses to allow the payroll being processed on the Alliance Mainframe to continue through June 30, 2001.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-14

                                                                         ANNEX B

                                 REPRESENTATIVES

HALLIBURTON COMPANY - Sam Pace

DRESSER, INC. - James A. Nattier


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-15

                                                                         ANNEX C

                        HALLIBURTON REAL ESTATE SERVICES

Facilities Operations Transition Services for Dresser, Inc. 2135 Highway 6 South, Houston, Texas

Operations and Maintenance Services Included in Monthly O&M Rate

o Maintenance of buildings, grounds, roadways, parking lots, and building systems including heating, ventilation, air conditioning, electrical, mechanical, plumbing, and fire protection.

o     Janitorial services (excluding process clean up).

o     Landscaping and maintenance of lawns and planted areas.

o     Facility fire detection and alarm systems.

o     Food services and vending administration.

o     Telephone operator/receptionist.

o     Non-hazardous waste removal (office and shop).

o     O&M-related administration and procurement.

            Mail and Security Services Included in Monthly M&S Rate

o Security services to protect personnel and company assets and to provide emergency response for fire, accident, medical, and other emergencies.

o     Facility security systems, access control systems, and ID badges.

o Mail services including collection and distribution within the site, interoffice mail between Halliburton Company sites, and receiving/dispatching U.S. Postal Service mail and overnight courier shipments (for example, Federal Express).

o U.S. Postal Service postage (except for groups with very large mail volumes, such as Accounts Payable, which are charged for their USPS postage).


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-16

                Costs and Services Not Included in Monthly Rates

o Ownership and depreciation costs for owned land, buildings, and improvements.

o     Lease payments and lease administration for leased facilities.

o     Taxes on real estate, furniture, and fixtures.

o     Insurance for real estate assets.

o Federal, state, and local government fees, permits and licenses related to real estate activities.

o Project management, procurement, and construction management services for building or remodeling facilities.

o     Space planning and office/manufacturing relocation management services.

o     Office furniture provision, maintenance, and replacement.

o     Utilities including electricity, gas, water, and sewer.

o Energy management services for the facility and energy management consulting for business unit equipment and processes.

o Telephone equipment provision and maintenance, local telephone service, and maintenance of voice and data cabling.

o     Copier and fax equipment provision and maintenance.

o     Document life management / records management.

o     Other associated services not specifically listed.

Additional Services Available on Request (Not Included in Monthly Rates)

            Halliburton Real Estate Services can offer additional services to support the manufacturing and work processes at the site. These services are provided on request and are billed to the requester at cost. Requests should be approved in advance in accordance


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-17
with company and business unit policies. An estimate of the cost of a service can be provided in advance of its delivery.

o Cost of overnight courier (for example, Federal Express) and local messenger.

o     Food catering requested from onsite suppliers.

o     Personnel or equipment relocations requested by the business unit.

o     Requested renovation or construction work.

o     Requested contract labor or contract services.

o     Requested rental equipment.

o     Installation of utilities to support process equipment.

o     Requested maintenance to process equipment.

o Repairs to buildings, equipment, furniture, or fixtures due to damage caused by negligence.

o     Work performed on any moving equipment.

o     Requested mobile crane lift.

o     Providing propane gas or other fuel for site forklift fleet.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VII-18

                                                                   Appendix VIII

                         FORM OF STOCKHOLDERS' AGREEMENT

      This Investor Rights Agreement (this "Agreement") is made and entered into effective as of April 10, 2001 by and among Dresser, Inc., a Delaware corporation (the "Company"), DEG Acquisitions, LLC, a Delaware limited liability company (the "Control Stockholder"), Dresser Industries, Inc., a Delaware corporation ("DI") and wholly owned subsidiary of Halliburton Company, a Delaware corporation ("Halliburton"), and each of the individual employees who become parties hereto from time to time in accordance with the terms hereof (the "Employee Stockholders"). The Employee Stockholders, the Control Stockholder, DI and any other person made party to this Agreement are collectively referred to herein as the "Stockholders".

                                 R E C I T A L S

      A. The Company heretofore entered into an Agreement and Plan of Merger (the "Merger Agreement") between DEG Acquisition Corp., a Delaware corporation ("Transitory Merger Sub"), and the Company, which Merger Agreement has become effective.

      B. As a result of the transactions contemplated by the Merger Agreement, the Control Stockholder has acquired from the Company an aggregate of 9,700,000 shares of the Company's Class A Common Stock, par value $0.001 (the "Class A Common Stock"), and 300,000 shares of the Company's Class B Common Stock, par value $0.001 per share (the "Class B Common Stock," and collectively with the Class A Common Stock, the "Common Stock").

      C. As a result of the transactions contemplated by the Merger Agreement, DI has retained an aggregate of 537,408 shares of Class A Common Stock.

      D. As contemplated elsewhere herein, the Company may agree to issue, and issue, additional shares of Common Stock to employees and grant stock options to employees, in which event such employees shall become parties hereto as Employee Stockholders.

      E. After giving effect to the transactions described in these recitals, Exhibit A attached to this Agreement sets forth the holders of the issued and outstanding Common Stock of the Company and the number of shares held by each.

      F. A true and correct copy of the Company's Amended and Restated Certificate of Incorporation and Bylaws are attached as Exhibits B and C, respectively.

      G. The Stockholders desire to set forth certain understandings with respect to their holdings of Common Stock, as set forth herein.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX VIII

      NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONFLICTS.

      1.1 Potential Conflicts. Each Stockholder and the Company acknowledges that:

            (a) The Control Stockholder or one or more subsidiaries (other than the Company and its subsidiaries) or other affiliates or members of the Control Stockholder (other than the Company, its subsidiaries and their respective officers and directors not nominated, directly or indirectly, by the Control Stockholder) (the Control Stockholder and any such subsidiary or affiliate being collectively referred to herein as an "Interested Party") may engage in material business transactions with the Company, subject to the provisions of Section 1.6 herein.

            (b) Directors, officers, and employees of an Interested Party may serve as directors or officers of the Company.

            (c) One or more Interested Parties may now or in the future engage in the same or similar lines of business or other business activities as those in which the Company may engage.

            (d) One or more Interested Parties may exercise a controlling influence over business, policy and strategic decisions of the Company.

      1.2. Scope of Business of the Company and its Controlled Affiliates. The Company hereby renounces any interest or expectancy in any business opportunity that does not consist exclusively of a portion or all of the Designated Business. For this purpose, the Designated Business consists of the businesses conducted by the Company and its controlled affiliates as described in that certain Offering Memorandum dated April 4, 2001 prepared and distributed by the Company.

      1.3 Corporate Opportunities. The Company and each Stockholder recognize that the Interested Parties and individuals who are directors, officers and employees of one or more Interested Parties and are designated by the Interested Parties to serve as directors and officers of the Company and its controlled affiliates ("Designees") (a) participate and will continue to participate, directly and through affiliates, in businesses that compete with, or are substantially the same as, the Designated Business, (b) may have interests in, participate with, and serve as directors, officers or employees of other persons engaged in businesses that compete with, or are substantially the same as, the Designated Business and (c) may develop business opportunities for the Interested Parties. The Company and each Stockholder (i) acknowledge and agree that neither the Interested Parties nor their Designees shall be restricted or prohibited by the relationship between the Interested Parties and the Designees, on the one hand, and the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-2

Company, on the other, or by service of a Designee as a director or officer of the Company from engaging in any businesses that compete with, or are substantially the same as, the Designated Business or in any other business, regardless of whether such business activity is in direct or indirect competition with the Designated Business of the Company, (ii) acknowledge and agree that, as long as their activities are conducted in accordance with the standards set forth in Section 1.4 hereof, neither any Interested Party nor any Designee shall have any obligation to offer the Company or any of its controlled affiliates any business opportunity, (iii) renounce any interest or expectancy in any business opportunity pursued by any Interested Party in accordance with the standards set forth in Section 1.4 hereof and (iv) waive any claim that any business opportunity pursued by an Interested Party or any Designee in accordance with the standards set forth in Section 1.4 hereof constitutes a corporate opportunity of the Company or any of its controlled affiliates that should have been presented to the Company.

      1.4 Standards for Separate Conduct of Business. The Interested Parties and their Designees shall be deemed to meet the standards set forth in this Section
1.4 if the business of the Interested Parties is conducted through the use of their own personnel and assets and not with the substantial involvement of any personnel (other than the Designees) or material amount of assets of the Company. Without limiting the foregoing, such standards will be met with respect to a business opportunity if (a) it is identified by or presented to personnel of an Interested Party or a Designee and developed and pursued substantially through the use of the personnel (including any Designee) and assets of one or more Interested Parties (and not based on confidential information disclosed by or on behalf of the Company in or during the course of a Designee's relationship with the Company), and (b) it did not come to the attention of such Designee solely in, and as a direct result of, his or her capacity as a director or officer of the Company; provided, however, that (i) if such opportunity is separately identified by an Interested Party or separately presented to an Interested Party other than such Designee, the Interested Parties shall be free to pursue such opportunity even if it also came to the Designee's attention solely as a result of and in his or her capacity as a director or officer of the Company and (ii) if such opportunity is presented to or identified by a Designee other than solely as a result of and in his or her capacity as a director or officer of the Company, the Interested Parties shall be free to pursue such opportunity even if it also came to the Designee's attention as a result of and in his or her capacity as a director or officer of the Company. Nothing in this Agreement shall be interpreted to allow a Designee to pursue a business opportunity in the Designated Business solely for his or her personal benefit (as opposed to the benefit of an Interested Party).

      1.5 Competing Activities. Except as otherwise expressly provided in an agreement between the Company and an Interested Party, any Interested Party and its officers, directors, agents, shareholders, members, partners, affiliates and subsidiaries, may engage or invest independently or with others, in any business activity of any type or description, including without limitation those that might be the same as or similar to the Designated Business and without limiting the foregoing, the Stockholders acknowledge that:

            (a) (i) First Reserve Corporation, a Delaware corporation ("First Reserve" or "FRC"), manages each of First Reserve Fund VIII, L.P., a Delaware limited


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-3
partnership and First Reserve Fund IX, L.P., a Delaware limited partnership, which are members of the Control Stockholder, and manages other investment limited partnerships, and

                  (ii) Odyssey Investment Partners, LLC ("Odyssey") manages Odyssey Investment Partners Fund, L.P., a Delaware limited partnership, Odyssey Coinvestors, LLC, a Delaware limited liability company, and DI Coinvestment, LLC, a Delaware limited liability company, which are members of the Control Stockholder, and manages other investment limited partnerships, all of which may from time to time compete, directly or indirectly, with the Company, and that such Interested Parties may in their sole discretion pursue such competing businesses without disclosure of such competition to the Company); and

            (b) neither the Company, any subsidiary of the Company, nor any other stockholder of the Company shall have any right in or to such business activities or ventures or to receive or share in any income or proceeds derived therefrom.

      1.6 Transactions with Affiliates. Except for the payment of fees and the reimbursement of expenses in connection with the Control Stockholder's acquisition of Common Stock on the date hereof, until the consummation of the Company's Initial Public Offering (as hereinafter defined), the Company and its subsidiaries will not enter into any transaction or series of similar transactions with any affiliates of the Company unless: (i) in the case of transactions in excess of $10 million but less than $50 million, the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors certifying as to the fairness of the transaction; or (ii) in the case of transactions (A) in excess of $50 million or
(B) pursuant to which fees are paid to such affiliate (other than sales of products and services in the ordinary course of business), the Company obtains, in addition to the approval of a majority of Disinterested Directors, a fairness opinion from a nationally recognized investment banking firm selected by the Disinterested Directors. In addition to the foregoing, (i) if all of the transactions entered into after the date hereof among the Company or its subsidiaries, on the one hand, and with First Reserve and its affiliates (the "FRC Affiliate Group"), on the other hand, (other than the acquisition by the Company of Entech Industries, Inc., a Delaware corporation, and LVF Holding Corporation, a Delaware corporation, both of which are controlled by First Reserve) in the aggregate exceed $50 million, then the Company will not enter into any subsequent transactions with the FRC Affiliate Group unless the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors certifying as to the fairness of the transaction, and (ii) if all of the transactions entered into after the date hereof among the Company or its subsidiaries, on the one hand, and with Odyssey and its affiliates (the "Odyssey Affiliate Group"), on the other hand, in the aggregate exceed $50 million, then the Company will not enter into any subsequent transactions with the Odyssey Affiliate Group unless the Company obtains a resolution of the Board of Directors of the Company approved by a majority of Disinterested Directors (which majority shall include the affirmative vote of at least one director appointed by FRC) certifying as to the fairness of the transaction. Without limiting the foregoing, term "Disinterested Directors" shall mean (a) with respect to any transaction with


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-4
the FRC Affiliate Group, the directors other than those nominated by FRC and (b) with respect to any transaction with the Odyssey Affiliate Group, the directors other than those nominated by Odyssey. For purposes of this Section 1.6, the dollar amount of any transaction shall be determined by reference, in the case of any transaction to be performed by one or the other party entirely through the payment of cash, to the amount of cash so required or, in the case of any other transaction, to the fair value of any property or services conveyed or rendered by one or the other party, as determined by a majority of the Disinterested Directors, together with the amount of any cash required to be paid by such party.

      For purposes of this Agreement, the Company's Initial Public Offering shall mean the first firmly underwritten public offering by the Company of shares of Common Stock representing at least 5% of the outstanding Common Stock (on a fully diluted basis after giving effect to such offering) in which the Company receives proceeds, in the aggregate, of not less than $100,000,000 before deduction of underwriters' commissions and expenses.

2. REGISTRATION RIGHTS.

      2.1 Definitions. For purposes of this Section 2:

            (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement.

            (b) Registrable Securities. The term "Registrable Securities" means all shares of Common Stock now held or hereinafter acquired by a Stockholder; provided, however, that the term "Registrable Securities" shall exclude any Common Stock sold by a person in a transaction in which rights under this
Section 2 are not assigned in accordance with this Agreement or any Common Stock sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

            (c) Registrable Securities Then Outstanding. The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Common Stock of the Company that are Registrable Securities and (l) are then issued and outstanding or (2) are then issuable pursuant to an exercise or conversion of securities exercisable or convertible into Common Stock.

            (d) Holder. For purposes of this Section 2, the term "Holder" means any Stockholder owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this
Section 2 have been duly assigned in accordance with this Agreement.

            (e) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-5

      2.2 Demand Registration.

            (a) Request by Control Stockholder. At any time after the Initial Public Offering of the Company's Common Stock, if the Company shall receive a written request from the Control Stockholder or DI (a "Requesting Stockholder") that the Company file a registration statement under the Securities Act (including a "shelf" registration statement on Form S-3 or any successor form pursuant to Rule 415) covering the registration of Registrable Securities pursuant to this Section 2.2 (a "Demand Notice"), then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, including the Control Stockholder or DI, as the case may be, and, in addition to any obligations under
Section 2.3, use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Requesting Stockholder requests to be registered in the Demand Notice, subject only to the limitations of this Section 2.2 and the rights of other Holders pursuant to Section 2.3; provided that the Company shall not be obligated to effect any such registration until 180 days after the effective date of the registration statement pertaining to the Company's Initial Public Offering; and provided, further, that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of the Demand Notice, already effected a registration under the Securities Act pursuant to (i) this Section 2.2 or (ii) Section 2.3 in which the Requesting Stockholder participated, other than a registration from which all or a portion of the Registrable Securities of the Requesting Stockholder were excluded pursuant to the provisions of Section 2.3(a).

            (b) Underwriting. If the Requesting Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwritten offering, then it shall so advise the Company as a part of the Demand Notice, and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Requesting Stockholder and such Holder) as provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Requesting Stockholder. All Holders, whether or not they are participating in such offering, and the Company agree not to effect any sale, transfer, assignment, pledge or conveyance of (including, without limitation, taking any short position in) the Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) during (i) the 90-day period (or such longer period required by the underwriters of such offering) beginning on the effective date of a registration statement filed by the Company (except pursuant to the registration effected thereby), or (ii) any period in which trading in the Company's securities is restricted pursuant to Company insider trading policies; provided, however, that none of DI, FRC or Odyssey shall be subject to the restrictions imposed by clause (ii) of this Section during any period in which it has not designated any of the directors of the Company and is otherwise not affiliated with the Company. Notwithstanding any other provision of this Section
2.2 or Section 2.3, if the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-6
managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated, first to the Requesting Stockholder and to each of the Holders requesting inclusion of their Registrable Securities in such registration statement pursuant to Section
2.3 on a pro rata basis based on the total number of Registrable Securities requested for inclusion in the registration by the Requesting Stockholder and each such Holder, and second to the Company. No other shares may be included (other than by the Company or by the Holders pursuant to Section 2.3) without the Requesting Stockholder's consent.

            (c) Maximum Number of Demand Registrations. The Company shall be obligated to effect only one (1) such registration pursuant to this Section 2.2 for DI, and the Company shall be obligated to effect only six (6) such registrations pursuant to this Section 2.2 for the Control Stockholder; provided, however, that, if the number of Registrable Securities that the Requesting Stockholder is permitted to offer under this Section 2.2 is reduced by more than 50% of the amount such Requesting Stockholder requested to be registered in the Initial Demand Notice as a result of the application of
Section 2.2(b), the initial request shall not reduce the number of requests permitted by this Section 2.2(c) pursuant to Section 2.2(a). A Registration shall be effected for purposes of this Section 2.2(c) when and if a registration statement is declared effective by the Commission and the distribution of securities thereunder has been completed without the occurrence of any stop order or proceeding relating thereto suspending the effectiveness of the Registration.

            (d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to the Requesting Stockholder a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement then to be filed, the Company shall have the right to defer such filings and, by notice to the Requesting Stockholder, to require the Requesting Stockholder to withdraw its Demand Notice and to refrain from delivering another Demand Notice for a period of not more than ninety (90) days after receipt of the request of the initial Demand Notice; provided, however, that the Company may not utilize this right more than twice in any twelve (12) month period.

            (e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 2.2, including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, fees and disbursements of counsel for the Company, and fees and expenses of one counsel to the Holders (selected by the Holder including Registrable Securities in such registration statement that holds the greatest number of Registrable Securities) shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 shall, in the case of a firmly underwritten offering, bear such Holder's proportionate share (based on the total number of shares sold in such registration


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-7
other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters in connection with such offering by the Holders and, in the case of any other offering, bear the entire amount of discounts, commissions and other amounts payable to underwriters or brokers attributable to Registrable Securities sold by such Holder pursuant to such registration. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this
Section 2.2 if the registration request is subsequently withdrawn at the request of the Requesting Stockholder, unless the Requesting Stockholder agrees that such registration constitutes the use by it of one (1) demand registration pursuant to this Section 2.2; provided, however, that, if at the time of such withdrawal, the Requesting Stockholder has learned of a material adverse change in the condition, business, or prospects of the Company not known to the Requesting Stockholder at the time of its request for such registration and has withdrawn its request for registration with reasonable promptness after learning of such material adverse change, then the Requesting Stockholder shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 2.2.

      2.3 Piggyback Registrations. The Company shall promptly notify all Holders of Registrable Securities in writing (a "Piggyback Notice") prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, without limitation, registration statements relating to secondary offerings of securities of the Company, whether pursuant to Section 2.2 or otherwise, but excluding registration statements relating to any employee benefit plan, an acquisition or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within ten (10) days after receipt of the Piggyback Notice, so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.

            (a) Underwriting. If a registration statement referred to in the Piggyback Notice is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in such a Registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting as provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. With respect to the Company's Initial Public Offering or any other offering in which the Company is registering securities, all Holders, whether or not they are participating in such offering, hereby agree not to effect any sale, transfer, assignment, pledge or conveyance of (including, without limitation, taking any short position in) the Common Stock (or any securities of the Company exchangeable or convertible into Common Stock) during (i) the 90-day period beginning on the effective date of a registration statement filed by the Company (except as part of that Registration), or (ii) any period in which trading in the Company's securities is restricted


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-8
pursuant to Company insider trading policies; provided, however, that none of DI, FRC or Odyssey shall be subject to the restrictions imposed by clause (ii) of this Section during any period in which it has not designated any of the directors of the Company and is otherwise not affiliated with the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the managing underwriter(s) may exclude shares of the Registrable Securities from the registration and the underwriting, and the number of shares that will be included in the registration and the underwriting shall be allocated as set forth in Section 2.2, or, if the underwriting is not pursuant to Section 2.2, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities requested for inclusion in the registration by each such Holder. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For both (i) any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and (ii) any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

            (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders, which shall be borne by each Holder of such shares), including without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of one counsel for Holders (selected by the Holder including Registrable Securities in such registration statement that holds the greatest number of Registrable Securities), and fees and disbursements of counsel for the Company, shall be borne by the Company.

            (c) Not Demand Registration. Registration pursuant to this Section
2.3 shall not be deemed to be a demand registration as described in Section 2.2, unless the Requesting Stockholder specifically elects otherwise in writing. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this
Section 2.3.

      2.4 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                 APPENDIX VIII-9

            (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective and to keep any such registration statement effective for so long as required by the Securities Act to complete the distribution.

            (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

            (c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

            (d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including indemnification provisions), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities or of any underwriter in connection herewith, on the date or dates requested by such Holder, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-10
underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

            (h) Road Shows. To the extent reasonably requested by a Requesting Stockholder, cause the appropriate members of the management and employees to participate in meetings, diligence sessions, and road shows.

      2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect timely the Registration of their Registrable Securities.

      2.6 Indemnification. If any Registrable Securities are included in a registration statement under Sections 2.2 or 2.3:

            (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in Section 2(11) of the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a
            material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) any omission or alleged omission to state therein a
            material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                  (iii) any violation or alleged violation by the Company of the
            Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-11
apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent (and only to the extent) that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the total amounts payable in indemnity by a Holder under this Section 2.6(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

            (c) Notice. Promptly after receipt by an indemnified party under this Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-12
within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section
2.6 only to the extent the indemnifying party is prejudiced as a result thereof, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

            (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (e) Contribution. To provide for just and equitable contribution, if an indemnified party makes a claim for indemnification pursuant to Section 2.6 (subject to the limitations hereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Stockholders from the offering of the Registrable Securities or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Stockholders in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Stockholders shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Registrable Securities (before deducting expenses) received by the Company and the Stockholders, bears to the total price to the public of the Registrable Securities. The relative fault of the Company and the Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company or the Stockholders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(e) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-13
reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 2.6, no Stockholder shall be required to contribute more in the aggregate than the aggregate net proceeds received by such Stockholder in the registered offering out of which such contribution obligation arises. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) Survival. The obligations of the Company and Holders under this
Section 2.6 shall survive until the first anniversary of the expiration of all applicable statutes of limitation or extensions of such statutes.

      2.7 Termination of the Company's Obligations. The Company shall have no obligations pursuant to Sections 2.2 or 2.3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section
2.2 or 2.3 if, in the reasonable opinion of counsel to the Company, addressed to such Holder, all such Registrable Securities held by such Holder could be sold in a single transaction in reliance upon Rule 144 promulgated under the Securities Act.

3. SALES BY STOCKHOLDERS.

      3.1 Restrictions on Transfer; Notice of Sales.

            (a) Absolute Restriction. Except for Permitted Transfers (as defined in Section 3.6) and transfers effected in accordance with Section 3.5 (provided that, in the case of such transfer effected in accordance with Section 3.5, DI shall have a co-sale right pursuant to Section 3.3), no Stockholder shall sell, transfer, assign, pledge or otherwise dispose of, directly or indirectly, through the sale of interests in any holding company or otherwise ("Transfer") any shares of the capital stock of the Company now held or hereafter acquired by such Stockholder ("Stock") prior to April 10, 2003.

            (b) Sale Only In Accordance With This Section. No Stockholder shall Transfer any shares of Stock, other than by means of a Permitted Transfer (as defined in Section 3.5) or a Transfer effected in accordance with Section 3.2,
Section 3.3, Section 3.4, Section 3.5 or Section 4, during the period beginning on April 10, 2003 and ending on the day prior to the effective date of the registration statement pertaining to the Company's Initial Public Offering. If any Stockholder (the "Seller") proposes to Transfer any Stock, then the Seller shall promptly give written notice (the "Notice") to the Company and the other Stockholders at least thirty-five (35) business days prior to the closing of such sale or transfer (or, in the case of a Transfer pursuant to Section 3.2, forty-five (45) days). In addition to any requirements of Section 3.2, the Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of shares of Stock to be sold or transferred, the nature of such sale or


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-14
transfer, the consideration to be paid, and, if known, the name and address of each prospective purchaser or transferee.

      3.2 Right of First Refusal.

            (a) At least forty-five (45) days prior to DI making any Transfer (other than a Permitted Transfer), either directly or indirectly, of any shares of the Company's capital stock (such shares, the "Offer Shares"), DI shall deliver the Notice to the Company and the other Stockholders.

            (b) Upon receipt of the Notice, the Company may elect to purchase all (or a portion) of the Offer Shares specified in the Notice at the price and on the terms specified therein by delivering written notice of such election to DI and the other Stockholders within ten (10) days after the delivery of the Notice. If the Company has not elected to purchase all of the Offer Shares within such ten-day period, the other Stockholders may elect to purchase their pro rata share of the available Offer Shares (which shall be the same as the number contained in the Notice less any such Offer Shares the Company has elected to purchase) at the price and on the terms specified therein by delivering written notice of such election to the Company and DI within twenty
(20) days after delivery of the Notice. Any Offer Shares not elected to be purchased by the end of such 20-day period shall be reoffered for the ten-day period prior to the expiration of the Notice by DI on a pro rata basis to the Stockholders who have elected to purchase their pro rata share. If the Company or any other Stockholders have elected to purchase all of the Offer Shares from DI, the transfer of such shares shall be consummated within fifteen (15) days after the expiration of the initial 30-day period. If the Company and the other Stockholders have not elected to purchase all of the Offer Shares being offered, then neither the Company nor the other Stockholders may purchase any of the Offer Shares and DI may transfer all of the Offer Shares to one or more third parties at a price not less than the price per share specified in the Notice and on other terms no more favorable to the transferees than offered to the Company and the Stockholders in the Notice. The purchase price specified in any Notice shall be payable solely in cash at the closing of the transaction or in installments over time, and no capital stock of the Company held by a Holder may be pledged except on terms and conditions satisfactory to a majority in interest of the Stockholders.

            (c) The right of first refusal established by this Section 3.2 shall terminate on the effective date of the registration statement pertaining to the Company's Initial Public Offering.

      3.3 Co-Sale Right.

            (a) If any Seller holding more than 5% of the outstanding Common Stock (or equivalent) of the Company desires to Transfer Stock (other than a Permitted Transfer), then such Seller shall deliver the Notice to all of the Stockholders. Each Stockholder shall have the pro rata right, based on the total number of shares of Common Stock held by such Stockholder, exercisable upon written notice to the Seller within fifteen (15) days after receipt of the Notice,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-15
to participate in such Transfer of Stock on the same terms and conditions, up to the total number of shares of Stock included in the Notice. To the extent Stockholders exercise such right of participation (each a "Co-Sale Stockholder") the number of shares of Stock that the Seller may sell or otherwise dispose of in the Transfer shall be correspondingly reduced so that the maximum number of shares of Stock sold or otherwise disposed of in the Transfer by the Seller or a Co-Sale Stockholder under this Section 3.3 shall be the number found by multiplying the total number of shares included in the Notice, as delivered under this Section 3.3, by a fraction the numerator of which is the total number of shares owned by the Seller or such Co-Sale Stockholder, as the case may be (on a fully diluted basis) and the denominator of which is the total number of shares owned by the Seller and all Co-Sale Stockholders exercising such rights in the aggregate (on a fully diluted basis). Each Co-Sale Stockholder shall effect its participation in the Transfer by promptly delivering to Seller for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, that represent the number of shares of Stock which such Co-Sale Stockholder elects to sell. The Seller will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Co-Sale Stockholders in the contemplated Transfer and will not Transfer any Stock to the prospective transferee(s) if such transferee(s) refuses to allow the participation of the Co-Sale Stockholders, or refuses to become a party to this Agreement as a Stockholder.

            (b) The co-sale right established by this Section 3.3 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering. In addition, notwithstanding anything in
Section 3.3(a) to the contrary, no Employee Stockholder shall have any rights under Section 3.3 with respect to any sale or transfer by DI.

      3.4 Further Sales. To the extent the Company, the Control Stockholder and the other Stockholders do not exercise their rights under Sections 3.2, or 3.3 with respect to the sale of Stock subject to the Notice, the Seller may, not later than one hundred twenty (120) days following the first delivery to the Company and the other Stockholders of the Notice, conclude a Transfer of the Stock covered by the Notice and (i) in the case of Section 3.2, not elected to be purchased by the Company or the Stockholders on terms and conditions no less favorable to the Seller than those described in the Notice or (ii) in the case of Section 3.3, not excluded from the Transfer by virtue of the participation therein by Co-Sale Stockholders on the terms and conditions set forth in the Notice. Any proposed Transfer on terms and conditions less favorable to the Seller than those described in the Notice (in the case of a Transfer subject to Section 3.2) or more favorable to the Seller than those described in the Notice (in the case of a Transfer subject to Section 3.3) or any proposed transfer of any Stock by the Seller after such one hundred twenty day period, shall again be subject to the co-sale rights and rights of first refusal of the Stockholders and shall require compliance by the Seller with the procedures described in this
Section 3. Notwithstanding the foregoing, no Transfer of the Stock shall be effective unless such transferee agrees to be bound by the terms of this Agreement as a Stockholder.

      3.5 Rights to Compel Transfer.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-16

            (a) If a Stockholder or Stockholders or any of their affiliates holding, individually or collectively, more than 50% of the outstanding Stock (collectively, the "selling Stockholder"), proposes to make a Transfer to any person or entity (other than the Control Stockholder) that, (i) upon completion of such Transfer, would hold, directly or indirectly, more than 50% of the outstanding Stock on a fully diluted basis and (ii) is not an affiliate of such Stockholder, then such Stockholder shall have the right, exercisable as set forth below, to require all of the other Stockholders (the "Remaining Stockholders") to sell, directly or indirectly, any or all of the Common Stock (as well as, at the election of the selling Stockholder, any securities convertible into or exercisable for Common Stock, and any other equity interest of the Company (the "Stock Rights")) then owned by such Remaining Stockholders (the "Transfer Stock") to the proposed transferee (the "Acquiror") in the same pro rata amount (determined based upon the relative direct or indirect ownership of shares of Common Stock) as is being sold by the selling Stockholder and for the same consideration per share of Common Stock as is being paid to the selling Stockholder and on the same terms as are applicable to the selling Stockholder (the "Compelled Transfer"). The purchase price for each vested Stock Right in any such Transfer shall equal the "spread" between the exercise price for such vested Stock Right and the purchase price per share of Stock. The terms and conditions of the Compelled Transfer shall be as set forth in the applicable purchase agreement between the selling Stockholder and the Acquiror.

            (b) The selling Stockholder shall cause the terms of the Compelled Transfer to be reduced to writing and shall provide a written notice (the "Compelled Transfer Notice") of such Compelled Transfer to the Company and the Company shall provide such Compelled Transfer Notice to the Remaining Stockholders. The Compelled Transfer Notice shall contain written notice of the exercise of the selling Stockholder's rights pursuant to Section 3.5(a) hereof, setting forth the consideration to be paid by the Acquiror for each share of Stock and each Stock Right and the other terms and conditions of the Compelled Transfer. Within 20 calendar days following the date of receipt of the Compelled Transfer Notice, each of the Remaining Stockholders shall deliver to the selling Stockholder certificates representing the Stock required to be transferred and instruments representing Stock Rights required to be transferred, duly endorsed, together with all other documents required to be executed in connection with such Compelled Transfer or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such certificates pursuant to this Section 3.5(b) at the closing for such Compelled Transfer against delivery to such Remaining Stockholder of the consideration therefore. Such certificates shall be held by the selling Stockholder in escrow for the benefit of the appropriate Remaining Stockholder. If a Remaining Stockholder should fail to deliver such certificates as described herein, the Company shall cause the books and records of the Company to show that such Stock and Stock Rights are bound by the provisions of this Section 3.5(b) and that such Stock and Stock Rights shall be transferred only to the Acquiror upon surrender for Transfer by the Remaining Stockholder thereof.

            (c) If, within 150 calendar days (or such longer period not exceeding 210 calendar days as may be necessary to comply with any applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or to obtain other required regulatory approval) after the selling Stockholder gives the Compelled Transfer Notice, they have not


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-17
completed the sale of all the Transfer Stock, the selling Stockholder shall return to each of the Remaining Stockholders all certificates representing Stock and instruments representing Stock Rights that such Remaining Stockholders delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in this Agreement with respect to such Stock and the Stock owned by the selling Stockholder shall again be in effect.

            (d) Upon the consummation of the Compelled Transfer, the selling Stockholder shall give notice thereof to the Remaining Stockholders, and shall (or shall cause the Acquiror to) remit promptly to each of the Remaining Stockholders a net amount with respect to the Stock and Stock Rights of such Remaining Stockholders sold pursuant thereto, after deducting a pro rata portion of any related out-of-pocket fees and expenses, and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Remaining Stockholders.

            (e) The right to compel Transfers established by this Section 3.5 shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Public Offering.

      3.6 Permitted Transfers. The following shall be considered "Permitted Transfers," and not subject to the restrictions of this Section 3, provided the transferee thereof (the "Permitted Transferee") agrees to become a party to and be bound by the provisions of this Agreement as a Stockholder: (a) Transfers to the Company approved in advance by the Board, (b) Transfers among the members of the Control Stockholder and from the Control Stockholder to its members, (c) Transfers by DI to affiliates of DI, (d) Transfers by an Employee Stockholder to another Employee Stockholder with the approval of the Board, (e) Transfers or gifts by Employee Stockholders for bona fide estate planning purposes, (f) Transfers effected pursuant to an effective registration statement filed pursuant to the Securities Act, or (g) after the Company's Initial Public Offering, Transfers of securities registered under the Exchange Act sold in reliance upon an exemption under the Securities Act.

4. REPURCHASE OF SHARES AND RIGHT TO PUT SHARES TO THE COMPANY.

      4.1 Right to Put Shares to the Company Upon Termination of Employment. Each Employee Stockholder has the right to cause the Company to purchase all or part of the shares of Stock (but not Stock Rights) of the Company held by such Employee stockholder (the "Put Shares") at the Repurchase Price (as such term is defined in Section 4.4) (the "Put Right") pursuant to the terms set forth in the "Executive Employment Agreement" entered into between each Employee Stockholder and the Company. If a Terminated Stockholder (as hereinafter defined) elects to exercise his/her Put Right, the Terminated Stockholder shall deliver written notice of such intention to the Company (the "Put Notice") on or prior to the date that is nine months following the date on which the Terminated Stockholder's employment with the Company was terminated (such nine-month period shall be the "Put Period"). Upon delivery of the Put Notice, the Terminated Stockholder shall immediately transfer and deliver to the


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-18

Company the number of Put Shares specified in the Put Notice, and the Company shall, so long as and to the extent permitted by the financing agreements of the Company, pay the Repurchase Price for such Put Shares in cash in immediately available funds within ten (10) business days of delivery of the Put Notice. The purchase of the Put Shares shall be deemed to have occurred upon delivery of the Repurchase Price, notwithstanding any failure by the Terminated Stockholder to deliver share certificates representing the Put Shares or any dispute regarding the Repurchase Price. Notwithstanding anything herein or in an Executive Employment Agreement to the contrary, the Company shall not be obligated to purchase any Stock of an Employee Stockholder that has not been held by such Employee Stockholder for a period of at least six months. Any Stock underlying a Stock Right shall not be deemed to be "held" until the full purchase price therefore has been paid to the Company. For purposes of this Section 4, a "Terminated Stockholder" shall mean any Employee Stockholder upon the termination of employment or consulting relationship of such Stockholder.

      4.2 Optional Repurchase Upon Termination of Employment. Each Employee Stockholder agrees that the Company shall have the right (but not the obligation, other than as set forth in Section 4.1 and any Executive Employment Agreement) to repurchase all or part of the shares of Stock or vested Stock Rights of the Company held by such Employee Stockholder (the "Repurchase Shares") at the Repurchase Price upon the termination of employment or consulting relationship of such Stockholder, after giving effect to the operation of Section 4.1.

      4.3 Procedure for Repurchase. If the Company elects to purchase the Repurchase Shares, and to the extent such Repurchase Shares have not yet been repurchased pursuant to Section 4.1, the Company shall deliver written notice of such intention to the Terminated Stockholder on or prior to the last day of the first full calendar month following the expiration of the Put Period (without giving effect to any waiver of the Put Period prior thereto) (the "Notice of Repurchase"). Upon delivery of the Notice of Repurchase, the Terminated Stockholder shall immediately transfer and deliver to the Company the number of Repurchase Shares specified in the Notice of Repurchase, and the Company shall pay the Repurchase Price for such Repurchase Shares in cash in immediately available funds within six months of delivery of the Notice of Repurchase. The purchase of the Repurchase Shares shall be deemed to have occurred upon delivery of the Repurchase Price, notwithstanding any failure by the Terminated Stockholder to deliver share certificates representing the Repurchase Shares or any dispute regarding the Repurchase Price.

      4.4 Repurchase Price. The "Repurchase Price" for Repurchase Shares or Put Shares shall be the fair market value of the Repurchase Shares or the Put Shares, as the case may be, as determined in the good faith judgment of the Board, provided, however that the Repurchase Price for Stock Rights shall be the fair market value of the shares underlying the Stock Rights less any applicable exercise price. The fair market value shall be determined using the same method of valuation that First Reserve Fund IX, L.P. uses for purposes of reporting to its limited partners, with appropriate discount applied to Put or Repurchase Shares or shares underlying Stock Rights representing a minority ownership position. The Board shall determine fair market value as of the last day of the month in which the employment of the Terminated Stockholder is


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-19
terminated. Notwithstanding the foregoing, if the Company's right to repurchase shares under this Section 4 arises as a result of the termination of employment of the Terminated Stockholder described in Section 3.4 of the Executive Employment Agreement of such Terminated Stockholder, then the Repurchase Price shall be determined without regard to any discount attributable to minority ownership.

      4.5 Disputes as to Repurchase Price. In the event of any dispute regarding the Repurchase Price, the Terminated Stockholder will irrevocably transfer the Put and/or Repurchase Shares to the Company as set forth in Sections 4.1 and 4.3 above and the Company shall pay the Repurchase Price for the Put or Repurchase Shares (as determined by the Board) within ten (10) business days of the Put Notice or the Notice of Repurchase (as the case may be). In such event, the Terminated Stockholder may elect to use an investment bank selected by the Board to determine the Repurchase Price. If the Repurchase Price as finally determined by such investment bank is less than 115% of the Repurchase Price determined by the Board, the Terminated Stockholder shall pay the fees of such investment bank. The Company or the Terminated Stockholder, as the case may be, shall pay the difference between the value determined by the Board and the value finally determined by the investment bank.

      4.6 Unvested Stock Rights. Any unvested Stock Right shall not be repurchased pursuant to this Section 4 (except as may be required pursuant to an Executive Employment Agreement), and shall terminate as set forth in the respective agreements granting such right.

5. ASSIGNMENT, AMENDMENT AND TERMINATION.

      5.1 Assignment.

            (a) General. Notwithstanding anything herein to the contrary, the rights of a Stockholder hereunder may be assigned in connection with any Transfer in accordance with this Agreement; provided, however, that no party may be assigned any of the foregoing rights and no Transfer shall be permitted unless (i) the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned and (ii) any such assignee shall have agreed to be subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 5.

            (b) Repurchase Rights. The Company may assign its rights under
Section 4 to the Control Stockholder.

      5.2 Amendment of Rights; Termination.

            (a) Amendment. Subject to Section 7.10, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Stockholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-20

Common Stock subject to this Agreement held by Stockholders (not on a fully diluted basis). Any amendment or waiver effected in accordance with this Section
5.2 shall be binding upon the Stockholders, each Holder, each permitted successor or assignee of such Stockholder or Holder and the Company. In addition, Employee Stockholders holding a majority of shares of Common Stock (on a fully diluted basis) held by Employee Stockholders may amend or waive any provision of this Agreement on behalf of all Employee Stockholders ("Employee Stockholder Approval"). In addition, this Agreement may be amended in any manner by the Control Stockholder and the Company in connection with a reorganization or recapitalization in which members of the Control Stockholder become stockholders of the Company, provided such amendment does not materially and adversely effect any of the other parties hereto. Notwithstanding the foregoing, no amendment or waiver shall be effective as to an Employee Stockholder unless
(a) there is Employee Stockholder Approval, or (b) such amendment or waiver does not disproportionately and adversely affect such Employee Stockholder or the Employee Stockholders as a group.

            (b) Termination. This Agreement may be terminated with the written consent of the Stockholders holding not less than sixty-six and two-thirds percent (66 2/3%) of the shares of Common Stock subject to this Agreement; provided such consent must include the consent of DI at any time prior to the Initial Public Offering, or so long as they own at least 1% of the outstanding shares. Notwithstanding the foregoing, this Agreement may not be terminated as to Employee Stockholders in connection with a transaction that would give Employee Stockholders rights under Section 3 or 4 of this Agreement without Employee Stockholder Approval.

6. LEGEND.

      Each certificate representing shares of capital stock of the Company now or hereafter owned by a Stockholder shall be endorsed with the following legend:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-21

      THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN HOLDERS OF SHARES OF STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

7. GENERAL PROVISIONS.

      7.1. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail, return receipt requested, postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

      To the Control Stockholder:

      DEG Acquisitions, LLC
      c/o First Reserve Corporation
      411 W. Putnam Ave, Suite 109
      Greenwich, CT 06830
      Attn: William E. Macaulay
      Fax Number: (203) 661-6729

      and

      DEG Acquisitions, LLC
      c/o Odyssey Investment Partners
      Managing Principal
      280 Park Ave.
      38th Floor
      New York, NY 10017
      Attn: Paul Barnett
      Fax Number: (212) 351-7925


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-22
      with a copy to

      First Reserve Corporation
      600 Travis, No. 6000
      Houston, Texas 77002
      Attn: Ben A. Guill
      Fax Number: (713) 224-0771

      and a copy to:

      First Reserve Corporation
      1801 California St., Suite 4110
      Denver, Colorado 80202
      Attn: Thomas R. Denison
      Fax Number: (303) 382-1275

      To the Company:

      2601 Beltline Road
      Carrollton, Texas 75006
      Attn: James A. Nattier
      Fax Number: (972) 478-5098

      With a copy to the General Counsel at the same address.

      To Dresser Industries, Inc.:

      Dresser Industries, Inc.
      c/o Halliburton Company
      3600 Lincoln Plaza
      500 North Akard
      Dallas, Texas 75201
      Attn: General Counsel

      To any of the Employee Stockholders:

      To the address of record for the Company

      Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.1 by giving the other party written notice of the new address in the manner set forth above.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-23

      7.2 Entire Agreement; Interpretation; Termination of Prior Agreements. This Agreement, together with all the Exhibits hereto, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof (other than any restrictions on transfer and repurchase rights contained in subscription agreements, employment agreements or stock option agreements between the Company and the Employee Stockholders, and other than the Sponsor Rights Agreement) and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

      7.3 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of Delaware, excluding that body of law relating to conflict of laws and choice of law.

      7.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

      7.5 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

      7.6 Successors and Assigns. Subject to the provisions of Section 5.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

      7.7 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

      7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.9 Actions to Effectuate Agreement. Each party to this Agreement agrees to take all actions within its power (including voting shares of capital stock ) to give effect to the terms of this Agreement. In the event of any inconsistency between this Agreement, on the one hand, and the Certificate of Incorporation or Bylaws of the Company, on the other hand, the provisions of this Agreement shall control, and each Stockholder of the Company shall vote his or its capital stock in such manner as to effectuate any and all amendments to the Certificate of Incorporation or Bylaws of the Company that may be necessary in order to bring the Amended and Certificate of Incorporation and Bylaws of the Company into conformity with the provisions of this Agreement. The vote of any Stockholder of the Company in violation of the provisions of this Agreement shall be void and shall be ignored by the Company. In connection therewith, each


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-24

Stockholder hereby grants an irrevocable proxy with full power of substitution to William E. Macaulay and Thomas R. Denison for purposes of voting all shares of capital stock subject to this Agreement at any meeting of stockholders or in any action by written consent of stockholders in any manner necessary to give effect to the provisions of this Agreement, it being acknowledged that such proxy is coupled with an interest under this Agreement.

      7.10 New Stockholders to Become Parties. Either the Company or the Control Stockholder may cause each new stockholder of the Company (including those becoming a Stockholder by virtue of being granted an option to purchase Common Stock or exercising a stock option granted by the Company, and including any Permitted Transferee) to become a party to this Agreement as a "Stockholder" without the consent of any party other than the Control Stockholder. At each such time as a new party becomes a Stockholder under this Agreement, the Company or the Control Stockholder shall so notify each other Stockholder, which notice shall include the name and address of such Stockholder.

      7.11 Arbitration. Any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Agreement, including, without limitation, the validity, scope, and enforceability of this section, may at the election of any Stockholder be solely and finally settled by arbitration conducted in New York, New York, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization. Judgment upon any award rendered by the arbitrator(s) may be entered by the State or Federal Court having jurisdiction thereof. Any of the parties may demand arbitration by written notice to the other and to the American Arbitration Association ("Demand for Arbitration"). The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-25

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                        DRESSER, INC.

                        By: ________________________________

                        Name:
                        Title:


                        DEG AcquIsitions, LLC

                    By: FIRST RESERVE FUND VIII, L.P.,
                        a Delaware limited partnership, its manager
                        By: First Reserve GP VIII, L.P.
                             a Delaware limited partnership, its general partner
                            By: First Reserve Corporation,
                                 a Delaware corporation, its general partner

                                By:_____________________________
                                   Name: Thomas R. Denison
                                   Title: Managing Director


                        DRESSER INDUSTRIES, INC.

                        By: ________________________________

                        Name:
                        Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-26

                             Common Stock Ownership

                                         Shares at a par value of $0.001:

                                             CLASS A          CLASS B
                                             -------          -------
DRESSER INDUSTRIES, INC.                     537,408

DEG ACQUISITIONS, LLC                      9,700,000          300,000


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-27

                              Amended and Restated

                          Certificate of Incorporation


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                APPENDIX VIII-28

                                                                     Appendix IX

                                     FORM OF
                 CATEGORY 2A ASSETS PURCHASE AND SALE AGREEMENT

      This Purchase and Sale Agreement (this "Agreement") dated as of ___________, 2001 is by and between Halliburton Company, a Delaware corporation (the "Parent") and DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror").

                                    RECITALS:

      On January 30, 2001, the Parent and the Seller named therein and the Acquiror executed and delivered an Agreement and Plan of Recapitalization dated that date (the "Original Agreement") relating to the sale of certain of the Parent's businesses relating to, among other things, the design, manufacturing and marketing of engineered measurement, flow control and power systems for customers primarily in the energy industry.

      Section 2.13 of the Original Agreement provides that, if at the time of the [First][Second] Closing any of the Category 2A Requirements applicable to such Closing shall not have been satisfied, the Acquiror may elect, in its sole discretion, to delay the purchase of the assets located in such jurisdiction in which such Category 2A Requirements shall not have been satisfied until such time as such requirements have been satisfied. The Acquiror has made such an election and, pursuant to Section 2.13 of the Original Agreement, the Acquiror is executing and delivering this Agreement regarding the purchase of such assets at such time as such Category 2A Requirements are satisfied.

      Capitalized terms used but not defined herein are defined in the Agreement and are used herein with the same meanings as ascribed to them therein. For ease of reference, Annex A to the Agreement containing the definitions used therein is attached hereto as Exhibit A.

      NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Acquiror agrees that it will purchase or cause an Affiliate of the Acquiror to purchase, and the Parent agrees that it will cause a Subsidiary of the Parent to sell, [description of assets subject to a delayed purchase under Section 2.13 of the Agreement] (the "Assets") for cash in the amount of U.S. $_____________ (repeat) payable by wire transfer of immediately available funds to a wire transfer address of the Parent or such Subsidiary provided by the Parent to the Acquiror. The closing of such purchase and sale shall be effected at the principal executive offices of the Parent in Houston, Texas on the fifteenth (15th) Business Day following receipt of the Authorization specified below.

      It shall be a condition to the Acquiror's obligation to purchase the Assets pursuant to this Agreement that:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX IX

      (i) The Acquiror shall have obtained each Authorization under the applicable foreign competition Laws specified in Category 2A on Schedule 2.13 to the Parent's Disclosure Letter required in order for such purchase of the Assets to comply with such foreign competition Laws;

      (ii) such Assets shall be transferred to the Acquiror or an Affiliate of the Acquiror, as applicable, free and clear of all Liens (other than Liens in existence immediately prior to the First Closing) and shall not be subject to an aggregate amount of liabilities materially in excess of the aggregate liabilities to which such Assets were subject immediately prior to the First Closing;

      (iii) at the date of purchase of such Assets, the Parent shall represent and warrant to the Acquiror or an Affiliate of the Acquiror, as applicable, that the matters set forth in clause (ii) of this paragraph are true and correct and that since the First Closing, the Parent or any Affiliate of the Parent that owned such Assets has, in all Material respects:

            (A) operated such Assets in the usual and ordinary course consistent with past practices;

            (B) used all commercially reasonable efforts to preserve substantially intact the business organization and goodwill, if any, associated with such Assets, to maintain the rights, privileges and immunities, if any, of such Assets, to retain the services of any key employees of such Assets, to perform in all material respects the material contracts and agreements relating to such Assets and to maintain the relationships with customers, regulators and suppliers of such Assets;

            (C) used all commercially reasonable efforts consistent with past practice to maintain and to keep such Assets in as good repair and condition as at the First Closing Date, ordinary wear and tear excepted, and to maintain supplies and inventories of such Assets in quantities consistent with past practice;

            (D) used all commercially reasonable efforts to maintain in full force and effect insurance, performance bonds, bank guarantees and letters of credit on behalf of or with respect to such Assets to the extent consistent with the ordinary course of business consistent with past practice;

            (E) used all commercially reasonable efforts to maintain in full force and effect all existing Authorizations pursuant to which such Assets operate and to obtain timely any additional Authorizations or renewals thereof to the extent material to the ongoing operations of such Assets; and

            (F) complied with all Legal Requirements applicable to such Assets.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but a single instrument.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IX-2

      IN WITNESS WHEREOF, the Acquiror and the Parent, acting through their respective officers named below, thereunto duly authorized, have executed this Agreement as of April 10, 2001.

                                       DEG ACQUISITIONS, LLC

                                       By:    ________________________________
                                       Name:
                                       Title:

                                       By:    ________________________________
                                       Name:
                                       Title:


                                       HALLIBURTON COMPANY

                                       By:    ________________________________
                                       Name:
                                       Title:


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX IX-3

                                                                      Appendix X

                     FORM OPINION OF COUNSEL TO THE ACQUIROR

Ladies and Gentlemen:

            We have acted as counsel to DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror"), and DEG Acquisition Corporation, a Delaware corporation (the "Merger Sub"), in connection with the recapitalization of Dresser, Inc., a Delaware corporation ("Dresser"), pursuant to that certain Amended and Restated Agreement and Plan of Recapitalization, dated April 10, 2001 ("the Agreement") between Halliburton Company (the "Parent"), the Seller party thereto and the Acquiror (the "Transaction").

            This opinion is rendered to you pursuant to Section 11.02(e) of the Agreement. Capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

            As such counsel, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary. Whenever a statement herein is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services in connection with the Transaction do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement. We have examined, among other things, the following:

      (a) the Agreement;

      (b) the Investor Rights Agreement, dated as of the date hereof, by and among Dresser, the Acquiror and Dresser Industries, Inc. (the "Investor Rights Agreement"); and

      (c) the Merger Agreement, dated as of the date hereof, between Dresser, Inc. and Merger Sub (the "Merger Agreement").

The documents described above are referred to herein collectively as the "Transaction Documents."


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX X

            We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, the Delaware General Corporation ("DGCL") and the Delaware Limited Liability Company Act ("DLLCA") and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinions set forth in paragraph 4 below are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to recapitalization transactions.

            Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Acquiror is a limited liability company, duly formed, validly existing and in good standing under the DLLCA with the requisite power and authority to enter into each of the Transaction Documents to which it is a party and perform its obligations thereunder. Merger Sub is a corporation, duly formed, validly existing and in good standing under the DGCL with corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder.

2. The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary action of each of the Acquiror and Merger Sub, and each of the Transaction Documents to which it is a party have been duly executed and delivered by each of the Acquiror and Merger Sub.

3. The Agreement constitutes a legally valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms.

4. The execution and delivery of the Transaction Documents by the Acquiror and Merger Sub on the date hereof do not: (i) violate any federal or New York statute, rule or regulation applicable to the Acquiror or Merger Sub, (ii) violate the provisions of the Organizational Documents of the Acquiror or Merger Sub, (iii) result in the breach of or a default under any of the agreements to which the Acquiror or Merger Sub is a party set forth on Schedule A hereto, which are all of the agreements that have been identified to us by Acquiror as material to the Acquiror and Merger Sub taken as a whole (the "Material Agreements"), or (iv) require any consents, approvals, authorizations, registrations, declarations or filings by the Acquiror or Merger Sub under any federal or New York statute, rule or regulation applicable to the Acquiror or Sub.

            The opinions expressed in paragraph 3 above are subject to the following limitations, qualifications and exceptions:

      (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX X-2

      (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;
      (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and
      (d) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

            No opinion is expressed in paragraph 4 as to the applicability of
Section 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor
Law) relating to preferences and fraudulent transfers and obligations, or of any antifraud laws, securities laws, antitrust or trade regulation laws.

            In rendering the opinions expressed in paragraph 4 insofar as they require interpretation of the Material Agreements: (i) we have assumed with your permission that all courts of competent jurisdiction would enforce such agreements as written but would apply the internal laws of the State of New York without giving effect to any choice of law provisions contained therein or any choice of law principles which would result in application of the internal laws of any other state, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, (iii) we express no opinion with respect to the effect of any action or inaction by the Acquiror or Merger Sub under the Transaction Documents or the Material Agreements which may result in a breach or default under any Material Agreement, and (iv) we express no opinion with respect to any matters which require us to perform a mathematical calculation or make a financial or accounting determination. We advise you that certain of the Material Agreements may be governed by other laws, that such laws may vary substantially from the law assumed to govern for purposes of this opinion, and that this opinion may not be relied upon as to whether or not a breach or default would occur under the law actually governing such Material Agreements.

            To the extent that the obligations of the Acquiror or Merger Sub may be dependent upon such matters, we assume for purposes of this opinion that: all parties to the Transaction Documents other than the Acquiror and Merger Sub are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization; all parties to the Transaction Documents other than the Acquiror and Merger Sub have the requisite power and authority to execute and deliver the Transaction Documents and to perform their respective obligations under the Transaction Documents to which they are a party; and the Transaction Documents to which such parties other than the Acquiror and Merger Sub are a party have been duly authorized, executed and delivered by such parties and constitute their legally valid and binding obligations, enforceable against them in accordance with their terms.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX X-3

We express no opinion as to compliance by any parties to the Transaction Documents with any state or federal laws or regulations applicable to the subject transactions because of the nature of their business.

            This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                Very truly yours,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX X-4

                                   SCHEDULE A

1. Sponsor Rights Agreement, dated as of April 10, 2001, by and among Dresser, Inc., DEG Acquisitions, LLC, First Reserve Fund VIII, L.P., First Reserve Fund IX, L.P., Odyssey Investment Partners Fund, LP, Odyssey Coinvestors, LLC and DI Coinvestment, LLC.

2. Placement Agreement, dated April 4, 2001, among DEG Acquisition Corporation, Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation and UBS Warburg LLC.

3. Credit Agreement dated as of April 10, 2001, among the Dresser, Inc., D.I. Luxembourg, S.A.R.L., DEG Acquisitions, LLC, the Subsidiary Guarantors, the Lender Parties party thereto, and Wells Fargo Bank N.A., as Swing Line Bank, Morgan Stanley & Co. Incorporated, as Collateral Agent, Morgan Stanley Senior Funding, Inc., as Administrative Agent for the Lender Parties, and Credit Suisse First Boston, Cayman Islands Branch, as Syndication Agent.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX X-5

                                                                     Appendix XI

DEG Acquisitions, LLC
c/o First Reserve Corporation
411 W. Putnam Ave., Suite 109
Greenwich, CT 06830
and
c/o Odyssey Investment Partners
280 Park Ave.
38th Floor
New York, NY 10017

      Re:   Dresser, Inc.

Ladies and Gentlemen:

      We are acting as counsel to Halliburton Company, a Delaware corporation (the "Parent"), in connection with a series of transactions contemplated by that certain Amended and Restated Agreement and Plan of Recapitalization (the "Agreement") dated April 10, 2001 among the Parent, DEG Acquisitions, LLC, a Delaware limited liability company (the "Acquiror"), and the Seller named therein pursuant to which, when consummated, the Parent will have transferred to the Acquiror in excess of 94% of the Parent's capital stock interest in Dresser Equipment Group, Inc., a Delaware corporation ("DEGI") and, following the Reorganization, the Subsidiaries of DEGI and the Non-Controlled Entities (the "Dresser Equipment Group"). This opinion is being rendered pursuant to the requirements of Section 11.03(l) of the Agreement. Capitalized terms used but not defined in this opinion are defined in the Agreement and are used herein with the same meanings as ascribed to them therein. The opinion attached hereto addresses various matters relating to the Seller.

      In our capacity as counsel to the Parent, Dresser Industries and DEGI, we examined the Agreement and each of the Ancillary Agreements. We also examined the certificate of incorporation and by-laws of the Parent, Dresser Industries and DEGI and the minutes of all meetings and all unanimous consents of the board of directors of the Parent, Dresser Industries and DEGI and any committees thereof relating to the authorization of the Agreement, each Ancillary Agreement and the transactions contemplated thereby. In addition, we examined and relied upon certificates and telegrams of public officials and certificates of officers of the Parent and we made such other investigations and examined such other documents as we deemed necessary as a basis for the opinions hereinafter expressed. In the course of the foregoing investigations and examinations, we assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the due authorization, execution and delivery by the parties thereto of all documents and instruments examined by us.


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                   APPENDIX XI

      Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

      (i) Each of the Parent, Dresser Industries and DEGI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

      (ii) Each of the Parent, Dresser Industries and DEGI has the corporate power and authority to execute, deliver and perform the Agreement and each of the Ancillary Agreements to which it is a party.

      (iii) The Agreement has been duly authorized, executed and delivered by the Parent and (assuming it has been duly authorized, executed and delivered by the Acquiror) constitutes a legal, valid and binding agreement of the Parent, enforceable against it in accordance with its terms, except as enforcement thereof may limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

      (vi) To the extent that any of the Parent, Dresser Industries or DEGI is a party to any of the Ancillary Agreements, each of the Ancillary Agreements has been duly authorized, executed and delivered by such party and (assuming it has been duly authorized, executed and delivered by each other party thereto) constitutes a legal, valid and binding agreement of such party, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); provided, however, that we express no opinion as to the enforceability of the Merger Agreement or that certain Investors Rights Agreement dated the Closing Date by and among the Parent, the Acquiror, DEGI and certain Employee Stockholders named therein (and referred to in the Agreement as the Stockholders' Agreement).

      (v) The authorized capital of DEGI consists solely of 13,000,000 shares of Class A Common Stock, par value $0.001 per share and 2,000,000 shares of Class B Common Stock, par value $0.001 per share, of which, immediately prior to the Merger, 1,000,000 shares of Class A Common Stock have been validly issued and are fully paid and nonassessable. All of such shares of Class A Common Stock were, immediately prior to the Merger, owned of record by Dresser Industries.

      (vi) No Authorization or Order of any Court or Governmental Authority is required that has not been obtained in connection with the consummation by DEGI or Dresser Industries of the Merger (other than any Authorization required under foreign competition Laws, as to which we, consistent with limitation of the Laws under which this opinion is rendered, express no opinion).

      (vii) The execution and delivery of each of the Agreement and the Ancillary Agreements to which it is a party by the Parent or DEGI, and the performance of the obligations


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX XI-2
of the Parent or DEGI under the Agreement or the Ancillary Agreements will not:
(i) violate any federal, New York or Texas statute, rule or regulation applicable to the Parent or DEGI, (ii) violate the provisions of the Organizational Documents of the Parent or DEGI or (iii) result in the breach of or a default under any of the agreement to which the Parent is a party that has been identified to us by the Parent as material to the Parent and its subsidiaries, taken as a whole.

      (viii) Upon the issuance of the Class A Common Stock and Class B Common Stock of DEGI to the Acquiror pursuant to the Merger in accordance with the terms of the Agreement and the Merger Agreement, the Acquiror will (assuming it is a purchaser without notice of any adverse claim) acquire good title to such shares free and clear of any Liens (other than any created by the Acquiror).

      The opinions herein expressed are limited to the federal laws of the United States, the laws of the States of Texas and New York and the General Corporation Law of the State of Delaware, all as in effect on the date hereof.

      This opinion is furnished pursuant to Section 11.03(l) of the Agreement. Each of the Lenders is entitled to rely on the opinions expressed herein as fully as if such Lender were an addressee hereof. No other person shall be entitled to rely hereon, nor may this opinion be quoted or otherwise referred to or furnished to any other person, without our express prior written consent.

                                                          Very truly yours,


                               HALLIBURTON COMPANY
                     AGREEMENT AND PLAN OF RECAPITALIZATION
                                  APPENDIX XI-3